As filed with the Securities and Exchange Commission on December 20, 2004
Registration No. 333-119230

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Beverly Enterprises, Inc.

and the additional registrants listed on the following pages
(Exact names of registrants as specified in their charters)

Delaware	8051	62-1691861
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Thousand Beverly Way

Fort Smith, Arkansas 72919
(479) 201-2000
(Address, including zip code, and telephone number, including area code, of each of the registrants’ principal executive offices)

John G. Arena, Esq.

General Counsel — Corporate Law
One Thousand Beverly Way
Fort Smith, Arkansas 72919
(479) 201-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven Della Rocca, Esq.

Latham & Watkins LLP
885 Third Avenue
Suite 1000
New York, New York 10022
(212) 906-1200

     Approximate date of commencement of proposed exchange offer: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.     ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

	(State or Other	(Primary Standard
	Jurisdiction	Industrial
(Exact Names of Registrants	of Incorporation	Classification	(I.R.S. Employer
as Specified in Their Charters)	or Organization)	Code Number)	Identification No.)

4F Funding, Inc.	California	8999	95-3849624
AEDON HomeCare — Houston, LLC	Delaware	8050	20-0149281
AEDON HomeCare — Minnesota, LLC	Delaware	8050	20-0889272
AEDON HomeCare, LLC	Delaware	8050	43-1974984
AEDON Staffing, LLC	Delaware	8999	43-1974983
AEGIS Therapies — Florida, Inc.	Delaware	8093	71-0859178
AEGIS Therapies — Oregon, Inc.	Delaware	8093	20-0353804
AEGIS Therapies — Wisconsin, Inc.	Delaware	8093	20-0043503
AEGIS Therapies, Inc.	Delaware	8093	71-0811574
Affirmacare, LLC	Delaware	8999	20-1193397
AGI-Camelot, Inc.	Maryland	8051	43-1253376
AseraCare Hospice — Birmingham, LLC	Delaware	8050	20-1187019
AseraCare Hospice — Central Mississippi, LLC	Delaware	8050	20-1284071
AseraCare Hospice — Corinth, LLC	Delaware	8050	20-1187926
AseraCare Hospice — Demopolis, LLC	Delaware	8050	20-1187474
AseraCare Hospice — Hamilton, LLC	Delaware	8050	20-1187948
AseraCare Hospice — Hattiesburg, LLC	Delaware	8050	20-1266060
AseraCare Hospice — Jackson, LLC	Delaware	8050	20-1187986
AseraCare Hospice — Marshall County, LLC	Delaware	8050	20-1187937
AseraCare Hospice — Memphis, LLC	Delaware	8050	20-1188108
AseraCare Hospice — Meridian, LLC	Delaware	8050	20-1187872
AseraCare Hospice — Monroeville, LLC	Delaware	8050	20-1188030
AseraCare Hospice — New Albany, LLC	Delaware	8050	20-1187862
AseraCare Hospice — New Horizons, LLC	Delaware	8050	20-1188150
AseraCare Hospice — Philadelphia, LLC	Delaware	8050	20-1187566
AseraCare Hospice — Russellville, LLC	Delaware	8050	20-1188073
AseraCare Hospice — Senatobia, LLC	Delaware	8050	20-1187538
AseraCare Hospice — Starkville, LLC	Delaware	8050	20-1266085
AseraCare Hospice — Tennessee, LLC	Delaware	8050	20-1188156
Beverly — Bella Vista Holding, Inc.	Delaware	8051	71-0797481
Beverly — Missouri Valley Holding, Inc.	Delaware	8051	71-0797485
Beverly — Rapid City Holding, Inc.	Delaware	8051	71-0797483
Beverly Enterprises — Alabama, Inc.	California	8051	95-3742145
Beverly Enterprises — Arizona, Inc.	California	8051	95-3750871
Beverly Enterprises — Arkansas, Inc.	California	8051	95-3751272
Beverly Enterprises — California, Inc.	California	8051	95-2499218
Beverly Enterprises — Delaware, Inc.	California	8051	95-3849628
Beverly Enterprises — District of Columbia, Inc.	California	8051	95-3750889
Beverly Enterprises — Florida, Inc.	California	8051	95-3742251
Beverly Enterprises — Garden Terrace, Inc.	California	8051	95-3849648
Beverly Enterprises — Georgia, Inc.	California	8051	95-3750880
Beverly Enterprises — Hawaii, Inc.	California	8051	95-3750890
Beverly Enterprises — Illinois, Inc.	California	8051	95-3750883
Beverly Enterprises — Indiana, Inc.	California	8051	95-3744258

	(State or Other	(Primary Standard
	Jurisdiction	Industrial
(Exact Names of Registrants	of Incorporation	Classification	(I.R.S. Employer
as Specified in Their Charters)	or Organization)	Code Number)	Identification No.)

Beverly Enterprises — Kansas, LLC	California	8051	27-0019977
Beverly Enterprises — Kentucky, Inc.	California	8051	95-3750894
Beverly Enterprises — Maryland, Inc	California	8051	95-3750892
Beverly Enterprises — Massachusetts, Inc.	California	8051	95-3750893
Beverly Enterprises — Minnesota, LLC	California	8051	27-0019982
Beverly Enterprises — Mississippi, Inc.	California	8051	95-3742144
Beverly Enterprises — Missouri, Inc.	California	8051	95-3750895
Beverly Enterprises — Nebraska, Inc.	California	8051	95-3750873
Beverly Enterprises — New Jersey, Inc.	California	8051	95-3750884
Beverly Enterprises — North Carolina, Inc.	California	8051	95-3742257
Beverly Enterprises — Ohio, Inc.	California	8051	95-3750867
Beverly Enterprises — Oregon, Inc.	California	8051	95-3750881
Beverly Enterprises — Pennsylvania, Inc.	California	8051	95-3750870
Beverly Enterprises — South Carolina, Inc.	California	8051	95-3750866
Beverly Enterprises — Tennessee, Inc.	California	8051	95-3742261
Beverly Enterprises — Texas, Inc.	California	8051	95-3744256
Beverly Enterprises — Virginia, Inc.	California	8051	95-3742694
Beverly Enterprises — Washington, Inc.	California	8051	95-3750868
Beverly Enterprises — West Virginia, Inc.	California	8051	95-3750888
Beverly Enterprises — Wisconsin, Inc.	California	8051	95-3742696
Beverly Enterprises International Limited	California	8999	95-3982125
Beverly Health and Rehabilitation Services, Inc.	California	8051	95-2301514
Beverly Healthcare — California, Inc.	California	8051	95-3750879
Beverly Healthcare — Rochester MN, LLC	Delaware	8051	20-0151678
Beverly Healthcare Management — MN, LLC	Delaware	8051	20-0169053
Beverly Healthcare, LLC	Indiana	8051	71-0817438
Beverly Manor Inc. of Hawaii	California	8051	99-0144750
Beverly Savana Cay Manor, Inc.	California	8051	95-4217381
Beverly-Indianapolis, LLC	Indiana	8051	71-0824184
BEVRD, LLC	Delaware	7299	11-3651454
CERES Select, LLC	Delaware	8999	83-0358301
CERES Strategies Medical Services, LLC	Delaware	8999	83-0346146
CERES Strategies, Inc.	Delaware	8999	71-0812407
Commercial Management, Inc.	Iowa	8051	42-0891358
Community Care, Inc.	North Carolina	8082	56-1487367
Compassion and Personal Care Services, Inc.	North Carolina	8082	56-1904822
Eastern Home Health Supply & Equipment Co., Inc.	North Carolina	8082	56-1581980
Hale Nani, Inc.	California	8999	95-3849636
Hallmark Convalescent Homes, Inc.	Michigan	8051	41-1413478
HomeCare Preferred Choice, Inc.	Delaware	8082	62-1702864
Hospice of Eastern Carolina, Inc.	North Carolina	8082	56-1951841
Hospice Preferred Choice, Inc.	Delaware	8082	71-0761314
Liberty Nursing Homes, Incorporated	Virginia	8051	54-0784334
MATRIX Occupational Health, Inc.	Delaware	8999	58-2380955

	(State or Other	(Primary Standard
	Jurisdiction	Industrial
(Exact Names of Registrants	of Incorporation	Classification	(I.R.S. Employer
as Specified in Their Charters)	or Organization)	Code Number)	Identification No.)

MATRIX Wellness, LLC	Delaware	8999	27-0019980
Medical Arts Health Facility of Lawrenceville, Inc.	Georgia	8051	58-1329700
Moderncare of Lumberton, Inc.	North Carolina	8051	56-1217025
Nebraska City S-C-H, Inc.	Nebraska	8051	41-1413481
Nursing Home Operators, Inc.	Ohio	8051	34-0949279
Petersen Health Care, Inc.	Alabama	8051	59-2043392
South Alabama Nursing Home, Inc.	California	8051	95-3809397
South Dakota — Beverly Enterprises, Inc.	Delaware	8051	95-3750887
Southeastern Home Medical Equipment — Alabama, LLC	Delaware	8999	20-1198867
Southeastern Home Medical Equipment — Mississippi, LLC	Delaware	8999	20-1198933
Southeastern Home Medical Equipment — Tennessee, LLC	Delaware	8999	20-1198957
Spectra Healthcare Alliance, Inc.	Delaware	8999	71-0759298
Tar Heel Infusion Company, Inc.	North Carolina	8082	56-1767308
TMD Disposition Company	Florida	8999	59-3151568
Vantage Healthcare Corporation	Delaware	8051	35-1572998
VIZIA Healthcare Design Group, LLC	Delaware	8999	20-0337901

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 20, 2004

PRELIMINARY PROSPECTUS

Beverly Enterprises, Inc.

Offer to Exchange

$215,000,000 aggregate principal amount of its 7 7/8% Series B Senior Subordinated Notes due 2014, which have been registered under the Securities Act, for any and all of its outstanding 7 7/8% Series A Senior Subordinated Notes due 2014

     We are offering to exchange our 7 7/8% Series B Senior Subordinated Notes due 2014, or the “exchange notes,” for our currently outstanding 7 7/8% Series A Senior Subordinated Notes due 2014, or the “outstanding notes.” We refer to the outstanding notes and the exchange notes collectively in this prospectus as the “notes.” The exchange notes are substantially identical to the outstanding notes, except that the exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer. The exchange notes will represent the same debt as the outstanding notes, and we will issue the exchange notes under the same indenture.

     Prior to June 15, 2009, we may redeem all or a part of the notes by paying a make-whole premium. Thereafter, we may redeem all or part of the notes at the redemption prices set forth herein. Additionally, prior to June 15, 2007, we may redeem up to 35% of the notes from the proceeds of certain equity offerings.

     The exchange notes will be our unsecured, senior subordinated obligations and initially will be guaranteed by certain of our existing domestic restricted subsidiaries on an unsecured, senior subordinated basis. The exchange notes will rank pari passu in right of payment with any of our, and each of such guarantor’s, future senior subordinated indebtedness and will be subordinated in right of payment to all of our, and each of such guarantor’s, senior unsubordinated indebtedness. The exchange notes will rank senior in right of payment to our existing convertible subordinated indebtedness and all of our future indebtedness that is expressly subordinated to the notes. As of September 30, 2004, the outstanding notes were subordinated to $243.7 million of our senior indebtedness and an additional $61.1 million was available for future borrowings under our senior credit facility.

     The principal features of the exchange offer are as follows:

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2005, unless extended.

•	You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

•	The exchange of outstanding notes for exchange notes pursuant to the exchange offer should not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

     Broker-dealers receiving exchange notes in exchange for outstanding notes acquired for their own account through market making or other trading activities must deliver a prospectus in any resale of the exchange notes.

     Investing in the exchange notes involves risks. See “Risk Factors” beginning on page 13.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities to be distributed in the exchange offer or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005.

      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal delivered with this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market making activities or other trading activities. We have agreed that, for a period of 270 days after the completion of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

      We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

INDUSTRY AND MARKET DATA

      Industry and market data used throughout this prospectus were obtained through Company research, surveys and studies conducted by third parties and industry and general publications. We have not independently verified market and industry data from third-party sources. While we believe this information is reliable and market definitions are appropriate, none of this research, surveys and studies or these definitions has been verified by any independent sources.

INTELLECTUAL PROPERTY

      We own or have rights to various trademarks, copyrights, service marks and tradenames used in our business, including the following: Beverly®, Aegis, Aedon, Ceres and AseraCare.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

      Statements contained or incorporated by reference in this prospectus that are not historical facts may be forward-looking statements within the meaning of U.S. federal securities law. All statements regarding our expected future financial position, results of operations or cash flows, continued performance improvements, ability to service, refinance, replace and comply with our debt obligations, ability to finance growth opportunities, ability to control our patient care liability costs, ability to respond to changes in government regulations, ability to execute our three-year strategic plan, and similar statements including, without limitation, those containing words such as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “plans,” and other similar expressions are forward-looking statements. These forward-looking statements reflect management’s beliefs and assumptions and are based on information currently available to management. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by us in those statements. These risks, uncertainties and other factors include, among others:

•	national and local economic conditions, including their effect on the availability and cost of labor, utilities and materials;

•	the effect of government regulations and changes in regulations governing the healthcare industry, including our compliance with such regulations;

•	changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries;

•	the effects of adopting new accounting standards;

•	our ability to integrate acquisitions and realize synergies and accretion;

•	liabilities and other claims asserted against us, including patient care liabilities, as well as the resolution of lawsuits brought about by the announcement or settlement of government investigations and the announcement of increases in reserves for patient care liabilities;

•	our ability to predict future reserve levels for patient care and workers’ compensation liabilities;

•	our ability to obtain adequate insurance coverage with financially viable insurance carriers, as well as the ability of our insurance carriers to fulfill their obligations;

•	our ability to execute strategic divestitures in a timely manner at fair values;

•	our ability to improve our fundamental business processes and reduce costs throughout the organization;

•	our ability to attract and retain qualified personnel;

•	the availability and terms of capital to fund acquisitions, capital improvements and ongoing operations;

•	our ability to repurchase our stock and changes in the stock price after any such repurchases;

•	the competitive environment in which we operate;

•	our ability to maintain and increase census (volume of residents) levels; and

•	demographic changes.

      All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth or referred to above. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, the “exchange offer registration statement,” which term shall encompass all amendments, exhibits, annexes and schedules thereto, pursuant to the Securities Act of 1933 (the “Securities Act”), covering the exchange notes being offered. This prospectus does not contain all the information in the exchange offer registration statement. For further information with respect to Beverly Enterprises, Inc. and the exchange offer, reference is made to the exchange offer registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other documents referred to are not necessarily complete. For a more complete understanding and description of each contract, agreement or other document filed as an exhibit to the exchange offer registration statement, we encourage you to read the documents contained in the exhibits.

      We file annual, quarterly and special reports, proxy statements, and other documents with the SEC under the Securities Exchange Act (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

      As long as any of the notes remain outstanding and during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act, we will provide holders of the notes, security analysts and prospective purchasers with the information required by Rule 144A(d)(4) under the Securities Act at their request.

      In addition, because our common stock is listed on the New York Stock Exchange, you may read our reports, proxy statements and other documents at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      We are “incorporating by reference” into this prospectus certain information filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except to the extent modified or superseded, as described below. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of the offering of the exchange notes offered hereby, provided, however, we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including any exhibits relating to information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. These documents contain important information about us and our finances.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the SEC on March 3, 2004, as amended by Amendment No. 1 thereto on Form 10-K/ A filed with the SEC on June 14, 2004.

•	Our Current Reports on Form 8-K filed with the SEC on January 6, 2004, February 2, 2004, February 4, 2004 (two reports), February 13, 2004, March 2, 2004, March 8, 2004, March 16, 2004, May 6, 2004, June 1, 2004, June 10, 2004, June 15, 2004, June 22, 2004, June 24, 2004, June 29, 2004, July 22, 2004, August 10, 2004 (two reports), August 13, 2004, as amended on September 23, 2004 and December 20, 2004, September 23, 2004, October 7, 2004 (except to the extent furnished under Item 7.01) and December 3, 2004.

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004.

      The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede such information.

      Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus.

      You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Beverly Enterprises, Inc.

Attention: Corporate Secretary
One Thousand Beverly Way
Fort Smith, Arkansas 72919
Tel: (479) 201-2000

      To ensure timely delivery, please make your request as soon as practicable and, in any event, no later than five business days prior to the expiration of the exchange offer (                     , 2005).

SUMMARY

      This summary highlights important information from this prospectus. It does not include all information you should consider before participating in this exchange offer. Please review this prospectus, including the “Risk Factors” and the financial statements and related notes, before you decide to participate. In this prospectus, unless otherwise indicated, the terms “we,” “us,” “our,” “our company” and “Beverly Enterprises” refer to Beverly Enterprises, Inc. and its subsidiaries.

Summary of the Terms of the Exchange Offer

      The following is a brief summary of terms of the exchange offer. For a more complete description of the exchange offer, see “The Exchange Offer.”

Securities Offered	$215,000,000 in aggregate principal amount of 7 7/8% Series B Senior Subordinated Notes due 2014.

Exchange Offer	We are offering to exchange $1,000 principal amount of our 7 7/8% Series B Senior Subordinated Notes due 2014, which have been registered under the Securities Act, for each $1,000 principal amount of our currently outstanding 7 7/8% Series A Senior Subordinated Notes due 2014. We will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on , 2005. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000 in principal amount. The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

• the exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer; and

• the exchange notes bear a series B designation and a different CUSIP number than the outstanding notes.

See “The Exchange Offer.”

Transferability of Exchange Notes	We believe that you will be able to freely transfer the exchange notes without registration or any prospectus delivery requirement so long as you may accurately make the representations listed under “The Exchange Offer — Transferability of the Exchange Notes.” If you are a broker-dealer that acquired outstanding notes as a result of market making or other trading activities, you must deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2005, unless we decide to extend the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, including our determination that the exchange offer does not violate any law, statute, rule, regulation or interpretation by the staff of the SEC or any other government agency or court of competent jurisdiction, some of which may be waived by us. See “The Exchange Offer — Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in this prospectus and in the letter of transmittal. You should then mail or otherwise deliver the letter of transmittal, or facsimile, together with the outstanding notes to be exchanged and any other required documentation, to the exchange agent at the address set forth in this prospectus and in the letter of transmittal.

By executing the letter of transmittal, you will represent to us that, among other things:

• you, or the person or entity receiving the related exchange notes, are acquiring the exchange notes in the ordinary course of business;

• neither you nor any person or entity receiving the related exchange notes is engaging in or intends to engage in a distribution of the exchange notes within the meaning of the federal securities laws;

• neither you nor any person or entity receiving the related exchange notes has an arrangement or understanding with any person or entity to participate in any distribution of the exchange notes;

• neither you nor any person or entity receiving the related exchange notes is an “affiliate” of Beverly Enterprises, as that term is defined under Rule 405 of the Securities Act; and

• you are not acting on behalf of any person or entity who could not truthfully make these statements.

See “The Exchange Offer — Procedures for Tendering Outstanding Notes” and “Plan of Distribution.”

Effect of Not Tendering	Any outstanding notes that are not tendered, or that are tendered but not accepted, will remain subject to the restrictions on transfer. Since the outstanding notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon the completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for registration of the outstanding notes under the federal securities laws. See “The Exchange Offer — Effect of Not Tendering.”

Withdrawal Rights	Tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

United States Federal Income Tax Consequences	The exchange of the exchange notes for the outstanding notes in the exchange offer should not be treated as an “exchange” for U.S. federal income tax purposes. See “United States Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. See “Use of Proceeds.”

Exchange Agent	BNY Midwest Trust Company, the trustee under the indenture, is serving as exchange agent in connection with the exchange offer.

Terms of the Exchange Notes

      The form and the terms of the exchange notes and the outstanding notes are identical in all material respects, except that the transfer restrictions and registration rights applicable to the outstanding notes do not apply to the exchange notes. The exchange notes will evidence the same debt as the outstanding notes and will be governed by the same indenture.

Issuer	Beverly Enterprises, Inc.

Exchange Notes Offered	$215.0 million aggregate principal amount of 7 7/8% Senior Subordinated Notes due 2014.

Maturity Date	June 15, 2014.

Interest Payment Dates	June 15 and December 15 of each year, commencing on December 15, 2004.

Subsidiary Guarantees	Our obligations under the exchange notes will be fully and unconditionally guaranteed on an unsecured, senior subordinated basis, jointly and severally, by certain of our existing domestic restricted subsidiaries. See “Description of the Exchange Notes — Subsidiary Guarantees.”

Ranking	The exchange notes will be our unsecured, senior subordinated obligations. They will rank:

• junior in right of payment to all of our existing and future senior unsubordinated indebtedness;

• pari passu in right of payment with all of our future senior subordinated indebtedness; and

• senior in right of payment to our existing convertible subordinated indebtedness and all of our future indebtedness that is expressly subordinated to the exchange notes.

The guarantee of each guarantor will be such guarantor’s unsecured, senior subordinated obligations. They will rank:

• junior in right of payment to all existing and future senior unsubordinated indebtedness of such guarantor;

• pari passu in right of payment with all future senior subordinated indebtedness of such guarantor; and

• senior in right of payment to all future indebtedness that is expressly subordinated to the guarantees.

As of September 30, 2004, we had:

• $243.7 million of total senior indebtedness outstanding, including $133.7 million of senior secured indebtedness outstanding under our senior credit facility, and an additional $61.1 million available for future borrowings on a senior secured basis under our senior credit facility; and

• $115.0 million of convertible subordinated indebtedness outstanding.

Optional Redemption	At any time before June 15, 2007, we may redeem up to 35% of the notes with net cash proceeds of certain equity offerings, as long as at least 65% of the aggregate principal amount of the notes remains outstanding after the redemption. See “Description of the Exchange Notes — Optional Redemption upon Equity Offerings.”

We may redeem all or part of the exchange notes prior to June 15, 2009 by paying a make-whole premium. At any time on or after June 15, 2009, we may redeem all or part of the exchange notes at the redemption prices set forth under “Description of the Notes — Optional Redemption,” plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption. See “Description of the Exchange Notes — Optional Redemption.”

Mandatory Offer to Repurchase	If we sell certain assets or experience specific kinds of changes in control, we must offer to purchase the exchange notes at the prices set forth under “Description of the Exchange Notes — Repurchase at the Option of the Holders,” plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase.

Certain Covenants	The indenture governing the outstanding notes, which will also govern the exchange notes, limits our and our restricted subsidiaries’ ability to, among other things:

• incur or guarantee additional indebtedness and issue preferred stock;

• pay dividends or make other distributions;

• create liens;

• sell assets;

• engage in sale and leaseback transactions;

• place restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions;

• engage in mergers or consolidations with other entities;

• engage in certain transactions with affiliates; and

• make certain investments.

Each of these covenants will be subject to a number of important exceptions and qualifications. If either Standard & Poor’s Rating Services Inc. (“S&P”) or Moody’s Investor Services, Inc. (“Moody’s”) assigns the notes investment grade ratings in the future and no event of default exists under the indenture, then certain of the covenants will be suspended before the exchange notes mature. If at any time after being rated investment grade, the notes cease to have an investment grade rating from both S&P and Moody’s, then we and our restricted subsidiaries will from such time and thereafter be subject to the suspended covenants. See “Description of the Exchange Notes — Certain Covenants — Suspension of Certain Covenants.”

Risk Factors

      You should carefully consider all the information in this prospectus prior to participating in this exchange offer. In particular, we urge you to carefully consider the factors set forth herein under “Risk Factors.”

Company Overview

      We are one of the largest providers of long-term healthcare services in the United States, including the operation of nursing facilities, assisted living centers, hospice and home care centers, outpatient clinics and rehabilitation therapy services. As of October 31, 2004, we operated 353 nursing facilities with a total of 37,117 licensed beds. Our nursing facilities are located in 23 states and the District of Columbia and range in capacity from 24 to 355 licensed beds. Our nursing facilities had average occupancy for continuing operations, based on operational beds, of 88.6% during the nine months ended September 30, 2004 and 88.2% during the year ended December 31, 2003. As of October 31, 2004, we also operated 18 assisted living centers containing 495 units, 46 hospice and home care centers and 10 outpatient clinics, and we provided rehabilitation therapy services in 38 states and the District of Columbia.

Business Strategy

      We believe that we are well positioned to capitalize on favorable demographic and growth trends in the healthcare industry by leveraging our healthcare expertise to profitably expand our eldercare services. We believe our extensive facility portfolio, our ability to offer a broad range of high quality services and our experienced management team form a strong foundation that we expect will help us to enhance our status as one of the nation’s leading long-term healthcare providers.

      The primary components of our business strategy are:

      Streamline and strengthen our nursing facility portfolio. We are focused on achieving profitable growth within a smaller but stronger nursing facility portfolio. A major issue facing the nursing facility industry is rising costs for patient care liabilities. In late 2002, we completed a full evaluation of our nursing facility portfolio, which included the identification of non-strategic facilities and facilities that represented a disproportionately high share of projected patient care liability costs. Through September 30, 2004, we divested or closed a total of 98 nursing facilities and 10 assisted living centers. We used the net cash proceeds of those divestitures, which totaled $233.3 million, to reduce debt and strengthen our liquidity position.

      We strive to improve facility level efficiency by analyzing staffing ratios, intensely focusing on working capital management and aggressively monitoring and managing patient care liability risks. We intend to strengthen our nursing facility portfolio by continuing to introduce specialized care units within our facilities. For example, in 2001, we launched a program that provides specialized care for those suffering from Alzheimer’s disease. As of September 30, 2004, we operated 96 Alzheimer’s care units (including seven advanced care units), and we plan to add 14 additional units by December 31, 2004. These specialized care units address a growing demand for programs and services for patients suffering from Alzheimer’s disease, while also generating important occupancy gains, improved patient mix and higher profitability for the host facilities.

      Expand our service businesses and diversify revenues. Through a combination of selected asset divestitures and the growth of alternative business lines, including rehabilitation, hospice, home healthcare and healthcare temporary staffing services, we plan to diversify our revenue base. We are focused on shifting our revenue base to higher margin businesses. We believe that our core skilled nursing facility business can provide a platform on which to develop several eldercare-related businesses. In the near term, we plan to grow rehabilitation, hospice, home health and healthcare temporary staffing services through both organic expansion and targeted acquisitions. See “— Recent Developments — Hospice USA, LLC Acquisition.”

      In 2001, we determined that contract rehabilitation therapy would be a rapidly growing industry with a high quality payor mix. At that time, we did not provide rehabilitation therapy on a significant basis outside of our nursing facilities. Since then, we have formed Aegis, which now provides rehabilitation therapy services to our nursing facilities, as well as approximately 590 third-party customers. We are currently focused on expanding our small but growing presence in hospice care, a business that offers significant growth potential and attractive margins. By expanding and developing our service businesses through internal growth and targeted acquisitions, we believe that we will be able to take advantage of favorable market trends in this segment of our industry.

      Focus on eldercare innovation. We are committed to being a leader in eldercare innovation. We have created a distinct, yet integrated, research and development function that is focused on developing new business strategies, products and services. This function generates, screens, tests and launches new products and services for the eldercare market, as well as identifies and implements best practices for our operations. Our rapid expansion in the area of Alzheimer’s care is an example of our commitment to building upon our facilities and core skills to offer profitable, innovative services. In 2002, we launched our procurement services business, Ceres Purchasing Solutions, which offers our procurement services, including vendor contracting, system-based ordering and processing, to third-party customers.

      We plan to accelerate the development and testing of an entirely new approach to long-term care, known as “resident-centered eldercare.” Resident-centered eldercare refers to a quality of life approach offered by our nursing facilities. This approach moves away from the traditional institutional skilled nursing facility to one that is focused on providing residents with the opportunity to make more choices and to participate in more purposeful activities. Ultimately, the resident-centered eldercare approach leads to a resident’s ability to achieve increased satisfaction in daily life. Unlike the traditional nursing facility that encourages nursing facility staff to adhere to routines designed for the staff to provide the care needed on an efficient basis, our nursing facilities that have shifted their focus to a resident-centered eldercare model divide facilities into “neighborhoods” and encourage facility staff to meet the specialized needs of the residents in each neighborhood. We have introduced the resident-centered eldercare concept in 23 facilities through September 30, 2004.

      Re-engineer for improved performance. We have re-engineered our management structure and streamlined reporting relationships to increase local control and overall accountability and, in certain circumstances, eliminated non-critical positions. These changes are aimed at focusing our resources on five core processes:

•	delivering quality care;

•	increasing census (volume of residents);

•	collecting cash;

•	influencing public policy; and

•	recruiting, retaining and developing qualified professionals.

      Our three-year strategic plan, initiated in 2003, includes implementing initiatives designed to improve our fundamental business processes. We expect to continue to implement initiatives to improve our fundamental business processes and to reduce costs throughout the organization. These initiatives have been developed internally and with the use of an outside consultant. Our opportunities for improvement include:

•	fundamentally rethinking how we provide support services;

•	updating our technology, thus reducing costs associated with old systems and manual processes; and

•	partnering with strategic vendors to lower our operating costs.

      We believe these changes, among others, will make us more effective in providing quality care to our patients and will improve our financial performance.

Recent Developments

      Letter of Credit Facility. On October 6, 2004, we entered into a $40.0 million letter of credit facility (the “LOC facility”) which matures in October 2008. The LOC facility is secured by certain of our Medicaid and Veterans Administration accounts receivable and contains standard terms and conditions, including a 2.375% fee on outstanding letters of credit. As of October 31, 2004, we had transferred $10.8 million of letter of credit commitments from our revolving credit facility to the LOC facility. We intend to transfer any remaining letter of credit commitments from the revolving credit facility to the LOC facility, thereby increasing our availability under the revolving credit facility to the full $90.0 million.

      Debt Tender Offer. On July 9, 2004, we completed a cash tender offer and consent solicitation in which we purchased $190.6 million aggregate principal amount of our 9 5/8% senior notes due 2009. As of July 9, 2004, $9.4 million aggregate principal amount of our 9 5/8% senior notes remained outstanding. We also received the requisite consents to amend the indenture governing the 9 5/8% senior notes and, on June 17, 2004, we executed a supplemental indenture to the indenture governing the 9 5/8% senior notes. We used the net proceeds of the offering of the outstanding notes, together with cash on hand, to purchase the 9 5/8% senior notes validly tendered pursuant to the tender offer.

      Amendments to Senior Credit Facility. On May 13, 2004, we entered into an amendment to our senior credit facility to, among other things, permit us to acquire the assets of Hospice USA, LLC. See “— Hospice USA, LLC Acquisition.” On June 17, 2004, we entered into a second amendment to our senior credit facility to, among other things, permit the issuance of the outstanding notes and the purchase of the 9 5/8% senior notes pursuant to the tender offer, reduce the interest rate on the term loan portion of our senior credit facility and increase the size of our revolving credit facility from $75.0 million to $90.0 million.

      Divestitures. During the first nine months of 2004, we divested 19 nursing facilities (2,342 beds), one assisted living center (32 units), and a home medical equipment business for cash proceeds totaling $21.0 million and closed two nursing facility (182 beds) and one assisted living center (9 units). We did not operate three of the nursing facilities sold, which were previously leased to another nursing home operator. Net cash proceeds from these divestitures were used primarily for general corporate purposes. Certain of the divested facilities are covered, at no additional premium cost, by the incremental patient care liability insurance we purchased in June 2003.

      Hospice USA, LLC Acquisition. On July 30, 2004, we purchased substantially all of the assets of Hospice USA, LLC and its affiliates, which were privately held companies providing hospice services in Mississippi, Alabama and Tennessee, for cash of approximately $69.1 million. At the time of the acquisition, Hospice USA and its affiliates operated 18 hospice locations and had an additional 16 locations under development. At September 30, 2004, these operations had an average daily census of approximately 830 patients.

      Repayment of Beverly Funding Corporation Medium-Term Notes. As part of our continuing commitment to reduce total debt, we eliminated the last of our off-balance sheet financing arrangements on June 15, 2004. Beverly Funding Corporation (“BFC”), formerly a non-consolidated bankruptcy remote, qualifying special purpose entity, repaid its $70.0 million of medium-term notes. The medium-term notes were repaid on June 15, 2004 with cash on hand at BFC. BFC no longer has third-party beneficial owners and was consolidated with us in June 2004 in accordance with Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS No. 140”).

      We were incorporated in Delaware on April 15, 1997 in connection with a reorganization of the former Beverly Enterprises, Inc., which had been operating in the healthcare industry since 1963, to facilitate the sale of its pharmacy business. Our principal executive offices are located at One Thousand Beverly Way, Fort Smith, Arkansas, 72919, and our telephone number at that address is (479) 201-2000. Our World Wide Web site address is www.beverlycorp.com. The information on our website is not part of this prospectus.

Summary Consolidated Financial and Operating Data

      In the following table, we provide you with summary consolidated financial and operating data for the periods ended and the dates indicated. The summary consolidated financial and operating data as of and for the three years ended December 31, 2003 have been restated to reflect asset dispositions, as well as assets classified as held for sale, during the nine months ended September 30, 2004 that met the criteria under Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”) as discontinued operations. The condensed consolidated financial data as of and for the nine months ended September 30, 2004 and 2003 is from our unaudited condensed consolidated financial statements and related notes included elsewhere in this prospectus. The selected consolidated financial and operating data as of and for the three years in the period ended December 31, 2003 is derived from our restated consolidated financial statements and related notes, which have been audited by Ernst & Young LLP, our independent registered public accounting firm, and are included elsewhere in this prospectus. This summary information should be read along with “Selected Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Nine Months Ended
	September 30,		Year Ended December 31,

	2004(1)	2003(1)	2003(1)	2002(1)	2001(1)

	(Dollars in thousands)
Consolidated Statement of Operations Data(2):
Revenues	$1,486,304	$1,345,030	$1,820,146	$1,785,247	$1,971,173
Costs and expenses:
Wages and related	856,406	807,289	1,087,203	1,077,775	1,212,713
Provision for insurance and related items	90,381	82,165	111,465	85,340	76,099
Other operating and administrative	391,449	346,869	470,069	466,121	511,514
Depreciation and amortization	46,241	43,634	59,148	63,196	63,769
Florida insurance reserve adjustment	—	—	—	22,179	—
Special charge and adjustment related to California investigation settlement	—	(925)	(925)	6,300	—
Special charge and adjustment related to settlements of federal government investigations	—	—	—	(9,441)	77,495
Asset impairments, workforce reductions and other unusual items	1,188	2,672	3,825	46,814	180,443

Total costs and expenses	1,385,665	1,281,704	1,730,785	1,758,284	2,122,033

Income (loss) before other income (expenses)	100,639	63,326	89,361	26,963	(150,860)
Other income (expenses):
Interest expense	(35,068)	(47,761)	(63,314)	(62,652)	(74,447)
Costs related to early extinguishments of debt	(40,430)	—	(6,634)	—	—
Interest income	4,089	3,554	5,363	4,689	2,911
Net gains on dispositions	614	399	422	2,142	988
Gains on sales of equity investments	—	—	6,686	—	256

Total other expenses, net	(70,795)	(43,808)	(57,477)	(55,821)	(70,292)

	Nine Months Ended
	September 30,		Year Ended December 31,

	2004(1)	2003(1)	2003(1)	2002(1)	2001(1)

	(Dollars in thousands)
Income (loss) before provision for income taxes, discontinued operations and cumulative effect of change in accounting for goodwill	$29,844	$19,518	$31,884	$(28,858)	$(221,152)

Consolidated Balance Sheet Data (at end of period):
Cash and cash equivalents	$207,360	$258,815	$258,815	$115,445	$89,343
Working capital	152,190	101,455	101,455	(41,711)	31,802
Property and equipment, net	646,860	694,220	694,220	789,283	873,585
Total assets	1,334,672	1,346,421	1,346,421	1,349,895	1,681,070
Total debt(3)	570,132	566,227	566,227	630,177	741,673
Total stockholders’ equity	261,693	238,186	238,186	153,472	296,497
Other Financial Data:
Capital expenditures	$37,964	$29,054	$43,984	$100,103	$89,401
Net cash provided by operating activities	37,720	53,427	69,861	116,633	220,897
Net cash provided by (used for) investing activities	(51,147)	129,824	219,188	62,335	(86,654)
Net cash used for financing activities	(38,028)	(129,979)	(145,679)	(152,866)	(70,808)
EBITDA(4)	147,494	107,359	155,617	92,301	(85,847)
EBITDA margin(4)	9.92%	7.98%	8.5%	5.2%	(4.4)%
Nursing Facilities days of revenues outstanding	35.3	44.2	41.7	48.1	55.7
Other Data:
Average occupancy(5)	88.6%	88.0%	88.2%	88.0%	86.6%
Number of nursing facilities at end of period:
Owned	264	294	275	315	324
Leased	91	114	98	136	145
Payor sources as a percentage of total nursing facility patient days:
Medicaid	71%	70%	71%	71%	71%
Medicare	12%	12%	12%	11%	10%
Private and Other	17%	18%	17%	18%	19%
Payor sources as a percentage of total revenues:
Medicaid	50%	52%	52%	52%	54%
Medicare	28%	27%	27%	27%	26%
Private and Other	22%	21%	21%	21%	20%

(1)	The operations of Matrix, MK Medical, Care Focus, 119 nursing facilities (including 24 reclassified as assets held for sale), eight assisted living centers and a home medical equipment business have been reclassified as discontinued operations for all periods presented since they met the applicable criteria under SFAS No. 144.

(2)	For a discussion of our operating results, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. The Centers for Medicare &

Medicaid Services (“CMS”), an agency of the Department of Health and Human Services (“HHS”), implemented two increases in skilled nursing facility Medicare rates, each of which became effective October 1, 2003. The first increase of 3.26% is a cumulative correction for understated market basket increases that CMS had relied on since 1998. The second increase of 3.0%, which is applied to the Medicare rates subsequent to being adjusted for the 3.26% increase above, is the annual market basket increase for the federal fiscal year beginning October 1, 2003. Based on our volume and mix of Medicare patients during the twelve months ended December 31, 2003, we estimate that these increases will result in approximately $28.6 million of additional annual revenues, including approximately $14.1 million for the cumulative correction of the understated market basket increases and approximately $14.5 million for the annual market basket increase.

(3)	We have significant obligations that are not reflected in this table. As of September 30, 2004, these obligations included, but were not limited to, a liability of $51.8 million representing the present value of the remaining obligation we owe to the federal government under a civil settlement agreement. In addition, as of September 30, 2004, we had reserves for general, professional and workers’ compensation liabilities of $153.7 million. See “Risk Factors — Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes” included elsewhere in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies — Patient Care Liability and Other Insurance Risks” included elsewhere in this prospectus.

(4)	We define EBITDA as earnings from continuing operations before interest expense (including costs related to early extinguishments of debt), interest income, income taxes, depreciation and amortization. EBITDA margin is EBITDA as a percentage of revenues. EBITDA is commonly used by our lenders and investors to assess our leverage capacity, debt service ability and liquidity, and we use EBITDA to evaluate financial performance and to design incentive compensation for management. EBITDA is not considered a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”), and the items excluded from EBITDA are significant components in understanding and assessing our financial performance. EBITDA should not be considered as an alternative to net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as an indicator of financial performance or liquidity. Since EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally. See the Consolidated Statements of Cash Flows included in our consolidated financial statements included elsewhere in this prospectus.

The following table summarizes the calculation of EBITDA and provides a reconciliation from our pre-tax income (loss) from continuing operations for the periods indicated:

	Nine Months Ended
	September 30,		Year Ended December 31,

	2004	2003	2003	2002	2001

	(Dollars in thousands)
Income (loss) before provision for income taxes, discontinued operations and cumulative effect of change in accounting for goodwill	$29,844	$19,518	$31,884	$(28,858)	$(221,152)
Plus:
Depreciation and amortization	46,241	43,634	59,148	63,196	63,769
Interest expense(6)	75,498	47,761	69,948	62,652	74,447
Minus:
Interest income	4,089	3,554	5,363	4,689	2,911

EBITDA	$147,494	$107,359	$155,617	$92,301	$(85,847)

(5)	Calculated by dividing the nursing facilities’ actual patient days by available patient days from continuing operations. Available patient days are calculated by multiplying total calendar days by the number of beds that are operationally ready for use.

(6)	Interest expense for the nine months ended September 30, 2004 and December 31, 2003 includes $40.4 million and $6.6 million, respectively, of costs related to the early extinguishments of debt.

RISK FACTORS

      You should carefully consider the risk factors set forth below before participating in this exchange offer. The risks described below are not the only risks facing us. Any of the following risks, or additional risks and uncertainties not currently known to us or that we currently deem to be immaterial, could materially adversely affect our business, financial condition or results of operations. In that case, you may lose all or part of your original investment.

Risks Relating to This Offering

If you do not properly tender your outstanding notes, your ability to transfer such outstanding notes will be adversely affected.

      We will only issue exchange notes in exchange for outstanding notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes and you should carefully follow the instructions on how to tender your outstanding notes. If you do not tender your outstanding notes or if we do not accept your outstanding notes because you did not tender your outstanding notes properly, then, after we consummate the exchange offer, you may continue to hold outstanding notes that are subject to the existing transfer restrictions. In addition, if you tender your outstanding notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes. After the exchange offer is consummated, if you continue to hold any outstanding notes, you may have difficulty selling them because there will be a smaller market for the remaining outstanding notes not tendered in the exchange offer. In addition, if a large amount of outstanding notes are not tendered or are tendered improperly, the limited amount of exchange notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such exchange notes.

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

      We have now and, after this offering, will continue to have a significant amount of indebtedness. On September 30, 2004, we had total indebtedness of $570.1 million ($211.4 million of which consisted of the outstanding notes, $243.7 million of which was senior to the outstanding notes and $115.0 million of which was subordinated to the outstanding notes).

      Our substantial indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate activities;

•	limit our flexibility in planning for, or reacting to, changes in our business and industry;

•	place us at a competitive disadvantage compared to other less leveraged competitors;

•	limit our ability to pursue business opportunities that may be in our interest; and

•	limit our ability to borrow additional funds.

      In addition, the indenture governing the outstanding notes, which will also govern the exchange notes, contains restrictive covenants and our senior credit facility contains financial and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default, which, if not cured or waived, could result in the acceleration of a substantial amount of our debt.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further increase the risks associated with our substantial leverage.

      We may be able to incur substantial additional indebtedness in the future, including indebtedness to finance potential acquisitions and expansions. The terms of our existing debt instruments and the indenture allow us to incur additional indebtedness if certain conditions and financial tests are met. At September 30, 2004, we had $133.7 million of outstanding borrowings under our senior credit facility and $28.9 million of outstanding letters of credit and $61.1 million of unused commitments under our $90.0 million revolving credit facility. Any additional borrowings under our revolving credit facility (including letters of credit issued under the revolving credit facility) will rank senior to the notes and the guarantees. In addition, the indenture allows us to incur additional senior debt under the senior credit facility without complying with any debt ratios. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could increase. See “Description of Other Indebtedness — The Senior Credit Facility.”

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors, some of which are beyond our control.

      Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

      At September 30, 2004, we had cash and cash equivalents totaling $207.4 million and availability under our revolving credit facility of $61.1 million. We currently anticipate that cash on hand, cash flows from operations and availability under our banking arrangements will be adequate, for the twelve months ending September 30, 2005, to repay our debts due during such period of $11.6 million, to make normal recurring annual capital additions and improvements of approximately $80.0 million, to make operating lease and other contractual obligation payments, to make selective acquisitions, including the purchase of previously leased facilities, and to meet working capital requirements.

      We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that future borrowings will be available in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all.

Your right to receive payments on the notes is junior to our existing senior indebtedness and possibly all of our future borrowings. Further, the guarantees of the notes are junior to all of our guarantors’ existing senior indebtedness and possibly to all their future borrowings.

      The notes and the guarantees rank behind all of our, and the guarantors’, existing senior indebtedness (including trade payables) and all of our, and their, future borrowings (including trade payables), except any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the notes and the guarantees. As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us, or the guarantors, or our or their property, the holders of our senior debt will be entitled to be paid in full and in cash before any payment may be made with respect to the notes or the guarantees.

      In addition, all payments on the notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for 179 days in the event of certain non-payment defaults on senior debt.

      In the event of a bankruptcy, liquidation, reorganization or similar proceeding relating to us, or the guarantors, you will participate with trade creditors and all other holders of our, and the guarantors’, subordinated indebtedness in the assets remaining after we and the guarantors have paid all of our senior debt. However, because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the guarantors may not have sufficient funds to pay all of our creditors and the holders of notes may receive less, ratably, than the holders of our senior debt.

      As of September 30, 2004, the outstanding notes and the guarantees were subordinated to $243.7 million of outstanding senior debt, we had $28.9 million of outstanding letters of credit under our senior credit facility, and $61.1 million was available for borrowing as additional senior debt under our senior credit facility. We are permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture governing the notes.

Your right to receive payments on the notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

      Some, but not all, of our subsidiaries guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

      As of September 30, 2004, the outstanding notes were effectively subordinated to the indebtedness and other liabilities (including trade payables and other contingent liabilities) of our non-guarantor subsidiaries. All of these liabilities are included in our consolidated balance sheet as of September 30, 2004. Our non-guarantor subsidiaries had no material third-party revenues in the nine months ended September 30, 2004 and held approximately $196.9 million in total assets as of September 30, 2004. See Notes to Condensed Consolidated Financial Statements included elsewhere in this prospectus.

Our ability to repurchase the notes with cash upon a change of control may be limited.

      In certain circumstances involving a change of control of Beverly Enterprises, you may require us to repurchase all or a portion of your notes at 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. If a change in control were to occur, we cannot assure you that, if required, we will have sufficient cash or other financial resources at that time or would be able to arrange financing to pay the repurchase price of the notes in cash. Our ability to repurchase the notes in that event may be limited by law, by the indenture governing the notes, by the terms of other agreements relating to our debt and by indebtedness and agreements that we may enter into in the future which may replace, supplement or amend our existing or future debt. If a change in control occurs at a time when we are prohibited from repurchasing or redeeming the notes, we could seek the consent of lenders to repurchase the notes or could attempt to refinance the borrowings that contain this prohibition. If we do not obtain a consent or refinance these borrowings, we could remain prohibited from repurchasing the notes. Our failure to repurchase the notes would constitute an event of default under the indenture governing the notes, which might constitute a default under the terms of our other indebtedness at that time. See “Description of the Exchange Notes — Repurchase at the Option of the Holders.”

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

      Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

      In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

      The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•	if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

      On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, at the time it incurred the indebtedness evidenced by its guarantee of the outstanding notes, was not insolvent, did not have unreasonably small capital for the business in which it was engaged and did not incur debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

You may be unable to sell your exchange notes if a trading market for the exchange notes does not develop.

      The exchange notes will be new securities for which there is currently no established trading market and none may develop. We do not intend to apply for listing of the exchange notes on any securities exchange or for quotation on any automated dealer quotation system. The liquidity of any market for the exchange notes will depend on the number of holders of the exchange notes, the interest of securities dealers in making a market in the exchange notes and other factors. The initial purchasers of the outstanding notes have indicated to us that they intend to make a market in the exchange notes, as permitted by applicable laws and regulations. However, the initial purchasers are under no obligation to do so. At their discretion, the initial purchasers could discontinue their market making efforts at any time without notice. Accordingly, we cannot assure you as to the development or liquidity of any market for the exchange notes. If an active trading market does not develop, the market price and liquidity of the exchange notes may be adversely affected. If the exchange notes are traded, they may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar securities, general economic conditions, our performance and business prospects and other factors.

Risks Relating to Our Business

We rely on reimbursement from governmental programs for a majority of our revenues, and we cannot assure you that reimbursement levels will not decrease in the future.

      For the nine months ended September 30, 2004, 50%, 28% and 22% of our revenues were derived from Medicaid, Medicare and private and other sources, respectively. Changes in the reimbursement policies of the Medicare or Medicaid programs as a result of budget cuts by federal and state governments or other legislative and regulatory actions could have an adverse effect on our consolidated financial position, results of operations and cash flows.

      We have experienced an increase in our state Medicaid rates averaging 6.4% for the nine months ended September 30, 2004 over the same period in 2003 and 4.6%, 3.4% and 6.9% for the years ended December 31, 2003, 2002 and 2001, respectively. However, in the past, states have curtailed their Medicaid payments as a result of budget considerations. Curtailments of Medicaid funding by a state can affect long-term care providers and/or other non-eldercare providers in that state. Currently, several states in which we operate are experiencing deficits in their fiscal operating budgets. There can be no assurance that those states in which we operate that are experiencing budget deficits, as well as other states in which we operate, will not reduce payment rates.

      The Balanced Budget Act of 1997 (the “Budget Act”) broadened the states’ authority to develop their own standards for setting payment rates. It requires each state to use a public process for establishing proposed rates whereby the methodologies and justifications used for setting such rates are available for public review and comment. This requires nursing facilities to become more involved in the rate setting process since failure to do so may interfere with a facility’s ability to challenge rates later.

      In recent years, there have also been reductions in payments to skilled nursing facilities under the Medicare program. Although the Balanced Budget Refinement Act of 1999 (“BBRA”) and the Benefits Improvement and Protection Act of 2000 (“BIPA”) reversed certain rate reductions enacted under the Budget Act, some of these increases expired on September 30, 2002, the so-called “Medicare cliff.” While CMS announced two increases to skilled nursing facility rates effective October 2003, and will continue certain add-ons for high-acuity patients until CMS refines the Resource Utilization Group (“RUG”) system, there can be no assurances that payments from the Medicare program will remain at levels comparable to present levels or will, in the future, be sufficient to cover the costs allocable to Medicare patients.

      In addition, as required by the Budget Act, CMS imposed annual limits per beneficiary of $1,590 for physical and speech therapy services combined and $1,590 for occupational therapy. These caps were applied to services provided during the period from September 1, 2003 through December 8, 2003. Although Congress imposed a further moratorium from December 8, 2003 through December 31, 2005 in the provisions of the Prescription Drug Bill, there can be no assurance that the caps will not go into effect on January 1, 2006.

      On February 10, 2003, CMS published a proposed rule to reduce by 30% the amount that Medicare reimburses skilled nursing facilities and other non-hospital providers for bad debts arising from uncollectible Medicare coinsurance and deductibles. The proposal is to phase in the reduction over a three-year period at 10% per year. Based on our current volume of Medicare bad debts, this proposed rule would reduce our revenues by $1.9 million, $3.8 million and $5.7 million for the first, second and third year, respectively. We cannot currently determine if and when this rule will be implemented.

      Governmental payment programs are subject to statutory and regulatory changes, retroactive rate adjustments, administrative or executive orders and government funding restrictions, all of which may materially decrease the rate of government program payments to us for our services. Our financial condition and results of operations may be adversely affected by reductions in reimbursement levels and the reimbursement process in general, which in the healthcare industry is complex and can involve lengthy delays between the time that revenue is recognized and the time that reimbursement amounts are settled.

Our industry is heavily regulated by the government, which requires our compliance with a variety of laws.

      The operation of our facilities and the services we provide are subject to periodic inspection by governmental authorities to ensure that we are complying with standards established for continued licensure under state law and certification for participation under the Medicare and Medicaid programs. Additionally, in certain states, certificates of need or other similar approvals are required for expansion of our operations. We could be adversely affected if we are unable to obtain these approvals, if the standards applicable to approvals or the interpretation of those standards change and by possible delays and expenses associated with obtaining approvals. Our failure to obtain, retain or renew any required regulatory approvals, licenses or certificates could prevent us from being reimbursed for certain of our services.

      In the ordinary course of our business, and like other providers in the healthcare industry, we receive requests for information from government agencies in connection with their regulatory or investigational authority and notices of deficiencies for failure to comply with various regulatory requirements. We review all such notices and we believe that we take timely and appropriate corrective action. In most cases, with respect to these notices, the facility and the reviewing agency will agree upon the steps to be taken to bring the facility into compliance with regulatory requirements. In some cases or upon repeat violations, the reviewing agency may take a number of adverse actions against a facility. These adverse actions include:

•	the imposition of fines;

•	temporary suspension of payment for new patients to the facility;

•	decertification from participation in the Medicare or Medicaid programs; or

•	in extreme circumstances, revocation of a facility’s license.

      We have been subject to certain of these adverse actions in the past and could be subject to adverse actions in the future which could result in significant penalties, as well as adverse publicity. Any such penalties or adverse publicity could have an adverse effect on our financial condition and results of operations.

We face periodic reviews, audits and investigations under our contracts with federal and state government agencies, and these audits could have adverse findings that may negatively impact our business.

      As a result of our participation in the Medicare and Medicaid programs, we are subject to various governmental reviews, audits and investigations to verify our compliance with these programs and applicable laws and regulations. Private pay sources also reserve the right to conduct audits. An adverse review, audit or investigation could result in:

•	refunding amounts we have been paid pursuant to the Medicare or Medicaid programs or from private payors;

•	state or federal agencies imposing fines, penalties and other sanctions on us;

•	loss of our right to participate in the Medicare or Medicaid programs or one or more private payor networks; and

•	damage to our reputation in various markets.

      Both federal and state government agencies have heightened and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of healthcare companies and, in particular, skilled nursing facilities. The investigations include:

•	cost reporting and billing practices;

•	quality of care;

•	financial relationships with referral sources; and

•	medical necessity of services provided.

      We also are subject to potential lawsuits under a federal whistleblower statute designed to combat fraud and abuse in the healthcare industry. These lawsuits can involve significant monetary awards to private plaintiffs who successfully bring these suits.

We are subject to increasingly expensive and unpredictable patient care liability costs.

      General and professional liability costs for the long-term care industry have become increasingly expensive and difficult to estimate. We and others have experienced substantial increases in both the number of claims and lawsuits, as well as the size of the typical claim and lawsuit. The long-term care industry has previously experienced significant, unexpected increases in estimated ultimate costs for claims in certain states or areas. In Texas and Florida, for example, the growth in patient care liability claims and lawsuits reached a level where it was not possible for us to continue to operate profitably and we disposed of all our facilities in Texas in 1996 and Florida in 2002. Continued increases in patient care liability costs could adversely affect our future financial condition and results of operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies — Patient Care Liability and Other Insurance Risks” included elsewhere in this prospectus.

We are subject to material litigation.

      We are, and may in the future be, subject to litigation which, if determined adversely to us, could have a material adverse effect on our business, financial condition and results of operations. See “Business — Legal Proceedings” included in our Annual Report on Form 10-K for the year ended December 31, 2003, as amended, incorporated by reference in this prospectus.

We are required to comply with laws governing the transmission and privacy of health information.

      The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) requires us to comply with certain standards for the exchange of individually identifiable health information within our company and with third parties, such as payors, business associates and patients. These include standards for common healthcare transactions, such as claims information, plan eligibility, payment information and the use of electronic signatures; unique identifiers for providers, employers, and health plans; security; and privacy.

      Sanctions for failing to comply with the HIPAA health information practices provisions include criminal penalties and civil sanctions. The security standards went into effect in April 2003, with a compliance date in April 2005 for most covered entities. We cannot assure you that all of the parties with whom we do business will be in compliance with HIPAA. If we fail to comply with these standards, we could be subject to criminal penalties and civil sanctions, which could have an adverse effect on our financial condition and results of operations.

Healthcare reform legislation may adversely affect our business.

      In recent years, there have been numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services. Aspects of certain of these initiatives, such as reductions in funding of the Medicare and Medicaid programs, potential changes in reimbursement regulations by CMS, enhanced pressure to contain healthcare costs by Medicare, Medicaid and other payors, greater state flexibility and additional operational requirements, could adversely affect us. In addition, we incur considerable administrative costs in monitoring the changes made within the programs, determining the appropriate actions to be taken in response to those changes, and implementing the required actions to meet the new requirements and minimize the repercussions of the changes to our organization, reimbursement rates and costs. There can be no assurance as to the ultimate content, timing or effect of any healthcare reform legislation, nor is it possible at this time to estimate the impact of potential legislation on us. That impact may have an adverse effect on our financial condition and results of operations.

Insurance coverage is becoming increasingly expensive and difficult to obtain for long-term care companies, and our insurance carriers could become insolvent and unable to reimburse us.

      Primarily as a result of patient care liability costs for long-term care providers, insurance companies are ceasing to insure long-term care companies, or severely limiting their capacity to write long-term care general and professional liability insurance. In addition, in the wake of the September 11, 2001 events, reduced overall insurance capacity and increasing insurance company losses, the insurance environment in general has become unstable, making it increasingly difficult to obtain coverage for patient care liabilities and certain other risks. When insurance coverage is available, insurance carriers are typically requiring companies to significantly increase their liability retention levels and/or pay substantially higher premiums for reduced coverage. This has been the case for most insurance coverages, including workers’ compensation, employee healthcare and patient care liability. We have experienced higher premiums and retention levels in the past. Our insurance covering patient care liability and workers’ compensation was renewed in the second quarter of 2004 with retention levels remaining consistent and premiums being generally the same or less than in the prior year. However, we cannot assure you that we will be able to renew our insurance coverages in future years on terms as favorable as those we currently have.

      We have purchased insurance for workers’ compensation, property, casualty and other risks from numerous insurance companies. In many cases, the policies provide coverage for events occurring in specific time frames that may only be determined in later years. We exercise care in selecting companies from which we purchase insurance, including review of published ratings by recognized rating agencies, advice from national brokers and consultants and review of trade information sources. There exists a risk that any of these insurance companies may become insolvent and unable to fulfill their obligation to defend, pay or reimburse us when that obligation becomes due. Although we believe the companies we have purchased insurance from are solvent, in light of the dramatic changes occurring in the insurance industry in recent years, we cannot assure you that they will remain solvent and able to fulfill their obligations.

Our operations are subject to occupational health and safety regulations.

      We are subject to a wide variety of federal, state and local occupational health and safety laws and regulations. Among the types of regulatory requirements faced by healthcare providers such as us are: air and water quality control requirements, occupational health and safety requirements (such as standards regarding blood-borne pathogens and ergonomics), waste management requirements, specific regulatory requirements applicable to asbestos, polychlorinated biphenyls and radioactive substances, requirements for providing notice to employees and members of the public about hazardous materials and wastes and certain other requirements. If we fail to comply with these standards, we may be subject to sanctions and penalties, which could have a material adverse effect on our financial condition and results of operations.

State efforts to regulate the construction or expansion of healthcare providers could impair our ability to expand our operations.

      Some states require healthcare providers (including skilled nursing facilities, home health agencies, hospices and assisted living centers) to obtain prior approval, known as a certificate of need (a “CON”) for:

•	the purchase, construction or expansion of healthcare facilities;

•	capital expenditures exceeding a prescribed amount; or

•	changes in services or bed capacity.

      To the extent that we are required to obtain a CON or other similar approvals to expand our operations, either by acquiring facilities or expanding or providing new services or other changes, our expansion could be adversely affected by our failure or inability to obtain the necessary approvals, changes in the standards applicable to those approvals, and possible delays and expenses associated with obtaining those approvals. We cannot assure you that we will be able to obtain CON approval for all future projects requiring this approval.

We face national, regional and local competition.

      Our nursing facilities compete primarily on a local and regional basis with many long-term care providers, some of whom may own as few as a single nursing facility. Our ability to compete successfully varies from location to location depending on a number of factors, including the number of competing facilities in the local market, the types of services available, quality of care, reputation, age and appearance of each facility and the cost of care in each locality.

      In general, we seek to compete in each market by establishing a reputation within the local community for quality healthcare services and attractive and comfortable facilities and by providing specialized healthcare services. Increased competition in the future could limit our ability to attract and retain residents or to expand our business.

Our civil settlement agreement with the United States Government with respect to alleged violations of cost allocations under Medicare negatively impacts our cash flows and subjects us to a Corporate Integrity Agreement.

      On February 3, 2000, we entered into a series of separate agreements with the United States Department of Justice and the Office of Inspector General (the “OIG”) of HHS. Under the civil settlement agreement, we paid the federal government $25.0 million during the first quarter of 2000 and agreed to reimburse the federal government an additional $145.0 million through withholdings from our biweekly Medicare periodic interim payments in equal installments ending in the first quarter of 2008. As of September 30, 2004, the present value of the remaining obligation was $51.8 million. As a result of such withholdings, our cash flows from operations were negatively impacted by $13.9 million for the nine months ended September 30, 2004, and $18.1 million during the year ended December 31, 2003, and are expected to be negatively impacted at an annual rate of $18.1 million.

      As part of this series of agreements, we entered into a Corporate Integrity Agreement with the OIG, which was subsequently revised in 2002 and 2004. This agreement requires that we monitor our activities, on an ongoing basis, to ensure our compliance with the requirements of participation in federal healthcare programs. It also includes functional and training obligations, audit and review requirements and record keeping and reporting requirements. The 2002 revisions were made to reflect a permanent injunction requiring our nursing facilities in California to conduct additional training programs and to hire an independent quality monitor for our nursing facilities in California, Arizona, Hawaii and Washington to assess our quality care systems. We have divested all of our nursing facilities in Arizona, Washington and Hawaii and a substantial portion of our nursing facilities in California. The 2004 revisions were made to extend the services of the quality monitor to all of our nursing facilities and to reflect a modification of the requirements under the agreement with respect to training and education.

      We believe that we are generally in compliance with the requirements of our Corporate Integrity Agreement and file annual reports with the OIG documenting our compliance. If we fail to comply with our Corporate Integrity Agreement, we may be subject to penalties or exclusion from the Medicare and Medicaid programs, which could have an adverse effect on our financial condition and results of operations.

Our failure to attract and retain qualified personnel could harm our business.

      A national shortage of nurses and other trained personnel and general inflationary pressures have required us to adjust our wage and benefits packages in order to compete for qualified personnel. For the nine months ended September 30, 2004, labor costs accounted for approximately 52% of the operating expenses of our Nursing Facilities segment, 90% of our Aegis Therapies segment and 60% of our Home Care segment. We compete with other healthcare providers to attract and retain qualified or skilled personnel. We also compete with various industries for lower-wage employees. We are not currently facing a staffing shortage in all markets where we operate; however, in certain markets with shortages of healthcare workers we have used high-cost temporary help to supplement staffing levels. We are addressing our staffing challenges through recruiting and retention programs and training initiatives. However, these programs and initiatives may not stabilize or improve our ability to attract and retain these personnel. Our inability to control labor availability and costs could have an adverse effect on our future operating results.

If we fail to cultivate new, or maintain existing, relationships with the physicians in the communities in which we operate, our patient base may decrease.

      Our patient base depends in part upon the admissions and referral practices of the physicians in the communities in which we operate and our ability to cultivate and maintain relationships with these physicians. Physicians referring patients to our facilities are not our employees and are free to refer their patients to other providers. If we are unable to successfully cultivate and maintain strong relationships with these physicians, our patient population may decline, which, if significant, could have an adverse effect on our financial condition and results of operations.

Changes in the mix of our patient population among the Medicare, Medicaid and private categories may significantly affect our nursing revenues and profitability.

      The sources and amounts of our patient revenues are determined by a number of factors, including licensed bed capacity and census of our nursing facilities, average length of stay of our residents, the mix of our patients by payor type (for example, Medicare versus Medicaid or private) and the acuity level of our patients. Changes in the case mix of patients, the mix of patients by payor type and payment methodologies may significantly affect our profitability. In particular, changes which increase the percentage of Medicaid residents within our nursing facilities could have an adverse effect on our financial condition and results of operations, especially in states whose reimbursement levels are below our operating costs.

Certain trends in the healthcare industry are putting pressure on our ability to maintain nursing facility census.

      Over the past decade, a number of trends have developed that impact our census. These trends include:

•	overbuilding of nursing facilities in states that have eliminated the CON process for new construction;

•	creation of nursing facilities by acute-care hospitals to keep discharged patients within their complex;

•	rapid growth of assisted living centers, which sometimes are more attractive to less medically complex patients; and

•	the availability of eldercare services delivered to the home.

      The negative impact of these trends on nursing facility census varies from facility to facility, from community to community and from state to state, and if we are not successful in responding to them, these trends could have an adverse effect on our financial condition and results of operations.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

      We sold the outstanding notes to Lehman Brothers Inc. and J.P. Morgan Securities Inc., the initial purchasers, on June 25, 2004. The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. In connection with the issuance of the outstanding notes, we entered into a registration rights agreement with the initial purchasers. The registration rights agreement requires us to register the exchange notes under the federal securities laws and offer to exchange the exchange notes for the outstanding notes. The exchange notes will be issued without a restrictive legend and generally may be resold without registration under the federal securities laws. We are effecting the exchange offer to comply with the registration rights agreement.

      The registration rights agreement requires us to:

•	file a registration statement for the exchange offer and the exchange notes within 90 days after the issue date of the outstanding notes;

•	use our commercially reasonable efforts to cause the registration statement to become effective under the Securities Act within 270 days after the issue date of the outstanding notes;

•	use all commercially reasonable efforts to consummate the exchange within 30 business days of the effective date of the registration statement;

•	file a shelf registration statement for the resale of the outstanding notes if we cannot affect an exchange offer within the time period listed above and in certain other circumstances and use all commercially reasonable efforts to cause such registration statement to become effective under the Securities Act.

      These requirements under the registration rights agreement will be satisfied when we complete the exchange offer. However, if we fail to meet any of these requirements, we must pay liquidated damages on the outstanding notes at a rate of 0.50% per annum for the first 90-day period and an additional 0.50% per annum with respect to each subsequent 90-day period until the applicable requirement has been met, up to a maximum liquidated damages rate of 1.0% per annum. All liquidated damages that accrue shall be payable in cash to holders of outstanding notes on each scheduled interest payment date. We have also agreed to keep the registration statement for the exchange offer effective for not less than 20 business days (or longer, if required by applicable law).

      Under the registration rights agreement, our obligations to register the exchange notes will terminate upon the completion of the exchange offer. However, we may be required to file a “shelf” registration statement for a continuous offer in connection with the outstanding notes pursuant to Rule 415 under the Securities Act.

      This summary includes only the material terms of the registration rights agreement. For a full description, you should refer to the complete copy of the registration rights agreement, which has been filed as an exhibit to the registration statement for the exchange offer and the exchange notes. See “Where You Can Find More Information.”

Transferability of the Exchange Notes

      Based on an interpretation of the Securities Act by the staff of the SEC in several no-action letters issued to third parties unrelated to us, we believe that you, or any other person receiving exchange notes, may offer for resale, resell or otherwise transfer such notes without complying with the registration and prospectus delivery requirements of the federal securities laws, if:

•	you, or the person or entity receiving such exchange notes, is acquiring such notes in the ordinary course of business;

•	neither you nor any such person or entity is engaging in or intends to engage in a distribution of the exchange notes within the meaning of the federal securities laws;

•	neither you nor any such person or entity has an arrangement or understanding with any person or entity to participate in any distribution of the exchange notes;

•	neither you nor any such person or entity is an “affiliate” of Beverly Enterprises, as such term is defined under Rule 405 under the Securities Act; and

•	you are not acting on behalf of any person or entity who could not truthfully make these statements.

      To participate in the exchange offer, you must represent as the holder of outstanding notes that each of these statements is true.

      Any holder of outstanding notes who is our affiliate or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

•	will not be able to rely on the interpretation of the staff of the SEC set forth in the no-action letters described above; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the exchange notes, unless the sale or transfer is made pursuant to an exemption from those requirements.

      Broker-dealers receiving exchange notes in exchange for outstanding notes acquired for their own account through market making or other trading activities may not rely on this interpretation by the SEC. Such broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act and must therefore acknowledge, by signing the letter of transmittal, that they will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of the exchange notes. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in the exchange offer registration statement. As described above, under the registration rights agreement, we have agreed to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of the exchange notes. See “Plan of Distribution.”

Terms of the Exchange Offer; Acceptance of Tendered Notes

      Upon the terms and subject to the conditions in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on                     , 2005. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000 in principal amount.

      The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

•	the exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer; and

•	the exchange notes bear a series B designation and a different CUSIP number from the outstanding notes.

      The exchange notes will evidence the same debt as the outstanding notes. Holders of exchange notes will be entitled to the benefits of the indenture.

      As of the date of this prospectus, $215.0 million in aggregate principal amount of notes was outstanding. We have fixed                     , 2005 as the date on which this prospectus and the letter of transmittal will be mailed initially. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC under the Exchange Act.

      We shall be deemed to have accepted validly tendered outstanding notes when and if we have given oral or written notice to the exchange agent of our acceptance. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, we will return the certificates for any unaccepted notes, at our expense, to the tendering holder promptly after the expiration of the exchange offer.

      Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees with respect to the exchange of notes. Tendering holders will also not be required to pay transfer taxes in the exchange offer. We will pay all charges and expenses in connection with the exchange offer as described under the subheading “— Solicitation of Tenders; Fees and Expenses.” However, we will not pay any taxes incurred in connection with a holder’s request to have exchange notes or non-exchanged notes issued in the name of a person other than the registered holder. See “— Transfer Taxes” in this section below.

Expiration Date; Extensions; Amendment

      We will accept validly tendered outstanding notes and exchange them promptly for exchange notes in accordance with Rule 14e-1(c) under the Exchange Act. The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2005 (the “Expiration Date”) unless we extend the exchange offer. To extend the exchange offer, we will notify the exchange agent and each registered holder of any extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. We reserve the right to extend the exchange offer, delay accepting any tendered notes or, if any of the conditions described below under the heading “— Conditions to the Exchange Offer” have not been satisfied, to terminate the exchange offer. We also reserve the right to amend the terms of the exchange offer in any manner. We will give oral or written notice of such delay, extension, termination or amendment to the exchange agent.

Interest on the Exchange Notes

      The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the notes, or if no interest has been paid, from June 25, 2004. Interest on the outstanding notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.

      Interest on the exchange notes is payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2004, at a rate of 7 7/8% per annum.

Procedures for Tendering Outstanding Notes

      Only a holder of outstanding notes may tender notes in the exchange offer. To tender in the exchange offer, you must:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

•	have the signatures guaranteed if required by the letter of transmittal; and

•	mail or otherwise deliver the letter of transmittal or such facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the Expiration Date.

      To tender outstanding notes effectively, you must complete the letter of transmittal and other required documents and the exchange agent must receive all the documents prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. The exchange agent must receive confirmation of book-entry transfer prior to the Expiration Date.

      By executing the letter of transmittal, you will make to us the representations set forth in the first paragraph under the heading “— Transferability of the Exchange Notes.”

      All tenders not withdrawn before the Expiration Date and the acceptance of the tender by us will constitute agreement between you and us under the terms and subject to the conditions in this prospectus and in the letter of transmittal including an agreement to deliver good and marketable title to all tendered notes prior to the Expiration Date free and clear of all liens, charges, claims, encumbrances, adverse claims and rights and restrictions of any kind.

      The method of delivery of outstanding notes and the letter of transmittal and all other required documents to the exchange agent is at the election and sole risk of the holder. Instead of delivery by mail, you should use an overnight or hand delivery service. In all cases, you should allow for sufficient time to ensure delivery to the exchange agent before the expiration of the exchange offer. You may request your broker, dealer, commercial bank, trust company or nominee to effect these transactions for you. You should not send any note, letter of transmittal or other required document to us.

      If your notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you desire to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. See “Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner” included with the letter of transmittal.

      The exchange of notes will be made only after timely receipt by the exchange agent of certificates for outstanding notes, a letter of transmittal and all other required documents, or timely completion of a book-entry transfer. If any tendered notes are not accepted for any reason or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the exchange agent will return such unaccepted or non-exchanged notes to the tendering holder promptly after the expiration or termination of the exchange offer. In the case of outstanding notes tendered by book-entry transfer, the exchange agent will credit the non-exchanged notes to an account maintained with The Depository Trust Company.

Guarantee of Signatures

      Holders must obtain a guarantee of all signatures on a letter of transmittal or a notice of withdrawal unless the outstanding notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an “eligible guarantor institution.”

      Signature guarantees must be made by a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program or by an “eligible guarantor institution” within the meaning of Rule 17Ad-15 promulgated under the Exchange Act (namely, banks, brokers and dealers, credit unions, national securities exchanges, registered securities associations, learning agencies; and savings associations).

Signature on the Letter of Transmittal; Bond Powers and Endorsements

      If the letter of transmittal is signed by a person other than the registered holder of the outstanding notes, the registered holder must endorse the outstanding notes or provide a properly completed bond power. Any such endorsement or bond power must be signed by the registered holder as that registered holder’s name appears on the outstanding notes. Signatures on such outstanding notes and bond powers must be guaranteed by an “eligible guarantor institution.”

      If you sign the letter of transmittal or any outstanding notes or bond power as a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, fiduciary or in any other representative capacity, you must so indicate when signing. You must submit satisfactory evidence to the exchange agent of your authority to act in such capacity.

Book-Entry Transfer

      We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at the book-entry transfer facility, The Depository Trust Company (“DTC”), for the purpose of facilitating the exchange offer. Subject to the establishment of the accounts, any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer such notes into the exchange agent’s account in accordance with DTC’s procedures for such transfer. However, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at DTC, the letter of transmittal (or a manually signed facsimile of the letter of transmittal) with any required signature guarantees, or an “agent’s message” in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent, or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the Expiration Date. Delivery of documents to DTC does not constitute delivery to the exchange agent.

      The exchange agent and DTC have confirmed that the exchange offer is eligible for the DTC Automated Tender Offer Program. Accordingly, the DTC participants may electronically transmit their acceptance of the exchange offer by causing the DTC to transfer outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. Upon receipt of such holder’s acceptance through the Automated Tender Offer Program, DTC will edit and verify the acceptance and send an “agent’s message” to the exchange agent for its acceptance. Delivery of tendered notes must be made to the exchange agent pursuant to the book-entry delivery procedures set forth above, or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

      The term “agent’s message” means a message transmitted by DTC, and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that:

•	DTC has received an express acknowledgment from the participant in DTC tendering notes subject to the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal; and

•	we may enforce such agreement against such participant.

      In the case of an agent’s message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the exchange agent, which states that DTC has received an express acknowledgment from the participant in DTC tendering notes that such participant has received and agrees to be bound by the notice of guaranteed delivery.

Determination of Valid Tenders; Beverly Enterprises’ Rights Under the Exchange Offer

      All questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of tendered notes will be determined by us in our sole discretion, which determination will be final and binding on all parties. We expressly reserve the absolute right, in our sole discretion, to reject any or all outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right in our sole discretion to waive or amend any conditions of the exchange offer for all holders of outstanding notes or to waive any defects or irregularities of tender for any notes. Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. No alternative, conditional or contingent tenders will be accepted. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured by the tendering holder within such time as we determine.

      We intend to notify holders of defects or irregularities in tenders of outstanding notes. Holders will be deemed to have tendered outstanding notes only when such defects or irregularities have been cured or waived. The exchange agent will return to the tendering holder, after the expiration of the exchange offer, any outstanding notes that are not properly tendered and as to which the defects have not been cured or waived.

Guaranteed Delivery Procedures

      If you desire to tender outstanding notes pursuant to the exchange offer and (1) certificates representing such outstanding notes are not immediately available, (2) time will not permit your letter of transmittal, certificates representing such outstanding notes and all other required documents to reach the exchange agent on or prior to the Expiration Date, or (3) the procedures for book-entry transfer (including delivery of an agent’s message) cannot be completed on or prior to the Expiration Date, you may nevertheless tender such notes with the effect that such tender will be deemed to have been received on or prior to the Expiration Date if all the following conditions are satisfied:

•	you must effect your tender through an “eligible guarantor institution,” which is defined above under the heading “— Guarantee of Signatures;”

•	a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us herewith, or an agent’s message with respect to guaranteed delivery that is accepted by us, is received by the exchange agent on or prior to the Expiration Date as provided below; and

•	the certificates for the tendered notes, in proper form for transfer (or a book-entry confirmation of the transfer of such notes into the exchange agent account at DTC as described above), together with a letter of transmittal (or a manually signed facsimile of the letter of transmittal) properly completed and duly executed, with any signature guarantees and any other documents required by the letter of transmittal or a properly transmitted agent’s message, are received by the exchange agent within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery.

      The notice of guaranteed delivery may be sent by hand delivery, facsimile transmission or mail to the exchange agent and must include a guarantee by an eligible guarantor institution in the form set forth in the notice of guaranteed delivery.

Withdrawal Rights

      Except as otherwise provided in this prospectus, you may withdraw tendered notes at any time before 5:00 p.m., New York City time, on                     , 2005. For a withdrawal of tendered notes to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent on or prior to the expiration of the exchange offer. For DTC participants, a written notice of withdrawal may be made by electronic transmission through DTC’s Automated Tender Offer Program. Any notice of withdrawal must:

•	specify the name of the person having tendered the notes to be withdrawn;

•	identify the notes to be withdrawn, including the certificate number(s) and principal amount of such notes, or, in the case of notes transferred by book-entry transfer, the name and number of the account at DTC;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which such notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the notes register the transfer of such notes into the name of the person withdrawing the tender and a properly completed irrevocable proxy authorizing such person to effect such withdrawal on behalf of such holder; and

•	specify the name in which any such notes are to be registered, if different from that of the registered holder.

      Any permitted withdrawal of notes may not be rescinded. Any notes properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the exchange offer. The exchange agent will return any withdrawn notes without cost to the holder promptly after withdrawal of the notes. Holders may retender properly withdrawn notes at any time before the expiration of the exchange offer by following one of the procedures described above under the heading “— Procedures for Tendering Outstanding Notes.”

Conditions to the Exchange Offer

      Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue any exchange notes for, any outstanding notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if we determine that the exchange offer violates any law, statute, rule, regulation or interpretation by the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

      These conditions are for our sole benefit and may be asserted or waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure to exercise any of these rights at any time will not be deemed a waiver of such rights and each of such rights shall be deemed an ongoing right which may be asserted by us at any time and from time to time prior to the expiration of the exchange offer.

      In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for those outstanding notes, if at any time any stop order is threatened or issued with respect to the registration statement for the exchange offer and the exchange notes or the qualification of the indenture under the Trust Indenture Act of 1939. In any such event, we must use every reasonable effort to obtain the withdrawal or lifting of any stop order at the earliest possible moment.

Effect of Not Tendering

      To the extent outstanding notes are tendered and accepted in the exchange offer, the principal amount of outstanding notes will be reduced by the amount so tendered and a holder’s ability to sell untendered outstanding notes could be adversely affected. In addition, after the completion of the exchange offer, the outstanding notes will remain subject to restrictions on transfer. Since the outstanding notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. The holders of outstanding notes not tendered will have no further registration rights, except for the limited registration rights described above under the heading “— Purpose of the Exchange Offer.”

      Accordingly, the notes not tendered may be resold only:

•	to us or our subsidiaries;

•	pursuant to a registration statement which has been declared effective under the Securities Act;

•	for so long as the notes are eligible for resale pursuant to Rule 144A under the Securities Act to a person the seller reasonably believes is a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A; or

•	pursuant to any other available exemption from the registration requirements of the Securities Act (in which case Beverly Enterprises and the trustee will have the right to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to Beverly Enterprises and the trustee), subject in each of the foregoing cases to any requirements of law that the disposition of the seller’s property or the property of such investor account or accounts be at all times within its or their control and in compliance with any applicable state securities laws.

      Upon completion of the exchange offer, due to the restrictions on transfer of the outstanding notes and the absence of such restrictions applicable to the exchange notes, it is likely that the market, if any, for outstanding notes will be relatively less liquid than the market for exchange notes. Consequently, holders of outstanding notes who do not participate in the exchange offer could experience significant diminution in the value of their outstanding notes, compared to the value of the exchange notes.

Regulatory Approvals

      Other than the federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

Solicitation of Tenders; Fees and Expenses

      We will bear the expenses of soliciting tenders. We are mailing the principal solicitation. However, our officers and regular employees and those of our affiliates may make additional solicitation by telegraph, telecopy, telephone or in person.

      We have not retained any dealer-manager in connection with the exchange offer. We will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offer. However, we may pay the exchange agent reasonable and customary fees for its services and may reimburse it for its reasonable out-of-pocket expenses.

      We will pay the cash expenses incurred in connection with the exchange offer. These expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

      The exchange notes will be recorded at the same carrying value as the outstanding notes. The carrying value is face value. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be expensed over the term of the exchange notes.

Transfer Taxes

      We will pay all transfer taxes, if any, required to be paid by us in connection with the exchange of the outstanding notes for the exchange notes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted for exchange be returned to, a person other than the registered holder will be responsible for the payment of any transfer tax arising from such transfer.

The Exchange Agent

      BNY Midwest Trust Company is serving as the exchange agent for the exchange offer. ALL EXECUTED LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE EXCHANGE AGENT AT THE ADDRESS LISTED BELOW. Questions, requests for assistance and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent at the address or telephone number listed below.

By Registered or Certified Mail

BNY Midwest Trust Company
c/o Bank of New York
Reorganization Unit
101 Barclay Street, 7 East
New York, NY 10286
Attn: Ms. Carolle Montreuil

By Overnight Courier or By Hand

BNY Midwest Trust Company
c/o Bank of New York
Reorganization Unit
101 Barclay Street, 7 East
New York, NY 10286
Attn: Ms. Carolle Montreuil

Confirm by Telephone
(212) 815-5920

      Originals of all documents sent by facsimile should be promptly sent to the exchange agent by registered or certified mail, by hand, or by overnight delivery service.

      DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

USE OF PROCEEDS

      This exchange offer is intended to satisfy our obligations under the registration rights agreement, dated June 25, 2004, among us, the guarantors, and the initial purchasers for the outstanding notes. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. We will receive in exchange outstanding notes in like principal amount. We will retire or cancel all of the outstanding notes tendered in the exchange offer.

      On June 25, 2004, we issued and sold the outstanding notes. The net proceeds of the offering of the outstanding notes was approximately $205.3 million, after deducting the discounts and commissions to the initial purchasers and offering expenses. We used the net proceeds of the offering of outstanding notes, together with cash on hand of approximately $21.0 million, to repurchase $189.8 million of our outstanding 9 5/8% senior notes pursuant to a cash tender offer and to pay the tender premium, accrued and unpaid interest on such notes to the payment date, and fees and expenses in connection therewith. See “Summary — Recent Developments — Debt Tender Offer.”

CAPITALIZATION

      The following table sets forth our cash and cash equivalents, current portion of long-term debt and total consolidated capitalization as of September 30, 2004. The table should be read in conjunction with “Selected Consolidated Financial Data” and our consolidated financial statements and related notes included elsewhere in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

As of September 30,
2004

(Dollars in thousands)
Cash and cash equivalents	$207,360

Total debt(1):
Current portion of long-term debt	$11,644
Long-term debt:
Senior credit facility(2)	132,300
9 5/8% senior notes due 2009(3)	9,390
Notes and mortgages	52,376
Industrial development revenue bonds	34,305
Capital lease obligations	3,674
7 7/8% senior subordinated notes due 2014	211,443
2.75% convertible subordinated notes due 2033	115,000

Total debt	570,132
Total stockholders’ equity	261,693

Total capitalization	$831,825

(1)	We have significant obligations that are not reflected in this table. As of September 30, 2004, these obligations included, but were not limited to, a liability of $51.8 million representing the present value of the remaining obligation we owe to the federal government under a civil settlement agreement. In addition, we had reserves for general, professional and workers’ compensation liabilities of $153.7 million. See “Risk Factors — Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes” included elsewhere in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies — Patient Care Liability and Other Insurance Risks” included elsewhere in this prospectus.

(2)	Total availability under the revolving portion of our senior credit facility is $90.0 million, of which up to $55.0 million is available for letters of credit. As of September 30, 2004, $28.9 million was utilized under our senior credit facility for letters of credit. See “Description of Other Indebtedness — The Senior Credit Facility.” On October 6, 2004, we entered into the LOC facility, which is secured by certain of our Medicaid and Veterans Administration accounts receivable. As of October 31, 2004, we had transferred $10.8 million of letter of credit commitments from our revolving credit facility to the LOC facility. We intend to transfer any remaining letter of credit commitments from our revolving credit facility to the LOC facility, thereby increasing our availability under the revolving credit facility to the full $90.0 million.

(3)	On July 9, 2004, we completed a cash tender offer and consent solicitation in which we purchased $190.6 million aggregate principal amount of our 9 5/8% senior notes due 2009. As of September 30, 2004, $9.4 million aggregate principal amount of our 9 5/8% senior notes remained outstanding.

SELECTED CONSOLIDATED FINANCIAL DATA

      In the following table, we provide you with selected consolidated financial and operating data for the periods ended and the dates indicated. The selected consolidated financial and operating data has been restated to reflect asset dispositions, as well as assets classified as held for sale, during the nine months ended September 30, 2004 that met the SFAS No. 144 criteria as discontinued operations. The selected consolidated financial data as of and for the nine months ended September 30, 2004 and 2003 is from our unaudited condensed consolidated financial statements and related notes included elsewhere in this prospectus. The selected consolidated financial and operating data as of and for the three years in the period ended December 31, 2003 is derived from our restated consolidated financial statements and related notes, which have been audited by Ernst & Young LLP, our independent registered public accounting firm, and are included elsewhere in this prospectus. This summary information should be read along with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes included elsewhere in this prospectus.

	Nine Months Ended
	September 30,		Year Ended December 31,

	2004(1)	2003(1)	2003(1)	2002(1)	2001(1)	2000(1)	1999(1)

	(Dollars in thousands)
Consolidated Statement of Operations Data(2):
Revenues	$1,486,304	$1,345,030	$1,820,146	$1,785,247	$1,971,173	$1,923,699	$1,815,026
Costs and expenses:
Wages and related	856,406	807,289	1,087,203	1,077,775	1,212,713	1,197,299	1,161,395
Provision for insurance and related items	90,381	82,165	111,465	85,340	76,099	102,802	75,688
Other operating and administrative	391,449	346,869	470,069	466,121	511,514	548,760	477,330
Depreciation and amortization	46,241	43,634	59,148	63,196	63,769	70,865	71,914
Florida insurance reserve adjustment	—	—	—	22,179	—	—	—
Special charge and adjustment related to California investigation settlement	—	(925)	(925)	6,300	—	—	—
Special charges and adjustments related to settlements of federal government investigations	—	—	—	(9,441)	77,495	—	202,447
Asset impairments, workforce reductions and other unusual items	1,188	2,672	3,825	46,814	180,443	16,895	23,177
Year 2000 remediation	—	—	—	—	—	—	12,402

Total costs and expenses	1,385,665	1,281,704	1,730,785	1,758,284	2,122,033	1,936,621	2,024,353

Income (loss) before other income (expenses)	100,639	63,326	89,361	26,963	(150,860)	(12,922)	(209,327)
Other income (expenses):
Interest expense	(35,068)	(47,761)	(63,314)	(62,652)	(74,447)	(75,120)	(68,434)
Costs related to early extinguishments of debt	(40,430)	—	(6,634)	—	—	(354)	(619)
Interest income	4,089	3,554	5,363	4,689	2,911	2,485	4,198
Net gains (losses) on dispositions	614	399	422	2,142	988	2,433	(4,007)
Gains on sales of equity investments	—	—	6,686	—	256	1,477	—

Total other expenses, net	(70,795)	(43,808)	(57,477)	(55,821)	(70,292)	(69,079)	(68,862)

	Nine Months Ended
	September 30,				Year Ended December 31,

	2004(1)		2003(1)		2003(1)		2002(1)	2001(1)	2000(1)	1999(1)

	(Dollars in thousands)
Income (loss) before provision for (benefit from) income taxes, discontinued operations and cumulative effect of change in accounting for goodwill	29,844		19,518		31,884		(28,858)	(221,152)	(82,001)	(278,189)
Provision for (benefit from) income taxes	3,038		4,290		5,069		6,085	60,056	(30,259)	(105,208)

Income (loss) before discontinued operations and cumulative effect of change in accounting for goodwill	26,806		15,228		26,815		(34,943)	(281,208)	(51,742)	(172,981)
Discontinued operations, net of taxes: September 2004 — $286; September 2003 — $0; December 2003 — $3,378; 2002 — $0; 2001 — $1,332; 2000 — $7,997; and 1999 — $26,129	(4,890)		24,434		53,653		(33,976)	(20,064)	(2,760)	38,334
Cumulative effect of change in accounting for goodwill, net of income taxes of $0(3)	—		—		—		(77,171)	—	—	—

Net income (loss)	21,916		39,662		$80,468		$(146,090)	$(301,272)	$(54,502)	$(134,647)

Ratio of earnings to fixed charges(4)	1.35	x	1.33	x	1.38	x	—	—	—	—
Consolidated Balance Sheet Data (at period end):
Total assets	$1,334,672		$1,346,421		$1,346,421		$1,349,895	$1,681,070	$1,875,993	$1,982,880
Total debt(5)	570,132		566,227		566,227		630,177	741,673	791,358	780,216
Total stockholders’ equity	261,693		238,186		238,186		153,472	296,497	583,993	641,124

(1)	The operations of Matrix, MK Medical, Care Focus, 119 nursing facilities (including 24 reclassified as assets held for sale), eight assisted living centers and a home medical equipment business have been reclassified as discontinued operations for all periods presented since they met the applicable criteria under Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

(2)	For a discussion of our operating results, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. CMS implemented two increases in skilled nursing facility Medicare rates, each of which became effective October 1, 2003. The first increase of 3.26% is a cumulative correction for understated market basket increases that CMS had relied on since 1998. The second increase of 3.0%, which is applied to the Medicare rates subsequent to being adjusted for the 3.26% increase above, is the annual market basket increase for the federal fiscal year beginning October 1, 2003. Based on our volume and mix of Medicare patients during the twelve months ended December 31, 2003, we estimate that these increases will result in approximately $28.6 million of additional annual revenues, including approximately $14.1 million for the cumulative correction of the understated market basket increases and approximately $14.5 million for the annual market basket increase.

(3)	Includes a $77.2 million goodwill impairment charge relating to the 2002 adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

(4)	Earnings were inadequate to cover fixed charges by $30.4 million, $222.7 million, $84.3 million and $279.8 million for the years ended December 31, 2002, 2001, 2000 and 1999, respectively. For purposes of computing the ratio of earnings to fixed charges, earnings have been calculated by adding fixed charges (excluding capitalized interest during the period) to pre-tax income (loss) from continuing operations.

Fixed charges include interest costs, whether expensed or capitalized, costs related to early extinguishments of debt, the interest component of rental expense and amortization of debt discounts and issue costs.

(5)	We have significant obligations that are not reflected in this table. As of September 30, 2004, these obligations included, but were not limited to, a liability of $51.8 million representing the present value of the remaining obligation we owe to the federal government under a civil settlement agreement. In addition, as of September 30, 2004, we had reserves for general, professional and workers’ compensation liabilities of $153.7 million. See “Risk Factors — Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes” included elsewhere in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies — Patient Care Liability and Other Insurance Risks” included elsewhere in this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

      Our business consists principally of providing healthcare services, including the operation of nursing facilities, assisted living centers, hospice and home care centers, outpatient clinics and rehabilitation therapy services. We are one of the largest operators of nursing facilities in the United States. As of October 31, 2004, we operated 353 nursing facilities with a total of 37,117 licensed beds. Our nursing facilities are located in 25 states and the District of Columbia and range in capacity from 24 to 355 licensed beds. As of October 31, 2004, we also operated 18 assisted living centers containing 495 units, 46 hospice and home care centers, and 10 outpatient clinics. Our operations also include rehabilitation therapy services in 38 states and the District of Columbia.

Operations and Services

      Our operations are currently organized into three primary operating segments: Nursing Facilities, Aegis Therapies and Home Care.

      Nursing Facilities. Our Nursing Facilities’ operations provide long-term healthcare and rehabilitation services through the operation of skilled nursing facilities and assisted living centers and accounted for approximately 91% of our revenues for the nine months ended September 30, 2004 and approximately 93% for the year ended December 31, 2003. Our facilities provide residents with routine long-term care services, including daily nursing, dietary, social and recreational services and a full range of pharmacy services and medical supplies. Our skilled nursing staff also provides complex and intensive medical services to residents with higher acuity needs outside the traditional acute-care hospital setting. We have designed our assisted living centers to provide residents with a greater degree of independence while still offering routine services and, if required, limited medical care.

      Aegis Therapies. Our Aegis operations provide rehabilitation therapy services under contract to our nursing facilities, as well as 590 third-party customers as of September 30, 2004, and accounted for approximately 6% of our revenues for the nine months ended September 30, 2004 and approximately 4% for the year ended December 31, 2003. Aegis offers occupational, physical and speech therapy services designed to maximize function and independence, assist in recovery from medical conditions and compensate for remaining disabilities.

      Hospice/Home Care. Our Home Care operations primarily provide hospice services within our nursing facilities, in facilities operated by other healthcare providers and in patients’ homes and accounted for approximately 3% of our revenues for the nine months ended September 30, 2004 and approximately 2% for the year ended December 31, 2003. Our hospice services include palliative care for terminally ill patients, as well as pastoral, counseling and bereavement services for the families of hospice patients.

      Other. In addition, we derived approximately 1% of our revenues for the year ended December 31, 2003 from certain new business ventures, including pharmacy consulting services, and the sale of procurement-related services.

Governmental Regulation

      We are subject to extensive regulation by federal, state and local agencies. Each of our facilities must comply with regulations regarding staffing levels, patient care standards, occupational health and safety, patient confidentiality, billing and reimbursement, as well as environmental and biological hazards, among others. Additionally, government agencies have steadily increased their enforcement activity in this industry over the past several years, particularly with respect to large for-profit, multi-facility providers like us. This regulatory environment may force us to expend considerable resources to ensure compliance and respond to inspections, investigations or other enforcement actions. We believe the government will continue aggressive enforcement in the future.

      On February 3, 2000, we entered into a series of separate agreements with the Office of Inspector General (“OIG”) of the Department of Health and Human Services (“HHS”). Under the civil settlement agreement, we paid the federal government $25.0 million during the first quarter of 2000 and agreed to reimburse the federal government an additional $145.0 million through withholdings from our biweekly Medicare periodic interim payments in equal installments ending in the first quarter of 2008. As of September 30, 2004, the present value of the remaining obligation was $51.8 million. As a result of such withholdings, our cash flows from operations were negatively impacted by $13.9 million for the nine months ended September 30, 2004, and $18.1 million during the year ended December 31, 2003, and are expected to be negatively impacted at an annual rate of $18.1 million.

      As part of this series of agreements, we entered into a Corporate Integrity Agreement with the OIG, which was subsequently revised in 2002 and 2004. This agreement requires that we monitor our activities, on an ongoing basis, to ensure our compliance with the requirements of participation in federal healthcare programs. It also includes functional and training obligations, audit and review requirements and record keeping and reporting requirements. The 2002 revisions were made to reflect a permanent injunction requiring our nursing facilities in California to conduct additional training programs and to hire an independent quality monitor for our nursing facilities in California, Arizona, Hawaii and Washington to assess our quality care systems. We have divested all of our nursing facilities in Arizona, Washington and Hawaii and a substantial portion of our nursing facilities in California. The 2004 revisions were made to extend the services of the quality monitor to all of our nursing facilities and to reflect a modification of the requirements under the agreement with respect to training and education.

      In the ordinary course of business, we periodically receive notices of deficiencies for allegations of failure to comply with various regulatory requirements. We review all such notices and believe we take timely and appropriate corrective action. In most cases, the facility and the government will agree upon steps to be taken to bring the facility into compliance with regulatory requirements. In some cases or upon repeat violations, the government may take a number of adverse actions against the facility or us, including imposition of fines, temporary suspension of admission of new patients, decertification from participation in Medicare or Medicaid programs and licensure revocation.

Critical Accounting Policies

      The accompanying consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles. The accounting policies discussed below are considered by management to be critical to an understanding of our financial statements because their application requires significant judgment and reliance on estimations of matters that are inherently uncertain. Certain risks related to these critical accounting policies are described in the following paragraphs.

Revenue Recognition, Accounts Receivable and Allowances for Doubtful Accounts

      Our revenues are derived primarily from providing long-term healthcare services. Approximately 80% of our current revenues is derived from federal and state healthcare programs (primarily Medicare and Medicaid). As discussed more fully in the notes to our Consolidated Financial Statements included elsewhere in this prospectus, we record revenues when services are provided at standard charges adjusted to amounts estimated to be received under governmental programs or other third-party contractual arrangements based on contractual terms and historical experience.

      All providers participating in the Medicare and Medicaid programs are required to meet certain financial cost reporting requirements. Federal and state regulations generally require the submission of annual cost reports covering revenues, costs and expenses associated with the services provided to Medicare beneficiaries and Medicaid recipients. Annual cost reports are subject to routine audits and retroactive adjustments. These audits often require several years to reach the final determination of amounts due to, or by, us under these programs.

      As adjustments to recorded revenues become known or as cost reporting years are no longer subject to audits, reviews or investigations, the amounts of our revenues and receivables are revised. Our revenues are reported at their estimated net realizable amounts, and we believe adequate provision has been made to reflect any adjustments that could result from audits of cost reports. However, due to the complexity of the laws and regulations governing the Medicare and Medicaid programs, there is at least a possibility that recorded estimates will change by a material amount in the near term. Changes in estimates related to third party receivables resulted in an increase in revenues of approximately $8.6 million and $601,000 for the years ended December 31, 2003 and 2002, respectively, and a decrease in revenues of approximately $2.0 million for the year ended December 31, 2001.

      Compliance with laws and regulations governing the Medicare and Medicaid programs is subject to government review and interpretation, as well as significant regulatory action including fines, penalties, and possible exclusion from the Medicare and Medicaid programs. In addition, under the Medicare program, if the federal government makes a formal demand for reimbursement, even related to contested items, payment must be made for those items before the provider is given an opportunity to appeal and resolve the issue.

      We record bad debt expense monthly as a percentage of revenue reflecting our historical experience. Each quarter we adjust the allowance for doubtful accounts according to the aging and payor mix of the receivables. These adjustments are based on our weighted average collection experience by payor type, and recognize the relative risk depending on the source of the expected payment. Private pay accounts usually represent our highest collectibility risk. In addition, specific accounts that are determined to be uncollectible (due to bankruptcy, insufficient documentation, lack of third-party coverage or financial resources and the like) are fully reserved when such determinations are made. We write-off uncollectible accounts receivable after all collection efforts have been exhausted and we determine they will not be collected. If circumstances change (including, but not limited to: economic downturn; higher than expected defaults or denials; reduced collections; and changes in our payor mix), our estimates of the recoverability of our receivables could be reduced by a material amount.

      Our provisions for bad debts represented 0.7% of revenues from continuing operations for the nine months ended September 30, 2004, and 1.2%, 3.1% and 2.2% of revenues from continuing operations for the years ended December 31, 2003, 2002 and 2001, respectively. Our allowance for doubtful accounts represented approximately 14%, 17% and 20% of patient accounts receivable at September 30, 2004 and December 31, 2003 and 2002, respectively. Our allowance for doubtful accounts represented 215%, 127% and 121% of accounts over 180 days old as of September 30, 2004 and December 31, 2003 and 2002, respectively. Accounts receivable for our Nursing Facilities segment have continued to decline in 2004, our aging of receivables has improved and our cash collections continue to be in line with, or ahead of, our generated revenues. These factors have led to a decrease in our provision for bad debts and a reduction in our allowance for doubtful accounts in 2004. We believe adequate provision has been made for receivables that may prove to be uncollectible.

Patient Care Liability and Other Insurance Risks

      General and professional liability costs for the long-term healthcare industry have become increasingly expensive and difficult to estimate. In addition, insurance coverage for patient care liability and certain other risks, for nursing facilities specifically and companies in general, has become increasingly difficult to obtain. When obtained, insurance carriers are often requiring companies to significantly increase their liability retention levels and pay substantially higher premiums for reduced terms of coverage. The majority of our workers’ compensation and auto liability risks are insured through loss-sensitive insurance policies with affiliated and unaffiliated insurance companies. For our general and professional liabilities, we are responsible for the first dollar of each claim, up to a self-insurance limit determined by the individual policies, subject to aggregate limits in certain prior policy years.

      We have purchased insurance for workers’ compensation, property, casualty and other risks from numerous insurance companies. In many cases, the policies provide coverage for events occurring in specific time frames that may only be determined in later years. We evaluate our purchased insurance coverage for risk transfer and believe our occurrence-based insurance policies have sufficiently transferred the risk of loss to the insurance carriers we utilize. As a result, we do not recognize a liability in our consolidated financial statements for amounts covered by insurance.

      We exercise care in selecting companies from which we purchase insurance, including review of published ratings by recognized rating agencies, advice from national brokers and consultants and review of trade information sources. There exists a risk that any of these insurance companies may become insolvent and unable to fulfill their obligation to defend, pay or reimburse us when that obligation becomes due. In several prior policy years, losses exceed our self-insurance aggregate limits. For claims relating to these years, our insurers have assumed a more significant role in handling the claims or related obligations and settlements. As a result, it is more difficult to estimate potential losses in those years. However, we expect any losses in those years to be covered by our insurers. Although we believe the companies we have purchased insurance from are solvent, in light of the dramatic changes occurring in the insurance industry in recent years, we cannot assure you that they will remain solvent and able to fulfill their obligations.

      Our liabilities for general, professional and workers’ compensation risks are estimated by our independent actuaries twice a year using the most recent trends of claims, settlements and other relevant data. On an undiscounted basis, these liabilities totaled $197.9 million and $203.7 million at September 30, 2004 and December 31, 2003, respectively. On our financial statements, these liabilities are discounted at 10% to their present value using actuarially determined loss payment timing patterns. The discount rate is based upon our best estimate of the incremental borrowing rate that would be required to fund these liabilities with uncollateralized debt. A reduction in the discount rate by one-half of a percentage point would have resulted in an additional pre-tax charge of $1.7 million and $1.8 million for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively. Based on information provided by our independent actuaries, we estimate our range of discounted exposure for these liabilities to be $144.7 million to $164.7 million. At September 30, 2004, our recorded reserves for these liabilities totaled $153.7 million. We believe adequate provision has been made in the financial statements for liabilities that may arise out of patient care and other services.

Asset Impairments

      We recorded pre-tax asset impairment charges from continuing operations of $2.9 million for the nine months ended September 30, 2004 and $2.1 million, $41.9 million and $97.3 million for the years ended December 31, 2003, 2002 and 2001, respectively. We also recorded impairments of goodwill of $77.2 million in 2002 as the cumulative effect of an accounting change in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”). We evaluate our long-lived assets for impairment whenever indicators of impairment exist, in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”). These indicators of impairment can include, but are not limited to, the following:

•	a history of operating losses, with expected future losses;

•	changes in the regulatory environment affecting reimbursement;

•	decreases in cash flows or cash flow deficiencies;

•	changes in the way an asset is used in the business; and

•	commitment to a plan to sell or otherwise dispose of an asset.

During 2003, a history of operating losses, with expected future losses, and cash flow deficiencies led to impairments on three facilities in our Nursing Facilities segment. During 2002, changes in the regulatory environment affecting Medicare reimbursement led to a long-lived asset impairment analysis on our Nursing Facilities segment. During 2001, continuing operating losses in several of our lines of business, including certain outpatient clinics, our managed care contracting entity, certain Home Care businesses and a few of our nursing facilities, led to impairment analyses on these assets.

      These impairment analyses included:

•	estimating the undiscounted cash flows to be generated by each clinic, unit, facility or property, primarily over the remaining life of the primary asset; and

•	reducing the carrying value of the asset to the estimated fair value when the total estimated undiscounted cash flows was less than the carrying value of the clinic, unit, facility or property.

      In estimating the undiscounted cash flows for our nursing facilities, we primarily used our internally prepared budgets and forecast information, with certain probability adjustments, including, but not limited to, the following items: Medicare and Medicaid funding; overhead costs; capital expenditures; and patient care liability costs. In order to estimate the fair values of the nursing facilities, we used a discounted cash flow approach, supplemented by public resource information on valuations of nursing facility sales transactions by region of the country. Where the estimated undiscounted cash flows were negative, we estimated the fair values based on discounted public resource information, sales values or estimated salvage values. For other lines of business that lack significant property investments, we discounted the next five years of expected cash flows. A substantial decline in the estimated future cash flows for these facilities or businesses could materially change the estimated fair values of these assets, possibly resulting in an additional impairment.

      In July 2001, SFAS No. 142 was issued, which established new rules on the accounting for goodwill and other intangible assets. In accordance with this standard, we performed the initial screening for potential impairments of our indefinite-lived intangible assets by reporting unit as of January 1, 2002. We determined the estimated fair values of each reporting unit using discounted cash flow analyses, along with independent source data related to recent transactions. Based on this determination, we identified potential goodwill impairments at our former Matrix segment and at Care Focus, a former reporting unit within our Home Care segment. The fair values of the reporting units were derived from a 5-year projection of revenues and expenses plus residual value, with the resulting projected cash flows discounted at an appropriate weighted average cost of capital. The analysis was completed in the fourth quarter 2002, and led to the recording of goodwill impairment charges as the cumulative effect of an accounting change of $77.2 million as of January 1, 2002, including $70.6 million for Matrix and $6.6 million for Care Focus. The outpatient therapy clinic operations and the managed care network of Matrix were sold during January 2003. The Care Focus unit was sold in June 2003. Based on our annual assessments of all reporting units as of October 1, 2003 and 2002, no additional impairments of goodwill were identified.

Off-Balance Sheet Arrangements

      On June 15, 2004, $70.0 million of medium-term notes (“Medium-Term Notes”) were repaid. These notes were obligations of Beverly Funding Corporation (“BFC”), a bankruptcy remote, qualifying special purpose entity, which was not consolidated with us prior to the repayment of the notes. Upon repayment of the Medium-Term Notes, BFC no longer had third-party beneficial owners and no longer met the conditions of a qualifying special purpose entity. Therefore, during the second quarter of 2004, BFC was reconsolidated with us.

      As of September 30, 2004 and December 31, 2003, we were contingently liable for approximately $12.3 million and $13.1 million, respectively, of long-term debt maturing on various dates through 2019, as well as annual interest on that debt. These contingent liabilities principally arose from previous sales of nursing facilities and assisted living centers. We also guarantee certain third-party operating leases. Those guarantees arose from our dispositions of leased facilities and the underlying leases have $62.7 million of minimum rental commitments remaining through the initial lease terms as of September 30, 2004. In accordance with the FASB’s Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, we have recorded approximately $660,000 at September 30, 2004 included in “Other accrued liabilities” on our condensed consolidated balance sheet, as the estimated fair value of our guarantees.

Operating Results

Reclassification

      Results of operations for the nine months ended September 30, 2004 and 2003 and the years ended December 31, 2003, 2002, and 2001 reflect certain asset dispositions during 2004 and 2003, and assets classified as held for sale as of September 30, 2004, as discontinued operations. The following discussions of “Nine Months 2004 Compared to Nine Months 2003,” “2003 Compared to 2002” and “2002 Compared to 2001” reflect this reclassification.

Nine Months 2004 Compared to Nine Months 2003

Results of Operations — Continuing Operations

      We reported income from continuing operations for the nine months ended September 30, 2004 of $26.8 million, compared to $15.2 million for the same period in 2003. Income from continuing operations for the nine months ended September 30, 2004 included pre-tax charges of $40.4 million for the refinancing of our 9 5/8% senior notes (see below) as well as asset impairments, workforce reductions and other unusual items totaling $1.2 million. Income from continuing operations for the nine months ended September 30, 2003 included special pre-tax charges for asset impairments, workforce reductions and other unusual items of $2.7 million and the reversal of $925,000 related to a settlement and related costs accrued for the investigation of patient care issues at certain California nursing homes.

Revenues

      We reported revenues of $1,486.3 million during the nine months ended September 30, 2004, compared to $1,345.0 million for the same period in 2003. Approximately 91% and 93% of our revenues for the nine months ended September 30, 2004 and 2003, respectively, were derived from services provided by our Nursing Facilities segment. The increase in revenues of $141.3 million, or 10.5%, consists of the following:

•	an increase of $127.3 million from facilities we operated during each of the nine month periods ended September 30, 2004 and 2003 and organic growth from our service businesses (“same facility operations”);

•	an increase of $20.5 million primarily due to one nursing facility acquisition, the Hospice USA acquisition, the openings of seven hospice locations and start-up businesses; offset by

•	a decrease of $6.5 million due to the dispositions of certain nursing facilities during 2004 and 2003 which did not meet the criteria to be included in discontinued operations.

      The increase in revenues of $127.3 million from same facility operations for the nine months ended September 30, 2004, as compared to the same period in 2003, consists primarily of the following:

•	increases of $43.6 million, $27.3 million and $9.0 million in Medicaid, Medicare and private payment rates, respectively;

•	an increase of $33.6 million due to growth in Aegis’ external therapy business;

•	an increase of $6.4 million due to growth in our Hospice/ Home Care business;

•	an increase of $4.4 million due to one additional calendar day during the first nine months of 2004, as compared to the same period in 2003;

•	an increase of $2.8 million due to a positive shift in our patient mix; offset by

•	a decrease of $6.9 million due to a decline in same facility census.

Costs and Expenses

      We reported costs and expenses of $1,385.7 million during the nine months ended September 30, 2004 compared to $1,281.7 million for the same period in 2003. Excluding special net pre-tax charges of

$1.2 million and $1.7 million in 2004 and 2003, respectively, discussed above, our costs and expenses increased $104.5 million, or 8.2%, consisting of the following:

•	an increase of $95.7 million in same facility operations;

•	an increase of $16.2 million primarily due to one nursing facility acquisition, the Hospice USA acquisition, and the openings of seven hospice locations and start-up businesses; offset by

•	a decrease of $7.4 million due to dispositions during 2004 and 2003 that did not meet the criteria to be reported as discontinued operations.

      The increase in costs and expenses of $95.7 million from same facility operations for the nine months ended September 30, 2004, as compared to the same period in 2003, was due primarily to the following:

•	a net increase of $49.6 million in wages and related expenses, primarily due to a 3.5% increase in our weighted average wage rate and an increase in nursing hours per patient day, partially offset by an adjustment in reserves related to new employee benefit programs implemented in 2003;

•	an increase of $9.8 million in contracted services;

•	an increase of $8.2 million in our provision for insurance, primarily due to an increase in the estimate of retained losses for prior policy years and an increase in related costs;

•	an increase of $7.6 million in state-imposed provider taxes; and

•	an increase of $2.8 million in depreciation and amortization expense, primarily due to capital expenditures.

Costs Related to Early Extinguishments of Debt

      During June 2004, we issued the outstanding notes. The proceeds from the outstanding notes, together with cash on hand, were used to purchase for cash $190.6 million of our 9 5/8% senior notes tendered and to pay related fees and expenses. In conjunction with these transactions, we paid a prepayment premium of $36.1 million related to the early extinguishments of the 9 5/8% senior notes and wrote off $3.7 million of related deferred financing costs. We also paid $681,000 in fees and expenses related to the cash tender offer for the 9 5/8% senior notes.

Interest Expense

      Interest expense decreased 27% to $35.1 million for the nine months ended September 30, 2004, as compared to $47.8 million for the same period in 2003, primarily due to the October 2003 refinancing of our credit facility and our 9% senior notes and to the reduction of debt using the proceeds from sales of facilities, clinics and other assets in 2003.

Income Taxes

      We recorded a provision for income taxes of $3.3 million for the nine months ended September 30, 2004, including $3.0 million from continuing operations and $286,000 from discontinued operations, primarily related to state income taxes. We decreased the valuation allowance on our deferred tax assets by $19.5 million during the nine months ended September 30, 2004 to $149.6 million primarily due to the reversal of temporary differences and the utilization of net operating loss carryforwards to offset taxable income. This valuation allowance is required under the guidance of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, due to our historical operating performance and our reported cumulative net losses. Our realization of the deferred tax benefits, primarily associated with our net operating losses, is dependent upon our achieving sufficient future pre-tax income. Under federal income tax regulations, we have up to 20 years to generate sufficient taxable income to realize the deferred benefits. However, given the size of our pre-tax losses in prior years, a valuation allowance is considered to be appropriate under the more stringent accounting standards for the realization of these deferred tax benefits, which is contingent upon future income in the near term.

Results of Operations — Discontinued Operations

      The results of operations of disposed facilities, clinics and other assets in the nine-month period ended September 30, 2004, as well as the results of operations of held-for-sale assets, have been reported as discontinued operations for all periods presented in the accompanying condensed consolidated statements of income. Also included in discontinued operations are gains and losses on sales, additional impairments and exit costs relative to these transactions. A summary of the discontinued operations is as follows (in thousands):

	2004				2003

		Home	Nursing			Home	Nursing
	Matrix	Care	Facilities	Total	Matrix	Care	Facilities	Total

Nine Months Ended September 30
Revenues	$10,466	$148	$115,348	$125,962	$14,847	$20,184	$421,607	$456,638

Operating income (loss)(1)	$859	$1	$(2,319)	$(1,459)	$336	$(2,092)	$(1,002)	$(2,758)
Gain (loss) on sales and exit costs	(49)	369	(610)	(290)	10,940	929	34,691	46,560
Impairments and other unusual items(2)	—	—	(2,855)	(2,855)	—	(540)	(18,828)	(19,368)

Pre-tax income (loss)	$810	$370	$(5,784)	(4,604)	$11,276	$(1,703)	$14,861	24,434

Provision for income taxes				286				—

Discontinued operations, net of taxes				$(4,890)				$24,434

(1)	Includes net interest expense of $158,000 and $2.7 million for 2004 and 2003. Also includes depreciation and amortization of $1.4 million and $9.2 million for 2004 and 2003, respectively.

(2)	Includes an accrual in 2003 for the purchase of incremental patient care liability insurance on disposed nursing facilities.

2003 Compared to 2002

Results of Operations — Continuing Operations

      We reported net income from continuing operations for the year ended December 31, 2003 of $26.8 million, compared to a net loss from continuing operations of $34.9 million for the year ended December 31, 2002. Net income from continuing operations for 2003 included special pre-tax charges totaling $2.9 million, primarily including:

•	$2.1 million for asset impairments, primarily related to three nursing facilities;

•	$2.5 million for workforce reductions (see below);

•	$100,000 for exit costs associated with our divestiture strategy; net of

•	$1.0 million reversal of previously recorded exit costs and $447,000 primarily resulting from the settlement of a previously impaired asset above carrying value; and

•	the reversal of $925,000 of costs originally accrued for the California investigation settlement.

      The $2.5 million for workforce reductions primarily relates to 67 associates who were notified during 2003 that their positions would be eliminated, and included the following:

•	$2.8 million of cash expenses, $1.8 million of which was paid during the year ended December 31, 2003; and

•	non-cash expenses of approximately $84,000 related to the issuance of 108,230 shares under our Stock Grant Plan (the “Stock Grant Plan”), less approximately $400,000 due to the cancellation of restricted stock.

      We estimate the annual cost savings of this operational reorganization to be approximately $5.0 million. The following table summarizes activity in our estimated workforce reduction and exit costs for the years ended December 31 (in thousands):

	2003		2002		2001

	Workforce		Workforce		Workforce
	Reductions	Exit Costs	Reductions	Exit Costs	Reductions	Exit Costs

Balance beginning of year	$5,418	$4,991	$7,631	$15,030	$4,151	$5,208
Charged (credited) to continuing operations	2,902	(884)	8,454	—	23,118	18,165
Charged to discontinued operations	—	26,599	—	2,633	—	—
Cash payments	(4,896)	(22,579)	(9,074)	(10,313)	(15,448)	(8,343)
Stock transactions	—	—	(1,008)	—	(4,158)	—
Reversals	(395)	(857)	(585)	(2,359)	(32)	—

Balance end of year	$3,029	$7,270	$5,418	$4,991	$7,631	$15,030

      Net loss from continuing operations for 2002 included pre-tax charges totaling $65.9 million, including $46.8 million for asset impairments, exit costs and workforce reductions, $22.2 million for the Florida insurance reserve adjustment, $6.3 million for the California investigation settlement, offset by a decrease of $9.4 million in reserves established in connection with previous settlements of Federal government investigations. (See “2002 Compared to 2001.”)

Costs Related to Early Extinguishments of Debt

      During the fourth quarter of 2003, we entered into a $210.0 million senior credit facility and issued $115.0 million of 2.75% convertible subordinated notes. The net proceeds from these transactions were used to pay off our 9% senior notes and certain mortgages, bonds and other debt obligations. In conjunction with these transactions, we wrote off $3.9 million of deferred financing costs related to our former credit facility, the 9% senior notes and the other debt obligations. We also paid a prepayment premium of $2.7 million related to the early extinguishment of the 9% senior notes.

Gain on Sale of Equity Investment

      During the fourth quarter of 2003, we sold all of our holdings in a publicly traded equity security that was acquired in 1995. This investment had been accounted for as available for sale, with all changes in fair value being recorded as comprehensive income. In conjunction with the sale of the investment, we reversed the accumulated comprehensive income and recognized a pre-tax gain of $6.7 million.

Revenues

      We reported revenues of $1,820.1 million during the year ended December 31, 2003, compared to $1,785.2 million for the same period in 2002. Approximately 93% and 95% of our revenues for the years ended December 31, 2003 and 2002, respectively, were derived from services provided by our Nursing Facilities segment. The increase in revenues of $34.9 million for the year ended December 31, 2003, as compared to the same period in 2002, is due to the following:

•	an increase of $38.7 million from facilities we operated during each of the years ended December 31, 2003 and 2002 (“same facility operations”);

•	an increase of $22.9 million from growth in Aegis’ external therapy business;

•	an increase of $15.5 million due to a facility acquisition, the opening of a newly constructed facility and three hospice and home care centers, and two start-up businesses; net of

•	a decrease of $42.2 million due to dispositions during 2002 not reported as discontinued operations.

      The increase in revenues of $38.7 million from same facility operations for the year ended December 31, 2003, as compared to the same period in 2002, was primarily due to the following:

•	$51.9 million due to an increase in Medicaid and private payment rates;

•	$7.0 million due to a positive shift in our patient mix primarily from private to Medicare;

•	$6.1 million adjustment related to favorable prior year cost report settlements;

•	$7.0 million due to an increase in average daily census in our Home Care segment;

•	partially offset by a decrease of $12.2 million in Medicare payment rates. Effective October 1, 2002, certain Medicare add-on payments were eliminated when the federal government did not pass legislation to restore the funding. The impact of these eliminations was partially offset by a 6.26% increase in Medicare rates effective October 1, 2003;

•	a decrease of $11.8 million due to a decline in same facility census; and

•	$9.3 million due to a decrease in various other items.

Costs and Expenses

      We reported costs and expenses of $1,730.8 million during the year ended December 31, 2003, compared to $1,758.3 million for the same period in 2002. Excluding special pre-tax charges of $2.9 million in 2003 and $65.9 million in 2002, discussed above, our costs and expenses increased $35.5 million, consisting of the following:

•	an increase of $64.0 million in same facility operations;

•	an increase of $12.0 million due to a facility acquisition, and the opening of a newly constructed facility and three hospice and home care centers and two start-up businesses;

•	partially offset by a decrease of $40.5 million due to dispositions during 2002 not reported as discontinued operations.

      The increase in costs and expenses of $64.0 million from same facility operations for the year ended December 31, 2003, as compared to the same period in 2002, was due primarily to the following:

•	$46.6 million of additional wages and related expenses primarily due to an increase in our weighted average wage rate, an increase in nursing hours per patient day and an increase in associate incentives;

•	$26.1 million increase in our provision for insurance and related items, as discussed below;

•	$3.5 million due to an increase in contracted services, primarily due to outsourcing certain housekeeping, laundry and dietary services in our Nursing Facilities segment;

•	partially offset by an $18.5 million decrease in our provision for reserves on accounts and notes receivable due to improvements in the timing and amount of collections, as well as the collection of certain accounts that had previously been fully reserved; and

•	$1.2 million decrease in depreciation and amortization expense due to the impact of asset impairments recorded in the fourth quarter of 2002.

      Our provision for insurance and related items for continuing operations increased during 2003, as compared to 2002, primarily due to the following:

•	an increase in fixed premiums and related costs for general and professional liabilities, directors’ and officers’ insurance and workers’ compensation;

•	2002 accruals for patient care liability costs were low due to aggregate limits on our insurance policies in place for a portion of 2002. Such aggregate limits were reached during 2001 due to the sale of our Florida facilities; and

•	an increase in the actuarial projection of patient care liability claims.

      We adjust our accruals for prior policy-year patient care and workers’ compensation liabilities and our accrual of expected losses for the current year based primarily on actuarial studies conducted twice per year. Adjustments to premiums and other costs are recorded as incurred.

Income Taxes

      We recorded a provision for income taxes, including $5.1 million from continuing operations and $3.4 million from discontinued operations for the year ended December 31, 2003, primarily related to state income taxes. We decreased our valuation allowance on our deferred tax assets by $30.1 million during 2003 to $169.1 million as of December 31, 2003. This valuation allowance is required under the guidance of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“SFAS No. 109”) due to our historical operating performance and our reported cumulative net losses. Our realization of the deferred tax benefits, primarily associated with our net operating losses, is dependent upon our achieving sufficient future pre-tax income. Under federal income tax regulations, we have up to 20 years to generate sufficient taxable income to realize the deferred benefits. However, given the size of our pre-tax losses in prior years, a valuation allowance was considered to be appropriate under the more stringent accounting standards for the realization of these deferred tax benefits, which is contingent upon future income in the near term.

      At December 31, 2003, for income tax purposes, we had federal net operating loss carryforwards of $93.2 million which expire in years 2018 through 2023; general business tax credit carryforwards of $37.7 million which expire in years 2006 through 2023; and alternative minimum tax credit carryforwards of $21.3 million which do not expire. Future tax benefits associated with these carryforwards are not recorded in our 2003 and 2002 consolidated financial statements as a result of the valuation allowance recorded in 2001.

Results of Operations — Discontinued Operations

      The results of operations of disposed facilities, clinics and other assets during 2003 and for the nine months ended September 30, 2004, as well as the results of operations of held-for-sale assets, have been reported as discontinued operations for all periods presented in the consolidated statements of operations. A summary of discontinued operations by operating segment for the years ended December 31 is as follows (in thousands):

	2003				2002

			Nursing				Nursing
	Matrix	Home Care	Facilities	Total	Matrix	Home Care	Facilities	Total

Revenues(1)	$18,550	$20,395	$496,888	$535,833	$86,109	$20,894	$626,290	$733,293

Operating income (loss)(2)	$749	$(2,446)	$(1,928)	$(3,625)	$810	$(31,057)	$35,338	$5,091
Gain (loss) on sale and exit costs	11,120	1,557	67,113	79,790	(1,001)	(1,257)	(107)	(2,365)
Impairments and other unusual items(3)	—	(540)	(18,594)	(19,134)	230	(4,239)	(32,693)	(36,702)

Pre-tax income (loss)	$11,869	$(1,429)	$46,591	57,031	$39	$(36,553)	$2,538	(33,976)

Provision for state income taxes				3,378				—

Discontinued operations, net of taxes				$53,653				$(33,976)

(1)	Includes an adjustment of $18.0 million in 2002 for estimated overpayments to MK Medical by government payors. MK Medical was part of our Home Care segment.

(2)	Includes net interest expense of $2.8 million and $4.1 million for 2003 and 2002, respectively. Also includes depreciation and amortization of $10.5 million and $25.7 million for 2003 and 2002, respectively.

(3)	Includes an accrual in 2003 for the purchase of incremental patient care liability insurance on disposed nursing facilities. Includes an accrual of $1.0 million in 2002 for legal and related fees associated with the MK Medical estimated overpayment issue, and asset impairment charges related to certain nursing facilities and our MK Medical business unit.

      We recognized net gains on sales of $67.1 million in discontinued operations related to divestitures of certain nursing facilities and assisted living centers during the year ended December 31, 2003. During 2002, we recognized asset impairment charges on certain of these divested and held-for-sale facilities, amounting to $32.7 million. These impairments were precipitated by an estimated decline in future cash flows, primarily associated with Medicare funding reductions. Of the divested nursing facilities that incurred impairment charges in 2002, we recognized net losses on sales of $5.3 million.

Cumulative Effect of Accounting Change

      See “2002 Compared to 2001” for a discussion of the cumulative effect of a change in accounting for goodwill recorded in 2002 as a result of adopting SFAS No. 142. In accordance with SFAS No. 142, we completed our annual impairment assessment of all of our indefinite-lived intangible assets, including goodwill, as of October 1, 2003 with no additional impairment identified.

2002 Compared to 2001

Results of Operations — Continuing Operations

      We reported a net loss from continuing operations of $34.9 million for the year ended December 31, 2002, compared to a net loss from continuing operations of $281.2 million for the year ended December 31, 2001. The net loss from continuing operations for 2002 included special pre-tax charges totaling $65.9 million, including:

•	$46.8 million for asset impairments, workforce reductions and other unusual items;

•	$22.2 million for the Florida insurance reserve adjustment (See “Costs and Expenses”);

•	$6.3 million for the California investigation settlement and related costs;

•	partially offset by a decrease of $9.4 million in reserves established in conjunction with previous settlements of federal government investigations.

      The $46.8 million for asset impairments, workforce reductions and other unusual items includes the following:

•	$41.9 million write-down of property and equipment on certain assets of the Nursing Facilities segment;

•	$8.5 million of workforce reductions (see below); and

•	$3.0 million adjustment to asset impairments and approximately $600,000 reversal of workforce reduction charges recorded in 2001, which were no longer needed.

      The net loss from continuing operations for 2001 included special pre-tax charges totaling $257.9 million, primarily including $154.1 million for asset impairments and exit costs, $24.2 million for workforce reductions and $77.5 million related to a settlement with the federal government to resolve open reimbursement issues under the former cost-reimbursement system for Medicare. The asset impairment and exit costs, which are included in the consolidated statements of operations caption “Asset impairments, workforce reductions and other unusual items,” relate to:

•	$75.1 million write-down of Florida facilities and $55.1 million of Florida exit and other costs related to a formal plan initiated by management to pursue the sale of our nursing facility operations in Florida. These assets were included in the total assets of the Nursing Facilities segment as of December 31, 2001;

•	write-down of goodwill of $5.8 million, and recording of closing and other costs of $2.8 million on under-performing Home Care businesses. These assets were included in the total assets of the Home Care segment as of December 31, 2001;

•	write-down of property and equipment of $3.6 million, and goodwill and other intangibles of $600,000 on certain under-performing nursing facilities. These assets were included in the total assets of the Nursing Facilities segment as of December 31, 2001;

•	write-off of abandoned projects and investments totaling $7.8 million; and

•	$3.3 million related to the termination of a lease in Indiana and the write-off of the net book value of the related assets.

      We recorded a special pre-tax charge of $8.5 million during 2002 for workforce reductions which were primarily the result of a continuing operational reorganization required to support the implementation of our three-year strategic plan. During 2002, we notified 133 employees that their positions would be eliminated. The charge included the following:

•	$8.0 million of cash expenses, $2.8 million and $4.1 million of which was paid during the years ended December 31, 2003 and 2002, respectively; and

•	non-cash expenses of approximately $500,000 related to the issuance of 124,212 shares under our Stock Grant Plan.

      We estimate the annual cost savings of this operational reorganization to be approximately $11.2 million.

      During 2001, we recorded special pre-tax charges totaling $24.2 million for workforce reductions and related costs, of which $23.1 million related to severance and other employment agreements for approximately 240 employees who were notified in 2001 that their positions would be eliminated, including:

•	$18.0 million of cash expenses, $271,000, $4.9 million and $11.3 million of which was paid during the years ended December 31, 2003, 2002 and 2001, respectively;

•	non-cash expenses of $4.5 million related to the issuance of 545,542 shares under the Stock Grant Plan; and

•	non-cash expenses of $600,000 related to other long-term incentive agreements.

      We estimated the annual costs savings of this operational reorganization to be approximately $14.0 million. Much of this savings was realized in 2001, since the majority of the workforce reductions took place in the first quarter. These estimated savings are net of the additional costs we incurred to increase the operations and clinical staff at the facility and district level. Approximately $600,000 of these workforce reduction charges in 2001 were reversed during 2002.

      On February 4, 2002, we made a settlement offer to the federal government to resolve open reimbursement issues under the former cost-reimbursement system for Medicare. For accounting purposes, this settlement offer was required to be recorded in our operating results for the year ended December 31, 2001, and resulted in a pre-tax charge of $77.5 million which is included in the caption “Special charges and adjustment related to settlements of federal government investigations.” This charge included a $35.0 million cash settlement and the write-off of $81.5 million of related cost report receivables, offset by a $39.0 million reserve established in 1999 for related issues. This matter was settled with CMS in the fourth quarter of 2002, and required no increase in accruals previously recorded.

Revenues

      We reported revenues of $1,785.2 million during the year ended December 31, 2002, compared to $1,971.2 million for the same period in 2001. Approximately 95% and 97% of our revenues for each of the years ended December 31, 2002 and 2001, respectively, were derived from services provided by our Nursing Facilities segment. The decrease in revenues of $186.0 million for the year ended December 31, 2002, as compared to the same period in 2001, consists of the following:

•	a decrease of $321.2 million due to dispositions, primarily related to our Florida facilities;

•	partially offset by an increase of $96.5 million from facilities we operated during each of the years ended December 31, 2002 and 2001 (“same facility operations”);

•	an increase of $35.6 million from growth in Aegis’ external therapy business; and

•	an increase of $3.1 million due to acquisitions and openings of newly-constructed facilities.

      The increase in revenues of $96.5 million from same facility operations for the year ended December 31, 2002, as compared to the same period in 2001, was primarily due to the following:

•	$60.7 million due to an increase in Medicaid, Medicare and private payment rates;

•	$8.3 million due to an increase in Medicare Part B revenues;

•	$15.3 million due to a positive shift in our patient mix;

•	partially offset by a decrease of $5.8 million due to a decline in same facility census.

Costs and Expenses

      We reported costs and expenses of $1,758.3 million during the year ended December 31, 2002, compared to $2,122.0 million for the same period in 2001. Excluding special pre-tax charges of $65.9 million in 2002 and $257.9 million in 2001, discussed above, our costs and expenses decreased $171.7 million, consisting of the following:

•	a decrease of $272.0 million due to dispositions primarily related to our Florida facilities;

•	partially offset by an increase of $92.9 million in same facility operations; and

•	an increase of $7.4 million due to acquisitions and openings of newly constructed facilities.

      The increase in costs and expenses of $92.9 million from same facility operations for the year ended December 31, 2002, as compared to the same period in 2001, was due primarily to the following:

•	$26.4 million of additional wages and related expenses, primarily due to an increase in our weighted average wage rate and an increase in nursing hours per patient day;

•	$28.1 million additional provision for reserves on accounts and notes receivable;

•	$20.3 million due to an increase in contracted services, primarily due to outsourcing certain housekeeping, laundry and dietary services in our Nursing Facilities segment; and

•	$9.2 million increase in our provision for insurance and related claims, as discussed below.

      Our provision for insurance and related items increased in 2002 over 2001 primarily due to rising patient care liability costs. Based on the results of our 2002 mid-year actuarial study completed in mid-July, we recorded a pre-tax charge of $43.3 million to increase our reserves for prior policy-year patient care liability costs, including $22.2 million related to our previously operated Florida facilities and $21.1 million related to same facility operations.

Interest Income and Expense

      Interest income increased to $4.7 million for the year ended December 31, 2002, as compared to $2.9 million for the same period in 2001 primarily due to certain notes receivable accepted as partial consideration for the sale of our Florida facilities. Interest expense decreased to $62.7 million for the year ended December 31, 2002, as compared to $74.4 million for the same period in 2001. This was primarily due to the reduction of debt using the net proceeds from the sale of our Florida facilities in January 2002.

Income Taxes

      We recorded a provision for income taxes of $6.1 million for the year ended December 31, 2002, primarily related to state income taxes. We increased our valuation allowance on our deferred tax assets by $45.5 million during 2002 to $199.2 million as of December 31, 2002. This valuation allowance is required under the guidance of SFAS No. 109 due to our historical operating performance and our reported cumulative net losses.

Results of Operations — Discontinued Operations

      The results of operations of disposed facilities, clinics and other assets in the nine months ended September 30, 2004, as well as the results of operations of held-for-sale assets, have been reported as discontinued operations for all periods presented in the consolidated statements of operations. A summary of the discontinued operations by operating segment for the years ended December 31 is as follows (in thousands):

	2002				2001

			Nursing				Nursing
	Matrix	Home Care	Facilities	Total	Matrix	Home Care	Facilities	Total

Revenues(1)	$86,109	$20,894	$626,290	$733,293	$90,907	$52,714	$616,375	$759,996

Operating income (loss)(1)(2)	$810	$(31,057)	$35,338	$5,091	$(8,652)	$(13,366)	$61,237	$39,219
Loss on sale and exit costs	(1,001)	(1,257)	(107)	(2,365)	—	—	(292)	(292)
Impairments and other unusual items(3)	230	(4,239)	(32,693)	(36,702)	(32,482)	(18,760)	(6,417)	(57,659)

Pre-tax income (loss)	$39	$(36,553)	$2,538	(33,976)	$(41,134)	$(32,126)	$54,528	(18,732)

Provision for income taxes				—				1,332

Discontinued operations, net of taxes				$(33,976)				$(20,064)

(1)	Includes an adjustment of $18.0 million in 2002 for estimated overpayments to MK Medical by government payors. MK Medical was part of our Home Care segment.

(2)	Includes net interest expense of $4.1 million and $4.8 million for 2002 and 2001, respectively and depreciation and amortization of $25.7 million and $29.2 million for 2002 and 2001, respectively.

(3)	Includes an accrual of $1.0 million in 2002 for legal and related fees associated with the MK Medical estimated overpayment issue, and asset impairment charges in 2002 and 2001 related to certain nursing facilities, our former Matrix segment and our MK Medical business unit.

Cumulative Effect of Accounting Change

      In July 2001, the Financial Accounting Standards Board issued SFAS No. 142, which established new rules on the accounting for goodwill and other intangible assets. Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized; however, they are subject to annual impairment tests as prescribed by the Statement. Intangible assets with definite lives will continue to be amortized over their estimated useful lives. With respect to our goodwill and intangible assets, SFAS No. 142 was effective for us beginning January 1, 2002. For 2001, our goodwill and operating rights amortization was $3.9 million and $252,000, respectively, net of income taxes, or $0.04 per share diluted.

      We completed the impairment assessment of our indefinite-lived intangible assets, other than goodwill, during the first quarter of 2002, with no impairment identified. SFAS No. 142 described a two-step process for testing goodwill for impairment. The first step is a screen for potential impairment, while the second step measures the amount of the impairment, if any. Upon completion of the first step of the goodwill impairment test for all of our reporting units, results indicated that goodwill appeared to be impaired for our former Matrix and Home Care Services — Care Focus reporting units. We subjected the goodwill at these reporting units to step two under SFAS No. 142.

      The fair values of the reporting units were derived from a 5-year projection of revenues and expenses plus residual value, with the resulting projected cash flows discounted at an appropriate weighted average cost of capital. The analysis was completed in the fourth quarter of 2002, and led to the recording of goodwill impairment charges as the cumulative effect of an accounting change of $70.6 million for Matrix and $6.6 million for Home Care Services — Care Focus.

Liquidity and Capital Resources

      Cash and Cash Flows. At September 30, 2004, we had $207.4 million in cash and cash equivalents. We anticipate that $55.9 million of this cash balance, while not legally restricted, will be utilized primarily to fund certain patient care liabilities and workers’ compensation claims and expenses. At September 30, 2004, we had positive working capital of $152.2 million reflected on our condensed consolidated balance sheet. Our cash flows consisted of the following (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2004	2003	2004	2003

Net cash provided by operating activities	$59,696	$32,981	$37,720	$53,427
Net cash provided by (used for) investing activities	(65,306)	23,541	(51,147)	129,824
Net cash used for financing activities	(3,493)	(22,339)	(38,028)	(129,979)

Net increase (decrease) in cash and cash equivalents	$(9,103)	$34,183	$(51,455)	$53,272

      Net cash provided by operating activities, under the direct method, for the nine months ended September 30, consists of the following (in thousands):

	2004	2003

Cash received from patients and third-party payors	$1,558,311	$1,781,515
Interest received	4,109	3,595
Cash paid to suppliers and employees	(1,487,910)	(1,683,868)
Interest paid	(30,969)	(45,799)
Income taxes paid	(5,821)	(2,016)

Net cash provided by operating activities	$37,720	$53,427

      With the termination of daily purchases of receivables by BFC from BHRS on March 1, 2004, accounts receivable on our condensed consolidated balance sheet have increased. This also resulted in an $82.0 million detriment to cash from operating activities on our condensed consolidated statement of cash flows for the nine months ended September 30, 2004.

      For the nine months ended September 30, 2004, proceeds from dispositions and collections on notes receivable totaling $54.6 million, as well as cash on hand, were used to fund capital expenditures of $38.0 million and the acquisition of Hospice USA.

      At December 31, 2003, we had $258.8 million in cash and cash equivalents. We anticipated that $29.9 million of this cash balance, while not legally restricted, would be utilized primarily to fund certain general and professional liabilities and workers’ compensation claims and expenses. At December 31, 2003, we had $33.7 million of unused commitments under our $75.0 million revolving credit facility, with utilization being for standby letters of credit primarily in support of certain insurance programs, security deposits, and debt or guaranteed debt obligations. At December 31, 2003, we had positive working capital of $101.5 million reflected on our consolidated balance sheet. Our cash flows consisted of the following for the years ended December 31 (in thousands):

	2003	2002	2001

Net cash provided by operating activities	$69,861	$116,633	$220,897
Net cash provided by (used for) investing activities	219,188	62,335	(86,654)
Net cash used for financing activities	(145,679)	(152,866)	(70,808)

Net increase in cash and cash equivalents	$143,370	$26,102	$63,435

Net cash provided by operating activities, under the direct method, for the years ended December 31, consists of the following (in thousands):

	2003	2002	2001

Cash received from patients and third-party payors	$2,342,917	$2,527,363	$2,728,577
Income taxes (paid) refunds received	7,656	3,705	(6,299)
Interest received	5,524	4,749	3,077
Cash paid to suppliers and employees	(2,218,526)	(2,353,526)	(2,428,100)
Interest paid	(67,710)	(65,658)	(76,358)

Net cash provided by operating activities	$69,861	$116,633	$220,897

      The decrease in net cash provided by operating activities of $46.8 million in 2003 from 2002 was primarily related to a reduction in Medicare funding, an increase in our insurance and related payments, as well as a decrease in our incremental cash collections on patient accounts receivable. Our Nursing Facilities patient accounts receivable continued to decline throughout 2003 and our cash collections on these accounts receivable continued to be in line with, or ahead of, our generated revenues. However, during 2002 our cash collections were significantly higher than our generated revenues due to collections of old patient balances. Having substantially completed these collection efforts during 2002, our incremental cash collections returned to a more normalized amount in 2003. In addition, our patient accounts receivable increased during 2003 due to certain Medicaid rate increases for which we will not receive payment until 2004. These factors resulted in a year over year decline in the cash generated from accounts receivable.

      Debt Transactions. At September 30, 2004, we had $61.1 million of availability under our $90.0 million revolving credit facility, with $28.9 million being utilized for standby letters of credit primarily in support of certain insurance programs, security deposits, and debt or guaranteed debt obligations. During October 2004, we entered into the LOC facility and transferred $10.8 million of our letter of credit commitments from the revolving credit facility. We expect to transfer any remaining letter of credit commitments under our revolving credit facility to the LOC facility, thereby increasing our availability under the revolving credit facility to the full $90.0 million.

      During June 2004, we commenced a cash tender offer to purchase any and all of our $200.0 million principal amount outstanding 9 5/8% senior notes due 2009 at an offer price of $1,190 per $1,000 principal amount tendered, plus accrued and unpaid interest, and a solicitation of consents to amend the indenture under which the 9 5/8% senior notes were issued. As of September 30, 2004, holders of $190.6 million of the 9 5/8% senior notes had tendered their notes and delivered consents.

      During June 2004, we issued the outstanding notes at a discount (98.318% of par) to yield 8.125%. The outstanding notes are general unsecured obligations subordinated in right of payment to our existing and future senior unsubordinated indebtedness and are guaranteed by certain of our subsidiaries. The outstanding notes were issued through a private placement. The proceeds from the outstanding notes, together with cash on hand, were used to purchase for cash $190.6 million of our 9 5/8% senior notes tendered, as well as to pay related fees and expenses. We recorded a pre-tax charge of $40.4 million related to this transaction, including $36.1 million for the prepayment premium and $3.7 million for the write-off of deferred financing costs on the 9 5/8% senior notes, as well as $681,000 for fees and expenses related to the cash tender offer. Approximately $36.1 million of the pre-tax charge, and $4.1 million of deferred financing costs related to the outstanding notes, were paid out in cash, using $20.6 million of net proceeds from the issuance of the outstanding notes and $19.6 million of cash on hand.

      During the second quarter of 2004, we entered into two amendments to our senior credit facility which, among other things, permitted the issuance of the outstanding notes and the purchase of our 9 5/8% senior notes, reduced the interest rate on the term loan portion of the senior credit facility, increased the size of our revolving credit facility from $75.0 million to $90.0 million and modified certain financial covenant levels.

      During October 2003, we entered into a new $210.0 million senior credit facility. The senior credit facility consists of a five-year $135.0 million term loan facility and a four-year $75.0 million revolving credit facility. The revolving credit facility is available for general corporate purposes and up to $55.0 million for the issuance of letters of credit. The term loan facility is fully drawn and as of September 30, 2004, we were utilizing $28.9 million of the revolving credit facility for letters of credit. The senior credit facility currently bears interest at the prime lending rate plus 2.25%, or the Eurodollar rate plus 3.25%, at our option. The senior credit facility is secured by mortgages on certain nursing facilities, has a security interest in certain patient accounts receivable, is guaranteed by substantially all of our present and future subsidiaries and imposes on us certain financial tests and restrictive covenants.

      Concurrent with the senior credit facility transaction, we issued through a public offering $115.0 million of 2.75% convertible subordinated notes due 2033. The convertible notes are subordinated in right of payment to all of our existing and future senior debt. The convertible notes are convertible into shares of our common stock at an initial conversion price of $7.45 per share, at the option of the holder when certain conditions are met prior to maturity. As of December 31, 2003, none of the conversion conditions had been met and therefore, the common shares into which the convertible notes may be converted were not included in the calculation of our diluted earnings per share. Assuming the convertible notes had been converted into shares of our common stock effective January 1, 2003, our diluted net income per share for the year ended December 31, 2003 would have been reduced by $0.09 per share to $0.66 per share diluted, based on a total number of shares outstanding of approximately 122,352,000.

      The net proceeds from these refinancing transactions were used as follows:

•	to redeem all $180.0 million of our outstanding 9% Senior Notes due 2006 and to pay the applicable premium of $2.7 million;

•	to redeem $31.0 million of our industrial development revenue and first mortgage bonds;

•	to repay $18.6 million of our mortgage obligations; and

•	to pay transaction fees and expenses and for general corporate purposes.

      These transactions enabled us to extend principal maturities, invest significantly more capital expenditures for future growth and reduce our weighted average interest rate by approximately two percentage points (or approximately $11.0 million in annual interest expense).

      Acquisitions and Divestitures. On July 30, 2004, we purchased substantially all of the assets of Hospice USA, LLC, and its affiliates, which were privately held companies providing hospice services in Mississippi, Alabama and Tennessee, for cash of approximately $69.1 million. At the time of acquisition, Hospice USA, LLC and its affiliates operated 18 hospice locations and had an additional 16 locations under development. The acquisition was part of our ongoing strategy to expand our service businesses.

      In 2002, we completed a full evaluation of our nursing facility portfolio, which included the identification of non-strategic facilities and facilities that account for a disproportionately high share of projected patient care liability costs. As a result of this analysis, we have divested a significant portion of our nursing facility capacity. During the year ended December 31, 2003, we sold, closed or terminated the leases on 81 nursing facilities, seven assisted living centers, and one managed facility, of which 72 nursing facilities and six assisted living centers were part of this divestiture strategy. We received net cash proceeds of $275.0 million from the sales of these nursing facilities, our former Matrix outpatient therapy clinics and managed care network, certain assets of our Home Care segment and other assets. These net proceeds were primarily used to:

•	repay approximately $84.0 million of long-term debt;

•	pay off $69.5 million of off-balance sheet lease financing;

•	fund capital expenditures totaling $44.0 million; and

•	increase our cash on hand.

      During the nine months ended September 30, 2004, we divested 19 nursing facilities (2,342 beds), one assisted living center (32 units) and a home medical equipment business for cash proceeds totaling $21.0 million and closed two nursing facility (182 beds) and one assisted living center (9 units). We did not operate three of the nursing facilities sold. These net proceeds were primarily used for general corporate purposes.

      We expect the successful completion of our divestiture strategy, while resulting in a significant reduction in our revenues, will reduce our patient care liability costs, reduce outstanding debt and strengthen the nursing facility portfolio going forward. We expect to continue the implementation of initiatives to improve our fundamental business processes and reduce costs throughout the organization. We can give no assurance that we will be able to execute the divestiture strategy in a timely manner at fair values or that we will be able to fully implement planned initiatives to reduce costs.

      We currently anticipate that cash on hand, cash flows from operations and availability under our banking arrangements will be adequate to repay our debts due within one year of $11.6 million, to make capital additions and improvements of approximately $80.0 million, to make operating lease and other contractual obligation payments, to make selective acquisitions, including previously leased facilities, to repurchase shares of our common stock and to meet working capital requirements for the twelve months ending September 30, 2005. If cash flows from operations or availability under our existing banking arrangements fall below expectations, we may be required to utilize cash on hand, delay capital expenditures, dispose of certain assets, issue additional debt securities, or consider other alternatives to improve liquidity.

      Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. However, based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flows from operations, available cash and cash equivalents and available borrowings will be adequate to meet our future liquidity needs for at least the next five years.

      We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all.

Obligations and Commitments

      On October 6, 2004, we entered into the LOC facility which matures in October 2008. The LOC facility is secured by certain of our Medicaid and Veterans Administration accounts receivable and contains standard terms and conditions, including a 2.375% fee on outstanding letters of credit. As of October 31, 2004, we had transferred $10.8 million of letter of credit commitments from our revolving credit facility to the LOC facility. We intend to transfer any remaining letter of credit commitments from the revolving credit facility to the LOC facility, thereby increasing our availability under the revolving credit facility to the full $90.0 million.

      As of September 30, 2004, we have off-balance sheet debt guarantees of $12.3 million that primarily arose from our sales of nursing facilities. We also guarantee certain third-party operating leases. Those guarantees arose from our dispositions of leased facilities, and the underlying leases have $62.7 million of minimum rental commitments remaining through the initial lease terms, with the latest termination date being February 2019. We have recorded approximately $660,000, included in “Other accrued liabilities” on the condensed consolidated balance sheet at September 30, 2004 as the estimated fair value of guarantees in accordance with the FASB’s Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.

      A summary of our long-term contractual obligations and commitments in future years as of December 31, 2003, including principal and interest, is shown below (in thousands):

	Payments Due by Period

	Total	2004	2005-2006	2007-2008	After 2008

Contractual obligations:
Long-term debt(1)	$854,131	$50,722	$101,288	$226,920	$475,201
Capital lease obligations	7,626	887	1,215	901	4,623
Operating leases	134,002	43,504	50,201	20,164	20,133
Federal government settlement obligations	73,894	18,125	36,250	19,519	—
Data processing agreement	8,073	2,437	4,874	762	—

Total contractual cash obligations	$1,077,726	$115,675	$193,828	$268,266	$499,957

	Total	Amount of Commitment Expiration Per Period
	Amounts
	Committed	2004	2005-2006	2007-2008	After 2008

Other commercial commitments:
Letters of credit	$41,266	$41,266	$—	$—	$—
Guarantees	13,083	345	—	2,508	10,230
Other commercial commitments	403	403	—	—	—

Total commercial commitments	$54,752	$42,014	$—	$2,508	$10,230

(1)	For variable-rate debt, we estimated future interest payments based on published forward yield curve analyses.

      These obligations and commitments do not include $70.0 million of Medium-Term Notes due March 2005, which were repaid by BFC on June 15, 2004. See Note 1 to our December 31, 2003 Consolidated Financial Statements included herein.

      During 2003, we acquired six leased properties (649 beds) and our corporate office building, which had been subject to our off-balance sheet lease arrangement, for cash of $69.5 million. These acquisitions were in accordance with the 2003 amendments to our former senior credit facility and our off-balance sheet lease arrangement. These acquisitions were primarily funded with the proceeds from the sale of nursing facilities, outpatient therapy clinics and Care Focus.

Quantitative and Qualitative Disclosures About Market Risk.

      We are exposed to market risk because we utilize financial instruments. The market risks inherent in these instruments are attributable to the potential loss from adverse changes in the general level of United States interest rates. We manage our interest rate risk exposure by maintaining a mix of fixed and variable rates for debt and notes receivable. The following table provides information regarding our market sensitive financial instruments and constitutes a forward-looking statement.

	Expected Maturity Dates							Fair Value	Fair Value
								December 31,	December 31,
	2004	2005	2006	2007	2008	Thereafter	Total	2003	2002

	(Dollars in thousands)
Total long-term debt(1):
Fixed rate	$11,743	$11,786	$9,567	$15,423	$8,994	$371,914	$429,427	$503,923	$578,282
Average interest rate	7.53%	7.53%	7.55%	7.55%	7.55%	7.55%
Variable rate	$1,611	$1,635	$1,663	$33,759	$97,581	$551	$136,800	$136,800	$7,375
Average interest rate	4.43%	5.54%	6.64%	7.46%	8.04%	7.83%
Total notes receivable:
Fixed rate	$14,378	$650	$402	$13,766	$291	$3,299	$32,786	$27,459	$24,548
Average interest rate	10.88%	8.39%	9.16%	9.98%	9.07%	8.71%
Variable rate	$37	$39	$41	$43	$46	$208	$414	$414	$449
Average interest rate	5.00%	5.00%	5.00%	5.00%	5.00%	5.00%
Off-balance sheet obligations(2):
Variable rate	$70,000	$—	$—	$—	$—	$—	$70,000	$70,000	$139,456
Average interest	1.87%	—	—	—	—	—

(1)	See Note 9 to our December 31, 2003 consolidated financial statements included herein for a discussion of our 2003 refinancing. For variable-rate debt, we estimated future interest payments based on published forward yield curve analyses.

(2)	Our off-balance sheet lease obligation of $69.5 million was satisfied in June 2003 when we acquired the remaining leased properties and our corporate office building, which had been subject to this arrangement. The $70.0 million of Medium-Term Notes were repaid by BFC on June 15, 2004.

MANAGEMENT

      The following table sets forth the name, position and age of each of our directors and executive officers. Each director holds office until a successor is elected, or until the earliest of death, resignation or removal. Each executive officer is elected or appointed by the Board of Directors. Our executive officers and directors as of November 15, 2004 are as follows:

Name	Position	Age

William R. Floyd	Chairman of the Board, President, Chief Executive Officer and Director	60
Douglas J. Babb	Executive Vice President and Chief Administrative and Legal Officer	52
David R. Devereaux	Chief Operating Officer — Nursing Facilities	42
Jeffrey P. Freimark	Executive Vice President, Chief Financial Officer and Chief Information Technology Officer	49
Cindy H. Susienka	Executive Vice President and Group President for Therapy, Homecare and Hospice Services	45
Patrice K. Acosta	Senior Vice President — Quality of Life Programs	48
Pamela H. Daniels	Senior Vice President, Controller and Chief Accounting Officer	41
Lawrence Deans	Senior Vice President — Human Resources	53
James M. Griffith	Senior Vice President — Investor Relations and Corporate Communications	62
Patricia C. Kolling	Senior Vice President — Compliance	58
Andrea J. Ludington	Senior Vice President — Professional Services	58
Barbara R. Paul, M.D.	Senior Vice President and Chief Medical Officer	50
Harold A. Price	Senior Vice President — Sales and Business Development	54
Martha J. Schram	Senior Vice President and President — Aegis Therapies	53
Richard D. Skelly, Jr.	Senior Vice President and Treasurer	45
Chris W. Roussos	President — AseraCare	39
Melanie Creagan Dreher, Ph.D.	Director	61
John D. Fowler, Jr.(1)(2)(4)	Director	47
John P. Howe, III, M.D.(3)	Director	61
James W. McLane(1)(2)(4)	Director	65
Ivan R. Sabel(2)(3)(4)	Director	59
Donald L. Seeley(1)(3)(4)	Director	60
Marilyn R. Seymann, Ph.D.(1)(2)	Director	61

(1)	Member of the Audit and Compliance Committee.

(2)	Member of the Nominating Committee and Compensation Committee.

(3)	Member of the Quality Management Committee.

(4)	Member of the Finance Committee.

      Mr. Floyd joined us in April 2000 as President and Chief Operating Officer. He was elected Chief Executive Officer in February 2001 and Chairman of the Board in December 2001. From 1996 to 1998, he was Chief Executive Officer of Choice Hotels International, and from 1995 to 1996, he was Chief Operating Officer of Taco Bell Corporation. He has been a director since July 2000.

      Mr. Babb joined us in April 2000 as Executive Vice President, General Counsel and Secretary. He was named head of Government Relations in January 2001 and Chief Administrative and Legal Officer in October 2002. Mr. Babb was Senior Vice President — Merchandise Business Unit for Burlington Northern Santa Fe Corporation from 1997 to 1999.

      Mr. Devereaux joined us in August 1998 as Senior Vice President — Operations for the Specialty Services Division of the Nursing Facilities segment. He was elected President of the corporations within the Nursing Facilities segment in January 2001 and Chief Operating Officer in July 2001.

      Mr. Freimark joined us in January 2002 as Executive Vice President and Chief Financial Officer. He became head of Information Technology in October 2002. From May 2001 to January 4, 2002, he was Senior Executive Vice President and Chief Financial Officer of OfficeMax, Inc. From March 1997 to May 2001, he was with The Grand Union Company where he held positions as Executive Vice President, Chief Financial Officer and President and Chief Executive Officer.

      Ms. Susienka joined us in June 1998 as President — Aegis Therapies and was elected President — Home Care Services in March 2002. She was elected Executive Vice President in December 2003 and Group President for Therapy, Homecare and Hospice Services in August 2004.

      Ms. Acosta joined us in October 1996 as Vice President — Risk Management. She was elected Senior Vice President — Professional Services in January 2001 and Senior Vice President — Quality of Life Programs in October 2003.

      Ms. Daniels joined us in May 1988 as Audit Coordinator. She was elected Vice President, Controller and Chief Accounting Officer in October 1996 and Senior Vice President in December 1999.

      Mr. Deans joined us in November 2003 as Senior Vice President — Human Resources. From September 1999 to November 2003, he was Chief Human Resources Officer at Jones Lang LaSalle. From February 1998 to June 1999, he was Vice President — Human Resources of Alliant Foodservice, Inc.

      Mr. Griffith joined us in November 1995 as Senior Vice President — Investor Relations and Corporate Communications.

      Ms. Kolling joined us in February 1989 as a rehabilitation consultant. She was elected Vice President — Rehabilitation in 1994, Vice President — PPS in 1998 and Vice President — Medicare Programs in 2000. She was elected Senior Vice President — Compliance in October 2002.

      Ms. Ludington joined us in 1999 as Regional Director of Professional Services. She was elected Senior Vice President — Professional Services in 2004.

      Dr. Paul joined us in March 2004 as Senior Vice President and Chief Medical Officer. From 1999 to 2004 she was director of the Quality Measurement and Health Assessment Group for CMS at HHS.

      Mr. Price joined us in August 2002 as Senior Vice President — Sales and Business Development. Prior to that, he worked with us on a consulting basis for 18 months. Before becoming a consultant, he was Vice President — Strategic Relations and Business Development for SelfCare, Inc. from 1999 to 2000.

      Ms. Schram joined us in December 1998 as Group Vice President. She was elected Vice President — Northeast Division of AEGIS Therapies in March 2001 and President of AEGIS Therapies in July 2004. From 1993 to 1998, she was an Area Vice President for NovaCare and from 1988 to 1993, she served as Executive Director of Rehabilitation Services for Divine Savior Hospital in Portage, WI.

      Mr. Skelly joined us in April 2002 as Senior Vice President and Treasurer. From September 2001 to March 2002, he served as Senior Vice President and Treasurer of OfficeMax, Inc. From June 1997 to August 2001, he held various positions with The Grand Union Company, including Acting Chief Financial Officer and Treasurer.

      Mr. Roussos joined us in August 2001 as a management designee of our former Matrix segment. He was elected President of Matrix in February 2002, President of Ceres Purchasing Solutions in October 2002 and

President of AseraCare in July 2004. From 2000 to 2001, he was Division General Manager of American Homestar, and from 1996 to 2000, he was General Manager of Fleetwood Enterprises.

      Dr. Dreher is the Kelting Dean and a professor at The University of Iowa College of Nursing, and has been since 1997. She also serves as Academic Director for Clinical Practice in the Department of Nursing and Patient Services at The University of Iowa Hospital and Clinics and is a member of the board of Wellmark Health Plan of Iowa. From 2000 to 2001, she was an advisory board member for the Pfizer Fellowship Program in Nursing Research. She has been a director since August 2004.

      Mr. Fowler has served as Vice Chairman of Deutsche Bank Securities, Inc. since November 1, 2004. From 2003 to 2004, he was Managing Director of Baycrest Capital, LLC, a private equity investment and advisory firm and Managing Director of Bio-Strategic Directors LLC. From 2001 to 2003, he was President and a director of Large Scale Biology Corporation. From 1998 to 2001, he was a Managing Director in JPMorgan & Co.’s Healthcare Group and from 1992 to 1998, he was Managing Director and Head of Salomon Brothers, Inc.’s Healthcare Group. He is also a director of Project Reach Youth. He has been a director since February 2002.

      Dr. Howe, III is President and Chief Executive Officer of Project Hope. From 1985 to 2001, he was President of The University of Texas Health Center at San Antonio. He is also a director of Southwest Foundation for Biomedical Research. He has been a director since July 2001.

      Mr. McLane is Chairman, President, Chief Executive Officer and Director of Healthaxis Inc. From 1997 until early 2000, he was President, Chief Operating Officer and Director of NovaCare, Inc. He previously served as Executive Vice President of Aetna, Inc. and as Chief Executive Officer of Aetna Health Plans. He is also a director of Outward Bound USA and Philadelphia Outward Bound. He has been a director since October 2000.

      Mr. Sabel is Chairman of the Board and Chief Executive Officer of Hanger Orthopedic Group, Inc. He has held various positions with Hanger Orthopedic Group, Inc. since 1987, including President, Chief Operating Officer and Vice President, Corporate Development. He is also a director of American Orthotic and Prosthetic Association, Nursefinders, Inc. and Mid Atlantic Medical Services, Inc. He has been a director since March 2004.

      Mr. Seeley is Director of the Applied Investment Management Program at the University of Arizona Department of Finance. From 1997 to 2000, he was Vice Chairman and Chief Financial Officer of True North Communications. He is a director of Modem Media Inc. He also serves on the Board of Trustees of William Blair Funds. He has been a director since April 2002.

      Dr. Seymann is President and Chief Executive Officer of M One, Inc., a management, risk and information systems consulting firm for financial institutions. She is a director of Community First Bankshares, Inc., NorthWestern Corporation, Maximus, Inc. and Eos International, Inc. She has been a director since March 1995.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of November 15, 2004, the beneficial ownership of our common stock by: (i) each of our directors; (ii) each of our named executive officers; (iii) all of our directors and executive officers as a group; and (iv) all persons known by us to be beneficial owners of more than 5% of our outstanding common stock. Except as indicated by footnote, we believe that each stockholder named in the table has sole voting and investment power with respect to such shares. Unless otherwise indicated, the address of each beneficial owner listed is c/o Beverly Enterprises, Inc., One Thousand Beverly Way, Fort Smith, Arkansas, 72919.

	Sole Voting	Options
	and	Exercisable	Other			Percentage
	Investment	Within	Beneficial	Deferred		of Common
Directors and Officers	Power	60 Days	Ownership(1)	Compensation(3)	Total	Stock

Douglas J. Babb	182,901	275,550	—	—	458,451	*
David R. Devereaux	239,444 (2)	193,025	—	—	432,469	*
Melanie Creagan Dreher, Ph.D.	—	—	—	12,064	12,064	*
William R. Floyd	675,876	1,200,000	—	—	1,875,876	1.74%
John D. Fowler, Jr.	5,000	25,667	—	65,411	96,078	*
Jeffrey P. Freimark	166,106	112,500	6,450	—	285,056	*
John P. Howe, III, M.D.	—	32,083	—	41,955	74,038	*
James W. McLane	15,385	34,968	—	20,816	71,169	*
Ivan R. Sabel	—	—	—	21,338	21,338	*
Donald L. Seeley	38,385	23,833	—	—	62,218	*
Marilyn R. Seymann	16,385	56,625	—	21,933	94,943	*
Cindy H. Susienka	118,777 (2)	187,875	—	—	306,652	*
All Directors and Executive officers as a group (23 persons)	2,176,441 (2)	2,617,901	6,700	183,518	4,984,560	4.61%

		Percentage
		of Common
5% Beneficial Owners	Total	Stock

Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Investment Managers)(4)(5)	10,914,248	10.10%
World Financial Center, North Tower
250 Vesey Street
New York, NY 10381
Strong Capital Management, Inc.(4)(6)	8,176,215	7.60%
100 Heritage Reserve
Menomonee Falls, WI 53051
Wellington Management Company, LLP(4)(7)	7,151,050	6.68%
75 State Street
Boston, MA 02109
Dimensional Fund Advisors Inc.(4)(8)	6,430,775	6.00%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
Barclays Global Investors(4)(9)	5,402,927	5.03%
45 Fremont St.
San Francisco, CA 94105

*	Percentage of stock owned does not exceed 1%.

(1)	Shares owned by family members.

(2)	Includes shares allocated through participation in the Employee Stock Purchase Plan.

(3)	Shares credited under the Non-Employee Director Deferred Compensation Plan.

(4)	We have been notified by these persons that they were the beneficial owners of more than 5% of our voting securities as of December 31, 2003. According to the most recent Schedule 13G filed by the owner with the SEC, these shares were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of, changing or influencing control over us.

(5)	Information based on Schedule 13G dated September 7, 2004. Includes all shares reported by Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Investment Managers, an operating division of Merrill Lynch & Co.’s indirectly owned asset management subsidiaries).

(6)	Information based on Schedule 13G/A dated February 17, 2004. Includes all shares reported by Strong Capital Management, Inc., an investment advisor registered under the Investment Advisors Act of 1940 and Richard S. Strong. Strong Capital Management, Inc. and Richard S. Strong have shared voting power with respect to all of these shares.

(7)	Information based on Schedule 13G dated February 12, 2004. Includes all shares reported by Wellington Management Company, LLP. Of these shares, Wellington Management Company, LLP reports that it has shared voting power with respect to 6,455,590 shares and shared dispositive power with respect to 7,151,050 shares.

(8)	Information based on Schedule 13G/A dated February 6, 2004. Includes all shares reported by Dimensional Fund Advisors Inc., an investment advisor registered under the Investment Advisors Act of 1940. Dimensional Fund Advisors Inc. reports that it has sole voting power and sole dispositive power with respect to these shares.

(9)	Information based on Schedule 13G dated January 17, 2004. Includes all shares reported by Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank & Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA, and Barclays Private Bank Limited. Of these shares, Barclays Global Investors, NA reports that it has sole voting and dispositive power with respect to 3,550,055 shares, Barclays Global Fund Advisors reports that it has sole voting and dispositive power with respect to 878,295 shares, Barclays Bank PLC reports that it has sole voting and dispositive power with respect to 201,288 shares, and Barclays Capital Inc. reports that it has sole voting and dispositive power with respect to 308,642 shares.

DESCRIPTION OF OTHER INDEBTEDNESS

The Senior Credit Facility

      On June 17, 2004, we entered into a second amendment to our senior credit facility, to, among other things, permit the issuance of the outstanding notes and the purchase of the 9 5/8% senior notes pursuant to the tender offer, reduce the interest rate on the term loan portion of our senior credit facility and increase the size of our revolving credit facility from $75.0 million to $90.0 million.

      Our senior credit facility provides for senior secured financing of $225.0 million, consisting of a five-year $135.0 million Tranche C term loan facility drawn in full and a four-year $90.0 million revolving credit facility. At September 30, 2004, we had $61.1 million of unused commitments under our $90.0 million revolving credit facility, with utilization of $28.9 million being for standby letters of credit primarily in support of certain insurance programs, security deposits, and debt or guaranteed debt obligations. All borrowings are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

Interest and Fees

      Borrowings under the term loan facility and under the revolving credit facility bear interest at a floating rate determined by reference to the prime lending rate or the Eurodollar rate, plus, in each case, an applicable margin. The applicable margin under the senior credit facility changes from time to time based on our senior secured leverage ratio. We pay a commitment fee calculated at a rate equal to 0.50% per annum, subject to increase to 0.625% per annum under certain circumstances, on the unused portion of the revolving credit facility.

Prepayments

      We are required to make certain mandatory prepayments of the term loan, subject to certain exceptions, in an amount equal to: (1) 100% of the net proceeds from any incurrence of indebtedness (other than the exchange notes offered hereby); (2) 50% of the net proceeds from equity issuances, subject to certain exceptions; (3) 100% of the net proceeds from sales or other dispositions of assets not in the ordinary course of business (including as a result of casualty or condemnation), subject to certain exceptions; and (4) 75% of excess cash flow (provided that this percentage will be reduced to 50% when our senior secured leverage ratio is less than 2.0 to 1.0). Optional prepayments will be permitted without premium or penalty.

      Voluntary prepayments of loans under our senior credit facility and voluntary reductions in the unused commitments under the revolving credit facility are permitted in whole or in part, in minimum amounts and subject to certain other limitations as set forth in the credit agreement.

Amortization of Principal

      The term loan will amortize as follows: 0.25% of the original principal amount of the term loan will be payable quarterly during the first 14 calendar quarters beginning June 30, 2004, and 24% of the original principal amount of the term loan will be payable quarterly during the last four calendar quarters, with the last installment being payable on October 22, 2008.

Collateral and Guarantees

      Certain of our present and future domestic subsidiaries guarantee our obligations under the senior credit facility. The majority of our and our guarantors’ tangible and intangible domestic assets (including, without limitation, intellectual property, certain owned real property to be agreed upon and all of the capital stock of our and our guarantors’ direct and indirect domestic subsidiaries and approximately two-thirds of the capital stock of our and our guarantors’ first-tier foreign subsidiaries) secure our borrowings under the senior credit facility.

Covenants and Other Matters

      Our senior credit facility requires us to comply with certain financial covenants, including a maximum total lease adjusted leverage ratio, a maximum senior secured leverage ratio and a minimum interest coverage ratio. Our senior credit facility includes certain negative covenants restricting or limiting our ability to, among other things:

•	declare dividends or redeem or repurchase capital stock;

•	prepay, redeem or purchase certain debt (including the notes);

•	incur liens and engage in sale leaseback transactions;

•	make loans or investments;

•	restrict our subsidiaries’ ability to pay dividends or make other stockholder distributions;

•	guarantee or incur additional debt;

•	amend or otherwise alter terms of certain debt (including the notes);

•	make capital expenditures;

•	engage in mergers, acquisitions or other business combinations;

•	sell assets;

•	change our fiscal year;

•	transact with affiliates; and

•	alter the business we conduct.

      Our senior credit facility contains certain customary representations and warranties, affirmative covenants and events of default, including change of control, cross-defaults to other debt and material judgments.

9 5/8% Senior Notes

      As of September 30, 2004, we had $9.4 million of 9 5/8% senior notes due April 15, 2009. Pursuant to a tender offer and consent solicitation completed on July 9, 2004, we received the requisite consents to amend the indenture governing the 9 5/8% senior notes and, on June 17, 2004, we executed a supplemental indenture to eliminate our obligation to comply with substantially all of the so-called “restrictive covenants” contained in the indenture governing the 9 5/8% senior notes. Our 9 5/8% senior notes are redeemable at our option in whole or in part, at any time, subject to a make whole premium. We are not otherwise required to make any mandatory redemption or sinking fund payments with respect to our 9 5/8% senior notes.

2.75% Convertible Subordinated Notes

      We have $115.0 million of 2.75% convertible subordinated notes due 2033, which we sold through a public offering. Our convertible subordinated notes are unsecured obligations, subordinated in right of payment to all of our existing and future senior debt. Our convertible subordinated notes are convertible into shares of our common stock at an initial conversion price of $7.45 per share, at the option of the holder when certain conditions are met prior to maturity. As of September 30, 2004, none of the conversion conditions had been met.

      Our convertible subordinated notes are redeemable at our option, in whole or in part, at any time on or after November 5, 2010 at a price equal to 100% of the principal amount plus accrued and unpaid interest thereon to the redemption date.

      Each holder of our convertible subordinated notes may require us to repurchase all or a portion of such holder’s notes on November 1, 2010, 2013, 2018, 2023 and 2028 at a purchase price equal to 100% of the principal plus accrued and unpaid interest thereon to the redemption date.

      Upon the occurrence of a change of control, each holder of our convertible subordinated notes will have the right to require us to repurchase all or any part of such holder’s convertible subordinated notes at an offer price in cash equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase. We are not otherwise required to make any mandatory redemption or sinking fund payments with respect to our convertible subordinated notes.

Notes and Mortgages

      As of September 30, 2004, we had $57.2 million of outstanding notes and mortgages, less imputed interest. The notes and mortgages mature in installments through 2031 at effective interest rates ranging from 4.75% to 12.50%. A portion of these notes and mortgages is secured by property, equipment and other assets with a net book value of $73.8 million at September 30, 2004.

Other Indebtedness

      As of September 30, 2004, we had $39.4 million of industrial development revenue bonds outstanding, which were originally issued prior to 1986 primarily for the construction or acquisition of nursing facilities. Our industrial development revenue bonds are due in installments through the year 2013 at effective interest rates of 5.21% to 10.00% and are secured in part by property and other assets with a net book value of $51.2 million at September 30, 2004.

Letter of Credit Facility

      On October 6, 2004, we entered into the LOC facility which matures in October 2008. The LOC facility is secured by certain of our Medicaid and Veterans Administration accounts receivable and contains standard terms and conditions, including a 2.375% fee on outstanding letters of credit. As of October 31, 2004, we had transferred $10.8 million of letter of credit commitments from our revolving credit facility to the LOC facility. We intend to transfer any remaining letter of credit commitments from the revolving credit facility to the LOC facility, thereby increasing our availability under the revolving credit facility to the full $90.0 million.

DESCRIPTION OF THE EXCHANGE NOTES

      We issued the outstanding notes and will issue the exchange notes under an indenture dated as of June 25, 2004 between us, the Guarantors and BNY Midwest Trust Company, as trustee. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

      The following describes some general terms and provisions of the exchange notes. This description of the exchange notes is intended to be a useful overview of the material provisions of the exchange notes and the indenture. Because this description is only a summary, you should refer to the indenture and the exchange notes for a complete description of our obligations and your rights.

      For purposes of this description, references to “we,” “our,” and “us” refer only to Beverly Enterprises, Inc. and not to any of its Subsidiaries.

General

      We issued $215.0 million in aggregate principal amount of the outstanding notes to the initial purchasers on June 25, 2004. The initial purchasers sold the outstanding notes to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act. The terms of the exchange notes are substantially identical to the terms of the outstanding notes. However, the exchange notes are not subject to transfer restrictions or registration rights unless held by certain broker-dealers, our affiliates or certain other persons. See “The Exchange Officer — Transferability of the Exchange Notes.” In addition, we do not plan to list the exchange notes on any securities exchange or seek quotation on any automated quotation system. The outstanding notes are and the exchange notes will be listed on the Private Offering, Resales and Trading Automatic Linkage (PORTAL) MarketSM. The Nasdaq Stock Market, Inc®. operates The PORTAL MarketSM which facilitates the listing of unregistered securities eligible to be resold pursuant to Rule 144A of the Securities Act. Adopted under the Securities Act, The PORTAL MarketSM provides regulatory review of securities in connection with the clearance and settlement thereof via DTC.

The Exchange Notes

      The exchange notes:

•	will be our general unsecured, senior subordinated obligations;

•	will be junior in right of payment to all of our existing and future Senior Debt;

•	will be pari passu (i.e., equal) in right of payment with any of our future Senior Subordinated Indebtedness;

•	will be senior in right of payment to our 2.75% Convertible Subordinated Notes due 2033 and all of our future Indebtedness that is expressly subordinated to the notes; and

•	will be unconditionally guaranteed by the Guarantors on an unsecured, senior subordinated basis.

The Guarantees

      The exchange notes will be jointly and severally guaranteed by each of our existing domestic Restricted Subsidiaries other than Beverly Funding Corporation and Beverly Indemnity, Ltd. As of September 30, 2004, the outstanding notes were effectively subordinated to the indebtedness and other liabilities (including trade payables and other contingent liabilities) of our non-Guarantor Subsidiaries. All of these liabilities are included in our consolidated balance sheet as of September 30, 2004. Our non-Guarantor Subsidiaries had no material third-party revenues during the nine months ended September 30, 2004 and held approximately $196.9 million in total assets as of September 30, 2004.

      Each Guarantee of the exchange notes:

•	will be a general unsecured, Senior Subordinated Obligation of such Guarantor;

•	will be junior in right of payment to all existing and future Senior Debt of such Guarantor;

•	will be pari passu in right of payment with all future unsecured, senior subordinated indebtedness of such Guarantor; and

•	will rank senior in right of payment to all future Indebtedness that is expressly subordinated to such Guarantee.

      On the Issue Date, all of our existing domestic Restricted Subsidiaries (except Beverly Funding Corporation and Beverly Indemnity Ltd.) guaranteed the outstanding notes. In the future, it is possible that we will have additional Subsidiaries that will not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

      On the Issue Date, all of our Subsidiaries were “Restricted Subsidiaries.” However, under the circumstances described below under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

      We are offering to issue exchange notes with an aggregate principal amount of up to $215.0 million in exchange for a like principal amount of outstanding notes to satisfy our obligations under the registration rights agreement that we and the Guarantors entered into when the outstanding notes were issued. We may issue an unlimited amount of additional notes under the indenture from time to time after this offering. Any offering of additional notes is subject to the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The outstanding notes, the exchange notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

      The notes will mature on June 15, 2014. Interest on the notes will accrue at 7 7/8% per annum and will be payable semiannually on June 15 and December 15 every year, beginning December 15, 2004, to the Person in whose name the note or any predecessor note is registered at the close of business on the June 1 or December 1 immediately preceding such interest payment date. We will issue exchange notes in denominations of $1,000 and integral multiples of $1,000 and the exchange notes will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “— Book-Entry, Delivery and Form.” Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      We will pay principal of, premium, if any, interest and Liquidated Damages, if any, on the notes at the office or agency designated by us in the Borough of Manhattan, The City of New York, except that we may, at our option, pay interest and Liquidated Damages, if any, on the notes by check mailed to holders of the notes at their registered address as it appears in the registrar’s books; provided that if you have given wire transfer instructions to the paying agent on or before the relevant record date, then your interest payment will be made by wire transfer of immediately available funds to the account specified in your instructions. We have designated BNY Midwest Trust Company as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to you, and we may act as paying agent or registrar.

      We will pay principal of, premium, if any, interest and Liquidated Damages, if any, on notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of the global notes.

Subordination

      The payment of principal of, premium, if any, interest and Liquidated Damages, if any, on the notes (including any obligation to redeem or repurchase the notes) and payment under any Guarantee will be subordinated to the prior payment in full of all of our and each Guarantor’s Senior Debt, as the case may be, including Senior Debt incurred after the date of the indenture.

      The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the holders of notes will be entitled to receive any payment with respect to the notes (except that holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under “— Legal Defeasance and Covenant Defeasance”), in the event of any distribution to our or the relevant Guarantor’s creditors:

(1) in a liquidation or dissolution of us or the relevant Guarantor;

(2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property, or the relevant Guarantor or its respective property;

(3) in an assignment for the benefit of our or the relevant Guarantor’s creditors; or

(4) in any marshaling of our or the relevant Guarantor’s assets and liabilities.

      We also may not make any payment in respect of the notes (except in Permitted Junior Securities or from the trust described under “— Legal Defeasance and Covenant Defeasance”) if:

(1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

(2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a “Payment Blockage Notice”) from us or from the holders of any such Designated Senior Debt.

      Payments on the notes may and will be resumed:

(1) in the case of a payment default, upon the earlier of the date on which such default is cured or waived or such Designated Senior Debt has been discharged or paid in full; and

(2) in the case of a nonpayment default, upon the earlier of (w) the date on which such nonpayment default is cured or waived, (x) 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated, (y) the date on which such payment blockage period shall have been terminated by written notice to the trustee by the party initiating such payment blockage period or (z) the date on which such Designated Senior Debt has been discharged or paid in full.

      No new Payment Blockage Notice may be delivered unless and until:

(1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

(2) all scheduled payments of principal of and premium, if any, interest and Liquidated Damages, if any, on the notes that have come due have been paid in full.

      No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or can be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

      If the trustee or any holder of the notes receives a payment in respect of notes (except in Permitted Junior Securities or from the trust described under “— Legal Defeasance and Covenant Defeasance”) when:

(1) the payment is prohibited by these subordination provisions; and

(2) the trustee or the holder has actual knowledge that the payment is prohibited,

the trustee or the holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the holder, as the case may be, will promptly deliver the amounts in trust to the holders of Senior Debt or their proper representative.

      We or the trustee must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

      The Guarantee of each Guarantor will be subordinated to Senior Debt of such Guarantor to the same extent and in the same manner as the notes are subordinated to our Senior Debt. Payments under the Guarantee of each Guarantor will be subordinated to the prior payment in full in cash of all other Senior Debt of such Guarantor, including Senior Debt incurred after the date of the indenture, on the same basis as provided above with respect to the subordination of payments on the notes by us to the prior payment in full of our Senior Debt.

      As a result of the subordination provisions described above, in the event of our bankruptcy, liquidation or reorganization, holders of notes may recover less ratably than our creditors who are holders of Senior Debt. See “Risk Factors — Your right to receive payments on the notes is junior to our existing senior indebtedness and possibly all of our future borrowings. Further, the guarantees of these notes are junior to all of our guarantors’ existing senior indebtedness and possibly to all of their future borrowings.”

Subsidiary Guarantees

      Our payment obligations under the exchange notes will, like the outstanding notes, be fully and unconditionally guaranteed on an unsecured, senior subordinated basis, by each of our existing domestic Restricted Subsidiaries (except Beverly Funding Corporation and Beverly Indemnity, Ltd.). The Guarantees will be joint and several obligations of the Guarantors. Each Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor.

      Each Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Guarantor without rendering the applicable Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or otherwise being void, voidable or unenforceable under any bankruptcy, reorganization, insolvency, liquidation or other similar legislation or legal principles. If a Guarantee were to be rendered voidable, it could be subordinated by a court to all other Indebtedness, including guarantees and other contingent liabilities, of the applicable Guarantor, and depending on the amount of such Indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors — Your right to receive payments on these notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.”

      The Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger, stock purchase, asset sale or otherwise) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary;

(2) upon the dissolution of any Guarantors which sale, disposition or dissolution is otherwise in compliance with the indenture; and

(3) in connection with any Legal Defeasance or Covenant Defeasance of the notes in accordance with the terms of the indenture;

provided, however, that any such release under clauses (1) and (2) above shall occur only to the extent that all obligations of such Guarantor under all of its Guarantees of, and under all of its pledges of assets or other security interests which secure any of our Indebtedness shall also terminate upon such sale, disposition or dissolution.

Optional Redemption

      We may redeem, at our option, all or any portion of the notes at the following redemption prices, expressed as percentages of their principal amounts, at any time on or after June 15, 2009, if redeemed during the twelve-month period beginning on June 15 of the year set forth below, plus, in each case, any accrued and unpaid interest and Liquidated Damages, if any:

Year	Percentage

2009	103.938%
2010	102.625%
2011	101.313%
2012 and thereafter	100.000%

      We may also redeem the notes, at our option, in whole at any time or in part from time to time, prior to June 15, 2009, on at least 30 days, but not more than 60 days prior notice mailed to the registered address of each holder of notes to be so redeemed, at a redemption price equal to the greater of

(1) 100% of their principal amount plus accrued and unpaid interest to the date of redemption, or

(2) (A) the sum of the present values of (x) the remaining scheduled payments of principal and interest thereon from the date of redemption to June 15, 2009, except for currently accrued and unpaid interest, and (y) the redemption price of the notes on June 15, 2009, discounted to the date of redemption, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, plus 75 basis points, plus

(B) accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption.

Optional Redemption upon Equity Offerings

      At any time, and from time to time, prior to June 15, 2007, we may use the net proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of all notes (including any additional notes) issued under the indenture at a redemption price equal to 107.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided that:

(1) at least 65% of the aggregate principal amount of the notes, including any additional notes, if any, issued under the indenture remain outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 120 days of the closing of such Equity Offering.

      Notice of any redemption upon an Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

Selection and Notice of Redemption

      If less than all the notes are to be redeemed at any time, the trustee will select the particular notes to be redeemed not more than 60 days prior to the redemption date by such method as the trustee will deem fair and appropriate. No notes of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption will be mailed by first-class mail, at least 30 days, but not more than 60 days before the redemption date, to each holder of notes to be redeemed at its registered address. On and after the redemption date, interest and Liquidated Damages, if any, will cease to accrue on notes or portions of notes called for redemption. Any redemption and notice thereof pursuant to the indenture may in our discretion be subject to the satisfaction of one or more conditions precedent.

Mandatory Redemption

      Except as set forth below under “— Repurchase at the Option of the Holders,” we are not required to make mandatory redemption payments or sinking fund payments for the notes.

Repurchase at the Option of the Holders

Change of Control

      The indenture provides that, if a Change of Control occurs, you will have the right to require us to offer to repurchase all or any part of your notes at a purchase price in cash equal to 101% of the principal amount of the notes plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date. We will only redeem notes in an amount of $1,000 or an integral multiple of $1,000.

      Within 45 days following any Change of Control, we will, or we will direct the trustee to, mail a notice (the “Change of Control Offer”) to each registered holder with a copy to the trustee stating:

(1) that a Change of Control has occurred and that you have the right to require us to purchase your notes at a purchase price in cash equal to 101% of the principal amount of your notes plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, subject to the right of holders of record on a record date to receive interest on the relevant interest payment date (the “Change of Control Payment”);

(2) the repurchase date, which will not be earlier than 30 days from the date such notice is mailed, or later than 90 days from the date the Change of Control occurred (the “Change of Control Payment Date”);

(3) that any notes not tendered will continue to accrue interest and Liquidated Damages, if any, in accordance with the terms of the indenture; and

(4) the procedures determined by us, consistent with the indenture, that you must follow to have your notes repurchased.

      On the Change of Control Payment Date, we will, to the extent lawful:

(1) accept for payment all notes or portions of notes in integral multiples of $1,000 properly tendered and not withdrawn under the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment for all notes or portions of notes properly tendered and not withdrawn; and

(3) deliver or cause to be delivered to the trustee the notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of notes or portions of notes being purchased by us.

      The paying agent will promptly mail to each holder of notes properly tendered and not withdrawn the Change of Control Payment for the notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

      We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the person in whose name a note is registered at the close of business on such record date; and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

      The Change of Control provisions described above will apply whether or not any other provisions of the indenture apply. If we fail to comply with the provisions of the four preceding paragraphs, our failure will constitute an Event of Default. Except as described above for a Change of Control, the indenture does not contain provisions that permit you to require that we repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

      A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

      We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations that apply to the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations described in the indenture by virtue of the conflict.

      The terms of substantially all of our debt instruments require that we repay or refinance our indebtedness under them in the event of a change of control, as defined in those debt instruments. If one or more of the change of control provisions in our other debt instruments is triggered before a Change of Control occurs, then we will have to repay or refinance the triggered debt instrument(s) before we repurchase any notes. As such, we may not be able to satisfy our obligations to repurchase the notes unless we are able to refinance those debt instruments or obtain waivers from our creditors under those debt instruments. We cannot assure you that we will have the financial resources to repurchase the notes in the event of a Change of Control. See “Description of Other Indebtedness.”

      We will not be required to make a Change of Control Offer upon a Change of Control if another entity makes the Change of Control Offer, in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

Asset Sales

      (a) The indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) we (or the Restricted Subsidiary, as the case may be) receive consideration (including by way of relief from, or by any Person assuming responsibility for any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the fair market value (as conclusively determined by a resolution of the Board of Directors set forth in an Officer’s Certificate delivered to the trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration therefor that we or such Restricted Subsidiary receive is in the form of cash or Cash Equivalents; provided that, for purposes of this provision (and for the purposes of the definition of “Non-Cash Consideration”), each of the following shall be deemed to be cash:

(A) the amount of:

(i) any of our or such Restricted Subsidiary’s liabilities (as shown on our or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto), other than liabilities that are by their terms subordinated to the notes or the Guarantees, that are assumed by the transferee of any such assets,

(ii) any securities or other obligations that we or such Restricted Subsidiary receive from such transferee that we or such Restricted Subsidiary convert into cash or Cash Equivalents within 180 days of the consummation of such Asset Sale (subject to ordinary settlement periods), to the extent of the cash or Cash Equivalents received in the conversion,

(iii) any Capital Stock or assets of the kind referred to below in clauses (b)(2) and (b)(3) of this covenant below, and

(iv) accounts receivable of a business, retained by us or one of our Restricted Subsidiaries following the sale of such business; provided that (x) such accounts receivable are not past due more than 60 days and (y) do not have a payment date greater than 90 days from the date of the invoice creating such accounts receivable; and

(B) the fair market value of any Non-Cash Consideration that we or a Restricted Subsidiary receive in any Non-Qualified Asset Sale shall be deemed to be cash to the extent that the aggregate fair market value (as reasonably determined by us and as set forth in an Officer’s Certificate) of all Non-Cash Consideration (measured at the time received and without giving effect to any subsequent changes in value) received by us or any of our Restricted Subsidiaries since the date of the indenture in all Non-Qualified Asset Sales does not exceed 10% of our Total Assets as of the date of such consummation. Notwithstanding the foregoing, to the extent we or any of our Restricted Subsidiaries receives Non-Cash Consideration as proceeds of an Asset Sale, such Non-Cash Consideration shall be deemed to be Net Proceeds for purposes of (and shall be applied in accordance with) the following provisions when we or such Restricted Subsidiary receives cash or Cash Equivalents from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such Non-Cash Consideration.

      (b) Pursuant to the indenture, within 365 days after the receipt of any Net Proceeds from an Asset Sale, we or such Restricted Subsidiary may apply such Net Proceeds:

(1) to repay Senior Debt;

(2) to purchase one or more Nursing Facilities or Related Businesses and/or a controlling interest in the Capital Stock of a Person owning one or more Nursing Facilities and/or one or more Related Businesses (or enter into a definitive agreement committing us or a Restricted Subsidiary to make such purchase within six months of the date of such agreement; provided that, if such agreement is terminated, we or such Restricted Subsidiaries may invest such Net Proceeds prior to the end of such 365-day period, or if later prior to the end of the six-month period referred to in this clause (2)); or

(3) to make a capital expenditure or to acquire other capital assets, in each case, that are used or useful in any business in which we are permitted to be engaged pursuant to the covenant described below under the caption “— Certain Covenants — Limitation on Business Activities” (or enter into a definitive agreement committing us or a Restricted Subsidiary to make such acquisition or expenditure within six months after the date of such agreement; provided that, if such agreement is terminated, we or such Restricted Subsidiary may invest such Net Proceeds prior to the end of such 365-day period, or if later prior to the end of such six-month period referred to in this clause (3)).

Pending the final application of any such Net Proceeds, we or such Restricted Subsidiary may temporarily reduce Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by the indenture.

      Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, we will be required to make an offer to all holders of notes and holders of any of our other Indebtedness ranking on a parity with the notes from time to time outstanding with similar provisions that require us to make an offer to purchase or to redeem such Indebtedness with the proceeds from any Asset Sales, pro rata in proportion to the respective principal amounts of notes and such other Indebtedness then outstanding (an “Asset Sale Offer”) to purchase the maximum principal amount of the notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the indenture. To the extent that the aggregate amount of notes and such other Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, we may use any remaining Excess Proceeds for general corporate purposes not prohibited at the time under the indenture. If the aggregate principal amount of notes and such other Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the notes and such other Indebtedness will be purchased on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

      The agreements governing our outstanding Senior Debt prohibit us from purchasing any notes and provide that certain change of control or asset sale events with respect to us would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which we become a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when we are prohibited from purchasing notes, we could seek the consent of our senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we will remain prohibited from purchasing notes. In such case, our failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of the notes.

Certain Covenants

Suspension of Certain Covenants

      Subject to the immediately following paragraph, from and after any date after the Issue Date on which the notes have a rating equal to BBB- by S&P or Baa3 by Moody’s (each such rating, an “Investment Grade Rating”) and no Default or Event of Default has occurred and is continuing, we and the Restricted

Subsidiaries will cease to be subject to the provisions of the indenture described below under the following captions:

(1) “— Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2) “— Restricted Payments”;

(3) “— Transactions with Affiliates”;

(4) “— Repurchase at the Option of the Holders — Asset Sales”;

(5) “— Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(6) “— Designation of Restricted and Unrestricted Subsidiaries”; and

(7) “— Limitation on Business Activities”;

(collectively, the “Suspended Covenants”), provided, however, that the provisions of the indenture described under the following captions will not be so terminated:

(1) “— Limitation on Liens”;

(2) “— Repurchase at the Option of the Holders — Change of Control”;

(3) “— Reports”;

(4) “— Subordination”;

(5) “— Merger, Consolidation and Sale of Assets”; provided, however, we will no longer be subject to clause (4) of such provision; and

(6) “— Subsidiary Guarantees.”

      In the event that we and any of our Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and that subsequently the notes cease to have an Investment Grade Rating from both S&P and Moody’s, as a result of a downgrade, withdrawal of rating or otherwise, then we and our Subsidiaries will from such time and thereafter again be subject to the Suspended Covenants; provided, however, that no Default, Event of Default, or breach of any kind shall be deemed to exist under the Indenture, notes, or Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring after the notes attain Investment Grade Status and before any reinstatement of such Suspended Covenants as provided above, or any actions taken at any time pursuant to any contractual obligation arising prior to such reinstatement, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period.

Restricted Payments

      (a) The indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on account of our or any of our Restricted Subsidiaries’ Equity Interests (other than (w) dividends or distributions payable in our Qualified Equity Interests, (x) dividends or distributions payable to us or any of our Restricted Subsidiaries, and (y) dividends or distributions by any of our Restricted Subsidiaries payable to all holders of a class of Equity Interests of such Restricted Subsidiary on a pro rata basis and (z) Qualified Distributions);

(2) purchase, redeem or otherwise acquire or retire for value any of our or any of our Restricted Subsidiaries’ Equity Interests;

(3) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness (other than intercompany debt), except at the original scheduled maturity date or dates thereof; or

(4) make any Restricted Investment,

all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments,” unless, at the time of and after giving effect to such Restricted Payment (the amount of any such Restricted Payment, if other than cash or Cash Equivalents, shall be the fair market value (as conclusively evidenced by an Officer’s Certificate delivered to the trustee within 60 days prior to the date of such Restricted Payment) of the asset(s) proposed to be transferred by us or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment):

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) we would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant in the indenture described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate of all other Restricted Payments made by us and our Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (1), (2), (3), (4), (5), (7), (8), (9) and (10) of the next succeeding paragraph), is less than the sum (without duplication) of:

(A) 50% of our Consolidated Net Income for the period (taken as one accounting period) from the beginning of the fiscal quarter commencing after December 31, 2003 to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(B) 100% of the fair market value of the aggregate net cash proceeds or other Property that we receive as a contribution to our common equity capital or from the issue or sale (other than to one of our Restricted Subsidiaries) since December 31, 2003 of our Qualified Equity Interests or any of our Restricted Subsidiaries’ debt securities that have been converted into or exchanged for such Qualified Equity Interests of ours, plus

(C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (net of taxes and the cost of disposition, if any) or (ii) the initial amount of such Restricted Investment, plus

(D) to the extent that any of our Unrestricted Subsidiaries is redesignated as a Restricted Subsidiary after Issue Date, the lesser of (i) the fair market value of our Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

      (b) The foregoing provisions will not prohibit the following Restricted Payments:

(1) the payment of any dividend or the consummation of any irrevocable redemption of debt that is subordinate to the notes, within 60 days after the date of declaration of any dividend or the delivery of any irrevocable notice of redemption, as the case may be, if at said date of declaration or the date such notice is delivered, such dividend or redemption payment, as the case may be, would have otherwise complied with the provisions of the indenture;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests of ours or any of our Restricted Subsidiaries in exchange for, or out of the net cash proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of ours) of our Qualified Equity Interests; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (3)(B) of the preceding paragraph;

(3) the defeasance, redemption, repurchase or other acquisition of our Subordinated Indebtedness or Preferred Stock with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or in exchange for or out of the net cash proceeds from the substantially concurrent sale (other than to one of our Restricted Subsidiaries) of our Qualified Equity Interests; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (3)(B) of the preceding paragraph;

(4) any purchase or defeasance of our or a Guarantor’s Subordinated Indebtedness or Preferred Stock to the extent required upon a change of control or asset sale (as defined therein) by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, but only if we (A) in the case of a Change of Control, have complied with our obligations under the provisions described under the covenant entitled “— Repurchase at the Option of the Holders — Change of Control” or (B) in the case of an Asset Sale, have applied the Net Proceeds from such Asset Sale in accordance with the provisions under the covenant entitled “— Repurchase at the Option of the Holders — Asset Sales”;

(5) repurchases by us of our Capital Stock pursuant to any stockholder’s agreement, management equity subscription plan or agreement, employment agreement, consulting agreement, stock option plan or agreement or employee benefit plan of ours, in an aggregate amount not to exceed $5.0 million in any fiscal year, with any unused amounts in any fiscal year being carried over to the next fiscal year; provided that such amount in any fiscal year may be increased by an amount not to exceed (A) the cash proceeds from the issue or sale of our Capital Stock to any such directors, officers, employees or consultants that occurs after the Issue Date (to the extent that the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of paragraph (a)(3)(B) above) plus (B) the cash proceeds of key man life insurance policies received by us and our Restricted Subsidiaries after the Issue Date;

(6) the redemption, repurchase, acquisition or retirement of equity interests in any Restricted Subsidiary or any Permitted Joint Venture of ours or a Restricted Subsidiary;

(7)(x) the repurchase of our Capital Stock deemed to occur upon the cashless exercise of stock options, warrants, or convertible or exchangeable securities if such Capital Stock represents a portion of the exercise or exchange price of such options, warrants, or convertible or exchangeable securities; and (y) payments to fund our purchase of fractional shares arising out of stock dividends, splits or combinations or business combinations;

(8) the declaration and payment of dividends to holders of any class or series of our Redeemable Stock issued on or after the Issue Date in accordance with the first paragraph of “— Limitation on Indebtedness and Issuance of Preferred Stock”;

(9) other Restricted Payments in an aggregate amount since the Issue Date not to exceed $30.0 million; and

(10) Investments that are made with Excluded Contributions;

provided, however, in the case of each of clauses (5), (6), (9) and (10) of this paragraph, no Default or Event of Default shall have occurred or be continuing at the time of such Restricted Payment or would occur as a consequence thereof.

      Not later than the date of making any Restricted Payment, we shall deliver to the trustee an Officer’s Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant “Restricted Payments” were computed.

Incurrence of Indebtedness and Issuance of Preferred Stock

      The indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) after the date of the indenture any

Indebtedness (including Acquired Debt) and we will not permit any of our Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that we and our Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock if the Fixed Charge Coverage Ratio for the Reference Period immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such Reference Period. Indebtedness consisting of reimbursement obligations in respect of a letter of credit will be deemed to be incurred when the letter of credit is first issued.

      The foregoing provisions do not apply to:

(1) the incurrence by us or any of our Restricted Subsidiaries of Indebtedness under any one or more Credit Facilities in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to our or any of our Restricted Subsidiaries’ maximum stated reimbursement obligation with respect thereto) pursuant to this clause (1) not to exceed $350.0 million;

(2) the incurrence by us and the Guarantors of Indebtedness represented by the outstanding notes or the exchange notes offered hereby and any guarantees thereof;

(3) the incurrence by us or any of our Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the indenture to be incurred (including, without limitation, Existing Indebtedness);

(4) the incurrence by us or any of our Restricted Subsidiaries of intercompany Indebtedness between or among us and any of our Restricted Subsidiaries; provided that any subsequent issue or transfer of Capital Stock or other event that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to us or a Restricted Subsidiary shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Issuer thereof not permitted by this clause (4));

(5) the incurrence by us or any of our Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided that the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness or the amount of such receivable or liability to which such Hedging Obligation relates;

(6) the incurrence by us or any of our Restricted Subsidiaries of Indebtedness represented by performance bonds, warranty or contractual service obligations, standby letters of credit or appeal bonds, in each case to the extent incurred in the ordinary course of business of us or such Restricted Subsidiary;

(7) the incurrence by Receivables Subsidiaries of Indebtedness not to exceed $125.0 million in the aggregate at any time outstanding;

(8) the incurrence by us or any Guarantor of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations (including borrowings under a Credit Facility), in each case, incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction, development, maintenance, upgrade or improvement of property, plant, equipment or assets (in each case whether through the direct purchase of assets or through the purchase of Capital Stock of the Person owning such assets) used in our business or the business of such Guarantor, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (8), not to exceed, at any time outstanding the greater of (a) $70.0 million and (b) 5% of Total Assets;

(9) our or any of our Restricted Subsidiaries’ Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is satisfied within five business days;

(10) the guarantee by us or any Guarantor of our Indebtedness or Indebtedness of a Guarantor that was permitted to be incurred by another provision of this covenant;

(11) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit collection or overdraft protection in the ordinary course of business;

(12) Indebtedness arising from guarantees of Obligations of Permitted Joint Ventures of ours or any of our Restricted Subsidiaries in an aggregate principal amount not to exceed $10.0 million at any one time;

(13) the incurrence by us or any of our Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $125.0 million; and

(14) our and our Restricted Subsidiaries’ obligations arising from our or our Restricted Subsidiaries’ agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets or any of our Subsidiaries in accordance with the terms of the indenture, other than Guarantees by us or any of our Restricted Subsidiaries of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or any of our Subsidiaries for the purpose of financing such acquisition; provided, however, that the maximum aggregate liability in respect of all such obligations shall not exceed the gross proceeds, including the fair market value of non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time it is received and without giving effect to any subsequent changes in value), actually received by us and our Restricted Subsidiaries in connection with such disposition.

      For purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this covenant,

(1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by the second paragraph of this covenant, we may in our sole discretion, (x) divide and classify such item of Indebtedness on the date of incurrence thereof, or (y) later classify, reclassify or divide all or a portion of such item of Indebtedness in any manner that complies with this covenant;

(2) the outstanding principal amount on any date of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness on such date;

(3) the payment of dividends on Redeemable Capital Stock in the form of additional shares of the same class of Redeemable Capital Stock will not be deemed an issuance of Redeemable Capital Stock;

(4) the maximum amount of Indebtedness that we or any Restricted Subsidiary may incur pursuant to the covenant shall not be deemed to be exceeded as a result of fluctuation in the exchange rates of currencies;

(5) in connection with any Receivables Financing, the outstanding principal amount of Indebtedness shall be the Securitization Financing Amount; and

(6) the outstanding principal amount of Indebtedness with respect to Redeemable Capital Stock shall be measured as the greater of the voluntary or involuntary maximum fixed repurchase price or liquidation value on the date of determination, but excluding any accrued dividends for any current period that are not yet payable.

      The accrual of interest, the accretion or amortization of original issue discount, the payment of interest and dividends on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment or accrual of dividends on Redeemable Stock or preferred stock in the form of additional shares of the same class of Redeemable Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Redeemable Stock or preferred stock for purposes of this covenant.

      Indebtedness outstanding under the Credit Agreement on the Issue Date shall be deemed to be incurred under the first paragraph of this covenant.

Limitation on Liens

      The indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, that secures Senior Subordinated Indebtedness or Subordinated Obligations, unless:

(1) in the case of Liens securing Subordinated Obligations, the notes are secured by a Lien on such property (including Capital Stock of a Restricted Subsidiary), assets, proceeds, income or profit that is senior in priority to such Liens; and

(2) in the case of Liens securing Senior Subordinated Indebtedness, the notes are equally and ratably secured on such property (including Capital Stock of a Restricted Subsidiary), assets, proceeds, income or profit.

Dividend and other Payment Restrictions Affecting Restricted Subsidiaries

      The indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary, other than a Receivables Subsidiary and Beverly Indemnity, Ltd., to:

(1) (A) pay dividends or make any other distributions to us or any of our Restricted Subsidiaries on our or our Restricted Subsidiaries’ Capital Stock, as the case may be, or with respect to any other interest or participation in, or measured by, our or our Restricted Subsidiaries’ profits; provided that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock, or

(B) pay any Indebtedness owed to us or any of our Restricted Subsidiaries;

(2) make loans or advances to us or any of our Restricted Subsidiaries;

(3) transfer any of our Restricted Subsidiaries’ properties or assets to us or any of our Restricted Subsidiaries; or

(4) guarantee our obligations,

      except for such encumbrances or restrictions existing under or by reason of:

(1) existing Indebtedness as in effect on the date of the indenture;

(2) the indenture, the notes and the Guarantees;

(3) applicable law, rule, regulation or order;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by us or any of our Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in violation of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person is not taken into account in determining whether such acquisition was permitted by the terms of the indenture except to the extent that such Consolidated Cash Flow would be permitted to be dividended to us without the prior consent or approval of any third party;

(5) customary non-assignment provisions in leases, licenses or similar contracts entered into in the ordinary course of business or that restrict subletting assignment or transfer or any property or asset that is subject to a lease or similar contract;

(6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) in the preceding paragraph on the property so acquired;

(7) any agreement for the sale or other disposition of a Restricted Subsidiary or the assets of a Restricted Subsidiary pending the sale or other disposition of such assets or Restricted Subsidiary;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

(9) any Credit Facility and related documentation as the same is in effect on the date of the indenture and as amended or replaced from time to time, provided that no such amendment or replacement is materially more restrictive as to the matters enumerated above than any Credit Facility and related documentation as in effect on the date of the indenture;

(10) any encumbrance or restriction contained in contracts for sales of assets or Capital Stock of a Restricted Subsidiary permitted under “— Repurchase at the Option of the Holders — Asset Sales” with respect to the assets or Capital Stock of a Restricted Subsidiary to be sold pursuant to such contract;

(11) encumbrances or restrictions contained in agreements entered into in connection with Hedging Obligations permitted from time to time under the indenture;

(12) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1) and (4), provided that the terms and conditions of any such encumbrances or restrictions are not materially more restrictive than those contained in such agreement;

(13) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described under “— Limitation on Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(14) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(15) restrictions on cash or other deposits or net worth belonging to patients of ours or any of our Restricted Subsidiaries imposed by patients under contracts entered into in the ordinary course of business;

(16) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Receivables Financing; provided that such restrictions apply only to such Receivables Subsidiary; and

(17) any agreement governing Indebtedness permitted to be incurred pursuant to the covenant described under “— Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that such encumbrance or restriction is not reasonably expected to result in us being unable to make principal or interest payments on the notes, as determined in good faith by our Board of Directors.

      Nothing contained in this “— Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant shall prevent us or any of our Restricted Subsidiaries from creating, incurring, assuming or suffering to exist any Liens permitted by the indenture or entering into agreements in connection therewith that impose restrictions on the transfer or disposition of the property or assets subject to such Liens.

No Senior Subordinated Debt

      We will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any of our Senior Debt and senior in any respect in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor’s Guarantee.

Limitation on Business Activities

      The indenture provides that we will not, and we will not permit any of our Restricted Subsidiaries to, engage to any material extent in any business other than the ownership, operation and management of Nursing Facilities and Related Businesses.

Merger, Consolidation or Sale of Assets

      The indenture provides that we may not consolidate or merge with or into (whether or not we are the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our and our Restricted Subsidiaries’ properties or assets, taken as a whole, in one or more related transactions, to another corporation, Person or entity unless:

(1) we are the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2) the entity or Person formed by or surviving any such consolidation or merger (if other than us) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all of our obligations under the notes and the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;

(3) immediately after such transaction no Default or Event of Default exists; and

(4) in the case of the consolidation or merger of us or the Person formed by or surviving any such consolidation or merger (if other than us), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the Reference Period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant in the indenture described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” or (ii) our Fixed Charge Coverage Ratio, or that of the surviving entity if we are not the continuing obligor under the indenture shall not be less than our Fixed Charge Coverage Ratio of immediately prior to such transaction or series of transactions.

      Prior to the consummation of the proposed transaction, we will deliver to the trustee, an Officer’s Certificate covering clauses (1) through (4) above and an Opinion of Counsel covering clauses (1) and (2) above, and each stating that the proposed transaction and such supplemental indenture comply with the indenture. The trustee shall be entitled to conclusively rely upon such Officer’s Certification and Opinion of Counsel.

Additional Guarantees

      If (i) we or any of our Restricted Subsidiaries acquires or creates another domestic Subsidiary after the Issue Date that Guarantees any Credit Facilities or (ii) any foreign Subsidiary, Beverly Funding Corporation or Beverly Indemnity Guarantees any Credit Facilities, then in each case, such Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 10 business days of the date on which such Subsidiary executed the Guarantee with respect to any such Credit Facilities; provided, however, that the foregoing shall not apply to Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries.

Designation of Restricted and Unrestricted Subsidiaries

      The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by us and our Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption “— Restricted Payments” or Permitted Investments, as determined by us. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Transactions with Affiliates

      The indenture provides that neither we nor any of our Restricted Subsidiaries will sell, lease, transfer or otherwise dispose of any of our properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to us or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by us or such Restricted Subsidiary with an unrelated Person and if in the reasonable business judgment of our Board of Directors, no comparable transaction is available with which to compare such Affiliate transaction, such Affiliate transaction is otherwise fair to us or the relevant Restricted Subsidiary from a financial point of view; and

(2) we deliver to the trustee:

(A) with respect to an Affiliate Transaction involving aggregate consideration in excess of $15.0 million, a resolution of the Board of Directors set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(B) with respect to an Affiliate Transaction involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to us or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; provided that the foregoing restrictions shall not apply to:

(i) transactions or payments pursuant to any employment arrangements, consulting arrangements, director or officer indemnification agreements or employee or director benefit plans entered into by us or any of our Restricted Subsidiaries in the ordinary course of business of us or such Restricted Subsidiary;

(ii) transactions between or among us and/or our Restricted Subsidiaries;

(iii) Restricted Payments permitted by the provisions of the indenture described above under the caption “— Restricted Payments”;

(iv) loans and advances to our or any of our Restricted Subsidiaries’ officers, directors and employees in the ordinary course of our business or in the ordinary course of business of our Restricted Subsidiaries not exceeding $7.5 million in the aggregate at any one time outstanding;

(v) any issuance or sale of Capital Stock (other than Redeemable Capital Stock) to, or receipt of capital contribution from, Affiliates of ours;

(vi) transactions between us and any Person, a director of which is also a director of ours; provided, however, that such director abstains from voting as a director of ours on any matter involving such other Person;

(vii) the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans approved by our Board of Directors;

(viii) any transaction pursuant to any agreement in existence on the Issue Date, as such arrangement, contract or agreement may be amended, restated, renewed, extended, refinanced, refunded or replaced from time to time; provided that any such amendment or restatement, renewal, extension, refinancing, refunding or replacement is on terms and conditions not materially less favorable to us or our Restricted Subsidiaries, taken as a whole, than the arrangement, contract or agreement in existence on the Issue Date;

(ix) fees and compensation paid to and indemnity provided on behalf of our or any Restricted Subsidiaries’ directors, officers or employees in the ordinary course of business;

(x) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business; and

(xi) transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment as required to effect a Receivables Financing.

Reports

      The indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any notes are outstanding, we will furnish to the trustee, within 15 days after we file or would have been required to file, all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if we were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by our certified independent accountants. In addition, whether or not required by the rules and regulations of the Commission, we will file a copy of all such information and reports with the Commission for public availability and make such information available to securities analysts and prospective investors upon request.

      We will be deemed to have furnished such reports to the trustee and the holders of notes if we have filed such reports with the Commission via the EDGAR filing system and such reports are publicly available.

Events of Default and Remedies

      The indenture provides that each of the following constitutes an Event of Default:

(1) default for 30 days in the payment, when due, of interest or Liquidated Damages on the notes (whether or not prohibited by the subordination provisions of the indenture);

(2) default in payment when due of the principal of or premium, if any, on the notes, at maturity or otherwise (whether or not prohibited by the subordination provisions of the indenture);

(3) failure by us or any of our Restricted Subsidiaries for 30 days after notice from the trustee or the holders of 25% of the outstanding principal amount of notes then outstanding to comply with the provisions described under the caption “— Repurchase at the Option of the Holders — Change of Control,” “— Repurchase at the Option of the Holders — Asset Sales”;

(4) failure by us or any of our Restricted Subsidiaries for 60 days after notice from the trustee or the holders of 25% of the outstanding principal amount of notes then outstanding to comply with any of our or our Restricted Subsidiaries’ other agreements in the indenture, the notes or the Guarantees;

(5) any default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Restricted Subsidiaries (or the payment of which is guaranteed by us or any of our Restricted Subsidiaries), whether such Indebtedness or guarantee exists on the date of the indenture or is thereafter created, which default (A) constitutes a Payment Default or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or that has been so accelerated, aggregates in excess of $30.0 million;

(6) failure by us or any of our Restricted Subsidiaries to pay final judgments aggregating in excess of $30.0 million (to the extent such judgment is not covered by insurance or is in excess of insurance coverage) entered by a court or courts of competent jurisdiction against us or such Restricted Subsidiaries, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) any Guarantee of a Restricted Subsidiary that constitutes a Significant Subsidiary or group of Restricted Subsidiaries, that taken together, would constitute a Significant Subsidiary shall cease for any reason not permitted by the indenture to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and

(8) certain events of bankruptcy or insolvency with respect to us or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries, that taken together, would constitute a Significant Subsidiary.

      If any Event of Default occurs and is continuing (other than an Event of Default with respect to clause (8) above), the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately by notice in writing to us. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to us, all outstanding notes will become due and payable without further action or notice. Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

      The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee on behalf of the holders of all of the notes, may waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on the notes.

      If an Event of Default described in clause (5)(A) above has occurred and is continuing, such Event of Default shall be automatically annulled if the payment default triggering such Event of Default pursuant to clause (5)(A) above shall be remedied or cured by us or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days of its occurrence and all other Events of Default, if any, under the indenture have been cured and waived.

      We are required to deliver to the trustee annually a statement regarding compliance with the indenture, and we are required upon becoming aware of any Default or Event of Default, to deliver to the trustee a statement specifying such Default or Event of Default.

Legal Defeasance and Covenant Defeasance

      We may, at our option and at any time, elect to have all of our obligations and the obligations of our Guarantors discharged with respect to the outstanding notes (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

(2) our obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and our and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.

      In addition, we may, at our option and at any time, elect to have our obligations and the obligations of our Guarantors released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

      In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest and Liquidated Damages, if any, on such outstanding notes on the Maturity Date;

(2) in the case of Legal Defeasance, we shall have delivered to the trustee an opinion of counsel in the United States confirming that:

(A) we have received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the date of the indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such outstanding notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we shall have delivered to the trustee an opinion of counsel in the United States confirming that the holders of such outstanding notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit);

(6) we must have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7) we must deliver to the trustee an Officer’s Certificate stating that we did not make the deposit with the intent of preferring the holders of such notes over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

(8) we must deliver to the trustee an Officer’s Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

No Personal Liability of Directors, Officers, Employees, Incorporators or Stockholders

      None of our nor any Guarantor’s directors, officers, employees, incorporators or stockholders, as such, shall have any liability for any of our or any Guarantor’s obligations under the notes, the indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Transfer and Exchange

      A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the indenture.

      The registered holder of a note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

      Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for such notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including consents obtained in connection with a tender offer or exchange offer for such notes).

      Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note;

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default or Event of Default in the payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount thereof and a waiver of the Payment Default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change to the subordination provisions of the indenture (including applicable definitions) that would adversely affect the holders of the notes; or

(7) make any change in the foregoing amendment and waiver provisions.

      Notwithstanding the foregoing, without the consent of any holder of notes, we, our Guarantors and the trustee may amend or supplement the indenture or the notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for additional Guarantors of the notes or the release, in accordance with the indenture, of any Guarantor;

(4) to provide for the assumption of our or any Guarantor’s obligations to holders of notes in the case of a merger, consolidation or sale of assets;

(5) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(6) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

(7) to evidence and provide for the acceptance of the appointment of a successor trustee with respect to the Securities;

(8) in any other case, pursuant to the provisions of the indenture, where a supplemental indenture is required or permitted to be entered into without the consent of any holder of notes; or

(9) to provide for the issuance of exchange notes and related Guarantees or additional notes and related guarantees.

Concerning the Trustee

      The indenture contains certain limitations on the rights of the trustee, should the trustee become our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if the trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

      The holders of a majority in principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

      If an event of default (or an event that would be an event of default if the requirements for giving us notice of default or our default having to exist for a specific period of time were disregarded) occurs, the trustee may be considered to have a conflicting interest with respect to the notes for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign as trustee under the indenture and we would be required to appoint a successor trustee.

Governing Law

      The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Book-Entry, Delivery and Form

      Except as set forth below, the exchange notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. The exchange notes will be issued at the closing of the exchange offer only against surrender of outstanding notes.

      The exchange notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

      The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

      DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in the accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers of the outstanding notes (the “Initial Purchasers”)), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

      DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

      Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

      The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

      Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders of notes thereof under the indenture for any purpose.

      Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder of notes under the indenture. Under the terms of the indenture, we and the trustee will treat the Persons in whose names the exchange notes, including the Global Notes, are registered as the owners of the exchange notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any agent of ours or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

      DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

      Subject to compliance with the transfer restrictions applicable to the exchange notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

      DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

      Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, the trustee or any of our respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

      A Global Note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if:

(1) DTC (A) notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we fail to appoint a successor depositary or (B) has ceased to be a clearing agency registered under the Exchange Act;

(2) we, at our option, notify the trustee in writing that we elect to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

      In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

      Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same Day Settlement and Payment

      We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. We will make all payments of principal of, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL MarketSM and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

      Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

      Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

      “Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

      “Ancillary Business” means any business other than the business of operating skilled nursing facilities.

      “Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback or by merger or consolidation) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of our and our Restricted Subsidiaries’ assets taken as a whole will be governed by the provisions of the indenture described above under the caption “— Repurchase at the Option of the Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the covenant described above under the caption “— Repurchase at the Option of the Holders — Asset Sales”); and

(2) the issuance or sale by us or any of our Restricted Subsidiaries of Equity Interests of any of the Restricted Subsidiaries, in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $10.0 million or (b) for net proceeds in excess of $10.0 million.

      Notwithstanding the foregoing, the following will not be deemed to be Asset Sales:

(1) a transfer of assets by us to a Restricted Subsidiary or by a Restricted Subsidiary to us or to another Restricted Subsidiary;

(2) an issuance of Equity Interests by a Restricted Subsidiary to us or to another Restricted Subsidiary;

(3) a Restricted Payment that is permitted by the covenant described above under the caption “— Restricted Payments”;

(4) a Nursing Facility Swap;

(5) transfers of obsolete, damaged or worn out equipment or inventory that is no longer useful in the conduct of our or our Restricted Subsidiaries’ business and that is disposed of in the ordinary course of business;

(6) transfers of assets that constitute a sale or other disposition of accounts receivable in the ordinary course of business, including for purposes of financing, for cash and in an amount at least equal to the fair market value of such accounts receivable;

(7) the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(8) the exchange of assets held by us or a Restricted Subsidiary for assets held by any Person or entity; provided that (a) the assets received by us or such Restricted Subsidiary in any such exchange will immediately constitute, be part of, or be used by us or such Restricted Subsidiary; and (b) any such assets received are of comparable fair market value to the assets exchanged as determined in good faith by us; or

(9) a Qualified Distribution.

      “Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the board of directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

      “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

      “Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership, partnership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      “Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit with maturities of one year or less from the date of acquisition, bankers’ acceptances (or, with respect to foreign banks, similar instruments) with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $100.0 million;

(4) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having a rating of at least P-2 by Moody’s or A-2 by S&P and in each case maturing within one year after the date of acquisition; and

(6) investments in money market funds which invest at least 95% of their assets in securities of the types described in the foregoing clauses (1) through (5).

      “Change of Control” means the occurrence of any of the following:

(1) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of our and our Restricted Subsidiaries’ assets taken as a whole to any Person or group (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than to a Person or group who, prior to such transaction, held a majority of the voting power of our voting stock;

(2) the acquisition by any Person or group (as defined above) of a direct or indirect interest in more than 50% of the voting power of our voting stock, by way of merger or consolidation or otherwise; or

(3) the first day on which a majority of the members of our Board of Directors are not Continuing Directors.

      The phrase “all or substantially all” of our assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” of our or our Restricted Subsidiaries’ assets has occurred, in which case a holder’s ability to obtain the benefit of a Change of Control Offer may be impaired. In addition, no assurances can be given that we will be able to acquire notes tendered upon the occurrence of a Change of Control.

      “Commission” means the U.S. Securities Exchange Commission.

      “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity most nearly equal to the period from the redemption date to June 15, 2009, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

      “Comparable Treasury Price” means, with respect to any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, (1) as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York or published on the website of the Federal Reserve Bank of New York at http://www.ny.frb.org and designated “Composite 3:30 p.m. Quotations for the U.S. Government Securities” or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

      “Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent such provision for taxes was included in computing such Consolidated Net Income; plus

(2) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) depreciation and amortization (including amortization of goodwill and other intangibles) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income; plus

(4) other non-cash items of such Person and its Restricted Subsidiaries for such period to the extent such non-cash items were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP.

      Notwithstanding the foregoing, the provision for taxes on the income or profits of, the depreciation and amortization of, and the other non-cash items of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to us by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

      “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided that:

(1) the Net Income, if positive, of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of cash dividends or other distributions actually paid or that could have been paid to the referent Person or a Restricted Subsidiary thereof not subject to such restriction by such Restricted Subsidiary during such period;

(2) the Net Income, if positive, of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

(3) the cumulative effect of a change in accounting principles shall be excluded;

(4) each of the following shall be excluded (a) any increased amortization, depreciation or cost of sales resulting from the write-up of assets pursuant to Accounting Principles Board Opinion Nos. 16 and 17, (b) the amortization of any intangible assets (including amortization attributable to goodwill and financing costs and including amortization of finance costs relating to the issuance of the Notes), (c) any nonrecurring charges relating to any premium or penalty paid, write off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to or at its stated maturity, (d) any non-cash nonrecurring charge arising out of the restructuring or consolidation of the operations of any Persons or businesses either alone or together with such Person or any Restricted Subsidiary of such Person; and

(5) any nonrecurring charge arising out of permanent closure of facilities of such Person and its Restricted Subsidiaries during each period.

      “Continuing Directors” means, as of any date of determination, any member of our Board of Directors who:

(1) was a member of such Board of Directors on the date of the indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      “Credit Agreement” means that certain credit agreement, dated as of October 22, 2003, as amended through the Issue Date, by and among us, Lehman Brothers Inc., as lead arranger, Lehman Commercial Paper Inc., as Administrative Agent, certain financial institutions as lenders and other agents and arrangers party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith.

      “Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or Debt Issuances, in each case with banks, investment banks, insurance companies, mutual funds and/or other institutional lenders or institutional investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables), letters of credit or Debt Issuances, in each case, as amended, extended, renewed, restated, refinanced

(including, refinancing with Debt Issuances), supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

      “Debt Issuances” means, with respect to the us or any Restricted Subsidiary, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

      “Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      “Designated Senior Debt” means:

(1) any Indebtedness outstanding under any Credit Facility; and

(2) any other Senior Debt permitted hereunder the principal amount of which is $25.0 million or more and that has been designated by us as “Designated Senior Debt.”

      “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      “Equity Offering” means any public or private sale or issuance of Qualified Equity Interests made for cash on a primary basis by us after the issue date or any contribution of cash to us or an equity capital contribution in respect of Qualified Equity Interests.

      “Excluded Contributions” means the net cash proceeds received by us after the date of the indenture from (1) contributions to our common equity capital and (2) the sale (other than to a Subsidiary or pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of ours or any of our Subsidiaries) of our Capital Stock (other than Redeemable Stock), in each case, designated within 60 days of the receipt of such net cash proceeds as Excluded Contributions pursuant to an Officer’s Certificate, the cash net proceeds of which are excluded from the calculation set forth in the second clause (3) of paragraph (a) of the covenant described above under “— Certain Covenants — Restricted Payments.”

      “Existing Indebtedness” means Indebtedness of ours and our Subsidiaries in existence on the date of the indenture until such amounts are repaid.

      “Fixed Charge Coverage Ratio” means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that such Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, redeems or repays any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable Reference Period.

      In addition, for purposes of making the computation referred to above:

(1) acquisitions that have been made by us or any of our Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Reference Period; and

(2) the Consolidated Cash Flow and Fixed Charges attributable to operations or businesses disposed of prior to the Calculation Date shall be excluded; provided that whenever pro forma effect is to be given to an acquisition or a disposition, the amount of income or earnings related thereto (including the incurrence of any Indebtedness and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, regardless of whether those expense and cost reductions could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any regulation or policy of the Commission related thereto) shall be reasonably determined in good faith by one of our responsible financial or accounting officers.

      “Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations); plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) interest actually paid by such Person or any of its Restricted Subsidiaries under any guarantee of Indebtedness or other obligation of any other Person; plus

(4) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person (but in all cases excluding issuance costs).

      “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time.

      “Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

      “Guarantor” means each Subsidiary that executes a Guarantee in accordance with the provisions of the indenture and their respective successors and assigns.

      “Hedging Obligations” means, with respect to any Person, the obligations of such Person incurred in the ordinary course of business and not for speculative purposes under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

(2) foreign exchange contracts or currency swap agreements; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values.

      “Indebtedness” means, with respect to any Person:

(1) any Redeemable Stock of such Person;

(2) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

(3) all indebtedness of any other Person secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person); and

(4) to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

      “Independent Investment Banker” means the Reference Treasury Dealer appointed by the trustee after consultation with us.

      “Intangible Assets” means goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expense, organization expenses and any other amounts classified as intangible assets in accordance with GAAP.

      “Investment” by any Person in any other Person means (without duplication):

(1) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

(2) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); and

(3) other than our or any of our or any Restricted Subsidiaries’ guarantees of Indebtedness to the extent permitted by the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; provided, however, Investments shall not be deemed to include extensions of trade credit by such Person or any of its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of such Person or such Subsidiary, as the case may be.

      “Issue Date” means June 25, 2004.

      “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

      “Liquidated Damages” means amounts payable under the Registration Rights Agreement as described under the caption “— Registration Rights; Liquidated Damages.”

      “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, and before any reduction in respect of preferred stock dividends, excluding, however, the effect of any extraordinary or other material non-recurring gain or loss outside the ordinary course of business, together with any related provision for taxes on such extraordinary or other material non-recurring gain or loss.

      “Net Proceeds” means the aggregate cash or Cash Equivalent proceeds received by us or any of our Restricted Subsidiaries in respect of any Asset Sale, net of:

(1) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commission) and any other expenses incurred or to be incurred by us or a Restricted Subsidiary as a direct result of the sale of such assets (including, without limitation, severance, relocation, lease termination and other similar expenses);

(2) taxes actually paid or payable as a result thereof;

(3) amounts required to be applied to the repayment of Indebtedness (other than Subordinated Indebtedness) secured by a Lien on the asset or assets that were the subject of such Asset Sale;

(4) all distributions and other payments required to be made to non-majority interest holders in our Subsidiaries or Permitted Joint Ventures as a result of such Asset Sale; and

(5) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under indemnification obligations associated with such Asset Sale.

      “Non-Cash Consideration” means any non-cash or non-Cash Equivalent consideration received by us or a Restricted Subsidiary in connection with an Asset Sale and any non-cash or non-Cash Equivalent consideration received by us or any of our Restricted Subsidiaries upon disposition thereof.

      “Non-Recourse Debt” means Indebtedness:

(1) as to which neither we nor any of our Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a Guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time of both any holder of any other Indebtedness (other than the Notes) of ours or any of our Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to our or any of our Restricted Subsidiaries’ stock or assets.

      “Non-Qualified Asset Sale” means an Asset Sale in which the Non-Cash Consideration received by us or our Restricted Subsidiaries exceeds 25% of the total consideration received in connection with such Asset Sale calculated in accordance with clause (2)(A), but not clause (2)(B), of the proviso to the first sentence under the caption “— Repurchase at the Option of the Holders — Asset Sales.”

      “Nursing Facility” means a nursing facility, hospital, outpatient clinic, assisted living center, hospice, long-term care facility or other facility that is used or useful in the provision of health care services.

      “Nursing Facility Swap” means an exchange of assets by us or one or more of our Restricted Subsidiaries for one or more Nursing Facilities and/or one or more Related Businesses or for the Capital Stock of any Person owning one or more Nursing Facilities and/or one or more Related Businesses.

      “Obligations” means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages (including, without limitation, Liquidated Damages) and other liabilities payable under the documentation governing any Indebtedness.

      “Payment Default” means any failure to pay any scheduled installment of principal on any Indebtedness within the grace period provided for such payment in the documentation governing such Indebtedness.

      “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

      “Permitted Joint Venture” means any joint venture that we or any Restricted Subsidiary is a party to that is engaged in a Related Business.

      “Permitted Junior Securities” means:

(1) Equity Interests in us or any Guarantor; or

(2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Guarantees are subordinated to Senior Debt under the indenture.

      “Permitted Liens” means:

(1) Liens in favor of us or the Guarantors;

(2) Liens on property of a Person existing at the time such Person is merged into or consolidated with us or any of our Subsidiaries or becomes a Restricted Subsidiary of ours; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with us or that becomes a Restricted Subsidiary of ours;

(3) Liens on property existing at the time of acquisition thereof by us or any of our Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition;

(4) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(5) Liens existing on the date of the indenture under which the notes are to be issued to the extent that such Liens secure Indebtedness outstanding on the date of the indenture;

(6) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(7) Liens to secure Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was secured by a Lien permitted under the indenture and that was incurred in accordance with the provisions of the indenture; provided that such Liens do not extend to or cover any of our or any of our Restricted Subsidiaries’ property or assets other than assets or property securing the Indebtedness so refinanced;

(8) Liens securing Senior Debt, including Hedging Obligations permitted to be incurred by the Indenture;

(9) Purchase Money Liens;

(10) Liens on Medicare, Medicaid or other patient accounts receivable of ours or our Restricted Subsidiaries and any other Liens granted by a Receivables Subsidiary, in each case in connection with a Receivables Financing; provided that the aggregate principal or redemption amount of Receivables Financing outstanding shall not exceed 50% of the net amount of the uncollected Medicare, Medicaid or other patient accounts receivable then owing to ours or our Restricted Subsidiaries;

(11) Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business;

(12) easements, rights-of-way, zoning restrictions, reservations, encroachments and other similar encumbrances in respect of real property;

(13) any interest or title of a lessor under any Capitalized Lease Obligation;

(14) Liens upon specific items of inventory or equipment and proceeds of ours or of any Restricted Subsidiary securing our or such Restricted Subsidiary’s obligations, as the case may be, in respect of bankers’ acceptances issued or created for its account (whether or not under the Credit Agreement) to facilitate the purchase, shipment, or storage of such inventory and equipment;

(15) Liens securing reimbursement obligations with respect to letters of credit (whether or not issued under the Credit Agreement) otherwise permitted under the indenture and issued in connection with the purchase of inventory or equipment by us or any Restricted Subsidiary in the ordinary course of business;

(16) Liens to secure (or encumbering deposits securing) obligations arising from warranty or contractual service obligations of us or any Restricted Subsidiary, including rights of offset and set-off;

(17) Liens securing Acquired Debt or acquisition Indebtedness otherwise permitted by the indenture; provided that such Lien does not extend to assets other than those so acquired at the time of such acquisition;

(18) Liens securing stay and appeal bonds or judgment Liens in connection with any judgment not giving rise to a Default under the indenture; and

(19) other Liens on assets of ours or any of our Restricted Subsidiaries securing Indebtedness that is permitted by the terms of the indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $15.0 million.

      “Permitted Refinancing Indebtedness” means any of our or any of our Restricted Subsidiaries’ Indebtedness issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, other Indebtedness of ours or any of our Restricted Subsidiaries; provided that:

(1) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premiums paid and expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity not less than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Subordinated Indebtedness, such Permitted Refinancing Indebtedness has a final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of the notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either by us or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      Notwithstanding the foregoing, any Indebtedness incurred under Credit Facilities pursuant to the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” shall be subject to the refinancing provisions of the definition of Credit Facilities and not pursuant to the requirements set forth in this definition of Permitted Refinancing Indebtedness.

      “Property” means with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

      “Purchase Money Indebtedness” means any Indebtedness of a Person to any seller or other Person incurred to finance the acquisition or construction (including in the case of a Capital Lease Obligation, the lease) of any asset or property which is incurred within 180 days of such acquisition or completion of construction (or, if later, commencement of current operations) and is secured only by the assets so financed.

      “Purchase Money Lien” means a Lien granted on an asset or property to secure Purchase Money Indebtedness permitted to be incurred under the indenture and incurred solely to finance the acquisition or construction of such asset or property; provided, however, that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition or completion of construction (or, if later, commencement of current operations).

      “Qualified Distribution” means a dividend or distribution to holders of our Equity Interests consisting of the Capital Stock of one or more Restricted Subsidiaries; provided that: (i) the Capital Stock being dividended or distributed to such holders is the Capital Stock of one or more Restricted Subsidiaries engaged solely in Ancillary Businesses; (ii) the assets of such Restricted Subsidiaries whose Capital Stock is the subject of such dividend or distribution do not exceed 10.0% of our Total Assets immediately prior to giving effect to such dividend or distribution; (iii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such dividend or distribution; and (iv) the Fixed Charge Coverage Ratio for the Reference Period immediately preceding the date on which such dividend or distribution is declared would have been at least 2.25 to 1, determined on a pro forma basis, as if such dividend or distribution (and any reduction of Indebtedness directly related to such dividend or distribution) had been made at the beginning of such Reference Period.

      “Qualified Equity Interests” shall mean all of our Equity Interests other than our Redeemable Stock.

      “Receivables Financing” means the sale or other disposition of Medicare, Medicaid or other patient accounts receivable of ours or any of our Subsidiaries to a Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such accounts receivable.

      “Receivables Subsidiary” means a Subsidiary of ours exclusively engaged in Receivables Financing and activities reasonably related thereto, including Beverly Funding Corporation.

      “Redeemable Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Redeemable Stock solely because the holders of the Capital Stock have the right to require us to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Redeemable Stock if the terms of such Capital Stock provide that we may not repurchase or redeem any such Capital Stock pursuant to such provisions unless we have first complied with the provisions described above under the caption “— Repurchase at the Option of the Holders.”

      “Reference Period” with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) for which internal financial statements are available ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the notes or the indenture.

      “Reference Treasury Dealer” means Lehman Brothers Inc. or JP Morgan Securities Inc., at our option, and their respective successors; provided, however, that if Lehman Brothers or JP Morgan Securities Inc. shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), we may substitute therefore another Primary Treasury Dealer.

      “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quote in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

      “Related Business” means the business conducted by us and our Restricted Subsidiaries as of the date of the indenture and any and all health care service businesses that in the reasonable business judgment of our Board of Directors are materially related businesses. Without limiting the generality of the foregoing, Related Business shall include the operation of long-term and specialty health care services, skilled nursing care, subacute care, rehabilitation programs, pharmaceutical services, geriatric care and home health care.

      “Restricted Investment” means, in one or a series of related transactions, any Investment, other than:

(1) Investments in Cash Equivalents;

(2) Investments in a Restricted Subsidiary;

(3) Investments in any Person that as a consequence of such Investment becomes a Restricted Subsidiary;

(4) Investments existing on the date of the indenture and any renewal or replacement thereof on terms and conditions not materially less favorable to us than that being renewed or replaced;

(5) accounts receivable, advances, loans, extensions of credit created or acquired in the ordinary course of business;

(6) Investments made as a result of the receipt of Non-Cash Consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of the Holders — Asset Sales”;

(7) Investments made as the result of the guarantee by us or any of our Restricted Subsidiaries of Indebtedness of a Person or Persons other than us or any of our Restricted Subsidiaries that is secured by Liens on assets sold or otherwise disposed of by us or such Subsidiary to such Person or Persons; provided that such Indebtedness was in existence prior to the contemplation of such sale or other disposition and that the terms of such guarantee permit us or such Restricted Subsidiary to foreclose on the pledged or mortgaged assets if we or such Subsidiary are required to perform under such guarantee;

(8) Investments having an aggregate fair market value on the date such Investment was made and without giving effect to any subsequent change in value, in an amount not to exceed at any one time outstanding, the greater of (a) $100.0 million and (b) 7.5% of Total Assets;

(9) bonds, notes, debentures and other securities received as consideration for Assets Sales to the extent permitted under the “— Repurchase at the Option of the Holders — Asset Sales”;

(10) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business;

(11) loans and advances to officers, directors and employees made in the ordinary course of business of less than $7.5 million in the aggregate at any one time outstanding;

(12) agreements resulting from Hedging Obligations permitted under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”;

(13) the acquisition by a Receivables Subsidiary in connection with a Receivables Financing of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Receivables Financing; and any other Investment by us or any of our Restricted Subsidiaries in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Receivables Financing; provided that such other Investment is in the form of a note or other instrument that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not our Affiliates entered into as part of a Receivables Financing;

(14) shares of Capital Stock or other securities received in settlement of debts owed to us or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien or indebtedness or in connection with any good faith settlement of a bankruptcy proceeding;

(15) any Investment consisting of a guarantee permitted under the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”;

(16) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(17) advances to employees for moving, travel and entertainment, payroll advances and other similar advances to cover matters that are expected at the time of such advances to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(18) Investments consisting of guarantees of debts of Permitted Joint Ventures permitted under clause (12) under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(19) Investments in any Related Business; provided, however, that a merger of another person with or into us or a Restricted Subsidiary shall not be deemed to be a Restricted Investment so long as the surviving entity is us or a Restricted Subsidiary.

      “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      “Securitization Financing Amount” means with respect to a Receivables Financing, that portion of the Indebtedness of the related Receivables Subsidiary that is attributable to the accounts receivable and related assets of the type described in the definition of “Receivables Financing” transferred to such Receivables Subsidiary by or on behalf of us and our Restricted Subsidiaries.

      “Senior Debt” means:

(1) all of our or any Guarantor’s Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

(2) all of our or any Guarantor’s Indebtedness outstanding on the Issue Date which does not expressly provide that it is on a parity with or subordinated in right of payment to the notes or any Guarantee;

(3) any other of our or any Guarantor’s Indebtedness permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3).

      Notwithstanding anything to the contrary in the immediately preceding paragraph, Senior Debt will include all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in such proceeding.

      Notwithstanding anything to the contrary in the two preceding paragraphs, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by us;

(2) any of our Indebtedness to any of our Subsidiaries or other Affiliates;

(3) any trade payables; or

(4) the portion of any Indebtedness that is incurred in violation of the indenture.

      “Senior Subordinated Indebtedness” means:

(1) with respect to us, the notes and any other Indebtedness of ours that specifically provides that such Indebtedness is to have the same rank as the notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of ours which is not Senior Debt; and

(2) with respect to any Guarantor, the Guarantees and any other Indebtedness of such Guarantor that specifically provides that such Indebtedness is to have the same rank as the Guarantees in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Guarantor which is not Senior Debt.

      “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 or Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date of the indenture.

      “Stockholders’ Equity” means, with respect to any Person as of any date, the stockholders’ equity of such Person determined in accordance with GAAP as of the date of the most recent available internal financial statements of such Person, and calculated on a pro forma basis to give effect to any acquisition or disposition by such person consummated or to be consummated since the date of such financial statements and on or prior to the date of such calculation.

      “Subordinated Indebtedness” means our or a Guarantor’s Indebtedness that is subordinated in right of payment to the notes or such Restricted Subsidiary’s Guarantee of the notes, as applicable.

      “Subordinated Obligations” means any Indebtedness of a party (whether outstanding on the Issue Date or thereafter incurred) that is subordinate or junior in right of payment to the notes pursuant to a written agreement to that effect.

      “Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

      “Total Assets” of ours, means our and our Restricted Subsidiaries total consolidated assets, as shown on our and our Restricted Subsidiaries’ most recent consolidated balance sheet.

      “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

      “Unrestricted Subsidiary” means any of our Subsidiaries or any successor to any of them that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with us or any of our Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to us or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of us;

(3) is a Person with respect to which neither we nor any of our Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve our financial condition or to cause us to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise, directly or indirectly, provided credit support for any of our or any of our Restricted Subsidiaries’ Indebtedness.

      Any designation of a Subsidiary of such Person as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an

Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of such Person as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” such Person will be in default of such covenant. The Board of Directors of such Person may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of such Person of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; (2) no Default or Event of Default would be in existence following such designation; and (3) if required as set forth under the caption “— Subsidiary Guarantees,” such Subsidiary executes and delivers to the trustee a supplemental indenture providing for a Guarantee.

      “Weighted Average Life To Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity, or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount of such Indebtedness.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the material U.S. federal income tax consequences relating to the exchange of the outstanding notes for exchange notes in the exchange offer, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, administrative, or judicial action, possibly with retroactive effect. We have not sought and will not seek any rulings from the IRS with respect to the statements made and the conclusions reached in the following summary, and accordingly, there can be no assurance that the IRS will not successfully challenge the tax consequences described below. This summary only applies to you if you exchange your outstanding notes for exchange notes in the exchange offer. This summary also does not discuss the effect of any applicable U.S. state and local or non-U.S. tax laws or U.S. tax laws other than U.S. income tax law. In addition, this summary does not discuss every aspect of U.S. federal income taxation that may be relevant to you in light of your personal circumstances or if you are otherwise subject to special tax treatment, including, without limitation, if you are:

•	a bank;

•	a financial institution;

•	a holder subject to the alternative minimum tax;

•	a broker or dealer in securities or currencies;

•	an insurance company;

•	a person whose functional currency is not the U.S. dollar;

•	a tax-exempt organization;

•	an investor in a pass-through entity holding the notes;

•	a partnership or other entity treated as a partnership for tax purposes;

•	a U.S. expatriate;

•	a person holding notes as a part of a hedging or conversion transaction or a straddle for tax purposes; or

•	a foreign person or entity.

      YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

      The exchange of the outstanding notes for the exchange notes in the exchange offer will not be treated as an “exchange” for federal income tax purposes, because the exchange notes will not be considered to differ materially in kind or extent from the outstanding notes. Accordingly, the exchange of outstanding notes for exchange notes will not be a taxable event to holders for federal income tax purposes. Moreover, the exchange notes will have the same tax attributes as the outstanding notes and the same tax consequences to holders as the outstanding notes have to holders, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period.

PLAN OF DISTRIBUTION

      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market making activities or other trading activities. We have agreed that, for a period of up to 270 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

      We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

      The validity of the exchange notes offered hereby will be passed upon for us by Latham & Watkins LLP, New York, New York.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The consolidated financial statements of Beverly Enterprises, Inc. as of and for the three years ended December 31, 2003 included in this prospectus have been audited by Ernst & Young LLP, our independent registered public accounting firm, as stated in their report appearing herein.

      The condensed consolidated financial statements of Beverly Enterprises, Inc. as of September 30, 2004, June 30, 2004 and March 31, 2004 included or incorporated by reference in this prospectus have been reviewed by Ernst & Young LLP, our independent registered public accounting firm, as stated in their reports appearing herein or incorporated by reference herein. Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 30, 2004, August 2, 2004, and November 2, 2004 included in Beverly Enterprises, Inc.’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004, and September 30, 2004, and included or incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

REPORT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Beverly Enterprises, Inc.

      We have reviewed the accompanying condensed consolidated balance sheet of Beverly Enterprises, Inc. as of September 30, 2004, and the related condensed consolidated statements of income for the three-month and nine-month periods ended September 30, 2004 and 2003, and the condensed consolidated statements of cash flows for the nine-month periods ended September 30, 2004 and 2003 (“Form 10-Q”). These financial statements are the responsibility of the Company’s management.

      We conducted our reviews in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

      Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed consolidated financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

      We have previously audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Beverly Enterprises, Inc. as of December 31, 2003 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended, not presented in the Company’s Form 10-Q, and in our report dated September 21, 2004, except for Note 16, as to which the date was September 23, 2004, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2003, included in the Company’s Form 10-Q, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

Fort Smith, Arkansas

November 2, 2004

FINANCIAL STATEMENTS.

BEVERLY ENTERPRISES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	September 30,	December 31,
	2004	2003

	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$207,360	$258,815
Accounts receivable, less allowance for doubtful accounts: 2004 — $33,326; 2003 — $31,615	215,338	164,635
Notes receivable, less allowance for doubtful notes: 2004 — $2,300; 2003 — $3,336	6,499	13,724
Operating supplies	9,250	10,425
Assets held for sale	15,128	3,498
Investment in Beverly Funding Corporation	—	31,342
Prepaid expenses and other	39,135	33,377

Total current assets	492,710	515,816
Property and equipment, net	646,860	694,220
Other assets:
Goodwill, net	124,467	57,102
Other, less allowance for doubtful accounts and notes: 2004 — $1,462; 2003 — $2,120	70,635	79,283

Total other assets	195,102	136,385

	$1,334,672	$1,346,421

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$59,081	$67,572
Accrued wages and related liabilities	95,478	116,717
Accrued interest	9,066	6,896
General and professional liabilities	63,422	93,736
Federal government settlement obligations	14,064	13,125
Liabilities held for sale	622	672
Other accrued liabilities	87,143	102,289
Current portion of long-term debt	11,644	13,354

Total current liabilities	340,520	414,361
Long-term debt	558,488	552,873
Other liabilities and deferred items	173,971	141,001
Commitments and contingencies
Stockholders’ equity:
Preferred stock, shares authorized: 25,000,000	—	—
Common stock, shares issued: 2004 — 116,241,478; 2003 — 115,594,806	11,624	11,559
Additional paid-in capital	897,476	895,950
Accumulated deficit	(538,909)	(560,825)
Treasury stock, at cost: 8,283,316	(108,498)	(108,498)

Total stockholders’ equity	261,693	238,186

	$1,334,672	$1,346,421

Note:	The balance sheet at December 31, 2003 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles in the United States for complete financial statements.

See accompanying notes.

BEVERLY ENTERPRISES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2004	2003	2004	2003

Revenues	$508,169	$461,201	$1,486,304	$1,345,030
Costs and expenses:
Wages and related	300,734	275,922	856,406	807,289
Provision for insurance and related items	29,407	27,892	90,381	82,165
Other operating and administrative	131,560	116,498	391,449	346,869
Depreciation and amortization	15,918	14,783	46,241	43,634
Adjustment related to California investigation settlement	—	—	—	(925)
Asset impairments, workforce reductions and other unusual items	(613)	1,343	1,188	2,672

Total costs and expenses	477,006	436,438	1,385,665	1,281,704

Income before other income (expenses)	31,163	24,763	100,639	63,326
Other income (expenses):
Interest expense	(11,122)	(16,029)	(35,068)	(47,761)
Costs related to early extinguishment of debt	(176)	—	(40,430)	—
Interest income	1,246	1,170	4,089	3,554
Net gains on dispositions	582	2	614	399

Total other expenses, net	(9,470)	(14,857)	(70,795)	(43,808)

Income before provision for income taxes and discontinued operations	21,693	9,906	29,844	19,518
Provision for income taxes	536	1,853	3,038	4,290

Income before discontinued operations	21,157	8,053	26,806	15,228
Discontinued operations, net of taxes: for the quarters 2004 — $(59) and 2003 — $0; for the nine months 2004 — $286 and 2003 — $0	3,243	1,930	(4,890)	24,434

Net income	$24,400	$9,983	$21,916	$39,662

Net income (loss) per share of common stock:
Basic:
Before discontinued operations	$0.20	$0.08	$0.25	$0.14
Discontinued operations	0.03	0.01	(0.05)	0.23

Net income (loss) per share of common stock	$0.23	$0.09	$0.20	$0.37

Shares used to compute basic net income (loss) per share	108,039	107,142	107,613	106,356

Diluted:
Before discontinued operations	$0.19	$0.07	$0.25	$0.14
Discontinued operations	0.03	0.02	(0.05)	0.23

Net income (loss) per share of common stock	$0.22	$0.09	$0.20	$0.37

Shares used to compute diluted net income (loss) per share	109,061	107,600	108,673	106,510

See accompanying notes

BEVERLY ENTERPRISES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,

	2004	2003

Cash flows from operating activities:
Net income	$21,916	$39,662
Adjustments to reconcile net income to net cash provided by (used for) operating activities, including discontinued operations:
Depreciation and amortization	47,656	52,845
Provision for reserves on accounts, notes and other receivables, net	10,772	22,670
Amortization of deferred financing costs	2,107	3,655
Costs related to early extinguishments of debt	40,430	—
Asset impairments, workforce reductions and other unusual items	3,799	5,224
Gains on dispositions of facilities and other assets, net	(455)	(47,254)
Adjustment related to California investigation settlement	—	(925)
Insurance related accounts	(12,833)	4,189
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(53,955)	(20,153)
Prepaid expenses	8,139	(6,635)
Accounts payable and other accrued expenses	(23,140)	2,501
Income taxes	(2,497)	2,337
Other, net	(4,219)	(4,689)

Total adjustments	15,804	13,765

Net cash provided by operating activities	37,720	53,427
Cash flows from investing activities:
Capital expenditures	(37,964)	(29,054)
Payments for acquisitions, net of cash acquired	(71,479)	(404)
Proceeds from dispositions of facilities and other assets, net	22,346	173,102
Proceeds from Beverly Funding Corporation investment	28,956	—
Collections on notes receivable	32,268	510
Payments for designated funds, net	(958)	(5,320)
Other, net	(24,316)	(9,010)

Net cash (used for) provided by investing activities	(51,147)	129,824
Cash flows from financing activities:
Repayments of long-term debt	(207,479)	(58,212)
Repayments of off-balance sheet financing	—	(69,456)
Proceeds from issuance of new debt	211,384	—
Proceeds from exercise of stock options	1,399	98
Deferred financing and other costs	(43,332)	(2,409)

Net cash used for financing activities	(38,028)	(129,979)

Net increase (decrease) in cash and cash equivalents	(51,455)	53,272
Cash and cash equivalents at beginning of period	258,815	115,445

Cash and cash equivalents at end of period	$207,360	$168,717

Supplemental schedule of cash flow information:
Cash paid during the period for:
Interest, net of amounts capitalized	$30,969	$45,799
Income tax payments, net	5,821	1,953

See accompanying notes.

BEVERLY ENTERPRISES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2004
(Unaudited)

Note 1.	General

Basis of Presentation

      References throughout this document to the Company include Beverly Enterprises, Inc. and its wholly owned subsidiaries. In accordance with the Securities and Exchange Commission’s “Plain English” guidelines, this Quarterly Report on Form 10-Q has been written in the first person. In this document, the words “we,” “our,” “ours” and “us” refer only to Beverly Enterprises, Inc. and its wholly owned subsidiaries and not to any other person.

      We have prepared these condensed consolidated financial statements without audit. In management’s opinion, these condensed consolidated financial statements include all normal recurring adjustments necessary for a fair presentation of the results of operations for the three-month and nine-month periods ended September 30, 2004 and 2003 in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). Although certain information and footnote disclosures required by generally accepted accounting principles in the United States have been condensed or omitted, we believe that the disclosures in these condensed consolidated financial statements are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended, filed with the SEC. Our results of operations for the three-month and nine-month periods ended September 30, 2004 are not necessarily indicative of the results for a full year.

Reclassification

      Certain prior year amounts have been reclassified to conform with the 2004 financial statement presentation. Assets and liabilities held for sale are reported based on their status as of the balance sheet date.

Use of Estimates

      Generally accepted accounting principles in the United States require management to make estimates and assumptions when preparing financial statements that affect:

•	the reported amounts of assets and liabilities at the date of the financial statements; and

•	the reported amounts of revenues and expenses during the reporting period.

      They also require management to make estimates and assumptions regarding contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Transfers of Financial Assets

      During 2003 and through February 29, 2004, we, through our wholly owned subsidiary Beverly Health and Rehabilitation Services, Inc. (“BHRS”), sold on a revolving basis certain Medicaid and Veterans Administration (“VA”) accounts receivable to a non-consolidated bankruptcy remote, qualifying special purpose entity, Beverly Funding Corporation (“BFC”), at a discount of 1%. These daily transactions constituted true sales of receivables for which BFC bore the risk of collection. We retained servicing responsibilities for the transferred receivables. We accounted for the transfers of receivables as sales in accordance with Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS No. 140”).

      In accordance with its medium-term notes agreement, BFC ceased purchasing receivables from BHRS on March 1, 2004. Cash collections on and after March 1, 2004, on receivables purchased by BFC prior to

BEVERLY ENTERPRISES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2004
(Unaudited)

Note 1.	General — (Continued)

March 1, 2004, were accumulated by BFC to repay its $70.0 million of medium-term notes on June 15, 2004. Upon repayment of the medium-term notes on June 15, 2004, BFC no longer had third-party beneficial owners and, therefore, no longer met the conditions of a qualifying special purpose entity, in accordance with SFAS No. 140. Therefore, during the second quarter of 2004, we reconsolidated the remaining balances of BFC with us.

      At December 31, 2003, we had an investment in BFC of approximately $31.3 million. The investment was recorded at its estimated fair value and was subjected to periodic review for other than temporary impairment. Prior to consolidation, we received $29.0 million of cash from BFC as a return on our investment. The remaining investment balance was recovered through cash collections on the reconsolidated receivables owned by BFC.

      Activities related to the revolving sales structure with BFC were as follows for the three-month and nine-month periods ended September 30 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2004	2003	2004	2003

New receivables sold	$—	$207,159	$119,360	$629,768
Cash collections remitted	3,513	212,722	197,123	632,281
Fees received for servicing	14	539	658	1,604
Loss on sale of receivables	—	(2,072)	(1,194)	(6,298)

      BHRS provided invoicing and collection services related to the receivables owned by BFC for a market-based servicing fee. BHRS recognized a loss for the 1% discount at the time of sale, which is included in “Other operating and administrative costs and expenses” and in “Net cash provided by operating activities” in our condensed consolidated financial statements.

      Under the revolving sales structure, BFC purchased receivables for cash on a daily basis from BHRS. When BFC ceased its purchases on March 1, 2004, accounts receivable began to increase on our condensed consolidated balance sheet. These Medicaid and VA receivables were collected by BHRS from the respective agencies and relieved from the aging as collected. Our cash flows from operating activities in 2004 have temporarily been negatively impacted since the timing of collections of these receivables is longer than when the receivables were being sold to BFC daily.

Revenues

      Our revenues are derived primarily from providing long-term healthcare services. Approximately 80% of our revenues for each of the three-month and nine-month periods ended September 30, 2004 and 2003 were derived from federal and state medical assistance programs (primarily Medicare and Medicaid). We record revenues when services are provided at standard charges adjusted to amounts estimated to be received under governmental programs and other third-party contractual arrangements based on contractual terms and historical experience. These revenues are reported at their estimated net realizable amounts and are subject to audit and retroactive adjustment.

      Retroactive adjustments are estimated in the recording of revenues in the period the related services are rendered. These amounts are adjusted in future periods as adjustments become known or as cost reporting years are no longer subject to audits, reviews or investigations. Due to the complexity of the laws and

BEVERLY ENTERPRISES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2004
(Unaudited)

Note 1.	General — (Continued)

regulations governing the Medicare and Medicaid programs, there is at least a possibility that recorded estimates will change by a material amount in the near term. Changes in estimates related to third party receivables resulted in an increase in revenues of $3.2 million and $4.6 million for the three months ended September 30, 2004 and 2003, respectively, and $8.3 million and $6.7 million for the nine months ended September 30, 2004 and 2003, respectively. We believe adequate provision has been made to reflect any adjustments that could result from audits of cost reports.

      Compliance with laws and regulations governing the Medicare and Medicaid programs is subject to government review and interpretation, as well as significant regulatory action including fines, penalties, and possible exclusion from the Medicare and Medicaid programs. In addition, under the Medicare program, if the federal government makes a formal demand for reimbursement, even related to contested items, payment must be made for those items before the provider is given an opportunity to appeal and resolve the issue.

Comprehensive Income

      Comprehensive income includes charges and credits to stockholders’ equity not included in net income. Comprehensive income, net of income taxes, in 2003 consisted of unrealized gains on an available-for-sale security of $2.8 million and $3.5 million for the three-month and nine-month periods, respectively. Due to the sale of this security in the fourth quarter of 2003, comprehensive income equaled net income for the three-month and nine-month periods ended September 30, 2004. There was no accumulated other comprehensive income at September 30, 2004 or December 31, 2003.

Earnings Per Share

      The following table sets forth the calculation of basic and diluted earnings per share (in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2004	2003	2004	2003

Numerator:
Numerator for basic and diluted net income per share	$24,400	$9,983	$21,916	$39,662

Denominator:
Denominator for basic net income per share — weighted average shares	108,039	107,142	107,613	106,356
Effect of dilutive securities:
Employee stock options	1,022	458	1,060	154

Denominator for diluted net income per share — weighted average shares and assumed conversions	109,061	107,600	108,673	106,510

Basic net income per share	$0.23	$0.09	$0.20	$0.37

Diluted net income per share	$0.22	$0.09	$0.20	$0.37

BEVERLY ENTERPRISES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2004
(Unaudited)

Note 1.	General — (Continued)

      Diluted earnings per share does not include the impact of approximately 1.8 million and 6.9 million of employee stock options outstanding for the three-month and nine-month periods ended September 30, 2004 and 2003, respectively, because their effect would have been antidilutive.

      Our $115.0 million of 2.75% convertible notes (the “Convertible Notes”) are convertible into shares of our common stock at an initial conversion price of $7.45 per share, at the option of the holder, when certain conditions are met prior to maturity. As of September 30, 2004, none of the conversion conditions had been met and, therefore, the common shares into which the Convertible Notes may be converted were not included in the calculation of our diluted earnings per share.

      The Financial Accounting Standards Board (“FASB”) has ratified Emerging Issues Task Force (EITF) No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share,” requiring contingently convertible debt instruments to be included in diluted earnings per share computations, if their effect is dilutive, regardless of whether the conversion trigger has been met. EITF 04-8 will be effective for reporting periods ending after December 15, 2004, and will require restatement of prior period earnings per share amounts presented for comparative purposes. Assuming the Convertible Notes had been included in our diluted per share calculation, our unaudited pro forma diluted net income per share for the three-month period ended September 30, 2004, would have been reduced by $.02 to $.20 per share diluted, based on a total number of shares outstanding of approximately 124,493,000. Per share amounts for the nine-month period ended September 30, 2004 would not have changed.

Note 2.	Insurance

      We believe that adequate provision has been made in the financial statements for liabilities that may arise out of patient care, and related services provided to date, as well as workers’ compensation. These provisions are based primarily upon the results of independent actuarial valuations, prepared by actuaries with healthcare industry experience. These independent valuations are formally prepared twice a year using the most recent trends of claims, settlements and other relevant data. In addition to the actuarial estimate of retained losses, our provision for insurance includes accruals for insurance premiums and related costs for the coverage period

BEVERLY ENTERPRISES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2004
(Unaudited)

Note 2.	Insurance — (Continued)

and our estimate of any experience adjustments to premiums. The following table summarizes our provision for insurance and related items (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2004	2003	2004	2003

General and professional liability:
Continuing operations	$15,422	$14,567	$51,764	$41,223
Discontinued operations	1,171	6,069	12,074	$45,468	(a)

	$16,593	$20,636	$63,838	$86,691

Workers’ compensation:
Continuing operations	$10,759	$9,894	$28,883	$30,710
Discontinued operations	615	2,879	2,530	9,580

	$11,374	$12,773	$31,413	$40,290

Other insurance:
Continuing operations	$3,226	$3,431	$9,734	$10,232
Discontinued operations	57	213	245	736

	$3,283	$3,644	$9,979	$10,968

Total provision for insurance and related items:
Continuing operations	$29,407	$27,892	$90,381	$82,165
Discontinued operations	1,843	9,161	14,849	55,784	(a)

	$31,250	$37,053	$105,230	$137,949

(a)	Includes an accrual in 2003 for the purchase of incremental patient care liability insurance on disposed nursing facilities.

      Our insurance liabilities are included in the consolidated balance sheet captions as follows (in thousands):

	September 30,	December 31,
	2004	2003

Current liabilities:
Accrued wages and related liabilities	$488	$2,528
General and professional liabilities	63,422	93,736
Other accrued liabilities	—	10,678
Long-term liabilities:
Other liabilities and deferred items	89,769	52,954

	$153,679	$159,896

      During the nine months ended September 30, 2004, we reclassified a portion of our current general and professional liabilities to long-term, primarily due to aggregate limits being reached for certain prior policy

BEVERLY ENTERPRISES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2004
(Unaudited)

Note 2.	Insurance — (Continued)

years and adjustments in actuarially projected claim payments for the next twelve months. The decrease in “Other accrued liabilities” resulted from a scheduled payment under the terms of a prior year workers’ compensation insurance policy.

Note 3.	Asset Impairments, Workforce Reductions and Other Unusual Items

      We recorded pre-tax charges (credits) for asset impairments, workforce reductions and other unusual items as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2004	2003	2004	2003

Asset impairments	$—	$972	$2,885	$1,010
Workforce reductions	(1)	50	97	1,491
Exit costs and other unusual items	(237)	321	(95)	618
Reversal of previously recorded charges	(375)	—	(1,699)	(447)

	$(613)	$1,343	$1,188	$2,672

Asset Impairments

      During the nine-month period ended September 30, 2004, we recorded asset impairments of $2.9 million primarily related to the write-down of property and equipment on two nursing facilities included in the Nursing Facilities segment. During the first quarter of 2004, management made a determination to close these nursing facilities, which led to an impairment assessment. We estimated the fair market values of these facilities based on salvage values for the land and buildings.

Workforce Reductions

      During the nine-month period ended September 30, 2004, we recorded $443,000 for workforce reductions, partially offset by $346,000 primarily due to the cancellation of restricted stock. The $443,000 for workforce reductions primarily related to 35 associates who were notified in 2004 that their positions would be eliminated and included $401,000 of cash expenses, $266,000 of which was paid during the nine months ended September 30, 2004.

      During the nine-month period ended September 30, 2003, we recorded $1.5 million for workforce reductions primarily related to 43 associates who were notified in 2003 that their positions would be eliminated, including the following:

•	$1.8 million of cash expenses, approximately $1.6 million of which was paid during the nine months ended September 30, 2003, with the remaining amount being paid during the year ended December 31, 2003; and

•	non-cash expenses of approximately $125,000 related to the vesting of restricted stock, less approximately $400,000 due to related cancellations of restricted stock.

BEVERLY ENTERPRISES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2004
(Unaudited)

Note 3.	Asset Impairments, Workforce Reductions and Other Unusual Items — (Continued)

Other Unusual Items

      During the nine-month period ended September 30, 2004, we recorded an adjustment of $1.3 million resulting from the sale of a previously impaired foreign investment above the carrying value and recorded an adjustment of $375,000 to our Florida disposition costs as a result of collecting a note receivable, received as partial payment for this transaction, above the carrying value. During the nine months ended September 30, 2003, we recorded special pre-tax charges of $618,000 for certain other unusual items and exit costs for retention and severance agreements with employees associated with facilities affected by our divestiture strategy. We also recorded an adjustment of $447,000 primarily resulting from the settlement of a previously impaired asset at a price above the carrying value. The following table summarizes activity in our accruals for estimated workforce reductions and exit costs (in thousands):

	Three Months Ended September 30,				Nine Months Ended September 30,

	2004		2003		2004		2003

	Workforce		Workforce		Workforce		Workforce
	Reductions	Exit Costs	Reductions	Exit Costs	Reductions	Exit Costs	Reductions	Exit Costs

Balance beginning of period	$1,535	$6,667	$2,737	$5,325	$3,029	$7,270	$5,418	$4,991
Charged to continuing operations	126	(237)	202	2,886	553	10	1,643	2,910
Charged to discontinued operations	—	232	—	12,033	—	3,032	—	13,772
Cash payments	(364)	(1,649)	(356)	(9,938)	(2,302)	(5,299)	(4,637)	(11,401)
Stock transactions	—	—	—	—	—	—	84	—
Adjustments	(127)	—	(152)	—	(110)	—	(77)	34

Balance end of period	$1,170	$5,013	$2,431	$10,306	$1,170	$5,013	$2,431	$10,306

      Workforce reduction and exit cost accruals are included in “Accrued wages and related liabilities” and “Other accrued liabilities” on our condensed consolidated balance sheets.

Note 4.	Discontinued Operations

      During the nine months ended September 30, 2004, we recognized net pre-tax losses of $290,000 relating to the following 2004 disposal activities:

•	15 nursing facilities (1,703 beds) and one assisted living center (32 units) in our Nursing Facilities segment for cash proceeds totaling $9.2 million; and

•	a home medical equipment business in our Home Care segment for cash proceeds totaling $370,000.

      We have included the remaining assets and liabilities of our former Matrix segment, as well as the assets of 24 nursing facilities (2,306 beds) of our Nursing Facilities segment, as held for sale in the accompanying condensed consolidated balance sheet as of September 30, 2004. The remaining assets and liabilities of our former Matrix segment were included in assets and liabilities held for sale as of December 31, 2003. Long-lived assets classified as held-for-sale were initially measured at the lower of carrying value or fair value less costs to sell. We reassess the fair value less costs to sell of the held-for-sale assets each reporting period. A divestiture plan for these groups of assets has been approved by our Board of Directors and we expect to dispose of these groups in the next three to nine months.

BEVERLY ENTERPRISES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2004
(Unaudited)

Note 4.	Discontinued Operations — (Continued)

      A summary by operating segment of the asset and liability line items from which the reclassifications have been made at September 30, 2004 and December 31, 2003 is as follows (in thousands):

	2004
				2003
	Nursing	Matrix	Total	Matrix

Current assets	$512	$2,035	$2,547	$2,042
Property and equipment, net	10,774	1,208	11,982	1,100
Goodwill	—	332	332	332
Other assets	239	28	267	24

Total assets held for sale	$11,525	$3,603	$15,128	$3,498

Current liabilities held for sale	$—	$622	$622	$672

      The results of operations of disposed facilities and other assets in the three-month and nine-month periods ended September 30, 2004, as well as the results of operations of held-for-sale assets, have been reported as discontinued operations for all periods presented in the accompanying condensed consolidated statements of income. Also included in discontinued operations are the gains and losses on sales and exit costs relative to these transactions. In addition, discontinued operations for the three-month and nine-month periods ended September 30, 2003 include the results of operations for all facilities, clinics and businesses disposed of during 2003. A summary of discontinued operations by operating segment is as follows (in thousands):

	2004				2003

		Home	Nursing			Home	Nursing
	Matrix	Care	Facilities	Total	Matrix	Care	Facilities	Total

Three Months Ended September 30
Revenues	$3,563	$—	$29,599	$33,162	$3,314	$2,539	$115,773	$121,626

Operating income (loss)(a)	$211	$33	$2,075	$2,319	$228	$(1,099)	$(2,681)	$(3,552)
Gain (loss) on sales and exit costs	(24)	366	472	814	—	309	6,871	7,180
Impairments and other unusual items	—	—	51	51	—	—	(1,698)	(1,698)

Pre-tax income (loss)	$187	$399	$2,598	3,184	$228	$(790)	$2,492	1,930

Benefit from income taxes				(59)				—

Discontinued operations, net of taxes				$3,243				$1,930

(a)	Includes net interest expense of $8,000 and $576,000 and depreciation and amortization of $29,000 and $2.3 million for 2004 and 2003, respectively.

BEVERLY ENTERPRISES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2004
(Unaudited)

Note 4.	Discontinued Operations — (Continued)

	2004				2003

		Home	Nursing			Home	Nursing
	Matrix	Care	Facilities	Total	Matrix	Care	Facilities	Total

Nine Months Ended September 30
Revenues	$10,466	$148	$115,348	$125,962	$14,847	$20,184	$421,607	$456,638

Operating income (loss)(a)	$859	$1	$(2,319)	$(1,459)	$336	$(2,092)	$(1,002)	$(2,758)
Gain (loss) on sales and exit costs	(49)	369	(610)	(290)	10,940	929	34,691	46,560
Impairments and other unusual items(b)	—	—	(2,855)	(2,855)	—	(540)	(18,828)	(19,368)

Pre-tax income (loss)	$810	$370	$(5,784)	(4,604)	$11,276	$(1,703)	$14,861	24,434

Provision for income taxes				286				—

Discontinued operations, net of taxes				$(4,890)				$24,434

(a)	Includes net interest expense of $158,000 and $2.7 million and depreciation and amortization of $1.4 million and $9.2 million for 2004 and 2003, respectively.

(b)	Includes an accrual in 2003 for the purchase of incremental patient care liability insurance on disposed nursing facilities.

Note 5.	Acquisitions and Dispositions

      On July 30, 2004, we purchased substantially all of the assets of Hospice USA, LLC and its affiliates, which were privately held companies providing hospice services in Mississippi, Alabama and Tennessee, for cash of approximately $69.1 million. At the time of acquisition, Hospice USA, LLC and its affiliates operated 18 hospice locations and had an additional 16 locations under development.

      The acquisition was part of our ongoing strategy to expand our service businesses. The purchase price allocation is preliminary and further adjustments may be made based on a working capital settlement to be finalized during the fourth quarter of 2004. We allocated the purchase price based on estimated fair values. Goodwill related to the Hospice, USA acquisition was $68.0 million as of September 30, 2004.

      The unaudited pro forma condensed statements of income for the three-month and nine-month periods ended September 30, 2004 and 2003 have been prepared as if the acquisition had taken place on January 1, 2003. The following table summarizes our unaudited pro forma information (in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2004	2003	2004	2003

Revenues	$511,116	$469,892	$1,505,079	$1,367,128
Income before discontinued operations	21,657	9,105	29,579	20,012
Income per share before discontinued operations	0.20	0.09	0.27	0.19
Net income	24,900	11,035	24,689	44,446
Net income per share	0.23	0.10	0.23	0.42

BEVERLY ENTERPRISES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2004
(Unaudited)

Note 5.	Acquisitions and Dispositions — (Continued)

      During the nine months ended September 30, 2004, we sold an additional four nursing facilities (639 beds), and certain other assets for cash proceeds of $11.4 million and closed two nursing facilities (182 beds) and one assisted living center (9 units). We did not operate three of the nursing facilities sold, which were previously leased to another nursing home operator. We recognized net pre-tax gains of $614,000, included in “Net gains on dispositions” on the condensed consolidated statements of income, as a result of these disposal activities. These dispositions did not meet the criteria in Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”) to be included in discontinued operations.

Note 6.	Long-Term Debt

      On October 6, 2004, we entered into a $40.0 million letter of credit facility (the “LOC facility”) maturing in October 2008. The LOC facility is secured by certain of our Medicaid and Veterans Administration accounts receivable and contains standard terms and conditions, including a 2.375% fee on outstanding letters of credit. It is our intent to transfer the letters of credit currently under our revolving credit facility to the LOC facility, thereby freeing up the $90.0 million revolving credit facility for future borrowing.

      During June 2004, we commenced a cash tender offer to purchase any and all of our $200.0 million 9 5/8% senior notes due 2009 at an offer price of $1,190 per $1,000 principal amount tendered, plus accrued and unpaid interest, and a solicitation of consents to amend the indenture under which the 9 5/8% senior notes were issued. Holders of $190.6 million of the 9 5/8% senior notes had tendered their notes and delivered consents prior to the July 9, 2004 expiration of the tender offer.

      During June 2004, we issued $215.0 million of 7 7/8% senior subordinated notes due June 15, 2014 (the “Senior Subordinated Notes”). The Senior Subordinated Notes were issued at a discount (98.318% of par) to yield 8.125%. The Senior Subordinated Notes are general unsecured obligations subordinated in right of payment to our existing and future senior unsubordinated indebtedness and are guaranteed by certain of our subsidiaries. The Senior Subordinated Notes were issued through a private placement. We filed a registration statement with the SEC on September 23, 2004, in order to affect an exchange offer of these notes for publicly tradable notes. The proceeds from the Senior Subordinated Notes, together with cash on hand, were used to purchase for cash $190.6 million of our 9 5/8% senior notes tendered, as well as to pay related fees and expenses. We recorded a pre-tax charge of $40.4 million related to this transaction, including $36.1 million for the prepayment premium and $3.7 million for the write-off of deferred financing costs on the 9 5/8% senior notes, as well as $681,000 for fees and expenses related to the cash tender offer.

      During the second quarter of 2004, we entered into two amendments to our senior credit facility which, among other things, permitted the issuance of the Senior Subordinated Notes and the purchase of our 9 5/8% senior notes, reduced the interest rate on the term loan portion of the senior credit facility, increased the size of our revolving credit facility from $75.0 million to $90.0 million and modified certain financial covenant levels.

BEVERLY ENTERPRISES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2004
(Unaudited)

Note 7.	Additional Guarantor Information

      Our 7 7/8% senior subordinated notes are jointly and severally, fully and unconditionally guaranteed by most of our subsidiaries. As of September 30, 2004, the non-guarantor subsidiaries included Beverly Indemnity, Ltd., our captive insurance subsidiary, and Beverly Funding Corporation, our receivables-backed financing subsidiary. Since the carrying value of the assets of the non-guarantor subsidiaries exceeds three percent of the consolidated assets of Beverly Enterprises, Inc., we are required to disclose consolidating financial statements in our periodic filings with the SEC. Condensed consolidating balance sheets as of September 30, 2004 for Beverly Enterprises, Inc. (parent only), the combined Guarantor Subsidiaries and the combined Non-Guarantor Subsidiaries are as follows:

			Non-
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total

ASSETS
Current assets:
Cash and cash equivalents	$144,845	$6,599	$55,916	$—	$207,360
Accounts receivable, less allowance for doubtful	6,398	200,975	7,965	—	215,338
Notes receivable, less allowance for doubtful notes	18	6,481	—	—	6,499
Operating supplies	108	9,142	—	—	9,250
Assets held for sale	—	15,128	—	—	15,128
Prepaid expenses and other	12,806	10,449	15,880	—	39,135

Total current assets	164,175	248,774	79,761	—	492,710
Property and equipment, net	5,982	640,878	—	—	646,860
Other assets:
Goodwill, net	—	124,467	—	—	124,467
Other, less allowance for doubtful accounts and notes	169,622	35,421	161	(134,569)	70,635
Due from affiliates	517,684	—	116,931	(634,615)	—

Total other assets	687,306	159,888	117,092	(769,184)	195,102

	$857,463	$1,049,540	$196,853	$(769,184)	$1,334,672

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,964	$54,117	$—	$—	$59,081
Accrued wages and related liabilities	21,928	73,550	—	—	95,478
Accrued interest	7,780	1,286	—	—	9,066
General and professional liabilities	20,981	—	46,065	(3,624)	63,422
Federal government settlement obligations	—	14,064	—	—	14,064
Liabilities held for sale	—	622	—	—	622
Other accrued liabilities	15,220	71,923	—	—	87,143
Current portion of long-term debt	1,350	10,294	—	—	11,644

Total current liabilities	72,223	225,856	46,065	(3,624)	340,520
Long-term debt	468,134	90,354	—	—	558,488
Other liabilities and deferred items	55,413	62,257	56,301	—	173,971
Due to affiliates	—	634,615	—	(634,615)	—
Commitments and contingencies
Stockholders’ equity:
Preferred stock, shares authorized	—	—	—	—	—
Common stock, shares issued	11,624	5,908	120	(6,028)	11,624
Additional paid-in capital	897,476	357,472	7,556	(365,028)	897,476
Retained earnings (accumulated deficit)	(538,909)	(326,922)	86,811	240,111	(538,909)
Treasury stock, at cost	(108,498)	—	—	—	(108,498)

Total stockholders’ equity	261,693	36,458	94,487	(130,945)	261,693

	$857,463	$1,049,540	$196,853	$(769,184)	$1,334,672

BEVERLY ENTERPRISES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2004
(Unaudited)

Note 7.	Additional Guarantor Information — (Continued)

      Condensed consolidating balance sheets as of December 31, 2003 for Beverly Enterprises, Inc. (parent only), the combined Guarantor Subsidiaries and the combined Non-Guarantor Subsidiaries are as follows:

			Non-
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total

ASSETS
Current assets:
Cash and cash equivalents	$223,575	$5,351	$29,889	$—	$258,815
Accounts receivable — patient, less allowance for doubtful accounts	—	149,108	—	—	149,108
Accounts receivable — non-patient, less allowance for doubtful accounts	2,481	4,445	8,601	—	15,527
Notes receivable, less allowance for doubtful notes	18	13,706	—	—	13,724
Operating supplies	47	10,378	—	—	10,425
Assets held for sale	—	3,498	—	—	3,498
Investment in Beverly Funding Corporation	31,342	—	—	—	31,342
Prepaid expenses and other	10,964	10,604	11,809	—	33,377

Total current assets	268,427	197,090	50,299	—	515,816
Property and equipment, net	7,134	687,086	—	—	694,220
Other assets:
Goodwill, net	—	57,102	—	—	57,102
Other, less allowance for doubtful accounts and notes	121,031	45,446	—	(87,194)	79,283
Due from affiliates	421,828	—	145,240	(567,068)	—

Total other assets	542,859	102,548	145,240	(654,262)	136,385

	$818,420	$986,724	$195,539	$(654,262)	$1,346,421

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,123	$59,449	$—	$—	$67,572
Accrued wages and related liabilities	25,104	91,613	—	—	116,717
Accrued interest	5,733	1,163	—	—	6,896
General and professional liabilities	41,370	—	70,425	(18,059)	93,736
Federal government settlement obligations	—	13,125	—	—	13,125
Liabilities held for sale	—	672	—	—	672
Other accrued liabilities	16,502	85,787	—	—	102,289
Current portion of long-term debt	1,350	12,004	—	—	13,354

Total current liabilities	98,182	263,813	70,425	(18,059)	414,361
Long-term debt	448,313	104,560	—	—	552,873
Other liabilities and deferred items	33,739	69,342	37,920	—	141,001
Due to affiliates	—	567,068	—	(567,068)	—
Commitments and contingencies
Stockholders’ equity:
Preferred stock, shares authorized	—	—	—	—	—
Common stock, shares issued	11,559	5,908	120	(6,028)	11,559
Additional paid-in capital	895,950	364,609	7,556	(372,165)	895,950
Retained earnings (accumulated deficit)	(560,825)	(388,576)	79,518	309,058	(560,825)
Treasury stock, at cost	(108,498)	—	—	—	(108,498)

Total stockholders’ equity	238,186	(18,059)	87,194	(69,135)	238,186

	$818,420	$986,724	$195,539	$(654,262)	$1,346,421

BEVERLY ENTERPRISES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2004
(Unaudited)

Note 7.	Additional Guarantor Information — (Continued)

      Condensed consolidating statements of income for the three months ended September 30, 2004 for Beverly Enterprises, Inc. (parent only), the combined Guarantor Subsidiaries and the combined Non-Guarantor Subsidiaries are as follows:

			Non-
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total

Revenues	$1,693	$506,686	$13,805	$(14,015)	$508,169
Costs and expenses:
Wages and related	14,417	286,317	—	—	300,734
Provision for insurance and related items	2,407	27,000	15,103	(15,103)	29,407
Other operating and administrative	7,861	123,948	(235)	(14)	131,560
Overhead allocation	(20,189)	20,189	—	—	—
Depreciation and amortization	1,617	14,301	—	—	15,918
Asset impairments, workforce reductions and other unusual items	1,421	(2,034)	—	—	(613)

Total costs and expenses	7,534	469,721	14,868	(15,117)	477,006

Income (loss) before other income (expenses)	(5,841)	36,965	(1,063)	1,102	31,163
Other income (expenses):
Interest expense	—	(12,216)	—	1,094	(11,122)
Costs related to early extinguishments of debt	(176)	—	—	—	(176)
Interest income	527	452	1,361	(1,094)	1,246
Net gains on dispositions	—	582	—	—	582
Equity in earnings (or losses) of affiliates	30,426	—	—	(30,426)	—

Total other expenses, net	30,777	(11,182)	1,361	(30,426)	(9,470)

Income (loss) before provision for income taxes and discontinued operations	24,936	25,783	298	(29,324)	21,693
Provision for income taxes	536	—	—	—	536

Income (loss) before discontinued operations	24,400	25,783	298	(29,324)	21,157
Discontinued operations, net of taxes	—	3,243	—	—	3,243

Net income (loss)	$24,400	$29,026	$298	$(29,324)	$24,400

BEVERLY ENTERPRISES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2004
(Unaudited)

Note 7.	Additional Guarantor Information — (Continued)

      Condensed consolidating statements of income for the three months ended September 30, 2003 for Beverly Enterprises, Inc. (parent only), the combined Guarantor Subsidiaries and the combined Non-Guarantor Subsidiaries are as follows:

			Non-
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total

Revenues	$19	$461,182	$1,343	$(1,343)	$461,201
Costs and expenses:
Wages and related	14,177	261,745	—	—	275,922
Provision for insurance and related items	2,659	25,233	3,743	(3,743)	27,892
Other operating and administrative	5,073	111,425	—	—	116,498
Overhead allocation	(21,193)	21,193	—	—	—
Depreciation and amortization	1,740	13,043	—	—	14,783
Asset impairments, workforce reductions and other unusual items	253	1,090	—	—	1,343

Total costs and expenses	2,709	433,729	3,743	(3,743)	436,438

Income (loss) before other income (expenses)	(2,690)	27,453	(2,400)	2,400	24,763
Other income (expenses):
Interest expense	—	(17,506)	—	1,477	(16,029)
Interest income	306	723	1,618	(1,477)	1,170
Net gains on dispositions	—	2	—	—	2
Equity in earnings (or losses) of affiliates	14,220	—	—	(14,220)	—

Total other expenses, net	14,526	(16,781)	1,618	(14,220)	(14,857)

Income (loss) before provision for income taxes and discontinued operations	11,836	10,672	(782)	(11,820)	9,906
Provision for income taxes	1,853	—	—	—	1,853

Income (loss) before discontinued operations	9,983	10,672	(782)	(11,820)	8,053
Discontinued operations, net of taxes	—	1,930	—	—	1,930

Net income (loss)	$9,983	$12,602	$(782)	$(11,820)	$9,983

BEVERLY ENTERPRISES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2004
(Unaudited)

Note 7.	Additional Guarantor Information — (Continued)

      Condensed consolidating statements of income for the nine months ended September 30, 2004 for Beverly Enterprises, Inc. (parent only), the combined Guarantor Subsidiaries and the combined Non-Guarantor Subsidiaries are as follows:

			Non-
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total

Revenues	$2,907	$1,483,607	$57,011	$(57,221)	$1,486,304
Costs and expenses:
Wages and related	33,847	822,559	—	—	856,406
Provision for insurance and related items	7,203	83,178	53,990	(53,990)	90,381
Other operating and administrative	19,805	371,893	(235)	(14)	391,449
Overhead allocation	(60,962)	60,962	—	—	—
Depreciation and amortization	5,018	41,223	—	—	46,241
Asset impairments, workforce reductions and other unusual items	97	1,091	—	—	1,188

Total costs and expenses	5,008	1,380,906	53,755	(54,004)	1,385,665

Income (loss) before other income (expenses)	(2,101)	102,701	3,256	(3,217)	100,639
Other income (expenses):
Interest expense	—	(38,502)	—	3,434	(35,068)
Costs related to early extinguishments of debt	(40,430)	—	—	—	(40,430)
Interest income	1,755	1,731	4,037	(3,434)	4,089
Net gains on dispositions	—	614	—	—	614
Equity in earnings (or losses) of affiliates	65,730	—	—	(65,730)	—

Total other expenses, net	27,055	(36,157)	4,037	(65,730)	(70,795)

Income (loss) before provision for income taxes and discontinued operations	24,954	66,544	7,293	(68,947)	29,844
Provision for income taxes	3,038	—	—	—	3,038

Income (loss) before discontinued operations	21,916	66,544	7,293	(68,947)	26,806
Discontinued operations, net of taxes	—	(4,890)	—	—	(4,890)

Net income (loss)	$21,916	$61,654	$7,293	$(68,947)	$21,916

BEVERLY ENTERPRISES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2004
(Unaudited)

Note 7.	Additional Guarantor Information — (Continued)

      Condensed consolidating statements of income for the nine months ended September 30, 2003 for Beverly Enterprises, Inc. (parent only), the combined Guarantor Subsidiaries and the combined Non-Guarantor Subsidiaries are as follows:

			Non-
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total

Revenues	$10	$1,345,020	$10,495	$(10,495)	$1,345,030
Costs and expenses:
Wages and related	39,462	767,827	—	—	807,289
Provision for insurance and related items	7,995	74,170	7,732	(7,732)	82,165
Other operating and administrative	18,832	328,037	—	—	346,869
Overhead allocation	(61,526)	61,526	—	—	—
Depreciation and amortization	5,141	38,493	—	—	43,634
Adjustment related to California investigation settlement	—	(925)	—	—	(925)
Asset impairments, workforce reductions and other unusual items	1,419	1,253	—	—	2,672

Total costs and expenses	11,323	1,270,381	7,732	(7,732)	1,281,704

Income (loss) before other income (expenses)	(11,313)	74,639	2,763	(2,763)	63,326
Other income (expenses):
Interest expense	—	(53,254)	—	5,493	(47,761)
Interest income	1,094	1,998	5,955	(5,493)	3,554
Net gains on dispositions	—	399	—	—	399
Equity in earnings (or losses) of affiliates	54,171	—	—	(54,171)	—

Total other expenses, net	55,265	(50,857)	5,955	(54,171)	(43,808)

Income (loss) before provision for income taxes and discontinued operations	43,952	23,782	8,718	(56,934)	19,518
Provision for income taxes	4,290	—	—	—	4,290

Income (loss) before discontinued operations	39,662	23,782	8,718	(56,934)	15,228
Discontinued operations, net of taxes	—	24,434	—	—	24,434

Net income (loss)	$39,662	$48,216	$8,718	$(56,934)	$39,662

BEVERLY ENTERPRISES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2004
(Unaudited)

Note 7.	Additional Guarantor Information — (Continued)

      Condensed consolidating statements of cash flows for the nine months ended September 30, 2004 for Beverly Enterprises, Inc. (parent only), the combined Guarantor Subsidiaries and the combined Non-Guarantor Subsidiaries are as follows:

			Non-
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Total

Cash flows from operating activities:	$(72,473)	$84,115	$26,078	$37,720
Cash flows from investing activities:
Capital expenditures	(3,912)	(34,052)	—	(37,964)
Payments for acquisitions, net of cash acquired	—	(71,479)	—	(71,479)
Proceeds from dispositions of facilities and other assets, net	1,324	21,022	—	22,346
Proceeds from Beverly Funding Corporation	28,956	—	—	28,956
Collections on notes receivable	—	32,268	—	32,268
Payments for designated funds, net	(230)	(728)	—	(958)
Other, net	(10,446)	(13,870)		(24,316)

Net cash provided by (used for) investing activities	15,692	(66,839)	—	(51,147)
Cash flows from financing activities:
Repayments of long-term debt	(191,623)	(15,856)	—	(207,479)
Repayments of off-balance sheet financing	—	—	—	—
Proceeds from issuance of long-term debt	211,384	—	—	211,384
Proceeds from exercise of stock options	1,399	—	—	1,399
Deferred financing and other costs	(43,281)	—	(51)	(43,332)

Net cash used for financing activities	(22,121)	(15,856)	(51)	(38,028)

Net increase (decrease) in cash and cash equivalents	(78,902)	1,420	26,027	(51,455)
Cash and cash equivalents at beginning of period	223,575	5,351	29,889	258,815

Cash and cash equivalents at end of period	$144,673	$6,771	$55,916	$207,360

BEVERLY ENTERPRISES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2004
(Unaudited)

Note 7.	Additional Guarantor Information — (Continued)

      Condensed consolidating statements of cash flows for the nine months ended September 30, 2003 for Beverly Enterprises, Inc. (parent only), the combined Guarantor Subsidiaries and the combined Non-Guarantor Subsidiaries are as follows:

			Non-
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Total

Cash flows from operating activities:	$47,554	$(17,573)	$23,446	$53,427
Cash flows from investing activities:
Capital expenditures	(4,493)	(24,561)	—	(29,054)
Payments for acquisitions, net of cash acquired	—	(404)	—	(404)
Proceeds from dispositions of facilities and other assets, net	—	173,102	—	173,102
Proceeds from Beverly Funding Corporation investment	—	—	—	—
Collections on notes receivable	6	504	—	510
Payments for designated funds, net	(5,711)	391	—	(5,320)
Other, net	166	(9,176)	—	(9,010)

Net cash provided by (used for) investing activities	(10,032)	139,856	—	129,824
Cash flows from financing activities:
Repayments of long-term debt	(1,813)	(56,399)	—	(58,212)
Repayments of off-balance sheet financing	—	(69,456)	—	(69,456)
Proceeds from issuance of new debt	—	—	—	—
Proceeds from exercise of stock options	98	—	—	98
Deferred financing and other costs	(2,399)	(10)	—	(2,409)

Net cash used for financing activities	(4,114)	(125,865)	—	(129,979)

Net increase (decrease) in cash and cash equivalents	33,408	(3,582)	23,446	53,272
Cash and cash equivalents at beginning of period	86,456	8,516	20,473	115,445

Cash and cash equivalents at end of period	$119,864	$4,934	$43,919	$168,717

Note 8.	Income Taxes

      The provisions for income taxes from continuing operations of $3.0 million and $4.3 million for the nine months ended September 30, 2004 and 2003, respectively, primarily relate to state income taxes. The tax provisions differ from those calculated using the federal statutory rate due to changes in the valuation allowance, established at December 31, 2001, for net deferred tax assets. In 2004, the valuation allowance decreased $19.5 million primarily due to the reversal of temporary differences and the utilization of net operating loss carryforwards to offset taxable income. In 2003, the valuation allowance decreased primarily due to the reversal of temporary differences in conjunction with the Matrix disposition and associated with certain costs related to MK Medical, partially offset by an increase in net operating loss carryforwards.

BEVERLY ENTERPRISES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2004
(Unaudited)

Note 9.	Stockholders’ Equity

      During July 2004, we filed two registration statements on Form S-8 with the SEC registering 5.3 million shares of our common stock issuable under the 1997 Long-Term Incentive Plan and 450,000 shares of our common stock issuable under our Non-Employee Directors Stock Option Plan. During March 2004, we filed a registration statement on Form S-8 with the SEC relating to 1.0 million shares of our common stock issuable to eligible persons in accordance with the terms of our 401(k) SavingsPlus Plan.

      We currently do not recognize compensation expense for our stock option grants, which are issued at fair market value on the date of grant and are accounted for under the intrinsic value method. We are in compliance with the current accounting rules regarding stock-based compensation. On June 30, 2004, the FASB issued an Exposure Draft, Share-Based Payment, which will require all share-based payments to employees, including grants of employee stock options, to be expensed in the statements of income based on their fair values. The FASB currently expects the new standard will be issued during December 2004, with an anticipated effective date for reporting periods beginning after June 15, 2005, and require expensing of all options that remain unvested as of the effective date, among other things.

      For purposes of pro forma disclosures, the estimated fair market value of all outstanding stock options is amortized to expense over the respective vesting periods. The fair market value has been estimated at the date of grant using a Black-Scholes option-pricing model. The pro forma effects are not necessarily indicative of the effects on future quarters or future years. The following table summarizes our unaudited pro forma net income and diluted net income per share assuming we accounted for our stock option grants using the fair value method (in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2004	2003	2004	2003

Reported net income(a)	$24,400	$9,983	$21,916	$39,662
Stock option compensation expense	1,025	1,801	4,132	5,090

Pro forma net income	$23,375	$8,182	$17,784	$34,572

Reported diluted net income per share	$0.22	$0.09	$0.20	$0.37

Pro forma diluted net income (loss) per share	$0.21	$0.08	$0.16	$0.33

(a)	Includes total charges to our condensed consolidated statements of income related to restricted stock grants for the three-month periods ended September 30, 2004 and 2003 of approximately $1.1 million and $619,000, respectively, and for the nine-month periods ended September 30, 2004 and 2003 of approximately $2.7 million and $1.4 million, respectively.

Note 10.	Contingencies and Legal Proceedings

      We are contingently liable for approximately $12.3 million of long-term debt maturing on various dates through 2019, as well as annual interest on that debt. These contingent liabilities principally arose from previous sales of nursing facilities and assisted living centers. We also guarantee certain third-party operating leases. These guarantees arose from our dispositions of leased facilities, of which the underlying leases have $62.7 million of minimum rental commitments remaining through the initial lease terms. In accordance with the FASB’s Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, we have recorded a liability of approximately

BEVERLY ENTERPRISES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2004
(Unaudited)

Note 10.	Contingencies and Legal Proceedings — (Continued)

$660,000 as of September 30, 2004, included in “Other accrued liabilities” on the condensed consolidated balance sheets, as the estimated fair value of guarantees entered into or modified since January 1, 2003.

      As discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, the following derivative lawsuits were filed in the state court of Arkansas, as well as the federal district court in Arkansas, assertedly on behalf of the Company (collectively, the “Derivative Actions”):

•	Norman M. Lyons v. David R. Banks, et. al., Case No. OT99-4041, was filed in the Chancery Court of Pulaski County, Arkansas (4th Division) on or about July 29, 1999, and the parties filed an Agreed Motion to Stay the proceedings on January 17, 2000;

•	Badger v. David R. Banks, et. al., Case No. LR-C-99-881, was filed in the United States District Court for the Eastern District of Arkansas (Western Division) on November 30, 1999; and

•	Richardson v. David R. Banks, et. al., Case No. LR-C-99-826, was filed in the United States District Court for the Eastern District of Arkansas (Western Division) on November 4, 1999.

      The Badger and Richardson actions were ordered to be consolidated as In re Beverly Enterprises, Inc. Derivative Litigation and by agreed motion, plaintiffs filed an amended, consolidated complaint on April 21, 2000. On June 1, 2004, the parties filed with the court papers effectuating a settlement for these actions, as well as the Lyons action, which provides that we will incorporate various corporate governance practices that are consistent with our policies. In addition, the directors and officers’ liability insurance carriers, on behalf of the individual defendants, will pay no more than $375,000 for plaintiff’s attorneys’ fees. The court approved the settlement on September 28, 2004, and the actions have been dismissed with prejudice.

      As discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, on October 31, 2002, a shareholder derivative action entitled Paul Dunne and Helene Dunne, derivatively on behalf of nominal defendant Beverly Enterprises, Inc. v. Beryl F. Anthony, Jr., et. al. was filed in the Circuit Court of Sebastian County, Arkansas, Fort Smith Division (No. CIV-2002-1241). This case was purportedly brought derivatively on our behalf against various current and former officers and directors. The complaint alleges causes of action for breach of fiduciary duty against the defendants based on: (1) allegations that defendants failed to establish and maintain adequate accounting controls such that we failed to record adequate reserves for patient care liability costs; and (2) allegations that certain defendants sold Company stock while purportedly in possession of material non-public information. On May 16, 2003, two additional derivative complaints (Holcombe v. Floyd, et. al. and Flowers v. Floyd, et. al.) were filed and subsequently transferred to the Circuit Court of Sebastian County, Arkansas, Fort Smith Division and consolidated with the Dunne action as Holcomb v. Beverly Enterprises, Inc. The Dunnes were subsequently dismissed as plaintiffs.

      On June 9, 2003, pursuant to a stipulation of the parties, the court entered a scheduling order providing, among other things, that plaintiffs had thirty days from a ruling on the motion to dismiss filed by defendants in the securities class action in federal court, In re Beverly Enterprises, Inc. Securities Litigation (Case No. 2:02 cv 2190), to file an amended complaint and that defendants shall have thirty days thereafter to respond to the complaint. The court entered a ruling on the defendants’ motion to dismiss in the federal securities class action on December 23, 2003, and the plaintiffs filed a notice of appeal on January 22, 2004. In light of the plaintiffs’ appeal, the parties agreed to a further stay of this derivative action pending resolution of the appeal. The dismissal of the appeal on April 19, 2004, described above, began the thirty-day period for plaintiffs to file an amended complaint in the derivative action, which they declined to do. Defendants’ response to the complaint

BEVERLY ENTERPRISES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2004
(Unaudited)

Note 10.	Contingencies and Legal Proceedings — (Continued)

was originally due on June 19, 2004. The court has extended the time for defendants to respond until November 19, 2004. Due to the preliminary state of this action, we are unable to assess the probable outcome of the case and can give no assurance of the ultimate impact on our financial position, results of operations and cash flows.

      We are a party to various legal matters relating to patient care, including claims that our services have resulted in injury or death to residents of our facilities. Over the past few years, we have experienced an increasing trend in the number and severity of the claims asserted against us. We believe that there has been, and will continue to be, an increase in governmental investigations of long-term care providers. Adverse determinations in legal proceedings or governmental investigations, whether currently asserted or arising in the future, could have a material adverse effect on us.

      There are various other lawsuits and regulatory actions pending against us arising in the normal course of business, some of which seek punitive damages that are generally not covered by insurance. We do not believe that the ultimate resolution of such other matters will have a material adverse effect on our consolidated financial position, results of operations or cash flows.

Note 11.	Segment Information

      Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information, provides disclosure guidelines for segments of a company based on a management approach to defining operating segments. Our operations are organized into three primary segments:

•	Nursing Facilities, which provide long-term healthcare through the operation of skilled nursing homes and assisted living centers;

•	Aegis, which provides rehabilitation therapy services under contract to our nursing facilities and facilities operated by other care providers; and

•	Hospice/ Home Care, which primarily provides hospice services.

BEVERLY ENTERPRISES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2004
(Unaudited)

Note 11.	Segment Information — (Continued)

      The following table summarizes certain information for each of our operating segments (in thousands):

	Nursing		Hospice/			Discontinued
	Facilities	Aegis(1)	Home Care	All Other(2)	Total	Operations(3)

Three Months Ended September 30, 2004
Revenues from external customers	$455,684	$31,975	$19,247	$1,263	$508,169	$33,162
Intercompany revenues	816	36,946	—	612	38,374	—
Depreciation and amortization	13,484	231	217	1,986	15,918	29
Interest expense	1,796	—	—	9,326	11,122	1
Interest income	458	8	—	780	1,246	(7)
Pre-tax income (loss)	26,415	9,697	2,863	(17,282)	21,693	3,184
Goodwill	44,753	—	79,714	—	124,467	332
Total assets	852,537	31,079	97,526	338,402	1,319,544	15,128
Capital expenditures	14,529	255	287	717	15,788	263
Three Months Ended September 30, 2003
Revenues from external customers	$429,082	$20,044	$10,369	$1,706	$461,201	$121,626
Intercompany revenues	373	38,572	—	490	39,435	—
Depreciation and amortization	12,275	193	137	2,178	14,783	2,251
Interest expense	3,154	—	—	12,875	16,029	611
Interest income	693	8	—	469	1,170	35
Pre-tax income (loss)	13,809	12,487	1,841	(18,231)	9,906	1,930
Goodwill	44,529	—	11,724	269	56,522	1,403
Total assets	892,698	18,983	21,319	258,753	1,191,753	148,624
Capital expenditures	8,270	352	288	1,721	10,631	1,054
Nine Months Ended September 30, 2004
Revenues from external customers	$1,349,160	$89,023	$42,399	$5,722	$1,486,304	$125,962
Intercompany revenues	1,902	112,228	—	1,548	115,678	—
Depreciation and amortization	39,147	650	427	6,017	46,241	1,415
Interest expense	6,034	1	—	29,033	35,068	178
Interest income	1,719	13	1	2,356	4,089	20
Pre-tax income (loss)	68,249	34,530	6,439	(79,374)	29,844	(4,604)
Goodwill	44,753	—	79,714	—	124,467	332
Total assets	852,537	31,079	97,526	338,402	1,319,544	15,128
Capital expenditures	31,919	742	418	3,946	37,025	939
Nine Months Ended September 30, 2003
Revenues from external customers	$1,257,071	$55,444	$27,757	$4,758	$1,345,030	$456,638
Intercompany revenues	416	117,901	—	878	119,195	—
Depreciation and amortization	36,972	619	428	5,615	43,634	9,211
Interest expense	9,116	—	8	38,637	47,761	2,705
Interest income	1,865	25	—	1,664	3,554	41
Pre-tax income (loss)	40,531	35,559	3,262	(59,834)	19,518	24,434
Goodwill	44,529	—	11,724	269	56,522	1,403
Total assets	892,698	18,983	21,319	258,753	1,191,753	148,624
Capital expenditures	17,099	991	336	6,284	24,710	4,344

(1)	Pre-tax income (loss) includes profit on intercompany revenues, which is eliminated in “All Other.”

(2)	Includes the operations of our corporate headquarters and related overhead, as well as certain non-operating revenues and expenses. Such amounts also include a special pre-tax credit totaling $613,000 and a pre-tax charge of $1.3 million for the three months ended September 30, 2004 and 2003, respectively, and pre-tax charges of $1.2 million and $2.7 million for the nine months ended September 30, 2004 and 2003, respectively, for asset impairments, workforce reductions and other unusual items. (See Note 3.)

(3)	In accordance with the provisions of SFAS No. 144, the results of operations of certain nursing facilities, clinics and other assets have been reclassified, for all periods presented, as discontinued operations. Pre-tax income (loss) includes net gains on sales and exit costs of $865,000 and net gains on sales of $5.5 million for the three months ended September 30, 2004 and 2003, respectively. Pre-tax income (loss) includes net losses on sales and exit costs of $3.1 million and net gains on sales of $27.2 million for the nine months ended September 30, 2004 and 2003, respectively. The remaining assets and liabilities of our former Matrix segment and the assets of 24 nursing facilities are classified as held for sale at September 30, 2004. (See Note 4.)

REPORT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Beverly Enterprises, Inc.

      We have audited the accompanying consolidated balance sheets of Beverly Enterprises, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2003. Our audits also included the accompanying financial statement schedule II. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Beverly Enterprises, Inc. at December 31, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole presents fairly in all material respects the information set forth therein.

      As discussed in Note 1 to the consolidated financial statements, in 2002 the Company changed its method of accounting for goodwill.

Little Rock, Arkansas

September 21, 2004, except for Note 16

as to which the date is September 23, 2004

BEVERLY ENTERPRISES, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 31,

	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$258,815	$115,445
Accounts receivable — patient, less allowance for doubtful accounts: 2003 — $30,048; 2002 — $43,189	149,108	169,100
Accounts receivable — non-patient, less allowance for doubtful accounts: 2003 — $1,567; 2002 — $1,347	15,527	6,799
Notes receivable, less allowance for doubtful notes: 2003 — $3,336; 2002 — $6,038	13,724	10,388
Operating supplies	10,425	13,980
Assets held for sale	3,498	36,418
Investment in Beverly Funding Corporation	31,342	—
Prepaid expenses and other	33,377	23,577

Total current assets	515,816	375,707
Property and equipment, net	694,220	789,283
Other assets:
Goodwill, net	57,102	63,377
Other, less allowance for doubtful accounts and notes: 2003 — $2,120; 2002 — $1,853	79,283	121,528

Total other assets	136,385	184,905

	$1,346,421	$1,349,895

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$67,572	$65,546
Accrued wages and related liabilities	116,717	98,206
Accrued interest	6,896	12,783
General and professional liabilities	93,736	77,025
Federal government settlement obligations	13,125	11,915
Liabilities held for sale	672	3,239
Other accrued liabilities	102,289	107,241
Current portion of long-term debt	13,354	41,463

Total current liabilities	414,361	417,418
Long-term debt	552,873	588,714
Other liabilities and deferred items	141,001	190,291
Commitments and contingencies
Stockholders’ equity:
Preferred stock, shares authorized: 25,000,000	—	—
Common stock, shares issued: 2003 — 115,594,806; 2002 — 113,249,341	11,559	11,325
Additional paid-in capital	895,950	891,782
Accumulated deficit	(560,825)	(641,293)
Accumulated other comprehensive income	—	517
Treasury stock, at cost: 2003 — 8,283,316; 2002 — 8,391,546	(108,498)	(108,859)

Total stockholders’ equity	238,186	153,472

	$1,346,421	$1,349,895

See accompanying notes.

BEVERLY ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Years Ended December 31,

	2003	2002	2001

	(Restated)	(Restated)	(Restated)
Revenues	$1,820,146	$1,785,247	$1,971,173
Costs and expenses:
Wages and related	1,087,203	1,077,775	1,212,713
Provision for insurance and related items	111,465	85,340	76,099
Other operating and administrative	470,069	466,121	511,514
Depreciation and amortization	59,148	63,196	63,769
Florida insurance reserve adjustment	—	22,179	—
Special charge and adjustment related to California investigation settlement	(925)	6,300	—
Special charge and adjustment related to settlements of federal government investigations	—	(9,441)	77,495
Asset impairments, workforce reductions and other unusual items	3,825	46,814	180,443

Total costs and expenses	1,730,785	1,758,284	2,122,033

Income (loss) before other income (expenses)	89,361	26,963	(150,860)
Other income (expenses):
Interest expense	(63,314)	(62,652)	(74,447)
Costs related to early extinguishments of debt	(6,634)	—	—
Interest income	5,363	4,689	2,911
Net gains on dispositions	422	2,142	988
Gains on sales of equity investments	6,686	—	256

Total other expenses, net	(57,477)	(55,821)	(70,292)

Income (loss) before provision for income taxes, discontinued operations and cumulative effect of change in accounting for goodwill	31,884	(28,858)	(221,152)
Provision for income taxes	5,069	6,085	60,056

Income (loss) before discontinued operations and cumulative effect of change in accounting for goodwill	26,815	(34,943)	(281,208)
Discontinued operations, net of taxes: 2003 — $3,378; 2002 — $0; 2001 — $1,332	53,653	(33,976)	(20,064)
Cumulative effect of change in accounting for goodwill, net of income taxes of $0	—	(77,171)	—

Net income (loss)	$80,468	$(146,090)	$(301,272)

Net income (loss) per share of common stock:
Basic and diluted:
Before discontinued operations and cumulative effect of change in accounting for goodwill	$0.25	$(0.33)	$(2.70)
Discontinued operations, net of taxes	0.50	(0.32)	(0.20)
Cumulative effect of change in accounting for goodwill, net of taxes	—	(0.74)	—

Net income (loss) per share of common stock	$0.75	$(1.39)	$(2.90)

Shares used to compute basic net income (loss) per share	106,582	104,726	104,037

Shares used to compute diluted net income (loss) per share	106,920	104,726	104,037

See accompanying notes.

BEVERLY ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Dollars in thousands)

				Accumulated
		Additional		Other
	Common	Paid-in	Accumulated	Comprehensive	Treasury
	Stock	Capital	Deficit	Income (Loss)	Stock	Total

Balances at January 1, 2001	$11,282	$876,981	$(193,931)	$718	$(111,057)	$583,993
Employee stock transactions related to 5,495 shares of common stock, net	(1)	8,456	—	—	—	8,455
Reissuance of 545,542 shares of common stock from treasury	—	2,231	—	—	1,779	4,010
Comprehensive income (loss):
Foreign currency translation adjustments, net of income tax benefit of $222	—	—	—	(330)	—	(330)
Unrealized gains on securities, net of income taxes of $1,104	—	—	—	1,641	—	1,641
Net loss	—	—	(301,272)	—	—	(301,272)

Total comprehensive loss						(299,961)

Balances at December 31, 2001	11,281	887,668	(495,203)	2,029	(109,278)	296,497
Employee stock transactions related to 436,038 shares of common stock, net	44	3,680	—	—	—	3,724
Reissuance of 124,212 shares of common stock from treasury	—	434	—	—	419	853
Comprehensive loss:
Unrealized losses on securities, net of income taxes of $0	—	—	—	(1,464)	—	(1,464)
Foreign currency translation adjustments, net of income taxes of $0	—	—	—	(48)	—	(48)
Net loss	—	—	(146,090)	—	—	(146,090)

Total comprehensive loss						(147,602)

Balances at December 31, 2002	11,325	891,782	(641,293)	517	(108,859)	153,472
Employee stock transactions related to 2,345,465 shares of common stock, net	234	4,274	—	—	—	4,508
Reissuance of 108,230 shares of common stock from treasury	—	(106)	—	—	361	255
Comprehensive income (loss):
Unrealized losses on securities, net of income taxes of $0	—	—	—	(512)	—	(512)
Foreign currency translation adjustments, net of income taxes of $0	—	—	—	(5)	—	(5)
Net income	—	—	80,468	—	—	80,468

Total comprehensive income						79,951

Balances at December 31, 2003	$11,559	$895,950	$(560,825)	$—	$(108,498)	$238,186

See accompanying notes.

BEVERLY ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,

	2003	2002	2001

Cash flows from operating activities:
Net income (loss)	$80,468	$(146,090)	$(301,272)
Adjustments to reconcile net income (loss) to net cash provided by operating activities, including discontinued operations:
Depreciation and amortization	69,663	88,943	93,001
Provision for reserves on patient, notes and other receivables, net	21,605	55,570	44,251
Amortization of deferred financing costs	4,474	3,096	4,051
Florida insurance reserve adjustment	—	22,179	—
Special charge and adjustment related to California investigation settlement	(925)	6,300	—
Special charge and adjustment related to settlements of federal government investigations	—	(9,441)	77,495
Asset impairments, workforce reductions and other unusual items	7,459	85,773	238,102
Costs related to early extinguishments of debt	6,634
Cumulative effect of change in accounting for goodwill	—	77,171	—
Gains on dispositions of facilities and other assets, net	(81,508)	(1,855)	(568)
Deferred income taxes	—	—	54,901
Insurance related accounts	(32,727)	8,411	11,830
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable — patient	(13,968)	7,896	(3,523)
Operating supplies	1,467	3,081	567
Prepaid expenses and other receivables	(2,502)	988	728
Accounts payable and other accrued expenses	117	(85,335)	8,846
Income taxes payable	16,103	9,790	188
Other, net	(6,499)	(9,844)	(7,700)

Total adjustments	(10,607)	262,723	522,169

Net cash provided by operating activities	69,861	116,633	220,897
Cash flows from investing activities:
Capital expenditures	(43,984)	(100,103)	(89,401)
Proceeds from dispositions of facilities and other assets, net	275,039	169,471	20,795
Collections on notes receivable	8,689	1,616	238
Payments for designated funds, net	(5,183)	(260)	(8,950)
Other, net	(15,373)	(8,389)	(9,336)

Net cash provided by (used for) investing activities	219,188	62,335	(86,654)
Cash flows from financing activities:
Revolver borrowings	—	—	442,000
Repayments of Revolver borrowings	—	—	(606,000)
Proceeds from issuance of long-term debt	250,000	5,000	205,248
Repayments of long-term debt	(313,352)	(116,496)	(106,150)
Repayments of off-balance sheet financing	(69,456)	(42,901)	—
Proceeds from exercise of stock options	1,108	1,699	3,648
Deferred financing and other costs	(13,979)	(168)	(9,554)

Net cash used for financing activities	(145,679)	(152,866)	(70,808)

Net increase in cash and cash equivalents	143,370	26,102	63,435
Cash and cash equivalents at beginning of year	115,445	89,343	25,908

Cash and cash equivalents at end of year	$258,815	$115,445	$89,343

Supplemental schedule of cash flow information:
Cash paid (received) during the year for:
Interest, net of amounts capitalized	$67,710	$65,658	$76,358
Income tax payments (refunds), net	(7,656)	(3,705)	6,299

See accompanying notes.

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002 and 2001

Note 1.	Summary of Significant Accounting Policies

Basis of Presentation

      References herein to the Company include Beverly Enterprises, Inc. and its wholly owned subsidiaries.

      On December 31, 2003, we operated 373 nursing facilities, 20 assisted living centers, 23 hospice and home care centers and 10 outpatient clinics in 26 states and the District of Columbia. Our operations also include rehabilitation therapy services in 36 states and the District of Columbia. Our consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Restatement

      The accompanying consolidated financial statements have been restated to report facilities, clinics and other assets which have been sold, closed or classified as held-for-sale during the six months ended June 30, 2004 as discontinued operations.

Use of Estimates

      Generally accepted accounting principles require management to make estimates and assumptions when preparing financial statements that affect:

•	the reported amounts of assets and liabilities at the date of the financial statements; and

•	the reported amounts of revenues and expenses during the reporting period.

      They also require management to make estimates and assumptions regarding contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents

      Cash and cash equivalents include time deposits and certificates of deposit with original maturities of three months or less.

Property and Equipment, Net

      Property and equipment is stated at the lower of carrying value or fair value, or where appropriate, the present value of the related capital lease obligations less accumulated amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets.

Intangible Assets

      Following is a summary of our goodwill and other indefinite-lived intangible assets, included in “Other assets,” and related accumulated amortization, at December 31 (in thousands):

			Accumulated
	Cost Basis		Amortization		Carrying Value

	2003	2002	2003	2002	2003	2002

Goodwill	$78,609	$87,895	$21,507	$24,518	$57,102	$63,377
Other indefinite-lived intangible assets	9,546	11,368	4,547	5,376	4,999	5,992

	$88,155	$99,263	$26,054	$29,894	$62,101	$69,369

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 1.	Summary of Significant Accounting Policies — (Continued)

      In July 2001, Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”) was issued, which established new rules on the accounting for goodwill and other intangible assets. Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized; however, they are subject to annual impairment tests as prescribed by the Statement. Intangible assets with definite lives continue to be amortized over their estimated useful lives. With respect to our goodwill and intangible assets, SFAS No. 142 was effective for us beginning January 1, 2002. For 2001, our goodwill and operating rights amortization was $3.9 million and $252,000, respectively, net of income taxes, or $0.04 per share diluted.

      In accordance with this standard, we performed the initial screening for potential impairments of our indefinite-lived intangible assets by reporting unit as of January 1, 2002. We determined the estimated fair values of each reporting unit using discounted cash flow analyses, along with independent source data related to recent transactions. Based on this determination, we identified potential goodwill impairments at our former Matrix and Home Care Services — Care Focus reporting units.

      The fair values of the reporting units were derived from a 5-year projection of revenues and expenses plus residual value, with the resulting projected cash flows discounted at an appropriate weighted average cost of capital. The analysis was completed in the fourth quarter 2002, and led to the recording of goodwill impairment charges as the cumulative effect of an accounting change of $77.2 million as of January 1, 2002, including $70.6 million for Matrix and $6.6 million for Care Focus. In accordance with SFAS No. 142, we test goodwill for impairment on an annual basis as of October 1 for each of our reporting units. We also test goodwill for impairment, between annual tests, if an event occurs that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Based on the October 1, 2003 and 2002 analyses, no additional impairments of goodwill or other indefinite-lived intangibles were identified.

      Following is a summary of our finite-lived intangible assets and related accumulated amortization, by major classification, which are included in “Other assets” at December 31 (in thousands):

			Accumulated
	Cost Basis		Amortization		Carrying Value

	2003	2002	2003	2002	2003	2002

Operating rights and licenses	$1,801	$2,161	$203	$114	$1,598	$2,047
Leasehold interests	439	2,134	389	2,053	50	81

	$2,240	$4,295	$592	$2,167	$1,648	$2,128

      The weighted-average amortization period for these intangibles is approximately 15 years, including 16 years for operating rights and licenses and 6 years for leasehold interests. Amortization expense related to these intangibles for the years ended December 31, 2003, 2002 and 2001 was approximately $100,000, $300,000 and $400,000, respectively. Our estimated aggregate annual amortization expense for these intangibles for each of the next five years is approximately $100,000.

      On an ongoing basis, we review the carrying value of our finite-lived intangibles in light of any events or circumstances that indicate they may be impaired or that the amortization period may need to be adjusted and make any necessary adjustments. As of December 31, 2003, we do not believe there are any indications that the carrying values, or the useful lives, of these assets need to be adjusted. We have no residual values assigned to our finite-lived intangible assets.

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 1.	Summary of Significant Accounting Policies — (Continued)

Impairment of Long-Lived Assets

      In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”), which addresses financial accounting and reporting for the impairment of long-lived assets (other than goodwill and indefinite-lived intangibles). SFAS No. 144 supersedes Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (“SFAS No. 121”) and Accounting Principles Board Opinion No. 30, Reporting the Results of Operations — Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. We adopted the provisions of SFAS No. 144 in 2002. Similar to SFAS No. 121, SFAS No. 144 requires impairment losses to be recognized for long-lived assets used in operations when indicators of impairment are present and the estimated undiscounted cash flows are not sufficient to recover the assets’ carrying amounts. The impairment loss is measured by comparing the estimated fair value of the asset, usually based on discounted cash flows, to its carrying amount. In accordance with SFAS No. 144, we assess the need for an impairment write-down when such indicators of impairment are present. (See Note 5.)

Discontinued Operations

      SFAS No. 144 also addresses the accounting for and disclosure of long-lived assets to be disposed of by sale. Under SFAS No. 144, when a long-lived asset or group of assets (disposal group) meets certain criteria set forth in the Statement, including a commitment by the Company to a plan to sell the long-lived asset (disposal group) within one-year:

•	the long-lived asset (disposal group) will be measured and reported at the lower of its carrying value or fair value less costs to sell and classified as held for sale on the consolidated balance sheet; and

•	the related operations of the long-lived asset (disposal group) will be reported as discontinued operations in the consolidated statement of operations, with all comparable periods restated.

      SFAS No. 144 also addresses the accounting for and disclosure surrounding the disposal of long-lived assets. Our consolidated statements of operations have been restated for all periods presented to report as discontinued operations 80 nursing facilities, seven assisted living centers, our Matrix outpatient therapy clinics, our Care Focus business unit and certain business units of our Home Care segment which were disposed of during the year ended December 31, 2003 and 15 nursing facilities, one assisted living center and a home medical equipment business disposed of during the six months ended June 30, 2004, as well as 24 nursing facilities classified as held-for-sale during the six months ended June 30, 2004. At December 31, 2002, our former Matrix segment and our MK Medical business unit met the criteria set forth in SFAS No. 144 to be classified as held for sale and reported in discontinued operations. At December 31, 2003, the remaining assets and liabilities of our former Matrix segment are classified as held for sale. (See Note 6.)

Transfers of Financial Assets

      The Company has an agreement to sell, on an ongoing basis, certain of its patient accounts receivable through a revolving sales structure and retains servicing responsibilities for the transferred receivables. The Company accounts for the transfers of receivables as sales in accordance with Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS No. 140”). Accordingly, the related patient accounts receivable are not included in our consolidated balance sheets.

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 1.	Summary of Significant Accounting Policies — (Continued)

      During 2003, 2002 and 2001, the Company, through its wholly owned subsidiary Beverly Health and Rehabilitation Services, Inc. (“BHRS”), sold on a revolving basis certain Medicaid and Veterans Administration (“VA”) patient accounts receivable to a non-consolidated bankruptcy remote, qualifying special purpose entity (“QSPE”), Beverly Funding Corporation (“BFC”) at a discount of 1%. These daily transactions constitute true sales of receivables for which BFC bears the risk of collection.

      Activities related to the revolving sales structure with BFC were as follows for the years ended December 31 (in thousands):

	2003	2002	2001

New receivables sold	$824,475	$867,772	$801,707
Cash collections remitted	830,457	857,731	818,168
Fees received for servicing	2,142	2,119	2,085
Loss on sale of receivables	(8,245)	(8,678)	(8,017)

      BHRS provides invoicing and collection services related to the receivables for a market-based servicing fee. BHRS recognizes a loss for the 1% discount at the time of sale which is included in “Other operating and administrative costs and expenses” and in “Net cash provided by operating activities” in our consolidated financial statements.

      BFC has $70.0 million of medium-term notes (the “Medium-Term Notes”), which are collateralized by outstanding Medicaid and VA patient accounts receivable purchased from BHRS. BFC is required to maintain receivables and/or a cash balance in excess of the outstanding balance of the Medium-Term Notes, based on a calculated formula in the Master Sale and Servicing Agreement. Based on ongoing reviews of BFC’s operations, the Company believes that BFC meets the criteria set forth in SFAS No. 140, and related interpretive guidance, to be a QSPE. Therefore, the assets and liabilities of BFC are not consolidated with Beverly Enterprises, Inc. At December 31, 2003, BFC had total assets of approximately $108.5 million, substantially all of which are pledged as collateral for the Medium-Term Notes. The assets of BFC cannot be used to satisfy claims of the Company or any of its subsidiaries. The Medium-Term Notes currently mature in March 2005; however, according to the provisions of the notes, principal payments on these obligations, calculated based on quarterly collections of the underlying receivables, begin in the second quarter of 2004. These obligations were repaid on June 15, 2004.

      At December 31, 2003, our investment in BFC of $31.3 million has been recorded as a current asset in our consolidated balance sheet. The investment is recorded at its estimated fair value and is subject to periodic review for other than temporary impairment. The fair value is determined by discounting the expected future cash flows of the underlying receivables purchased and held by BFC at discount rates that reflect the projected payment terms and the credit risk of the receivables. We regularly update our fair value analysis for changes in timing and amount of expected future collections of the receivables. The carrying value of our investment is written down when the analysis indicates that the investment is other than temporarily impaired. Our total investments in BFC have been adjusted from their initial value of $35.0 million due to cumulative credit losses incurred by BFC associated with the purchased receivables since June 1999. We believe the carrying value of our asset will be fully realized upon the maturity and repayment of the Medium-Term Notes and collection of the excess receivables. We monitor this off-balance sheet obligation throughout the year and believe the obligation and any related assets should not be included in our consolidated financial statements under current generally accepted accounting principles.

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 1.	Summary of Significant Accounting Policies — (Continued)

Insurance

      We record our provisions for insurance based primarily on independent actuarial valuations using the most recent trends of claims, settlements and other relevant data. Premiums and other costs for our insurance programs are recorded as incurred. See Note 2 for a discussion of our insurance liabilities and related items.

Earnings Per Share

      The following table sets forth the calculation of basic and diluted earnings per share for the years ended December 31 (in thousands, except per share data):

	Years Ended December 31,

	2003	2002	2001

Numerator:
Numerator for basic and diluted net income (loss) per share	$80,468	$(146,090)	$(301,272)

Denominator:
Denominator for basic net income (loss) per share — weighted average shares	106,582	104,726	104,037
Effect of dilutive securities:
Employee stock options	338	—	—

Denominator for diluted net income (loss) per share — weighted average shares and assumed conversions	106,920	104,726	104,037

Basic and diluted net income (loss) per share	$0.75	$(1.39)	$(2.90)

      Diluted earnings per share does not include the impact of 4.0 million, 8.9 million and 5.8 million of employee stock options outstanding for the years ended December 31, 2003, 2002 and 2001, respectively, because their effect would have been antidilutive.

Stock-Based Awards

      On December 31, 2002, the FASB issued Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure (“SFAS No. 148”). SFAS No. 148 amends Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”) to provide alternative methods of transition for an entity that changes to the fair value method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure provisions of SFAS No. 123 and Accounting Principles Board Opinion No. 28, Interim Financial Reporting (“APB 28”) to require expanded disclosure of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements and allows companies to continue to use the intrinsic value method of APB 25.

      We continue to use the intrinsic value method to account for our stock options. Accordingly, we do not recognize compensation expense for our stock option grants, which are issued at fair market value on the date of grant. However, we recognize compensation expense for our restricted stock grants at the fair market value of our common stock on the date of grant over the respective vesting periods on a straight-line basis. See Note 11 for the pro forma effects on our reported net income (loss) and diluted net income (loss) per share if

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 1.	Summary of Significant Accounting Policies — (Continued)

we recognized compensation expense on all stock-based awards using estimated fair values over the vesting periods and other disclosures required by SFAS No. 148.

Revenues

      Our revenues are derived primarily from providing long-term healthcare services. Approximately 80% of our revenues is derived from federal (Medicare) and state (Medicaid) medical assistance programs. Approximately 56% and 57% of our net patient accounts receivable at December 31, 2003 and 2002, respectively, are due from such programs. We record revenues when services are provided at standard charges adjusted to amounts estimated to be received under governmental programs and other third-party contractual arrangements based on contractual terms and historical experience. These revenues and receivables are reported at their estimated net realizable amounts and are subject to audit and retroactive adjustment.

      Retroactive adjustments are estimated in the recording of revenues in the period the related services are rendered. These amounts are adjusted in future periods as adjustments become known or as cost reporting years are no longer subject to audits, reviews or investigations. Due to the complexity of the laws and regulations governing the Medicare and Medicaid programs, there is at least a possibility that recorded estimates will change by a material amount in the near term. See Note 4 for a discussion of a settlement with the federal government related to Medicare cost reimbursement issues and Note 10 for the estimated potential overpayment from government programs resulting from an internal investigation of our former MK Medical business unit. Excluding these items, changes in estimates related to third-party receivables resulted in an increase in revenues of approximately $8.6 million and $601,000 for the years ended December 31, 2003 and 2002, respectively, and a decrease in revenues of approximately $2.0 million for the year ended December 31, 2001.

      Compliance with laws and regulations governing the Medicare and Medicaid programs is subject to government review and interpretation, as well as significant regulatory action including fines, penalties and possible exclusion from the Medicare and Medicaid programs. In addition, under the Medicare program, if the federal government makes a formal demand for reimbursement, even related to contested items, payment must be made for those items before the provider is given an opportunity to appeal and resolve the issue.

Receivables and Concentration of Credit Risk

      We have significant accounts receivable and notes receivable whose collectibility or realizability is dependent upon the performance of certain governmental programs, primarily Medicare and Medicaid. These receivables represent our only concentration of credit risk. We do not believe there are significant credit risks associated with these governmental programs. We believe that an adequate provision, based on historical experience, has been made for the possibility of a portion of these and other receivables becoming uncollectible and we continually monitor and adjust these allowances as necessary. In establishing our estimate of uncollectible accounts and notes, we consider our historical collection experience, the aging of the account, and the payor classification, as well as the collateral value for notes receivable. Private pay accounts usually represent our highest collectibility risk. We write-off uncollectible accounts and notes receivable after all collection efforts have been exhausted and we determine they will not be collected. Our allowance for doubtful accounts represented approximately 17% and 20% of patient accounts receivable at December 31, 2003 and 2002, respectively. Certain interest-bearing notes receivable are placed on a nonaccrual basis when uncertainty arises as to the collectibility of principal or interest. Notes receivable of $6.7 million and $9.5 million at December 31, 2003 and 2002, respectively, were on a nonaccrual basis and specific collectibility allowances of $3.7 million and $6.9 million, respectively, have been recorded on these nonaccrual notes.

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 1.	Summary of Significant Accounting Policies — (Continued)

Income Taxes

      We follow the liability method in accounting for income taxes. The liability method requires deferred tax assets and liabilities to be recorded at currently enacted tax rates based on the difference between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Due to uncertainties surrounding the generation of sufficient future income in the near term necessary to realize certain deferred tax benefits, primarily relating to net operating loss carryforwards, we have established a full valuation allowance on our net deferred tax assets. (See Note 12.)

Comprehensive Income (Loss)

      During the fourth quarter of 2003, we sold all of our holdings in a publicly traded equity security that was acquired in 1995 for gross proceeds of $8.5 million. This investment had been accounted for as available for sale, with all changes in fair value being recorded as comprehensive income. In conjunction with the sale of the investment, we reversed accumulated comprehensive income, net of income taxes, of $512,000 and recognized a pre-tax gain of $6.7 million. Comprehensive income (loss) for 2002 includes charges and credits to stockholders’ equity not included in net loss. Accumulated other comprehensive income, net of income taxes, of $517,000 at December 31, 2002, primarily consisted of net unrealized gains on available-for-sale securities of $512,000.

      During the year ended December 31, 2000, we transferred one of our equity securities from the available-for-sale category to the trading category. During 2001, this security was sold and we recognized a pre-tax gain of $256,000 included in “Gains on sales of equity investments” on the consolidated statements of operations.

Other

      Certain prior year amounts have been reclassified to conform with the 2003 financial statement presentation. Assets and liabilities held for sale are reported based on their status as of the balance sheet date.

Note 2.	Insurance

      General and professional liability costs for the long-term care industry have become increasingly expensive and difficult to estimate. In addition, insurance coverage for patient care liability and certain other risks, for nursing facilities specifically and companies in general, has become increasingly difficult to obtain. When obtained, insurance carriers are often requiring companies to significantly increase their liability retention levels and/or pay substantially higher premiums for reduced coverage. We exercise care in selecting companies from which we purchase insurance, including review of published ratings by recognized rating agencies, advice from national brokers and consultants and review of trade information sources. There exists a risk that any of these insurance companies may become insolvent and unable to fulfill their obligation to defend, pay or reimburse us when that obligation becomes due. Although we believe the companies we have purchased insurance from are solvent, in light of the dramatic changes occurring in the insurance industry in recent years, we cannot be assured that they will remain solvent and able to fulfill their obligations.

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 2.	Insurance — (Continued)

      We believe that adequate provision has been made in the financial statements for liabilities that may arise out of patient care and related services provided to date. These provisions are based primarily upon the results of independent actuarial valuations, prepared by actuaries with long-term care industry experience. These independent valuations are formally prepared twice a year using the most recent trends of claims, settlements and other relevant data. In addition to the actuarial estimate of retained losses, our provision for insurance includes accruals for insurance premiums and related costs for the coverage period and our estimate of any experience adjustments to premiums. The following table summarizes our provisions for insurance and related items, including the Florida insurance reserve adjustment in 2002, for the years ended December 31 (in thousands):

	2003	2002	2001

General and professional liability:
Continuing operations	$57,364	$41,676	$35,244
Florida insurance reserve adjustment	—	22,179	—
Discontinued operations	49,295	28,701	14,973

	$106,659	$92,556	$50,217

Workers’ compensation:
Continuing operations	$40,589	$36,024	$35,779
Discontinued operations	11,272	11,870	9,624

	$51,861	$47,894	$45,403

Other insurance:
Continuing operations	$13,512	$7,640	$5,076
Discontinued operations	843	1,081	865

	$14,355	$8,721	$5,941

Total provision for insurance and related items:
Continuing operations	$111,465	$85,340	$76,099
Florida insurance reserve adjustment	—	22,179	—
Discontinued operations	61,410	41,652	25,462

	$172,875	$149,171	$101,561

(1)	Includes an accrual in 2003 for the purchase of incremental patient care liability insurance on divested nursing facilities.

      Based on the results of the 2002 mid-year actuarial study, performed by our independent actuaries, we recorded a pre-tax charge of $43.3 million related to an increase in our reserves for prior policy year patient care liability costs, including $22.2 million attributable to our previously operated Florida facilities. We completed the sale of our Florida facilities in January 2002; however, we are liable for patient care liability claims and other costs for those facilities through the date of sale, subject to insurance.

      We insure certain of our auto liability, general liability, professional liability and workers’ compensation risks through various types of loss sensitive insurance policies with affiliated and unaffiliated insurance companies. For our general and professional liabilities, we are typically responsible for the first dollar of each claim, up to a self-insurance limit determined by the individual policies, subject to aggregate limits for certain

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 2.	Insurance — (Continued)

policy years. In several prior policy years, losses exceed our self-insurance aggregate limits. For claims relating to these years, our insurers have assumed a more significant role in handling the claims or related obligations and settlements. As a result, it is more difficult to estimate potential losses in these years. However, we expect any losses in those years to be covered by our insurers. The liabilities for incurred losses retained by Beverly and not covered by insurance are estimated by the independent actuaries and are discounted on our financial statements at 10% to their present value using actuarially determined loss payment timing patterns. The discount rate is based upon our best estimate of the incremental borrowing rate that would be required to fund these liabilities with uncollateralized debt. A reduction in the discount rate by one-half of a percentage point would have resulted in an additional pre-tax charge of approximately $1.8 million for the year ended December 31, 2003.

      The discounted insurance liabilities are included in the consolidated balance sheet captions as follows at December 31 (in thousands):

	2003	2002

Accrued wages and related liabilities	$2,528	$2,574
General and professional liabilities	93,736	77,025
Other accrued liabilities	10,678	8,142
Other liabilities and deferred items	52,954	102,418

	$159,896	$190,159

      On an undiscounted basis, total retained liabilities as of December 31, 2003 and 2002 were approximately $203.7 million and $224.2 million, respectively. As of December 31, 2003, approximately $11.8 million in funds (the “Beverly Indemnity funds”) are restricted for the payment of insured claims and included in “Prepaid expenses and other” on our consolidated balance sheet. In addition, we anticipate that approximately $29.9 million of our existing cash at December 31, 2003, while not legally restricted, will be utilized primarily to fund certain workers’ compensation, general and professional liability claims and expenses. We do not expect to use this cash for other purposes.

Note 3.	California Investigation Settlement and Related Costs

      On August 1, 2002, the Company and the State of California reached an agreement on the settlement of an investigation by the Attorney General’s office and the District Attorney of Santa Barbara County of patient care issues in several California nursing facilities. In accordance with the terms of the settlement agreement, Beverly Enterprises — California, Inc. entered a plea of nolo contendere to two felony charges under California’s Elder Abuse statute and paid a fine of $54,000 related to the plea. In addition, Beverly Enterprises — California, Inc. reimbursed the Attorney General and the Santa Barbara County District Attorney $533,000 for the costs of their investigations and paid a $2.0 million civil penalty in four equal, quarterly installments of $500,000.

      A Permanent Injunction (“Permanent Injunction”) was entered requiring nursing facilities in California, operated by subsidiaries of the Company, to comply with all applicable laws and regulations and conduct certain training and education programs. The Company recorded a pre-tax charge against earnings of $6.3 million during the second quarter of 2002 to reflect the terms of the settlement and related costs. During the second quarter of 2003, approximately $925,000 of the reserves related to this settlement were reversed when it was determined they were no longer required.

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 3.	California Investigation Settlement and Related Costs — (Continued)

      Certain revisions were made to our Corporate Integrity Agreement in conjunction with the Permanent Injunction requiring:

•	additional training for clinical associates, contractors and agents who perform services in our California nursing facilities; and

•	hiring an independent quality monitor to assess the effectiveness, reliability and thoroughness of our quality care systems and our response to quality of care issues in our nursing facilities in California, Arizona, Hawaii and Washington. By March 31, 2004, we had divested all of our nursing facilities in Arizona, Washington and Hawaii and a substantial portion of our nursing facilities in California. (See Note 15.)

Note 4.	Special Charge and Adjustment Related to Settlements with the Federal Government

      Effective October 15, 2002, we entered into a settlement agreement with the Centers for Medicare and Medicaid Services (“CMS”), which resolved certain reimbursement issues relating to: (1) costs of services provided to Medicare patients during 1996 through 1998 under the federal government’s former cost-reimbursement system; (2) co-payments due from Medicare beneficiaries, who were also eligible for Medicaid, for the years 1996 through 2000; and (3) all outstanding issues from our Allocation Investigations (see Note 10). Under the terms of the settlement agreement, we paid CMS $35.0 million in November 2002.

      Because the issues related to this matter arose prior to December 31, 2001 and an offer to settle was made prior to releasing our 2001 consolidated financial statements, we reflected a pre-tax charge related to this matter of $77.5 million in our 2001 results of operations, including:

•	$35.0 million related to the cash payment to CMS, which was made in November 2002;

•	$81.5 million related to the write-off of Medicare cost report receivables for 1996 through 1998 and co-payment issues for 1999 and 2000;

•	partially offset by $39.0 million in reserves established in conjunction with the Allocation Investigations (see Note 10).

      In connection with the final settlement with CMS in 2002, we were able to revise the amount of legal fees and other costs we originally expected to incur in conjunction with these settlements. Accordingly, legal and related fees accrued for these matters in prior years were reduced by $9.4 million during 2002.

      The present value of our remaining obligation under the Civil Settlement Agreement (see Note 10) is included in the consolidated balance sheet captions as follows at December 31 (in thousands):

	2003	2002

Federal government settlement obligations	$13,125	$11,915
Other liabilities and deferred items	48,763	61,976

	$61,888	$73,891

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 5.	Asset Impairments, Workforce Reductions and Other Unusual Items

      We recorded pre-tax charges for asset impairments, workforce reductions and other unusual items as follows for the years ended December 31 (in thousands):

	2003	2002	2001

Asset impairments	$2,076	$41,912	$97,309
Workforce reductions	2,507	7,869	24,236
Exit costs and other unusual items	(361)	—	58,898
Reversal of previously recorded charges	(397)	(2,967)	—

	$3,825	$46,814	$180,443

Asset Impairments

      During 2003, we recorded asset impairments of $2.1 million primarily related to the write-down of property and equipment on three nursing facilities included in the Nursing Facilities segment, utilizing the same method described below for 2002. These facilities had a history of operating losses with expected future losses and cash flow deficiencies.

      During 2002, we recorded asset impairments of $41.9 million relating to the write-down of property and equipment on certain assets of the Nursing Facilities segment. The October 1, 2002 elimination of certain funding under the Medicare program affected the cash flows, and therefore the fair values, of each of our nursing facilities. This event led to an impairment assessment on each of our nursing facilities, including:

•	estimating the undiscounted cash flows to be generated by each of the facilities over the remaining life of the primary asset; and

•	reducing the carrying value of the asset to the estimated fair value when the total estimated undiscounted future cash flows was less than the current book value of the long-lived assets (excluding goodwill and other indefinite-lived intangible assets).

      In estimating the undiscounted cash flows for the 2002 impairment assessment, we primarily used our internally prepared budgets and forecast information, with certain probability adjustments, including, but not limited to, the following items: Medicare and Medicaid funding; overhead costs; capital expenditures; and patient care liability costs. In order to estimate the fair values of the nursing facilities, we used a discounted cash flow approach, supplemented by public resource information on valuations of nursing facility sales transactions by region of the country. Where the estimated undiscounted cash flows were negative, we estimated the fair values based on discounted public resource information, sales values or estimated salvage values. A substantial change in the estimated future cash flows for these facilities could materially change the estimated fair values of these assets, possibly resulting in an additional impairment.

      During 2001, we recorded asset impairments of $97.3 million, primarily including:

•	$75.1 million write-down of Florida facilities, as discussed below. These assets were included in the total assets of the Nursing Facilities segment as of December 31, 2001;

•	write-down of goodwill of $5.8 million and other assets of $1.1 million on under-performing Home Care businesses. These assets were included in the total assets of the Home Care segment as of December 31, 2001;

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 5.	Asset Impairments, Workforce Reductions and Other Unusual Items — (Continued)

•	write-down of property and equipment of $3.6 million, and goodwill and other intangibles of $600,000 on certain under-performing nursing facilities. These assets were included in the total assets of the Nursing Facilities segment as of December 31, 2001;

•	write-off of abandoned projects and investments totaling $7.8 million; and

•	$3.3 million related to the termination of a lease in Indiana, including the write-off of net book value of the related assets.

      The asset impairment analyses on our under-performing units and facilities in 2001 included:

•	estimating the undiscounted cash flows to be generated by each unit or facility, primarily over the weighted average remaining life of the assets; and

•	reducing the carrying value of the assets to the estimated fair value when the total undiscounted cash flows was less than the carrying value of the unit or facility.

      In order to estimate the fair values of the unit, facility or property for the 2001 impairment assessment, we used a discounted cash flow approach. For the nursing facilities, we discounted the estimated future cash flows over the remaining life of the primary asset. For the Home Care businesses that lacked significant property investments, we discounted the next 10 years of expected cash flows. Cash flows for all lines of business were estimated using historical results, without an inflation factor, and adjusted for known trends. Those cash flows were discounted at our weighted average cost of capital. A one percent change in the discount rate would not have had a material impact on the impairment calculations. Where the cash flows were negative, we estimated the fair values based on our knowledge of recent or pending sales of comparable businesses.

      During 2001, a formal plan was initiated by management to pursue the sale of our nursing home operations in Florida, which included 49 nursing facilities and four assisted living centers (the “Florida facilities”). The plan included the pursuit of the sale of one additional nursing facility in Florida and certain other assets which would be sold in separate transactions. The decision to sell these properties was made primarily due to the disproportionately high patient care liability costs that we had been incurring in the state of Florida. Accordingly, the property and equipment, identifiable intangibles and operating supplies of our Florida nursing home operations were considered assets held for sale. Management estimated the fair value less selling costs of such assets and took special pre-tax charges in 2001 totaling $75.1 million to write-down the Florida assets. Effective December 1, 2001, we entered into a lease agreement on the Florida facilities with Florida Health Care Properties and we closed the real estate sale in January 2002, with no further gain or loss. Annualized revenues for the Florida facilities were approximately $288.0 million. During the year ended December 31, 2001, our Florida nursing home operations recorded pre-tax income of approximately $600,000.

Workforce Reductions

      During 2003, we recorded $2.5 million for workforce reductions primarily relating to 67 associates who were notified during 2003 that their positions would be eliminated, and included the following:

•	$2.8 million of cash expenses, $1.8 million of which was paid during the year ended December 31, 2003; and

•	non-cash expenses of approximately $84,000 related to the issuance of 108,230 shares under our Stock Grant Plan (the “Stock Grant Plan”), less approximately $400,000 due to the cancellation of restricted stock.

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 5.	Asset Impairments, Workforce Reductions and Other Unusual Items — (Continued)

      During 2002, we recorded $7.9 million for workforce reductions, which included a charge of approximately $8.5 million for 133 associates who were notified in 2002 that their positions would be eliminated, net of a $600,000 reversal of workforce reduction charges recorded in 2001 which were no longer needed. The $8.5 million pre-tax charges included the following:

•	$8.0 million of cash expenses, approximately $2.8 million and $4.1 million of which was paid during the years ended December 31, 2003 and 2002; and

•	non-cash expenses of $500,000 related to the issuance of 124,212 shares under our Stock Grant Plan.

      In January 2001, we implemented a new three-year strategic plan and operationally reorganized our business. As a result of this operational reorganization, we recorded special pre-tax charges totaling approximately $24.2 million during 2001. Approximately $23.1 million of these pre-tax charges related to severance and other employment agreements for approximately 240 associates who were notified in 2001 that their positions would be eliminated, including:

•	$18.0 million of cash expenses, approximately $271,000, $4.9 million and $11.3 million of which was paid during the years ended December 31, 2003, 2002 and 2001, respectively;

•	non-cash expenses of $4.5 million related to the issuance of 545,542 shares under our Stock Grant Plan; and

•	non-cash expenses of $600,000 related to other long-term incentive agreements.

Other Unusual Items

      During 2001, in conjunction with the sale of our Florida facilities, we recorded special pre-tax charges totaling $55.1 million for certain exit and other costs. These costs related to severance agreements, termination payments on certain contracts and various other items.

      The following table summarizes activity in our estimated workforce reduction and exit costs for the years ended December 31 (in thousands):

	2003		2002		2001

	Workforce		Workforce		Workforce
	Reductions	Exit Costs	Reductions	Exit Costs	Reductions	Exit Costs

Balance beginning of year	$5,418	$4,991	$7,631	$15,030	$4,151	$5,208
Charged to continuing operations	2,902	(884)	8,454	—	23,118	18,165
Charged to discontinued operations	—	26,599	—	2,633	—	—
Cash payments	(4,896)	(22,579)	(9,074)	(10,313)	(15,448)	(8,343)
Stock transactions	—	—	(1,008)	—	(4,158)	—
Reversals	(395)	(857)	(585)	(2,359)	(32)	—

Balance end of year	$3,029	$7,270	$5,418	$4,991	$7,631	$15,030

Note 6.	Discontinued Operations

      During the fourth quarter of 2002, a formal plan was approved by our Board of Directors to pursue the sale of our Matrix segment and MK Medical business unit. The decision to sell these non-strategic assets was

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 6.	Discontinued Operations — (Continued)

made primarily to allow us to further reduce our debt level and to reinvest in facilities, technology and other business opportunities consistent with our strategic objectives.

      During 2002, in accordance with SFAS No. 144, the assets and liabilities of our former Matrix segment, the assets of our MK Medical business unit, and certain non-strategic assets of our Nursing Facilities Segment were reclassified to the corresponding “held for sale” asset and liability line items in the 2002 consolidated balance sheet. The outpatient therapy clinics and managed care network of Matrix, the MK Medical business unit, and certain non-strategic assets of our Nursing Facilities segment were sold during 2003. We continue to actively market the remaining Matrix assets and expect to dispose of them within the next six months.

      A summary of the asset and liability line items from which the reclassifications have been made at December 31, is as follows (in thousands):

	2003	2002

			MK
	Matrix	Matrix	Medical	Nursing	Total

Current assets	$2,042	$13,711	$923	$—	$14,634
Property and equipment, net	1,100	6,588	1,183	6,696	14,467
Goodwill	332	3,713	—	—	3,713
Other assets	24	3,531	73	—	3,604

Total assets held for sale	$3,498	$27,543	$2,179	$6,696	$36,418

Current liabilities held for sale	$672	$3,239	$—	$—	$3,239

      The following facilities, clinics and other assets disposed of during the year ended December 31, 2003, are reflected as discontinued operations in the accompanying consolidated statements of operations:

•	80 nursing facilities (9,468 beds), seven assisted living centers (278 units) and certain other assets for cash proceeds totaling approximately $223.8 million and a $4.0 million note receivable;

•	the outpatient rehabilitation clinic operations and the managed care network of our former Matrix segment for cash proceeds of $36.0 million; and

•	the Care Focus and MK Medical business units and certain other assets of our Home Care segment for cash proceeds totaling $11.0 million and a $1.0 million note receivable.

      The following facilities and business disposed of during the six months ended June 30, 2004, as well as the operations of 24 nursing facilities (2,306 beds) of our Nursing Facility segment classified as held for sale in June 2004, are reflected as discontinued operations in the accompanying consolidated statements of operations:

•	15 nursing facilities (1,703 beds) and one assisted living center (32 units) for cash proceeds totaling $8.9 million; and

•	a home medical equipment business of our Home Care segment for cash proceeds totaling $370,000.

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 6.	Discontinued Operations — (Continued)

      The results of operations of disposed facilities, clinics and other assets during the six months ended June 30, 2004, and the year ended December 31, 2003, as well as the results of operations of the held-for-sale assets, have been reported as discontinued operations for all periods presented in the accompanying consolidated statements of operations. Also included in discontinued operations are gains and losses on sales, additional impairments and exit costs relative to these facilities, clinics and other assets. A summary of the discontinued operations by operating segment for the years ended December 31 is as follows (in thousands):

	2003				2002

			Nursing				Nursing
	Matrix	Home Care	Facilities	Total	Matrix	Home Care	Facilities	Total

Revenues(1)	$18,550	$20,395	$496,888	$535,833	$86,109	$20,894	$626,290	$733,293

Operating income (loss)(2)	$749	$(2,446)	$(1,928)	$(3,625)	$810	$(31,057)	$35,338	$5,091
Gain (loss) on sale and exit costs	11,120	1,557	67,113	79,790	(1,001)	(1,257)	(107)	(2,365)
Impairments and other unusual items(3)	—	(540)	(18,594)	(19,134)	230	(4,239)	(32,693)	(36,702)

Pre-tax income (loss)	$11,869	$(1,429)	$46,591	57,031	$39	$(36,553)	$2,538	(33,976)

Provision for state income taxes				3,378				—

Discontinued operations, net of taxes				$53,653				$(33,976)

	2001

			Nursing
	Matrix	Home Care	Facilities	Total

Revenues	$90,907	$52,714	$616,375	$759,996

Operating income (loss)(2)	$(8,652)	$(13,366)	$61,237	$39,219
Gain (loss) on sale and exit costs	—	—	(292)	(292)
Impairments and other unusual items(3)	(32,482)	(18,760)	(6,417)	(57,659)

Pre-tax income (loss)	$(41,134)	$(32,126)	$54,528	(18,732)

Provision for income taxes				1,332

Discontinued operations, net of taxes				$(20,064)

(1)	Includes an adjustment of $18.0 million in 2002 for estimated overpayments to MK Medical by government payors. MK Medical was part of our Home Care segment. (See Note 10.)

(2)	Includes net interest expense of $2.8 million, $4.1 million and $4.8 million for 2003, 2002 and 2001, respectively. Also includes depreciation and amortization of $10.5 million, $25.7 million and $29.2 million for 2003, 2002 and 2001, respectively.

(3)	Includes an accrual in 2003 for the purchase of incremental patient care liability insurance on divested nursing facilities. Includes an accrual of $1.0 million in 2002 for legal and related fees associated with the MK Medical estimated overpayment issue, and asset impairment charges in 2002 and 2001 related to certain nursing facilities, our former Matrix segment and our MK Medical business unit.

      We recognized net gains on sales of $67.1 million related to divestitures of certain nursing facilities and assisted living centers during the year ended December 31, 2003. During 2002, we recognized asset

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 6.	Discontinued Operations — (Continued)

impairment charges on certain of these divested or held-for-sale facilities, amounting to $32.7 million. These impairments were precipitated by an estimated decline in future cash flows, primarily associated with Medicare funding reductions. Of the divested nursing facilities that incurred impairment charges in 2002, we recognized net losses on sales of $5.3 million.

Note 7.	Acquisitions and Dispositions

      During the year ended December 31, 2003, we acquired the remaining six leased properties (649 beds) and our corporate office building, which had been subject to our off-balance sheet lease arrangement, for cash of $69.5 million. These acquisitions were in accordance with amendments made in 2003 to our former credit facility and our off-balance sheet lease arrangement. The acquisitions were primarily funded with the proceeds from the sales of nursing facilities, our outpatient rehabilitation clinics and Care Focus. We also entered into an operating lease on a nursing facility (140 beds) and purchased certain other assets for cash of approximately $400,000 plus closing and other costs. Excluding discontinued operations during 2003 (see Note 6), we closed one nursing facility (94 beds), sold one non-operational nursing facility (120 beds) and certain other assets for $7.6 million, including cash and a $4.1 million note receivable. We recognized net pre-tax gains of $400,000 during the year ended December 31, 2003, included in “Net gains on dispositions” on the consolidated statements of operations, as a result of these disposal activities. These dispositions did not meet the criteria in SFAS No. 144 to be included in discontinued operations.

      During the year ended December 31, 2002, we sold, closed or terminated the leases on 69 nursing facilities (8,132 beds), four assisted living centers (315 units), four home care centers, 10 outpatient clinics and certain other assets for cash proceeds of approximately $170.9 million and notes receivable of approximately $21.7 million. In December 2001, we leased to another operator 49 nursing facilities (6,129 beds) and four assisted living centers, all of which were located in Florida (see Note 5). Excluding the Florida properties, which had been written down to net realizable value in 2001, we recognized net pre-tax gains of $2.1 million during the year ended December 31, 2002, included in “Net gains on dispositions” on the consolidated statements of operations, as a result of these disposal activities. The majority of these disposed assets were classified as held for sale at December 31, 2001 and, therefore, did not meet the criteria for classification as discontinued operations.

      During the year ended December 31, 2001, we acquired one nursing facility (185 beds), eight previously leased nursing facilities (903 beds) and certain other assets for cash of approximately $3.7 million, assumed debt of approximately $18.4 million, security deposits of $200,000 and incurred closing and other costs of approximately $300,000. These acquisitions were accounted for as purchases. Also during such period, we sold, closed or terminated the leases on 18 nursing facilities (1,768 beds), one assisted living center (12 units), three outpatient therapy clinics, one home care center and certain other assets for cash proceeds of approximately $20.4 million and a note receivable of approximately $3.9 million. We did not operate three of the nursing facilities (355 beds) which had been leased to other nursing home operators. We recognized net pre-tax gains of $1.0 million during the year ended December 31, 2001, included in “Net gains on dispositions” on the consolidated statements of operations, as a result of these dispositions. In addition, we terminated the lease on one nursing facility (223 beds) in Indiana and recorded a pre-tax charge of approximately $3.3 million which was included in the consolidated statements of operations caption “Asset impairments, workforce reductions and other unusual items.”

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 8.	Property and Equipment

      A summary of property and equipment and related accumulated depreciation and amortization, by major classification, at December 31 is as follows (in thousands):

	Total		Owned		Leased

	2003	2002	2003	2002	2003	2002

Land, buildings and improvements	$1,038,702	$1,153,084	$1,029,657	$1,138,054	$9,045	$15,030
Furniture and equipment	241,412	301,604	239,071	298,244	2,341	3,360
Construction in progress	8,091	6,974	8,091	6,974	—	—

	1,288,205	1,461,662	1,276,819	1,443,272	11,386	18,390
Less accumulated depreciation and amortization	593,985	672,379	585,995	659,746	7,990	12,633

	$694,220	$789,283	$690,824	$783,526	$3,396	$5,757

      We record depreciation and amortization using the straight-line method over the following estimated useful lives: land improvements — 5 to 15 years; buildings — 35 to 40 years; building improvements — 5 to 20 years; leasehold improvements — 5 to 20 years; furniture and equipment — 5 to 15 years. Capital leased assets are amortized over the remaining initial terms of the leases.

      Depreciation and amortization expense related to property and equipment, including the amortization of assets under capital lease obligations, for the years ended December 31, 2003, 2002 and 2001 was $61.9 million, $77.7 million and $76.3 million, respectively, including depreciation and amortization expense on discontinued operations of $10.1 million, $22.2 million and $21.3 million, respectively.

      Capitalized software costs of $53.4 million and $53.6 million at December 31, 2003 and 2002, respectively, net of accumulated amortization of $28.4 million and $30.8 million, respectively, are included in the accompanying consolidated balance sheet caption “Other assets.” Amortization expense related to capitalized software costs for the years ended December 31, 2003, 2002 and 2001 was $8.0 million, $10.3 million and $8.6 million, respectively, including amortization expense on discontinued operations of $337,000, $2.6 million and $2.0 million, respectively.

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 9.	Long-Term Debt

      Long-term debt consists of the following at December 31 (in thousands):

	2003	2002

Revolving credit facility	$—	$—
9 5/8% Senior Notes due April 15, 2009, unsecured	200,000	200,000
9% Senior Notes due February 15, 2006, unsecured, prepaid December 1, 2003	—	180,000
Term Loan due October 22, 2008 secured by first priority liens on 79 nursing facilities (9,157 beds) with an aggregate carrying value of $190,816 at December 31, 2003	134,662	—
2.75% Convertible Subordinated Notes due November 1, 2033, unsecured	115,000	—
Notes and mortgages, less imputed interest; due in installments through the year 2031, at effective interest rates of 4.75% to 12.50%, a portion of which is secured by property, equipment and other assets with a carrying value of $85,416 at December 31, 2003	63,584	133,554
Industrial development revenue bonds, due in installments through the year 2013, at effective interest rates of 4.98% to 10.00%, a portion of which is secured by property and other assets with a carrying value of $58,475 at December 31, 2003	48,565	78,530
8.750% First Mortgage Bonds due July 1, 2008, prepaid November 26, 2003	—	11,041
8.625% First Mortgage Bonds due October 1, 2008, prepaid November 26, 2003	—	17,900

	561,811	621,025
Present value of capital lease obligations, less imputed interest: 2003 — $3,210; 2002 — $6,977; at effective interest rates of 6.62% to 13.89%	4,416	9,152

	566,227	630,177
Less amounts due within one year	13,354	41,463

	$552,873	$588,714

      During October 2003, we entered into a new $210.0 million senior credit facility (the “Credit Facility”). The Credit Facility consists of a five-year $135.0 million term loan facility and a four-year $75.0 million revolving credit facility. The revolving credit facility will be available for general corporate purposes and up to $55.0 million for the issuance of letters of credit. The term loan facility is fully drawn and we are utilizing $41.3 million of the revolving credit facility for letters of credit at December 31, 2003. The Credit Facility currently bears interest at the prime lending rate plus 2.25%, or the Eurodollar rate plus 3.25%, at our option. These rates may be adjusted quarterly based on the senior secured leverage ratio calculation. The revolving credit facility is secured by first priority liens on 79 nursing facilities (5,950 beds) with an aggregate carrying value of $111.3 million at December 31, 2003, has a security interest in certain patient accounts receivable, is guaranteed by substantially all of our present and future subsidiaries and imposes on us certain financial tests and restrictive covenants.

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 9.	Long-Term Debt — (Continued)

      Concurrently with the Credit Facility transaction, we issued through a public offering $115.0 million of 2.75% convertible subordinated notes due 2033 (the “Convertible Notes”). The Convertible Notes are subordinated in right of payment to all of our existing and future senior debt. The Convertible Notes are convertible into shares of our common stock at an initial conversion price of $7.45 per share, at the option of the holder, if any of the following conditions are met:

•	during any fiscal quarter, if the market price of our common stock is at least $8.94 for at least 20 consecutive trading days during the 30 consecutive trading day period ending on the last day of the preceding fiscal quarter;

•	during the five business day period following any 10 consecutive trading day period in which (a) the trading price of a note for each day of such period is less than 105% of the conversion value and (b) the conversion value for each day of such period is less than 95% of the principal amount of a Convertible Note;

•	if we call the Convertible Notes for redemption; or

•	upon the occurrence of certain corporate transactions specified in the agreement.

      As of December 31, 2003, none of the conversion conditions had been met and therefore, the common shares into which the Convertible Notes may be converted were not included in the calculation of our diluted earnings per share. Assuming the Convertible Notes had been converted into shares of our common stock effective January 1, 2003, our unaudited pro forma diluted net income per share for the year ended December 31, 2003, would have been reduced by $0.09 per share to $0.66 per share diluted, based on a total number of shares outstanding of approximately 122,352,000.

      The net proceeds from these transactions were used as follows:

•	to redeem all $180.0 million of our outstanding 9% Senior Notes due 2006 and to pay the applicable premium of $2.7 million;

•	to redeem $31.0 million of our industrial development revenue and first mortgage bonds;

•	to repay $18.6 million of our mortgage obligations; and

•	to pay transaction fees and expenses, and for general corporate purposes.

      The 9 5/8% Senior Notes are unsecured obligations guaranteed by substantially all of our present and future subsidiaries (the “Subsidiary Guarantors”) and impose on us certain restrictive covenants. Separate financial statements of the Subsidiary Guarantors are not considered to be material to holders of our Senior Notes since the guaranty of each of the Subsidiary Guarantors is joint and several and full and unconditional (except that liability thereunder is limited to an aggregate amount equal to the largest amount that would not render its obligations thereunder subject to avoidance under Section 548 of the Bankruptcy Code of 1978, as amended, or any comparable provisions of applicable state law), and Beverly Enterprises, Inc., the parent, has no operations or material assets separate from its investments in its subsidiaries.

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 9.	Long-Term Debt — (Continued)

      Maturities and sinking fund requirements of long-term debt, including capital leases, for the years ended December 31 are estimated as follows (in thousands):

	2004	2005	2006	2007	2008	Thereafter	Total

Future minimum lease payments	$887	$712	$503	$461	$440	$4,623	$7,626
Less interest	(375)	(335)	(304)	(288)	(273)	(1,635)	(3,210)

Net present value of future minimum lease payments	512	377	199	173	167	2,988	4,416
Notes, mortgages and bonds	12,842	13,044	11,031	49,009	106,408	369,477	561,811

	$13,354	$13,421	$11,230	$49,182	$106,575	$372,465	$566,227

      Most of our capital leases, as well as our operating leases, have original terms from ten to fifteen years and contain at least one renewal option (which could extend the terms of the leases by five to fifteen years), purchase options, escalation clauses and provisions for payments by us of real estate taxes, insurance and maintenance costs.

Note 10.	Commitments and Contingencies

      Our future minimum rental commitments required by all noncancelable operating leases with initial or remaining terms in excess of one year as of December 31, 2003, are estimated as follows (in thousands):

Year Ending December 31,

2004	$43,504
2005	33,927
2006	16,274
2007	10,517
2008	9,647
Thereafter	20,133

$134,002

      Our total future minimum rental commitments are net of approximately $5.1 million of minimum sublease rental income due in the future under noncancelable subleases. The following table summarizes certain information relative to our operating leases, including operating leases for discontinued operations, for the years ended December 31 (in thousands):

	2003	2002	2001

Rent expense, net of sublease rent income	$70,132	$87,852	$106,814
Sublease rent income	1,143	2,036	2,248
Estimated contingent rent expense, based primarily on revenues	1,000	2,000	7,000

      Our management information systems data processing functions have been outsourced under an agreement which was renegotiated during 2002 and expires in 2007. Our future minimum commitments as of December 31, 2003, under this agreement are estimated as follows: 2004 — $2.4 million; 2005 — $2.4 million; 2006 — $2.5 million; 2007 — $762,000. We incurred approximately $2.3 million, $2.9 million and $3.4 million under this agreement during the years ended December 31, 2003, 2002 and 2001, respectively.

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 10.	Commitments and Contingencies — (Continued)

      We are contingently liable for approximately $13.1 million of long-term debt maturing on various dates through 2019, as well as annual interest. These contingent liabilities principally arose from our sale of nursing facilities and assisted living centers. We operate two facilities related to approximately $2.8 million of the principal amount for which we are contingently liable, pursuant to long-term agreements accounted for as operating leases. We guarantee certain third-party operating leases. These guarantees arose from our dispositions of leased facilities and the underlying leases have $46.6 million of minimum rental commitments remaining through the initial lease terms, with the latest termination date being February 2019 as of December 31, 2003. In accordance with the FASB’s Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“FIN 45”), we have recorded approximately $531,000, included in “Other accrued liabilities” on the consolidated balance sheet, as the estimated fair value of 2003 guarantees.

      In 2002, we notified federal and California healthcare regulatory authorities (CMS, Office of Inspector General (the “OIG”), the California Attorney General’s office and the California Department of Health) of our intent to conduct an internal investigation of past billing practices relating to MK Medical, our former medical equipment business unit based in Fresno, California. An independent accounting firm has reviewed MK Medical’s government payor billings since October 1, 1998, the date Beverly acquired the business unit. Deficiencies identified by the accounting firm primarily relate to inadequate documentation supporting Medicare and Medi-Cal claims for reimbursement for drugs, wheelchairs, and other durable medical equipment distributed by MK Medical. Specifically, the review identified instances of missing or incomplete certificates of medical necessity, treatment authorization requests, prescriptions and other documentation MK Medical is required to maintain in order to be entitled to reimbursement from government payors. Based on the results of the accounting firm’s review, we established a reserve in 2002, included in “Other accrued liabilities” on the consolidated balance sheets in the amount of $18.0 million to cover potential overpayments from government payors for the period from October 1, 1998 to 2002. We have advised regulatory authorities of the results of the accounting firm’s review. On September 15, 2003, we received a subpoena from the United States Attorney’s Office in Oakland, California, requesting the production of additional documents relating to MK Medical’s operations and our review of MK Medical’s claims. We have produced documents in response to this subpoena and continue to cooperate with the government’s request for information. Our liability with respect to this matter could exceed the reserved amount, which continues to be our best estimate of our exposure on this matter. We can give no assurance of the final outcome of this matter or its impact on our financial position, results of operations and cash flows.

      On February 3, 2000, we entered into a series of separate agreements with the U.S. Department of Justice and the OIG. These agreements settled the federal government’s investigations of the Company relating to our allocation to the Medicare program of certain nursing labor costs in our skilled nursing facilities from 1990 to 1998 (the “Allocation Investigations”).

      Under the Civil Settlement Agreement, we paid the federal government $25.0 million during 2000 and are reimbursing the federal government an additional $145.0 million through withholdings from our biweekly Medicare periodic interim payments in equal installments through the first quarter of 2008. The present value of the remaining obligation included as liabilities on our consolidated balance sheets was $61.9 million and $73.9 million at December 31, 2003 and 2002, respectively. In addition, we agreed to resubmit certain Medicare filings to reflect reduced labor costs allocated to the Medicare program. The adjustments for these resubmitted filings were part of the settlement agreement with CMS. (See Note 4.)

      Under the Corporate Integrity Agreement, we are required to monitor, on an ongoing basis, our compliance with the requirements of the federal healthcare programs. This agreement addresses our obligations to ensure that we comply with the requirements for participation in the federal healthcare

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 10.	Commitments and Contingencies — (Continued)

programs. It also includes functional and training obligations, audit and review requirements, recordkeeping and reporting requirements, as well as penalties for breach or noncompliance of the agreement. We believe that we are generally in compliance with the requirements of the Corporate Integrity Agreement.

      On October 31, 2002, a shareholder derivative action entitled Paul Dunne and Helene Dunne, derivatively on behalf of nominal defendant Beverly Enterprises, Inc. v. Beryl F. Anthony, Jr., et. al. was filed in the Circuit Court of Sebastian County, Arkansas, Fort Smith Division (No. CIV-2002-1241). This case is purportedly brought derivatively on our behalf against various current and former officers and directors. The complaint alleges causes of action for breach of fiduciary duty against the defendants based on: (1) allegations that defendants failed to establish and maintain adequate accounting controls such that we failed to record adequate reserves for patient care liability costs; and (2) allegations that certain defendants sold Company stock while purportedly in possession of material non-public information. On May 16, 2003, two additional derivative complaints (Holcombe v. Floyd, et. al. and Flowers v. Floyd, et. al.) were filed and subsequently transferred to the Circuit Court of Sebastian County, Arkansas, Fort Smith Division and consolidated with the Dunne action as Holcomb v. Beverly Enterprises, Inc. The Dunnes were subsequently dismissed as plaintiffs.

      On June 9, 2003, pursuant to a stipulation of the parties, the Court entered a scheduling order providing, among other things, that plaintiffs had thirty days from a ruling on the motion to dismiss filed by defendants in the related securities class action in federal court, In re Beverly Enterprises, Inc. Securities Litigation (Case No. 2:02 cv 2190), to file an amended complaint and that defendants shall have thirty days thereafter to respond to the complaint. The court entered a ruling on the defendants’ motion to dismiss in the federal securities class action on December 23, 2003, and the plaintiffs filed a notice of appeal on January 22, 2004. In light of the plaintiffs’ appeal, the parties agreed to a further stay of this derivative action pending resolution of the appeal. The dismissal of the appeal on April 19, 2004, described in paragraph (b) above, began the thirty-day period for plaintiffs to file an amended complaint in the derivative action, which they declined to do. Defendants’ response to the complaint was originally due on June 19, 2004. The court has extended the time for defendants to respond until October 17, 2004. Due to the preliminary state of this action, we are unable to assess the probable outcome of the case and can give no assurance of the ultimate impact on our financial position, results of operations and cash flows.

      In addition, since July 29, 1999, several derivative lawsuits have been filed in the state courts of Arkansas, California and Delaware, as well as the federal district court in Arkansas, assertedly on behalf of the Company (collectively, the “Derivative Actions”). The parties have agreed on a settlement in principle for these actions, which provides that we will incorporate various corporate governance practices that are consistent with our policies. In addition, the directors and officers’ liability insurance carriers, on behalf of the individual defendants, will pay no more than $375,000 for plaintiffs’ attorney’s fees.

      We are a party to various state and federal shareholder derivative actions that we have previously disclosed. Due to the preliminary state of these actions, we cannot assess the probable outcome of these actions or the materiality of the risk of loss. We can give no assurances of the ultimate impact of these proceedings on our consolidated financial position, results of operations or cash flows.

      We are a party to various legal matters relating to patient care, including claims that our services have resulted in injury or death to residents of our facilities. Over the past few years, we have experienced an increasing trend in the number and severity of the claims asserted against us. We believe that there has been, and will continue to be, an increase in governmental investigations of long-term care providers. Adverse determinations in legal proceedings or governmental investigations, whether currently asserted or arising in the future, could have a material adverse effect on us.

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 10.	Commitments and Contingencies — (Continued)

      There are various other lawsuits and regulatory actions pending against us arising in the normal course of business, some of which seek punitive damages that are generally not covered by insurance. We do not believe that the ultimate resolution of such other matters will have a material adverse effect on our consolidated financial position, results of operations or cash flows.

Note 11.	Stockholders’ Equity

      We have 300,000,000 shares of authorized $.10 par value common stock. We are subject to certain restrictions under our long-term debt agreements related to the payment of cash dividends on, and the repurchase of, our common stock. During 2003 and 2002, we did not pay any cash dividends on, or repurchase any of, our common stock. We have 25,000,000 shares of authorized $1 par value preferred stock, all of which remains unissued. The Board of Directors has authority, without further stockholder action, to set rights, privileges and preferences for any unissued shares of preferred stock.

      In November 2003, the Board of Directors authorized a stock repurchase program whereby we may repurchase, from time to time on the open market, up to $20.0 million of our outstanding common stock, effective December 1, 2003 and remaining in effect for one year. As of December 31, 2003, no shares had been repurchased under this authorization and any such repurchases will occur during open trading windows, if at all.

      In April 2003, we issued 2.5 million shares of restricted stock to certain officers and other employees. These shares vest one-third per year over the three years following the grant date. These restricted stock grants were made, along with certain cash incentives, as part of a program designed to retain key associates. If these additional shares had been issued prior to January 1, 2003, there would have been no material impact on the Company’s net income per share for the year ended December 31, 2003. We recognize compensation expense for our restricted stock grants at the fair market value of our common stock on the date of grant, amortized over the respective vesting periods on a straight-line basis. The total charges to our consolidated statements of operations for the years ended December 31, 2003, 2002 and 2001 related to restricted stock grants were approximately $1.8 million, $1.3 million and $1.7 million, respectively.

      In January 2001, we filed a registration statement under Form S-8 with the Securities and Exchange Commission registering 1,174,500 shares of our common stock. These shares were previously repurchased by the Company and held in treasury. They may be issued under the Beverly Enterprises, Inc. Stock Grant Plan (the “Stock Grant Plan”) to holders of restricted stock who, by virtue of the terms of their employment contracts, severance agreements or other similar arrangements, are entitled to the immediate vesting of their restricted stock. In conjunction with ongoing operational reorganizations (as discussed in Note 5), 777,984 shares of our common stock under the Stock Grant Plan have been issued to various officers in exchange for shares of restricted stock held by them, which have been cancelled. Pre-tax workforce reduction charges of $84,000, $500,000 and $4.5 million were recorded in 2003, 2002 and 2001, respectively, in connection with the issuance of these shares.

      During 1997, the New Beverly 1997 Long-Term Incentive Plan was approved (the “1997 Long-Term Incentive Plan”). The plan became effective December 3, 1997 and remains in effect until December 31, 2006, subject to early termination by the Board of Directors. The Compensation Committee of the Board of Directors (the “Committee”) is responsible for administering the 1997 Long-Term Incentive Plan and has complete discretion in determining the number of shares or units to be granted, in setting performance goals and in applying other restrictions to awards, as needed, under the plan. The 1997 Long-Term Incentive Plan was originally authorized to issue 10,000,000 shares of our common stock, subject to certain adjustments, in the form of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock,

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 11.	Stockholders’ Equity — (Continued)

restricted stock units, performance awards, bonus stock and other stock unit awards. In May 2001, our stockholders approved an amendment to this plan which authorized the issuance of an additional 5,000,000 shares.

      In general, nonqualified and incentive stock options must be granted at a purchase price equal to the fair market value of our common stock on the date of grant. Options issued at fair market value do not currently require the recording of compensation expense upon issuance. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine and expire no later than 10 years from the grant date. Stock appreciation rights may be granted alone, in tandem with an option or in addition to an option. Stock appreciation rights shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine and expire no later than 10 years from the grant date. Restricted stock awards are outright stock grants which have a minimum vesting period of one year for performance-based awards and three years for other awards. Performance awards, bonus stock and other stock unit awards may be granted based on the achievement of certain performance or other goals and will carry certain restrictions, as defined. The issuance of restricted stock and other stock awards usually require the recognition of compensation expense measured by the fair value of the stock on the date of grant.

      During 1997, the New Beverly Non-Employee Directors Stock Option Plan was approved (the “Non-Employee Directors Stock Option Plan”). The plan became effective December 3, 1997 and remains in effect until December 31, 2007, subject to early termination by the Board of Directors. We have 450,000 shares of our common stock authorized for issuance, subject to certain adjustments, under the Non-Employee Directors Stock Option Plan. The Non-Employee Directors Stock Option Plan was amended by the Board of Directors on March 28, 2001, to provide that each non-employee director be granted an option to purchase 11,000 shares of our common stock on June 1 of each year until the plan is terminated, subject to the availability of shares. These options are granted at a purchase price equal to the fair market value of our common stock on the date of grant, become exercisable one year after the date of grant and expire 10 years after the date of grant.

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 11.	Stockholders’ Equity — (Continued)

      The following table summarizes stock option and restricted stock data relative to our long-term incentive plans for the years ended December 31:

	2003		2002		2001

		Weighted-		Weighted-		Weighted-
		Average		Average		Average
	Number of	Exercise	Number of	Exercise	Number of	Exercise
	Shares	Price	Shares	Price	Shares	Price

Options outstanding at beginning of year	8,882,635	$6.62	5,808,260	$6.46	3,790,326	$5.02
Changes during the year:
Granted	103,000	3.96	4,749,460	6.43	3,914,323	7.77
Exercised	(234,850)	5.37	(512,612)	3.72	(943,608)	3.93
Cancelled	(970,582)	5.98	(1,162,473)	6.30	(952,781)	8.59

Options outstanding at end of year	7,780,203	6.70	8,882,635	6.62	5,808,260	6.46

Options exercisable at end of year	3,580,102	6.86	2,274,231	7.09	1,289,677	7.19

Options available for grant at end of year	1,967,432		2,933,703		6,465,204

Restricted stock outstanding at beginning of year	1,122,402		1,290,572		2,354,873
Changes during the year:
Granted	2,503,125		175,000		205,360
Vested	(131,550)		(112,684)		(75,709)
Forfeited	(352,971)		(230,486)		(1,193,952)

Restricted stock outstanding at end of year	3,141,006		1,122,402		1,290,572

      Exercise prices for options outstanding as of December 31, 2003, ranged from $2.33 to $14.38. The weighted-average remaining contractual life of these options is approximately seven years. The following table provides certain information with respect to stock options outstanding and exercisable at December 31, 2003:

	Options Outstanding			Options Exercisable

		Weighted-	Weighted-		Weighted-
		Average	Average		Average
	Options	Exercise	Remaining	Options	Exercise
Range of Exercise Prices	Outstanding	Price	Contractual Life	Exercisable	Price

$2.33-$6.85	3,782,276	$5.20	$7.53	1,521,893	$4.71
$7.00-$9.80	3,582,592	7.73	7.26	1,655,000	7.68
$10.46-$11.76	364,710	11.29	7.28	352,584	11.29
$12.88-$14.38	50,625	13.58	4.17	50,625	13.58

$2.33-$14.38	7,780,203	6.70	7.39	3,580,102	6.86

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 11.	Stockholders’ Equity — (Continued)

      SFAS No. 148, issued on December 31, 2002, provides companies alternative methods of transitioning to SFAS No. 123’s fair value method of accounting for stock-based employee compensation, and amends certain disclosure requirements. SFAS No. 148 does not mandate fair value accounting for stock-based employee compensation, but does require all companies to meet the disclosure provisions. We currently do not recognize compensation expense for our stock option grants, which are issued at fair market value on the date of grant, and are accounted for under the intrinsic value method. We are in compliance with the current accounting rules surrounding stock-based compensation.

      On March 31, 2004, the Financial Accounting Standards Board (“FASB”) issued an Exposure Draft, Share-Based Payment, which is a proposed amendment to SFAS No. 123. The Exposure Draft would require all share-based payments to employees, including grants of employee stock options, to be expensed in the statements of income based on their fair values. Public comments on the Exposure Draft are due by June 30, 2004, and the FASB expects the new standard will be effective beginning in 2005.

      Pro forma information regarding net income (loss) and diluted net income (loss) per share has been determined as if we accounted for our stock option grants under the fair market value method described in SFAS No. 123. The fair market value of our stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the years ended December 31, 2003, 2002 and 2001, respectively:

•	risk-free interest rates of 3.0%, 4.8% and 4.3%;

•	volatility factors of the expected market price of our common stock of .81, .74 and .59; and

•	expected option lives of five years.

      We do not currently pay cash dividends on our common stock and no future dividends are currently planned. The weighted-average assumptions resulted in a weighted average estimated fair market value of options granted during 2003, 2002 and 2001 of $2.61 per share, $3.55 per share and $4.25 per share, respectively.

      The Black-Scholes option valuation model was developed for use in estimating the fair market value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because our stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair market value estimates, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair market value of our stock options.

      For purposes of pro forma disclosures, the estimated fair market value of all outstanding stock options is amortized to expense over their respective vesting periods. The pro forma effects are not necessarily indicative of the effects on future years. The following table summarized our pro forma net income (loss) and diluted net

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 11.	Stockholders’ Equity — (Continued)

income (loss) per share, assuming we accounted for our stock option grants in accordance with SFAS No. 123, for the years ended December 31 (in thousands, except per share amounts):

	2003	2002	2001

Reported net income (loss)(a)	$80,468	$(146,090)	$(301,272)
Stock option compensation expense	6,865	6,218	2,708

Pro forma net income (loss)	$73,603	$(152,308)	$(303,980)

Reported diluted net income (loss) per share	$0.75	$(1.39)	$(2.90)

Pro forma diluted net income (loss) per share	$0.69	$(1.45)	$(2.92)

(a)	Includes total charges to our consolidated statements of operations related to restricted stock grants of $1.8 million, $1.3 million and $1.7 million for the years ended December 31, 2003, 2002 and 2001, respectively.

      The Beverly Enterprises 1988 Employee Stock Purchase Plan (as amended and restated) enables all full-time employees having completed one year of continuous service to purchase shares of our common stock at the current market price through payroll deductions. Effective January 1, 2003, we eliminated our matching contributions to this plan. Each participant specifies the amount to be withheld from earnings per pay period, subject to certain limitations. During 2002 and 2001 we matched 15% of each participant’s contribution. The total charges to our consolidated statements of operations for the years ended December 31, 2002 and 2001 related to this plan were approximately $300,000 and $500,000, respectively.

Note 12.	Income Taxes

      The provision for (benefit from) income taxes, including taxes allocated to discontinued operations of $3.4 million in 2003 and $1.3 million in 2001, consists of the following for the years ended December 31 (in thousands):

	2003	2002	2001

Federal:
Current	$(11,122)	$(8,345)	$1,487
Deferred	12,702	10,447	56,831
State:
Current	6,867	3,835	5,000
Deferred	—	148	(1,930)

	$8,447	$6,085	$61,388

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 12.	Income Taxes — (Continued)

      A reconciliation of our income tax provision (benefit), including taxes allocated to discontinued operations computed at the statutory federal income tax rate to our actual provision for (benefit from) income taxes is summarized as follows for the years ended December 31 (in thousands):

	2003	2002	2001

Tax (benefit) at statutory rate	$31,121	$(49,002)	$(83,959)
General business tax credits	(968)	(2,090)	(5,987)
State tax provision (benefit), net	8,423	2,593	(10,666)
Impairment charges	—	12,685	7,090
Increase (decrease) in valuation allowance	(30,141)	45,520	153,697
Other	12	(3,621)	1,213

	$8,447	$6,085	$61,388

      Deferred income taxes reflect the impact of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of temporary differences giving rise to our deferred tax assets and liabilities at December 31, 2003 and 2002 are as follows (in thousands):

	December 31, 2003		December 31, 2002

	Asset	Liability	Asset	Liability

Insurance reserves	$70,838	$—	$79,071	$—
General business tax credit carryforwards	37,708	—	28,742	—
Alternative minimum tax credit carryforwards	21,279	—	19,124	—
Provision for dispositions	3,539	16,016	66,768	8,387
Provision for Medicare repayment	26,574	—	31,735	—
Depreciation and amortization	21,572	55,687	28,399	113,228
Operating supplies	—	9,538	—	11,489
Federal net operating loss carryforwards	34,183	—	55,659	—
Other	29,767	18,440	29,279	17,051

	245,460	99,681	338,777	150,155
Valuation allowances:
Federal	(155,692)	—	(179,625)	—
State	(13,384)	—	(19,592)	—

Net deferred tax balances	$76,384	$99,681	$139,560	$150,155

      At December 31, 2003, for federal income tax purposes, we had federal net operating loss carryforwards of $93.2 million that expire in years 2018 through 2023; general business tax credit carryforwards of $37.7 million that expire in years 2006 through 2023; and alternative minimum tax credit carryforwards of $21.3 million that do not expire. Under the guidance of SFAS No. 109, based upon our operating results in recent years, our reported cumulative losses, and the inherent uncertainty associated with the realization of future income in the near term, we have provided a valuation allowance on our net deferred tax assets as of December 31, 2003 and 2002.

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 13.	Fair Values of Financial Instruments

      Financial Accounting Standards Statement No. 107, Disclosures About Fair Value of Financial Instruments, (“SFAS No. 107”) requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent our underlying value.

      The carrying amounts and estimated fair values of our financial instruments at December 31, 2003 and 2002 are as follows (in thousands):

	2003		2002

	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value

Cash and cash equivalents	$258,815	$258,815	$115,445	$115,445
Notes receivable, net (including current portion)	27,873	27,873	24,997	24,997
Beverly Indemnity funds	11,809	11,809	2,809	2,809
Long-term debt (including current portion)	566,227	640,723	630,177	585,657
Federal government settlements (including current portion)	61,888	61,888	73,891	73,891

      At December 31, 2003 and 2002, we had outstanding defeased long-term debt with aggregate carrying values of $6.3 million and $4.6 million, respectively. The fair value of such defeased debt was approximately $6.4 million and $4.6 million at December 31, 2003 and 2002, respectively. The fair value was estimated using discounted cash flow analyses, based on our incremental borrowing rates for similar types of borrowing arrangements.

      In order to consummate certain dispositions and other transactions, we have agreed to guarantee the debt assumed or acquired by the purchaser or the performance under a lease, by the lessee. In accordance with FIN 45, we have recorded approximately $531,000, included in “Other accrued liabilities” on the 2003 consolidated balance sheet, as the estimated fair value of 2003 guarantees.

      We used the following methods and assumptions in estimating our fair value disclosures for financial instruments:

Cash and Cash Equivalents

      The carrying amount reported in the consolidated balance sheets for cash and cash equivalents approximates its fair value.

Notes Receivable, Net (Including Current Portion)

      For variable-rate notes that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. For fixed-rate notes, the fair values are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 13.	Fair Values of Financial Instruments — (Continued)

Beverly Indemnity Funds

      The carrying amount reported in the consolidated balance sheets for the Beverly Indemnity funds approximates its fair value and is included in the consolidated balance sheet caption “Prepaid expenses and other.”

Long-Term Debt (Including Current Portion)

      The carrying amounts of our variable-rate borrowings approximate their fair values. The fair values of the remaining long-term debt are estimated using discounted cash flow analyses, based on our incremental borrowing rates for similar types of borrowing arrangements.

Federal Government Settlements (Including Current Portion)

      The present value of our obligations to the federal government resulting from the settlements of the Allocation Investigations is included in the consolidated balance sheet captions “Federal government settlement obligations” and “Other liabilities and deferred items.” These obligations are non-interest bearing, and as such, were imputed at their approximate fair market rate of 9% for accounting purposes. The carrying amounts of these obligations approximate their fair values.

Note 14.	Segment Information

      Statement of Financial Accounting Standards No. 131, Disclosures About Segments of an Enterprise and Related Information, provides disclosure guidelines for segments of a company based on a management approach to defining operating segments.

Description of the Types of Services from Which Each Operating Segment Derives its Revenues

      Our operations are currently organized into three primary segments:

•	Nursing Facilities, which provide long-term healthcare through the operation of skilled nursing homes and assisted living centers;

•	Aegis Therapies, which provides rehabilitation therapy services under contract to our nursing facilities and third-party nursing facilities; and

•	Home Care, which primarily provides hospice services.

Measurement of Segment Income or Loss and Segment Assets

      The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies (see Note 1). We evaluate financial performance and allocate resources primarily based on income or loss from operations before income taxes, excluding any unusual items.

Factors Management Used to Identify Our Operating Segments

      Our operating segments are strategic business units that offer different services within the healthcare continuum. Business in each operating segment is conducted by one or more entities. The entities comprising each operating segment also have separate boards of directors or managers.

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 14.	Segment Information — (Continued)

      The following table summarizes certain information for each of our operating segments (in thousands):

	Nursing		Home	All		Discontinued
	Facilities	Aegis(1)	Care	Other(2)	Total	Operations(3)

Year ended December 31, 2003
Revenues from external customers	$1,697,417	$77,007	$39,164	$6,558	$1,820,146	$535,833
Intercompany revenues	2,027	153,140	—	1,322	156,489	—
Interest income	2,939	25	1	2,398	5,363	161
Interest expense	11,641	—	8	51,665	63,314	2,984
Depreciation and amortization	50,063	831	547	7,707	59,148	10,515
Pre-tax income (loss)	65,416	46,892	5,030	(85,454)	31,884	57,031
Goodwill	44,745	—	11,723	269	56,737	697
Total assets	901,348	21,015	22,577	346,295	1,291,235	55,186
Capital expenditures	27,037	1,434	387	9,785	38,643	5,341
Year ended December 31, 2002
Revenues from external customers	$1,696,413	$52,871	$34,315	$1,648	$1,785,247	$733,293
Intercompany revenues	927	154,306	—	626	155,859	—
Interest income	1,566	42	13	3,068	4,689	60
Interest expense	12,813	—	23	49,816	62,652	4,177
Depreciation and amortization	54,553	710	724	7,209	63,196	25,749
Pre-tax income (loss)	108,239	35,569	(1,633)	(171,033)	(28,858)	(33,976)
Goodwill	44,015	—	11,724	269	56,008	7,701
Total assets	896,759	15,966	20,873	138,413	1,072,011	277,884
Capital expenditures	74,504	1,676	258	7,778	84,216	15,887
Year ended December 31, 2001
Revenues from external customers	$1,907,076	$17,366	$45,389	$1,342	$1,971,173	$759,996
Intercompany revenues	931	170,705	—	11,360	182,996	—
Interest income	122	4	—	2,785	2,911	166
Interest expense	21,019	—	74	53,354	74,447	4,926
Depreciation and amortization	55,103	278	1,472	6,916	63,769	29,233
Pre-tax income (loss)	56,777	48,322	(425)	(325,826)	(221,152)	(18,732)
Goodwill	27,693	—	13,397	269	41,359	103,525
Total assets	1,062,526	8,575	30,442	142,084	1,243,627	437,443
Capital expenditures	61,915	1,200	118	3,127	66,360	23,041

(1)	Pre-tax income (loss) includes profit on intercompany revenues, which is eliminated in “All Other.”

(2)	Consists of the operations of our corporate headquarters and related overhead, as well as certain non-operating revenues and expenses. These amounts also include special pre-tax charges and adjustments totaling approximately $2.9 million, $65.9 million and $257.9 million for 2003, 2002 and 2001, respectively. These pre-tax charges primarily related to asset impairments, workforce reductions and other unusual items, special charges and adjustments related to federal government investigation settlements, as well as increasing reserves for patient care liability costs in 2002.

(3)	The results of operations of disposed facilities, clinics and other assets during 2003 and for the six months ended June 30, 2004, as well as the results of operations of held-for-sale assets at June 30, 2004, have been reported as discontinued operations, for all periods presented. Pre-tax income (loss) includes net gains on sales, exit costs, asset impairments and other unusual items of $60.7 million for 2003; net losses

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 14.	Segment Information — (Continued)

on sales, exit costs, asset impairments and other unusual items of $39.1 million in 2002; and $58.0 million of asset impairments and other unusual items in 2001. (See Note 6.)

Note 15.	Subsequent Events

      On July 30, 2004, we purchased substantially all of the assets of Hospice USA, LLC and its affiliates, which were privately held companies providing hospice services in Mississippi, Alabama and Tennessee, for cash of approximately $69.1 million. At the time of the acquisition, Hospice USA and its affiliates operated 18 hospice locations and had an additional 16 locations under development.

      During June 2004, we commenced a cash tender offer to purchase any and all of our $200.0 million 9 5/8% senior notes due 2009 at an offer price of $1,190 per $1,000 principal amount tendered, plus accrued and unpaid interest, and a solicitation of consents to amend the indenture under which the 9 5/8% senior notes were issued. As of June 30, 2004, holders of $189.8 million of the 9 5/8% senior notes had tendered their notes and delivered consents.

      During June 2004, we issued $215.0 million of 7 7/8% senior subordinated notes due June 15, 2014 (“the Senior Subordinated Notes”). The Senior Subordinated Notes were issued at a discount (98.318% of par) to yield 8.125%. The Senior Subordinated Notes are general unsecured obligations subordinated in right of payment to our existing and future senior unsubordinated indebtedness and are guaranteed by certain of our subsidiaries. The Senior Subordinated Notes were issued through a private placement. We are required to file a registration statement with the SEC by September 23, 2004, in order to affect an exchange offer of these notes for publicly tradable notes. The proceeds from the Senior Subordinated Notes, together with cash on hand, were used to purchase for cash $189.8 million of our 9 5/8% senior notes tendered, as well as to pay related fees and expenses. We recorded a pre-tax charge of $40.3 million related to this transaction, including $36.1 million for the prepayment premium, $3.7 million for the write-off of deferred financing costs on the 9 5/8% senior notes and $505,000 for fees and expenses related to the tender offer. Approximately $36.1 million of the pre-tax charge, and $4.1 million of deferred financing costs related to the 7 7/8% senior subordinated notes, were paid out in cash during the second quarter of 2004, using $20.6 million of net proceeds from the issuance of the 7 7/8% senior subordinated notes and $19.6 million of cash on hand.

      During the second quarter of 2004, we entered into two amendments to our senior credit facility which, among other things, permitted the issuance of the Senior Subordinated Notes and the purchase of our 9 5/8% senior notes, reduced the interest rate on the term loan portion of the senior credit facility, increased the size of our revolving credit facility from $75.0 million to $90.0 million and modified certain financial covenant levels.

      The results of operations of the following facilities and business disposed of during the six months ended June 30, 2004, as well as the operations of 24 nursing facilities (2,306 beds) classified as held for sale in June 2004, are reflected as discontinued operations for all periods presented in the accompanying consolidated statements of operations:

•	15 nursing facilities (1,703 beds); and

•	a home medical equipment business of our Home Care segment.

      On June 15, 2004, we eliminated the last of our off-balance sheet financing arrangements. BFC, formerly a non-consolidated bankruptcy remote, qualifying special purpose entity, repaid its $70.0 million of medium-term notes. The medium-term notes were repaid on June 15, 2004 with cash on hand at BFC. BFC no longer has third-party beneficial owners and was consolidated with us in June 2004 in accordance with SFAS No. 140.

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 15.	Subsequent Events — (Continued)

      In April 2004, revisions were made to our Corporate Integrity Agreement to extend the services of the quality monitor to all of our nursing facilities and to reflect a modification of the requirements under the agreement with respect to training and education. We believe that we are generally in compliance with the requirements of our Corporate Integrity Agreement and file annual reports with the OIG documenting our compliance. If we fail to comply with our Corporate Integrity Agreement, we may be subject to penalties or exclusion from the Medicare and Medicaid programs, which could have an adverse effect on our financial condition and results of operations.

Note 16.	Additional Guarantor Information

      Our 7 7/8% senior subordinated notes are jointly and severally guaranteed by certain of our subsidiaries. As of December 31, 2003, the non-guarantor subsidiaries included Beverly Indemnity, Ltd., our captive insurance subsidiary, and Beverly Funding Corporation, our non-consolidating receivables-backed financing subsidiary. Condensed consolidating financial statements for Beverly Enterprises, Inc. (parent only), the combined Guarantor Subsidiaries and the Non-Guarantor Subsidiaries are as follows:

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 16.	Additional Guarantor Information — (Continued)

CONDENSED CONSOLIDATING BALANCE SHEETS

December 31, 2003
(Dollars in thousands)

			Non-
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total

ASSETS
Current assets:
Cash and cash equivalents	$223,575	$5,351	$29,889	$—	$258,815
Accounts receivable — patient, less allowance for doubtful accounts	—	149,108	—	—	149,108
Accounts receivable — non-patient, less allowance for doubtful accounts	2,481	4,445	8,601	—	15,527
Notes receivable, less allowance for doubtful notes	18	13,706	—	—	13,724
Operating supplies	47	10,378	—	—	10,425
Assets held for sale	—	3,498	—	—	3,498
Investment in Beverly Funding Corporation	31,342	—	—	—	31,342
Prepaid expenses and other	10,964	10,604	11,809	—	33,377

Total current assets	268,427	197,090	50,299	—	515,816
Property and equipment, net	7,134	687,086	—	—	694,220
Other assets:
Goodwill, net	—	57,102	—	—	57,102
Other, less allowance for doubtful accounts and notes	121,031	45,446	—	(87,194)	79,283
Due from affiliates	421,828	—	145,240	(567,068)	—

Total other assets	542,859	102,548	145,240	(654,262)	136,385

	$818,420	$986,724	$195,539	$(654,262)	$1,346,421

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,123	$59,449	$—	$—	$67,572
Accrued wages and related liabilities	25,104	91,613	—	—	116,717
Accrued interest	5,733	1,163	—	—	6,896
General and professional liabilities	41,370	—	70,425	(18,059)	93,736
Federal government settlement obligations	—	13,125	—	—	13,125
Liabilities held for sale	—	672	—	—	672
Other accrued liabilities	16,502	85,787	—	—	102,289
Current portion of long-term debt	1,350	12,004	—	—	13,354

Total current liabilities	98,182	263,813	70,425	(18,059)	414,361
Long-term debt	448,313	104,560	—	—	552,873
Other liabilities and deferred items	33,739	69,342	37,920	—	141,001
Due to affiliates	—	567,068	—	(567,068)	—
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	11,559	5,908	120	(6,028)	11,559
Additional paid-in capital	895,950	364,609	7,556	(372,165)	895,950
Accumulated deficit	(560,825)	(388,576)	79,518	309,058	(560,825)
Treasury stock, at cost	(108,498)	—	—	—	(108,498)

Total stockholders’ equity	238,186	(18,059)	87,194	(69,135)	238,186

	$818,420	$986,724	$195,539	$(654,262)	$1,346,421

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 16.	Additional Guarantor Information — (Continued)

CONDENSED CONSOLIDATING BALANCE SHEETS

December 31, 2002
(Dollars in thousands)

			Non-
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total

ASSETS
Current assets:
Cash and cash equivalents	$86,456	$8,516	$20,473	$—	$115,445
Accounts receivable — patient, less allowance for doubtful accounts	—	169,100	—	—	169,100
Accounts receivable — non-patient, less allowance for doubtful accounts	3,000	2,714	1,085	—	6,799
Notes receivable, less allowance for doubtful notes	36	10,352	—	—	10,388
Operating supplies	62	13,918	—	—	13,980
Assets held for sale	—	36,418	—	—	36,418
Prepaid expenses and other	12,108	8,660	2,809	—	23,577

Total current assets	101,662	249,678	24,367	—	375,707
Property and equipment, net	8,917	780,366	—	—	789,283
Other assets:
Goodwill, net	—	63,377	—	—	63,377
Other, less allowance for doubtful accounts and notes	102,536	55,462	10,877	(47,347)	121,528
Due from affiliates	414,576		219,304	(633,880)	—

Total other assets	517,112	118,839	230,181	(681,227)	184,905

	$627,691	$1,148,883	$254,548	$(681,227)	$1,349,895

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,739	$62,807	$—	$—	$65,546
Accrued wages and related liabilities	21,383	76,823	—	—	98,206
Accrued interest	11,018	1,765	—	—	12,783
General and professional liabilities	6,874	—	99,708	(29,557)	77,025
Federal government settlement obligations	—	11,915	—	—	11,915
Liabilities held for sale	—	3,239	—	—	3,239
Other accrued liabilities	7,869	99,372	—	—	107,241
Current portion of long-term debt	2,695	38,768	—	—	41,463

Total current liabilities	52,578	294,689	99,708	(29,557)	417,418
Long-term debt	407,441	181,273	—	—	588,714
Other liabilities and deferred items	14,200	83,134	107,493	(14,536)	190,291
Due to affiliates	—	633,880	—	(633,880)	—
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	11,325	5,908	120	(6,028)	11,325
Additional paid-in capital	891,782	414,340	7,556	(421,896)	891,782
Accumulated deficit	(641,293)	(464,341)	39,671	424,670	(641,293)
Accumulated other comprehensive income	517	—	—	—	517
Treasury stock, at cost	(108,859)	—	—	—	(108,859)

Total stockholders’ equity	153,472	(44,093)	47,347	(3,254)	153,472

	$627,691	$1,148,883	$254,548	$(681,227)	$1,349,895

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 16.	Additional Guarantor Information — (Continued)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2003
(In thousands, except per share amounts)

			Non-
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total

Revenues	$(63)	$1,820,209	$43,607	$(43,607)	$1,820,146
Costs and expenses:
Wages and related	53,325	1,033,878	—	—	1,087,203
Provision for insurance and related items	10,585	100,880	12,725	(12,725)	111,465
Other operating and administrative	27,701	442,368	—	—	470,069
Overhead allocation	(104,409)	104,409	—	—	—
Depreciation and amortization	6,952	52,196	—	—	59,148
Adjustment related to California investigation settlements	—	(925)	—	—	(925)
Asset impairments, workforce reductions and other unusual items	—	3,825	—	—	3,825

Total costs and expenses	(5,846)	1,736,631	12,725	(12,725)	1,730,785

Income (loss) before other income (expenses)	5,783	83,578	30,882	(30,882)	89,361
Other income (expenses):
Interest expense	—	(71,679)	—	8,365	(63,314)
Costs related to early extinguishments of debt	(6,634)	—	—	—	(6,634)
Interest income	1,658	3,105	8,965	(8,365)	5,363
Net gains on dispositions	—	422	—	—	422
Equity in earnings (or losses) of affiliates	84,730	—	—	(84,730)	—
Gains on sales of equity investments	—	6,686	—	—	6,686

Total other expenses, net	79,754	(61,466)	8,965	(84,730)	(57,477)

Income (loss) before provision for income taxes and discontinued operations	85,537	22,112	39,847	(115,612)	31,884
Provision for income taxes	5,069	—	—	—	5,069

Income (loss) before discontinued operations	80,468	22,112	39,847	(115,612)	26,815
Discontinued operations, net of taxes $3,378	—	53,653	—	—	53,653

Net income (loss)	$80,468	$75,765	$39,847	$(115,612)	$80,468

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 16.	Additional Guarantor Information — (Continued)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2002
(In thousands, except per share amounts)

			Non-
		Guarantor	Guarantor		Total
	Parent	Subsidiaries	Subsidiaries	Eliminations	(Restated)

Revenues	$(2,971)	$1,788,218	$113,132	$(113,132)	$1,785,247
Costs and expenses:
Wages and related	51,459	1,026,316	—	—	1,077,775
Provision for insurance and related items	4,987	80,353	121,233	(121,233)	85,340
Other operating and administrative	28,607	437,514	—	—	466,121
Overhead allocation	(97,239)	97,239	—	—	—
Depreciation and amortization	6,992	56,204	—	—	63,196
Florida insurance reserve adjustment	—	22,179	—	—	22,179
Special charge related to California investigation settlement	—	6,300	—	—	6,300
Adjustment related to settlements of federal government investigations	—	(9,441)	—	—	(9,441)
Asset impairments, workforce reductions and other unusual items	5,646	41,168	—	—	46,814

Total costs and expenses	452	1,757,832	121,233	(121,233)	1,758,284

Income (loss) before other income (expenses)	(3,423)	30,386	(8,101)	8,101	26,963
Other income (expenses):
Interest expense	—	(74,796)	—	12,144	(62,652)
Interest income	2,209	2,011	12,613	(12,144)	4,689
Net gains on dispositions	—	2,142	—	—	2,142
Equity in earnings (or losses) of affiliates	(138,791)	—	—	138,791	—

Total other expenses, net	(136,582)	(70,643)	12,613	138,791	(55,821)

Income (loss) before provision for income taxes, discontinued operations and cumulative effect of change in accounting for goodwill	(140,005)	(40,257)	4,512	146,892	(28,858)
Provision for income taxes	6,085	—	—	—	6,085

Income (loss) before discontinued operations and cumulative effect of change in accounting for goodwill	(146,090)	(40,257)	4,512	146,892	(34,943)
Discontinued operations, net of taxes $0	—	(33,976)	—	—	(33,976)
Cumulative effect of change in accounting for goodwill, net of income taxes of $0	—	(77,171)	—	—	(77,171)

Net income (loss)	$(146,090)	$(151,404)	$4,512	$146,892	$(146,090)

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 16.	Additional Guarantor Information — (Continued)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2001
(In thousands, except per share amounts)

			Non-
		Guarantor	Guarantor		Total
	Parent	Subsidiaries	Subsidiaries	Eliminations	(Restated)

Revenues	$(5,833)	$1,977,006	$110,360	$(110,360)	$1,971,173
Costs and expenses:
Wages and related	59,194	1,153,519	—	—	1,212,713
Provision for insurance and related items	2,387	73,712	106,451	(106,451)	76,099
Other operating and administrative	27,042	484,472	—	—	511,514
Overhead allocation	(100,197)	100,197	—	—	—
Depreciation and amortization	6,317	57,452	—	—	63,769
Special charge related to settlements of federal government investigations	—	77,495	—	—	77,495
Asset impairments, workforce reductions and other unusual items	21,561	158,882	—	—	180,443

Total costs and expenses	16,304	2,105,729	106,451	(106,451)	2,122,033

Income (loss) before other income (expenses)	(22,137)	(128,723)	3,909	(3,909)	(150,860)
Other income (expenses):
Interest expense	—	(83,827)	—	9,380	(74,447)
Interest income	2,029	506	9,756	(9,380)	2,911
Net gains on dispositions	—	988	—	—	988
Equity in earnings (or losses) of affiliates	(221,364)	—	—	221,364	—
Gains on sales of equity investments	256	—	—	—	256

Total other expenses, net	(219,079)	(82,333)	9,756	221,364	(70,292)

Income (loss) before provision for income taxes and discontinued operations	(241,216)	(211,056)	13,665	217,455	(221,152)
Provision for income taxes	60,056	—	—	—	60,056

Income (loss) before discontinued operations	(301,272)	(211,056)	13,665	217,455	(281,208)
Discontinued operations, net of taxes $1,332	—	(20,064)	—	—	(20,064)

Net income (loss)	$(301,272)	$(231,120)	$13,665	$217,455	$(301,272)

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 16.	Additional Guarantor Information — (Continued)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

For the Year Ended December 31, 2003
(Dollars in thousands)

			Non-
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Total

Cash flows from operating activities	$121,391	$(60,946)	$9,416	$69,861
Cash flows from investing activities:
Capital expenditures	(6,115)	(37,869)	—	(43,984)
Proceeds from dispositions of facilities and other assets, net	—	275,039	—	275,039
Collections on notes receivable	24	8,665	—	8,689
Payments for designated funds, net	(5,723)	540	—	(5,183)
Other, net	940	(16,313)		(15,373)

Net cash provided by (used for) investing activities	(10,874)	230,062	—	219,188
Cash flows from financing activities:
Proceeds from issuance of long-term debt	250,000	—	—	250,000
Repayments of long-term debt	(210,474)	(102,878)	—	(313,352)
Repayments of off-balance sheet financing	—	(69,456)	—	(69,456)
Proceeds from exercise of stock options	1,108	—	—	1,108
Deferred financing and other costs	(14,032)	53	—	(13,979)

Net cash used for financing activities	26,602	(172,281)	—	(145,679)

Net increase (decrease) in cash and cash equivalents	137,119	(3,165)	9,416	143,370
Cash and cash equivalents at beginning of year	86,456	8,516	20,473	115,445

Cash and cash equivalents at end of year	$223,575	$5,351	$29,889	$258,815

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 16.	Additional Guarantor Information — (Continued)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

For the Year Ended December 31, 2002
(Dollars in thousands)

			Non-
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Total

Cash flows from operating activities	$35,788	$70,132	$10,713	$116,633
Cash flows from investing activities:
Capital expenditures	(8,053)	(92,050)	—	(100,103)
Proceeds from dispositions of facilities and other assets, net	—	169,471	—	169,471
Collections on notes receivable	60	1,556	—	1,616
Payments for designated funds, net	—	(260)	—	(260)
Other, net	2,760	(11,149)	—	(8,389)

Net cash provided by (used for) investing activities	(5,233)	67,568	—	62,335
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	5,000	—	5,000
Repayments of long-term debt	(15,136)	(101,360)	—	(116,496)
Repayments of off-balance sheet financing	—	(42,901)	—	(42,901)
Proceeds from exercise of stock options	1,699	—	—	1,699
Deferred financing and other costs	(2)	(166)	—	(168)

Net cash used for financing activities	(13,439)	(139,427)	—	(152,866)

Net increase (decrease) in cash and cash equivalents	17,116	(1,727)	10,713	26,102
Cash and cash equivalents at beginning of year	69,340	10,243	9,760	89,343

Cash and cash equivalents at end of year	$86,456	$8,516	$20,473	$115,445

BEVERLY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Note 16.	Additional Guarantor Information — (Continued)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

For the Year Ended December 31, 2001
(Dollars in thousands)

			Non-
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Total

Cash flows from operating activities	$98,637	$117,543	$4,717	$220,897
Cash flows from investing activities:
Capital expenditures	(3,550)	(85,851)	—	(89,401)
Proceeds from dispositions of facilities and other assets, net	—	20,795	—	20,795
Collections on notes receivable	20	218	—	238
Payments for designated funds, net	(9,687)	737	—	(8,950)
Other, net	6,276	(15,612)	—	(9,336)

Net cash provided by (used for) investing activities	(6,941)	(79,713)	—	(86,654)
Cash flows from financing activities:
Revolver borrowings	442,000	—	—	442,000
Repayments of Revolver borrowings	(606,000)	—	—	(606,000)
Proceeds from issuance of long-term debt	200,000	5,248	—	205,248
Repayments of long-term debt	(54,022)	(52,128)	—	(106,150)
Proceeds from exercise of stock options	3,648	—	—	3,648
Deferred financing and other costs	(8,867)	(687)	—	(9,554)

Net cash used for financing activities	(23,241)	(47,567)	—	(70,808)

Net increase (decrease) in cash and cash equivalents	68,455	(9,737)	4,717	63,435
Cash and cash equivalents at beginning of year	885	19,980	5,043	25,908

Cash and cash equivalents at end of year	$69,340	$10,243	$9,760	$89,343

BEVERLY ENTERPRISES, INC.

SUPPLEMENTARY DATA (Unaudited)

QUARTERLY FINANCIAL DATA
(In thousands, except per share data)

      The following is a summary of our quarterly results of operations for the years ended December 31, 2003 and 2002:

	2003					2002

	1st	2nd	3rd	4th	Total	1st	2nd	3rd	4th	Total

Revenues	$437,598	$446,231	$461,201	$475,116	$1,820,146	$432,310	$457,132	$449,066	$446,739	$1,785,247

Income (loss) before provision for (benefit from) income taxes, discontinued operations and cumulative effect of change in accounting	$3,377	$6,235	$9,906	$12,366	$31,884	$10,277	$(20,385)	$16,757	$(35,507)	$(28,858)
Provision for income taxes	1,236	1,201	1,853	779	5,069	1,079	1,331	1,021	2,654	6,085

Income (loss) before discontinued operations and cumulative effect of change in accounting	2,141	5,034	8,053	11,587	26,815	9,198	(21,716)	15,736	(38,161)	(34,943)
Discontinued operations, net of taxes	10,047	12,457	1,930	29,219	53,653	11,306	7,702	(158)	(52,826)	(33,976)
Cumulative effect of change in accounting, net of taxes	—	—	—	—	—	(77,171)	—	—	—	(77,171)

Net income (loss)	$12,188	$17,491	$9,983	$40,806	$80,468	$(56,667)	$(14,014)	$15,578	$(90,987)	$(146,090)

Income (loss) per share of common stock:
Basic and diluted:
Before discontinued operations and cumulative effect of change in accounting	$0.02	$0.05	$0.08	$0.11	$0.25	$0.09	$(0.21)	$0.15	$(0.36)	$(0.33)
Discontinued operations, net of taxes	0.10	0.11	0.01	0.27	0.50	0.11	0.08	—	(0.51)	(0.32)
Cumulative effect of change in accounting, net of taxes	—	—	—	—	—	(0.74)	—	—	—	(0.74)

Net income (loss)	$0.12	$0.16	$0.09	$0.38	$0.75	$(0.54)	$(0.13)	$0.15	$(0.87)	$(1.39)

Shared used to compute basic net income (loss) per share amounts	104,743	107,156	107,142	107,201	106,582	104,441	104,731	104,865	104,861	104,726

Shared used to compute diluted net income (loss) per share amounts	104,743	107,161	107,600	108,089	106,920	105,466	104,731	104,937	104,861	104,726

Common stock price range:
High	$3.00	$4.30	$6.99	$8.60		$9.50	$9.18	$7.95	$3.89
Low	$1.63	$1.80	$3.71	$5.06		$5.66	$6.95	$1.90	$1.60

      We recorded provisions for income taxes, including taxes allocated to discontinued operations, at 9.5% and 4% for the years ended December 31, 2003 and 2002, respectively, primarily due to state income taxes.

      The operations of Matrix, MK Medical, Care Focus, 119 nursing facilities, eight assisted living centers and certain other assets, including 15 nursing facilities, one assisted living center and a home medical equipment business disposed of during the six months ended June 30, 2004, as well as 24 nursing facilities classified as held for sale during the six months ended June 30, 2004, have been reported as discontinued operations for all periods presented since they met the criteria under SFAS No. 144 and therefore, the results above differ from amounts previously reported in our Form 10-Qs. In addition, we recorded a cumulative effect for the change in accounting for goodwill as of January 1, 2002, which had not been included in the first quarter 2002 Form 10-Q.

Beverly Enterprises, Inc.

Offer to Exchange

$215,000,000 Principal Amount of Their Series B Senior Notes

$215,000,000 Aggregate Principal Amount of Our 7 7/8% Senior Subordinated Notes
Due 2014 Which Have Been Registered Under the Securities Act of 1933, as Amended,
for Any and All of Our Outstanding 7 7/8% Senior Subordinated Notes Due 2014

PROSPECTUS

                    , 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.     Indemnification of Directors and Officers.

      Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. Article XIII of the Certificate of Incorporation of Beverly Enterprises, Inc. contains a provision eliminating or limiting director liability to Beverly Enterprises, Inc. and its stockholders for monetary damages arising from acts or omissions in the director’s capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director’s duty of loyalty to Beverly Enterprises, Inc. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the board of directors of Beverly Enterprises, Inc. protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of Beverly Enterprises, Inc. or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the Federal securities laws.

      Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. Article XIII of the Certificate of Incorporation of Beverly Enterprises, Inc. and Article VI, Section 1 of the Bylaws of Beverly Enterprises, Inc. provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of Beverly Enterprises, Inc. who, by reason of the fact that he or she is a director, officer, employee, or agent of Beverly Enterprises, Inc., is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit
No.		Description

4.1		Indenture, dated as of June 25, 2004, by and among Beverly Enterprises, Inc., the subsidiary guarantors named therein and BYN Midwest Trust Company, as Trustee, with respect to Beverly Enterprises, Inc.’s 7 7/8% Senior Subordinated Note due 2014 (incorporated by reference to exhibit 4.1 to Beverly Enterprises, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)
4.2		Registration Rights Agreement, dated as of June 25, 2004, by and among Beverly Enterprises, Inc., the subsidiary guarantors named therein and Lehman Brothers Inc. and J.P. Morgan Securities Inc., as the Initial Purchasers (incorporated by reference to exhibit 10.2 to Beverly Enterprises, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)
5	.1*	Opinion of Latham & Watkins LLP
5	.2*	Opinion of John Arena, Esq.
12.1		Computation of Ratio of Earnings to Fixed Charges
15		Acknowledgement Letter of Ernst & Young LLP re: Unaudited Condensed Consolidated Interim Financial Statements
23.1		Consent of Latham & Watkins LLP (included in Exhibit 5.1)
23.2		Consent of John Arena, Esq. (included in Exhibit 5.2)
23.3		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.4		Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm

Exhibit
No.		Description

24	.1*	Power of Attorney of Beverly Enterprises, Inc. (included as part of signature pages of this Registration Statement)
24	.2*	Power of Attorney of the Guarantors (included as part of signature pages of this Registration Statement)
25	.1*	Statement of Eligibility of the Trustee on Form T-1
99	.1*	Form of Letter of Transmittal
99	.2*	Form of Notice of Guaranteed Delivery
99	.3*	Form of Letter to Registered Holders
99	.4*	Form of Instructions to Registered Holders
99	.5*	Form of Letter to Beneficial Holders
99	.6*	Form of Guidelines for Certification of Taxpayer ID

* Previously filed.

Item 22.	Undertakings

      The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      The undersigned registrants hereby undertake that every prospectus (1) that is filed pursuant to the immediately preceding paragraph or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

      The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 20, 2004.

BEVERLY ENTERPRISES, INC.

By:	*

Name: William R. Floyd

Title:	Chairman of the Board, President,

Chief Executive Officer and Director

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* William R. Floyd	Chairman of the Board, President, Chief Executive Officer and Director	December 20, 2004

* Jeffrey P. Freimark	Executive Vice President, Chief Financial and Information Officer	December 20, 2004

* Pamela H. Daniels	Senior Vice President, Controller and Chief Accounting Officer	December 20, 2004

* Melanie Creagan Dreher	Director	December 20, 2004

* John D. Fowler, Jr.	Director	December 20, 2004

* John P. Howe, III, M.D.	Director	December 20, 2004

* James W. McLane	Director	December 20, 2004

* Ivan R. Sabel	Director	December 20, 2004

* Donald L. Seeley	Director	December 20, 2004

Signature		Title	Date

* Marilyn R. Seymann		Director	December 20, 2004

*By:	/s/ JOHN G. ARENA Name: John G. Arena Title: Assistant Secretary

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, each Co-Registrant listed below has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 20, 2004.

4F FUNDING, INC.
AGI-CAMELOT, INC.
BEVERLY — BELLA VISTA HOLDING, INC.
BEVERLY — MISSOURI VALLEY HOLDING, INC.
BEVERLY — RAPID CITY HOLDING, INC.
BEVERLY ENTERPRISES — ALABAMA, INC.
BEVERLY ENTERPRISES — ARIZONA, INC.
BEVERLY ENTERPRISES — ARKANSAS, INC.
BEVERLY ENTERPRISES — DELAWARE, INC.
BEVERLY ENTERPRISES — DISTRICT OF
COLUMBIA, INC.
BEVERLY ENTERPRISES — FLORIDA, INC.
BEVERLY ENTERPRISES — GARDEN TERRACE, INC.
BEVERLY ENTERPRISES — GEORGIA, INC.
BEVERLY ENTERPRISES — HAWAII, INC.
BEVERLY ENTERPRISES — ILLINOIS, INC.
BEVERLY ENTERPRISES — INDIANA, INC.
BEVERLY ENTERPRISES — KENTUCKY, INC.
BEVERLY ENTERPRISES — MARYLAND, INC.
BEVERLY ENTERPRISES — MASSACHUSETTS, INC.
BEVERLY ENTERPRISES — MISSISSIPPI, INC.
BEVERLY ENTERPRISES — MISSOURI, INC.
BEVERLY ENTERPRISES — NEBRASKA, INC.
BEVERLY ENTERPRISES — NEW JERSEY, INC.
BEVERLY ENTERPRISES — NORTH CAROLINA, INC.
BEVERLY ENTERPRISES — OHIO, INC.
BEVERLY ENTERPRISES — OREGON, INC.
BEVERLY ENTERPRISES — PENNSYLVANIA, INC.
BEVERLY ENTERPRISES — SOUTH CAROLINA, INC.
BEVERLY ENTERPRISES — TENNESSEE, INC.
BEVERLY ENTERPRISES — TEXAS, INC.
BEVERLY ENTERPRISES — VIRGINIA, INC.
BEVERLY ENTERPRISES — WASHINGTON, INC.
BEVERLY ENTERPRISES — WEST VIRGINIA, INC.
BEVERLY ENTERPRISES — WISCONSIN, INC.
BEVERLY HEALTH AND REHABILITATION
SERVICES, INC.
BEVERLY HEALTHCARE — CALIFORNIA, INC.
BEVERLY MANOR INC. OF HAWAII
BEVERLY SAVANA CAY MANOR, INC.
COMMERCIAL MANAGEMENT, INC.
HALLMARK CONVALESCENT HOMES, INC.
LIBERTY NURSING HOMES, INCORPORATED
MEDICAL ARTS HEALTH FACILITY OF
LAWRENCEVILLE, INC.
MODERNCARE OF LUMBERTON, INC.

NEBRASKA CITY S-C-H, INC.
NURSING HOME OPERATORS, INC.
PETERSEN HEALTH CARE, INC.
SOUTH ALABAMA NURSING HOME, INC.
SOUTH DAKOTA — BEVERLY ENTERPRISES, INC.
VANTAGE HEALTHCARE CORPORATION

By:	*

Name: David R. Devereaux
Title: President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* David R. Devereaux		President and Director	December 20, 2004

* Kevin M. Roberts		Vice President — Finance and Director	December 20, 2004

*By:	/s/ JOHN G. ARENA Name: John G. Arena Title: Secretary

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, each Co-Registrant listed below has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 20, 2004.

BEVERLY ENTERPRISES — KANSAS, LLC
BEVERLY ENTERPRISES — MINNESOTA, LLC

By:	*

Name: David R. Devereaux
Title: President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* David R. Devereaux		President; and President and Director of Beverly Enterprises — Pennsylvania, Inc., its sole Member	December 20, 2004

* Kevin M. Roberts		Vice President — Finance; and Vice President — Finance and Director of Beverly Enterprises — Pennsylvania, Inc., its sole Member	December 20, 2004

*By:	/s/ JOHN G. ARENA Name: John G. Arena Title: Secretary

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, each Co-Registrant listed below has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 20, 2004.

BEVERLY HEALTHCARE — ROCHESTER MN, LLC
BEVERLY HEALTHCARE MANAGEMENT — MN, LLC

By:	*

Name: David R. Devereaux
Title: President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* David R. Devereaux		President; and President and Director of Beverly Health and Rehabilitation Services, Inc., the sole Member of Beverly Enterprises — Minnesota, LLC, its sole Member;	December 20, 2004

* Kevin M. Roberts		Vice President — Finance; and Vice President — Finance and Director of Beverly Health and Rehabilitation Services, Inc., the sole Member of Beverly Enterprises — Minnesota, LLC, its sole Member	December 20, 2004

*By:	/s/ JOHN G. ARENA Name: John G. Arena Title: Secretary

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant listed below has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 20, 2004.

BEVERLY HEALTHCARE, LLC

By:	*

Name: David R. Devereaux
Title: President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* David R. Devereaux		President; and President and Director of Beverly Enterprises — Indiana, Inc. and Vantage Healthcare Corporation, its Members	December 20, 2004

* Kevin M. Roberts		Vice President — Finance; and Vice President — Finance and Director of Beverly Enterprises — Indiana, Inc. and Vantage Healthcare Corporation, its Members	December 20, 2004

*By:	/s/ JOHN G. ARENA Name: John G. Arena Title: Secretary

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant listed below has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 20, 2004.

BEVERLY — INDIANAPOLIS, LLC

By:	*

Name: David R. Devereaux
Title: President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* David R. Devereaux		President; and President and Director of Beverly Enterprises — Indiana, Inc. and Vantage Healthcare Corporation, the Members of Beverly Healthcare, LLC, its sole Member	December 20, 2004

* Kevin M. Roberts		Vice President — Finance; and Vice President — Finance and Director of Beverly Enterprises — Indiana, Inc. and Vantage Healthcare Corporation, the Members of Beverly Healthcare, LLC, its sole Member	December 20, 2004

*By:	/s/ JOHN G. ARENA Name: John G. Arena Title: Secretary

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, each Co-Registrant listed below has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 20, 2004.

COMMUNITY CARE, INC.
COMPASSION AND PERSONAL CARE
SERVICES, INC.
EASTERN HOME HEALTH SUPPLY &
EQUIPMENT CO., INC.
HOMECARE PREFERRED CHOICE, INC.
HOSPICE OF EASTERN CAROLINA, INC.
HOSPICE PREFERRED CHOICE, INC.
TAR HEEL INFUSION COMPANY, INC.

By:	*

Name: Chris W. Roussos
Title: President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Chris W. Roussos		President and Director	December 20, 2004

* L. Darlene Burch		Senior Vice President — Operational Finance and Director	December 20, 2004

* Christie L. Franklin		Vice President and Director	December 20, 2004

*By:	/s/ JOHN G. ARENA Name: John G. Arena Title: Secretary

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, each Co-Registrant listed below has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 20, 2004.

AEDON HOMECARE, LLC
AEDON HOMECARE — HOUSTON, LLC
AEDON HOMECARE — MINNESOTA, LLC

By:	*

Name: Chris W. Roussos
Title: President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Chris W. Roussos		President; and President and Director of HomeCare Preferred Choice, Inc., its sole Member	December 20, 2004

* L. Darlene Burch		Senior Vice President — Operational Finance; and Senior Vice President — Operational Finance and Director of HomeCare Preferred Choice, Inc., its sole Member	December 20, 2004

* Christie L. Franklin		Vice President; and Vice President and Director of HomeCare Preferred Choice, Inc., its sole Member	December 20, 2004

*By:	/s/ JOHN G. ARENA Name: John G. Arena Title: Secretary

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, each Co-Registrant listed below has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 20, 2004.

SOUTHEASTERN HOME MEDICAL EQUIPMENT — ALABAMA, LLC
SOUTHEASTERN HOME MEDICAL EQUIPMENT — MISSISSIPPI, LLC
SOUTHEASTERN HOME MEDICAL EQUIPMENT — TENNESSEE, LLC

By:	*

Name: Chris W. Roussos
Title: President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Chris W. Roussos		President; and President and Director of Eastern Home Health Supply & Equipment Co., Inc., its sole Member	December 20, 2004

* L. Darlene Burch		Senior Vice President — Operational Finance; and Senior Vice President — Operational Finance and Director of Eastern Home Health Supply & Equipment Co., Inc., its sole Member	December 20, 2004

* Christie L. Franklin		Vice President; and Vice President and Director of Eastern Home Health Supply & Equipment Co., Inc., its sole Member	December 20, 2004

*By:	/s/ JOHN G. ARENA Name: John G. Arena Title: Secretary

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant listed below has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 20, 2004.

AEDON STAFFING, LLC

By:	*

Name: David R. Devereaux
Title: President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* David R. Devereaux		President	December 20, 2004

* Kevin M. Roberts		Vice President — Finance	December 20, 2004

* Cindy H. Susienka		President, Chief Operating Officer and Director of Spectra Healthcare Alliance, Inc., its sole Member	December 20, 2004

*By:	/s/ JOHN G. ARENA Name: John G. Arena Title: Secretary

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, each Co-Registrant listed below has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 20, 2004.

AEGIS THERAPIES, INC.
AEGIS THERAPIES — FLORIDA, INC.
AEGIS THERAPIES — OREGON, INC.
AEGIS THERAPIES — WISCONSIN, INC.

By:	*

Name: Martha J. Schram
Title: President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Martha J. Schram		President and Director	December 20, 2004

* L. Darlene Burch		Senior Vice President — Operational Finance and Director	December 20, 2004

*By:	/s/ JOHN G. ARENA Name: John G. Arena Title: Secretary

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant listed below has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 20, 2004.

AFFIRMACARE, LLC

By:	*

Name: Michael A. Jeffries
Title: President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael A. Jeffries	President and Chief Executive Officer	December 20, 2004

* Dwight C. Kouri	Vice President — Corporate Development	December 20, 2004

* William R. Floyd	Chairman of the Board, President and Chief Executive Officer of Beverly Enterprises, Inc., the sole member of BEVRD, LLC, its sole Member	December 20, 2004

* Melanie Creagan Dreher	Director of Beverly Enterprises, Inc., the sole member of BEVRD, LLC, its sole Member	December 20, 2004

* John D. Fowler, Jr.	Director of Beverly Enterprises, Inc., the sole member of BEVRD, LLC, its sole Member	December 20, 2004

* John P. Howe, III, M.D.	Director of Beverly Enterprises, Inc., the sole member of BEVRD, LLC, its sole Member	December 20, 2004

* James W. McLane	Director of Beverly Enterprises, Inc., the sole member of BEVRD, LLC, its sole Member	December 20, 2004

Signature		Title	Date

* Ivan R. Sabel		Director of Beverly Enterprises, Inc., the sole member of BEVRD, LLC, its sole Member	December 20, 2004

* Donald L. Seeley		Director of Beverly Enterprises, Inc., the sole member of BEVRD, LLC, its sole Member	December 20, 2004

* Marilyn R. Seymann		Director of Beverly Enterprises, Inc., the sole member of BEVRD, LLC, its sole Member	December 20, 2004

*By:	/s/ JOHN G. ARENA Name: John G. Arena Title: Secretary

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, each Co-Registrant listed below has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 20, 2004.

BEVERLY ENTERPRISES — CALIFORNIA, INC.
HALE NANI, INC.

By:	/s/ JOHN G. ARENA

Name: John G. Arena
Title: President and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN G. ARENA John G. Arena	President, Chief Financial Officer and Director	December 20, 2004

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant listed below has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 20, 2004.

BEVERLY ENTERPRISES INTERNATIONAL LIMITED

By:	*

Name: William R. Floyd

Title:	Chairman of the Board, President, Chief Executive Officer and Director

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* William R. Floyd		Chairman of the Board, President, Chief Executive Officer and Director	December 20, 2004

* Jeffrey P. Freimark		Executive Vice President, Chief Financial Officer and Director	December 20, 2004

*By:	/s/ JOHN G. ARENA Name: John G. Arena Title: Secretary

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant listed below has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 20, 2004.

BEVRD, LLC

By:	*

Name: Dwight C. Kouri
Title: Vice-President — Corporate Development

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Dwight C. Kouri		Vice-President — Corporate Development	December 20, 2004

* William R. Floyd		Chairman of the Board, President and Chief Executive Officer of Beverly Enterprises, Inc., its sole Member	December 20, 2004

* Melanie Creagan Dreher		Director of Beverly Enterprises, Inc., its sole Member	December 20, 2004

* John D. Fowler, Jr.		Director of Beverly Enterprises, Inc., its sole Member	December 20, 2004

* John P. Howe, III, M.D.		Director of Beverly Enterprises, Inc., its sole Member	December 20, 2004

* James W. McLane		Director of Beverly Enterprises, Inc., its sole Member	December 20, 2004

* Ivan R. Sabel		Director of Beverly Enterprises, Inc., its sole Member	December 20, 2004

* Donald L. Seeley		Director of Beverly Enterprises, Inc., its sole Member	December 20, 2004

* Marilyn R. Seymann		Director of Beverly Enterprises, Inc., its sole Member	December 20, 2004

*By:	/s/ JOHN G. ARENA Name: John G. Arena Title: Secretary

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant listed below has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 20, 2004.

CERES STRATEGIES, INC.

By:	*

Name: Jeffrey P. Freimark
Title: President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Jeffrey P. Freimark		President, Chief Financial Officer and Director	December 20, 2004

*By:	/s/ JOHN G. ARENA Name: John G. Arena Title: Secretary

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant listed below has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 20, 2004.

CERES SELECT, LLC

By:	*

Name: Jeffrey P. Freimark
Title: President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Jeffrey P. Freimark		President; and President, Chief Financial Officer and Director of CERES Strategies, Inc., its sole Member	December 20, 2004

*By:	/s/ JOHN G. ARENA Name: John G. Arena Title: Secretary

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant listed below has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 20, 2004.

CERES STRATEGIES MEDICAL SERVICES, LLC

By:	*

Name: Kevin M. Roberts
Title: President and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Kevin M. Roberts		President and Chief Financial Officer	December 20, 2004

* Jeffrey P. Freimark		President, Chief Financial Officer and Director of CERES Strategies, Inc., its sole Member	December 20, 2004

*By:	/s/ JOHN G. ARENA Name: John G. Arena Title: Secretary

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant listed below has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 20, 2004.

MATRIX OCCUPATIONAL HEALTH, INC.

By:	*

Name: David G. Merrell
Title: President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* David G. Merrell		President and Director	December 20, 2004

By:	/s/ JOHN G. ARENA Name: John G. Arena Title: Secretary

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant listed below has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 20, 2004.

MATRIX WELLNESS, LLC

By:	*

Name: David G. Merrell

Title: President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* David G. Merrell		President	December 20, 2004

* William R. Floyd		Chairman of the Board, President and Chief Executive Officer of Beverly Enterprises, Inc., its sole Member	December 20, 2004

* Melanie Creagan Dreher		Director of Beverly Enterprises, Inc., its sole Member	December 20, 2004

* John D. Fowler, Jr.		Director of Beverly Enterprises, Inc., its sole Member	December 20, 2004

* John P. Howe, III, M.D.		Director of Beverly Enterprises, Inc., its sole Member	December 20, 2004

* James W. McLane		Director of Beverly Enterprises, Inc., its sole Member	December 20, 2004

* Ivan R. Sabel		Director of Beverly Enterprises, Inc., its sole Member	December 20, 2004

* Donald L. Seeley		Director of Beverly Enterprises, Inc., its sole Member	December 20, 2004

* Marilyn R. Seymann		Director of Beverly Enterprises, Inc., its sole Member	December 20, 2004

*By:	/s/ JOHN G. ARENA Name: John G. Arena Title: Secretary

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant listed below has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 20, 2004.

SPECTRA HEALTHCARE ALLIANCE, INC.

By:	*

Name: Cindy H. Susienka
Title: President and Chief Operating Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Cindy H. Susienka		President, Chief Operating Officer and Director	December 20, 2004

* L. Darlene Burch		Senior Vice President — Operational Finance and Director	December 20, 2004

*By:	/s/ JOHN G. ARENA Name: John G. Arena Title: Secretary

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 20, 2004.

TMD DISPOSITION COMPANY

By:	*

Name: William R. Floyd
Title: Chairman of the Board, President, Chief Executive Officer and Director

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* William R. Floyd	Chairman of the Board, President, Chief Executive Officer and Director	December 20, 2004

* Jeffrey P. Freimark	Executive Vice President, Chief Financial Officer and Director	December 20, 2004

*By: /s/ JOHN G. ARENA
Name: John G. Arena Title: Secretary

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant listed below has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 20, 2004.

VIZIA HEALTHCARE DESIGN GROUP, LLC

By:	*

Name: John R. Grobmyer
Title: President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John R. Grobmyer	President	December 20, 2004

* Cecily Jenkins	Vice President — Finance	December 20, 2004

* William R. Floyd	Chairman of the Board, President and Chief Executive Officer of Beverly Enterprises, Inc., its sole Member	December 20, 2004

* Melanie Creagan Dreher	Director of Beverly Enterprises, Inc., its sole Member	December 20, 2004

* John D. Fowler, Jr.	Director of Beverly Enterprises, Inc., its sole Member	December 20, 2004

* John P. Howe, III, M.D.	Director of Beverly Enterprises, Inc., its sole Member	December 20, 2004

* James W. McLane	Director of Beverly Enterprises, Inc., its sole Member	December 20, 2004

* Ivan R. Sabel	Director of Beverly Enterprises, Inc., its sole Member	December 20, 2004

* Donald L. Seeley	Director of Beverly Enterprises, Inc., its sole Member	December 20, 2004

Signature	Title	Date

* Marilyn R. Seymann	Director of Beverly Enterprises, Inc., its sole Member	December 20, 2004

*By: /s/ JOHN G. ARENA
Name: John G. Arena Title: Secretary

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrants listed below have duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 20, 2004.

ASERACARE HOSPICE — BIRMINGHAM, LLC
ASERACARE HOSPICE — CENTRAL MISSISSIPPI, LLC
ASERACARE HOSPICE — CORINTH, LLC
ASERACARE HOSPICE — DEMOPOLIS, LLC
ASERACARE HOSPICE — HAMILTON, LLC
ASERACARE HOSPICE — HATTIESBURG, LLC
ASERACARE HOSPICE — JACKSON, LLC
ASERACARE HOSPICE — MARSHALL COUNTY, LLC
ASERACARE HOSPICE — MEMPHIS, LLC
ASERACARE HOSPICE — MERIDIAN, LLC
ASERACARE HOSPICE — MONROEVILLE, LLC
ASERACARE HOSPICE — NEW ALBANY, LLC
ASERACARE HOSPICE — NEW HORIZONS, LLC
ASERACARE HOSPICE — PHILADELPHIA, LLC
ASERACARE HOSPICE — RUSSELLVILLE, LLC
ASERACARE HOSPICE — SENATOBIA, LLC
ASERACARE HOSPICE — STARKVILLE, LLC
ASERACARE HOSPICE — TENNESSEE, LLC

By:	*

Name: Chris W. Roussos
Title: President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Chris W. Roussos	President; and President and Director of Hospice of Eastern Carolina, Inc., its sole Member	December 20, 2004

* L. Darlene Burch	Senior Vice President — Operational Finance; and Senior Vice President — Operational Finance and Director of Hospice of Eastern Carolina, Inc., its sole Member	December 20, 2004

* Christie L. Franklin	Vice President; and Vice President and Director of Hospice of Eastern Carolina, Inc., its sole Member	December 20, 2004

*By: /s/ JOHN G. ARENA
Name: John G. Arena Title: Secretary